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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Seagate Technology Public Limited Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 9, 2016

Dear Fellow Shareholder:

You are cordially invited to attend the 2016 Annual General Meeting of Shareholders of Seagate Technology plc, which will be held at 9:30 a.m. local time on Wednesday, October 19, 2016, at the Intercontinental Hotel, Simmonscourt Road, Dublin 4, Ireland.

Details of the business to be presented at the meeting may be found in the Notice of Annual General Meeting of Shareholders and the Proxy Statement accompanying this letter.

We hope you are planning to attend the meeting. Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy as soon as possible so that your shares may be represented at the 2016 Annual General Meeting.

On behalf of the Board of Seagate Technology plc, I thank you for your continued support.

Sincerely,
Stephen J. Luczo Chairman and Chief Executive Officer

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        The 2016 Annual General Meeting of Shareholders of Seagate Technology plc ("Seagate" or the "Company"), a company incorporated under the laws of Ireland, will be held on Wednesday, October 19, 2016, at 9:30 a.m. local time, at the Intercontinental Hotel, Simmonscourt Road, Dublin 4, Ireland.

        The purposes of the 2016 Annual General Meeting are:

    General Proposals:

  1.
  By separate resolutions, to elect as directors the following incumbent directors who shall retire in accordance with the Articles of Association and, being eligible, offer themselves for election and to elect as a director:

(a) Stephen J. Luczo	(b) Frank J. Biondi, Jr.	(c) Michael R. Cannon
(d) Mei-Wei Cheng	(e) William T. Coleman	(f) Jay L. Geldmacher
(g) Dr. Dambisa F. Moyo	(h) Dr. Chong Sup Park	(i) Stephanie Tilenius
(j) Edward J. Zander
  2.
  Approve, in an advisory, non-binding vote, the compensation of the Company's named executive officers.

  3.
  Approve an amendment and restatement of the Seagate Technology plc 2012 Equity Incentive Plan (the "2012 Plan") to increase the number of shares available for issuance.

  4.
  Approve the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France.

  5.
  Ratify, in an advisory, non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company and to authorize, in a binding vote, the audit committee of the Company's board of directors (the "Board") to set the auditors' remuneration.

  Governance Proposals:

  6.
  Amend the Company's (A) Articles of Association to make certain administrative amendments and (B) Memorandum of Association to make certain administrative amendments.

  7.
  Amend the Company's Articles of Association to (A) provide for a plurality voting standard in the event of a contested director election and (B) grant the Board sole authority to determine its size.

  Annual Irish Law Proposals:

  8.
  Grant the Board the authority to issue shares under Irish law.

  9.
  Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.

  10.
  Determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.

  Other:

  11.
  To conduct such other business properly brought before the meeting.

        The Board recommends that you vote "FOR" each director nominee included in Proposal 1 and for each of Proposals 2 through 10. The full text of these proposals is set forth in the accompanying proxy statement.

        Proposals 1, 2, 3, 4, 5 and 8 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. Proposals 6A, 6B, 7A, 7B, 9 and 10 are special resolutions, requiring the approval of not less than 75% of the votes cast.

        Only shareholders of record as of the close of business on August 23, 2016, are entitled to receive notice of and to vote at the Annual General Meeting. Please provide your proxy even if you plan on attending the meeting. Instructions on how to vote your proxy is set forth in the accompanying proxy statement.

        During the meeting, following a review of Seagate's business and affairs, management will also present Seagate's Irish financial statements for the fiscal year ended July 1, 2016 and the reports of the directors and auditors thereon.

By order of the Board
Regan J. MacPherson, Company Secretary

September 9, 2016

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2016:

        We will be relying on the U.S. Securities and Exchange Commission (the "SEC") rule that allows companies to furnish Proxy Materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our Proxy Statement, our Irish financial statements for fiscal year 2016, the proxy card and our Annual Report on Form 10-K for fiscal year 2016 (collectively, the "Proxy Materials"). The Notice also contains instructions on how to request a paper copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND, SPEAK AND VOTE, THEN YOU ARE ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. A PROXY IS NOT REQUIRED TO BE A SHAREHOLDER IN THE COMPANY. IF YOU WISH TO APPOINT AS PROXY ANY PERSON OTHER THAN THE INDIVIDUALS SPECIFIED ON THE PROXY CARD, PLEASE CONTACT THE COMPANY SECRETARY AT OUR REGISTERED OFFICE AND ALSO NOTE THAT YOUR NOMINATED PROXY MUST ATTEND THE ANNUAL GENERAL MEETING IN PERSON IN ORDER FOR YOUR VOTES TO BE CAST.

SUMMARY INFORMATION

        This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review Seagate Technology plc's Annual Report on Form 10-K and the entire Proxy Statement.

2016 Annual General Meeting of Shareholders

Date and Time:	Wednesday, October 19, 2016 at 9:30 a.m. local time
Place:	Intercontinental Hotel Simmonscourt Road Dublin 4 Ireland
Record Date:	August 23, 2016
Voting:
Shareholders as of close of business on the Record Date are entitled to vote on the proxy proposals. Each ordinary share is entitled to one vote for each director nominee and each of the other proposals.
Attendance:
All shareholders as of the close of business on the Record Date may attend the 2016 Annual General Meeting of Shareholders ("2016 AGM"). You can attend, speak and vote at the meeting even if you have completed and submitted a form of proxy. Your nominated proxy must attend the 2016 AGM in person in order for your votes to be cast.
Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 9, 2016.

Proposals, voting recommendations and vote required:

        The board of directors (the "Board") of Seagate Technology plc ("Seagate" or the "Company") recommends that you vote "FOR" each of the proposals that will be submitted for shareholder approval at the 2016 AGM.

Proposals:		Vote required:	Board Recommendation	Page:
1.	Election of 10 Director Nominees	Majority of Votes Cast	FOR each nominee	14
2.	Advisory Vote on Executive Compensation	Majority of Votes Cast	FOR	63
3.	Amend and Restate the 2012 Equity Incentive Plan	Majority of Votes Cast	FOR	64
4.	Approve the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France	Majority of Votes Cast	FOR	78
5.	Ratify the Appointment and Remuneration of Auditors	Majority of Votes Cast	FOR	79
6.	Amend the Company's:
	6A. Articles of Association to Make Certain Administrative Amendments; and	75% of Votes Cast	FOR	82
	6B. Memorandum of Association to Make Certain Administrative Amendments.	75% of Votes Cast	FOR	83

Proposals:		Vote required:	Board Recommendation	Page:
7.	Amend the Company's Articles of Association to:
	7A. Provide for a Plurality Voting Standard in Contested Director Elections; and	75% of Votes Cast	FOR	84
	7B. Grant Board Sole Authority to Determine its Size	75% of Votes Cast	FOR	85
8.	Grant Board Authority to Issue Shares	Majority of Votes Cast	FOR	86
9.	Grant Board Authority to Opt-Out of Statutory Pre-emption Rights	75% of Votes Cast	FOR	87
10.	Determine Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast	FOR	89

        During the meeting, following a review of Seagate's business and affairs, management will also present, and the auditors will report to shareholders on, Seagate's Irish financial statements for the fiscal year ended July 1, 2016.

Seagate's Corporate Governance Highlights

• The Board consists of a substantial majority of independent directors.	• The Board has a lead independent director ("Lead Independent Director").
• Directors must receive a majority of shareholder votes cast to be elected.	• The non-executive directors meet regularly in executive sessions.
• Directors and executive officers are subject to share ownership guidelines.	• Executive officers are subject to a "clawback" policy.
• All directors are elected annually by shareholders.	• The Company maintains an anti-hedging policy for all directors and employees.
• The Board and each committee perform a periodic self-evaluation.	• The Board oversees enterprise risk management.
• The Board undertakes succession planning for all executive levels, including the CEO and the Board.

Director Nominees

        We are asking our shareholders to elect, by separate resolutions, each of the director nominees described below:

Nominee	Age	Director Since	Principal Occupation	Independent	Current Committee Membership
Stephen J. Luczo	59	2000	Chairman and Chief Executive Officer of Seagate Technology plc	No	• None

Frank J. Biondi, Jr.	71	2005	Senior Managing Director of WaterView Advisors LLC	Yes	• Compensation • Finance (Chair)

Michael R. Cannon	63	2011	Former President, Global Operations, Dell, Inc.	Yes	• Audit • Nominating and Corporate Governance (Chair)

Mei-Wei Cheng	66	2012	Non-Executive Chairman of Pactera Technology International Ltd.	Yes	• Audit • Finance

William T. Coleman	68	2012	Chief Executive Officer of Veritas Technologies LLC	Yes	• Finance • Nominating and Corporate Governance

Nominee	Age	Director Since	Principal Occupation	Independent	Current Committee Membership
Jay L. Geldmacher	60	2012	Chief Executive Officer of Artesyn Embedded Technologies	Yes	• Compensation

Dr. Dambisa F. Moyo	47	2015	Economist and Author	Yes	• Audit • Finance

Dr. Chong Sup Park	68	2006	Former Chairman and Chief Executive Officer of Maxtor	Yes	• Compensation • Nominating and Corporate Governance

Stephanie Tilenius	49	2014	Chief Executive Officer and Co-Founder of Vida Health, Inc.	Yes	• Finance • Nominating and Corporate Governance

Edward J. Zander	69	2009	Former Chairman and Chief Executive Officer of Motorola, Inc.	Yes	• Compensation (Chair)

        For further biographical information about our director nominees see pages 14 through 19 of this Proxy Statement.

Advisory Approval of the Compensation of Our Executives.

        We are asking for your advisory approval of the compensation of our named executive officers (our "NEOs."). While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

        Before considering this proposal, please read our "Compensation Discussion and Analysis" starting on page 33, which explains our executive compensation programs and the Compensation Committee's compensation decisions.

Approval of our Amended and Restated 2012 Equity Incentive Plan.

        We are asking you to approve our Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan, which increases the number of shares reserved for issuance under the current plan by 7,500,000 shares and to make certain administrative updates. A detailed discussion about the amendments is included in Proposal 3, starting on page 64.

Approval of the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France.

        We are asking you to approve the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France, so that we may grant tax qualified stock awards in France. A detailed discussion about the amendments is included in Proposal 4, starting on page 78.

Ratification of the appointment of Ernst & Young LLP, and authorization to set auditors' remuneration.

        We are asking you to ratify the appointment of Ernst & Young LLP as our auditors, and to authorize the Audit Committee to set their remuneration.

Amend our (A) Articles of Association to make certain administrative amendments and (B) Memorandum of Association to make certain administrative amendments.

        We are asking you to amend our Articles of Association and Memorandum of Association to make certain administrative updates to ensure that they are not impacted by the introduction of the Companies Act 2014 that took effect in Ireland on June 1, 2015 and to make other related administrative, non-material changes. A detailed discussion about the amendments is included in Proposals 6A and 6B, starting on page 82. Under Irish law the updates must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Amend our Articles of Association to (A) provide for a plurality voting standard in the event of a contested director election and (B) grant the Board sole authority to determine its size.

        We are asking you to amend our Articles of Association to provide for a plurality voting standard in the context of a contested director election and to provide the Board the sole authority to set its size. A detailed discussion about the amendments is included in Proposals 7A and 7B, starting on page 84. Under Irish law these proposals must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Grant the Board authority to issue shares.

        We are asking you to grant our Board authority to issue shares under Irish law. This authority is fundamental to our business and granting the Board this authority is a routine matter for public companies incorporated in Ireland.

Grant the Board authority to opt-out of statutory pre-emption rights.

        We are asking you to grant the Board authority to issue shares for cash without first offering shares to existing shareholders. This authority is fundamental to our business and granting the Board this authority is a routine matter for public companies incorporated in Ireland. Under Irish law this proposal must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Determine the price range at which the Company can re-allot shares held as treasury shares.

        We are asking you to determine the price range at which the Company can re-allot shares held as treasury shares. From time to time the Company may acquire ordinary shares and hold them as treasury shares. The Company may re-allot such treasury shares, and under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. Under Irish law this proposal must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Executive Compensation

Pay for Performance

        The general philosophy and structure of our executive compensation programs emphasize strong alignment between executive pay and corporate financial performance. In addition, our compensation philosophy is designed to align our executive compensation programs with long term shareholder interests. In the Company's fiscal year ended July 1, 2016 ("fiscal year 2016"), a majority of our long term equity incentive awards were granted in the form of performance based restricted share units, which vest dependent upon the achievement of pre-established performance objectives, including return on invested capital, relative total shareholder return and adjusted earnings per share, reflecting a strong emphasis on pay for performance and the alignment of interests between our NEOs and our shareholders. In addition, over 87% of our NEO total annual targeted compensation is at risk.

        Highlights of fiscal year 2016 financial performance include:

  •
  We shipped 169 million units totaling 233 exabytes, generating revenue of $11.2 billion and gross margins of 23% of revenue.

  •
  We repurchased approximately 24 million of our ordinary shares during the year for approximately $1.1 billion.

  •
  We paid $727 million in dividends during the year.

  •
  We completed our acquisition of Dot Hill Systems Corp. ("Dot Hill"), a supplier of software and hardware storage systems for $674 million in cash.

        Please review our "Compensation Discussion and Analysis" for additional information and definitions of financial metrics.

2017 AGM

Deadline for shareholder proposals for inclusion in the proxy statement:	May 3, 2017
Period for shareholder nomination of directors:	April 3, 2017 to May 3, 2017
Deadline for all other proposals:	July 17, 2017

        For further information see the section entitled "Shareholder Proposals and Nominations" of this Proxy.

GENERAL INFORMATION	9
PROPOSALS REQUIRING YOUR VOTE	14
Proposals 1(a) through 1(j) – Election of Directors	14
CORPORATE GOVERNANCE	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
Compensation of Directors	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
SECURITY OWNERSHIP CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
COMPENSATION DISCUSSION & ANALYSIS	33
Compensation Committee Report	50
COMPENSATION OF NAMED EXECUTIVE OFFICERS	52
Proposal 2 – An Advisory, Non-Binding Vote on the Company's Executive Compensation	63
Proposal 3 – Approval of Amendments to the Amended and Restated Seagate Technology PLC 2012 Equity Incentive Plan	64
EQUITY COMPENSATION PLAN INFORMATION	77
Proposal 4 – Approval of the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France	78
Proposal 5 – Non-Binding Ratification of Appointment of Ernst & Young LLP and Binding Authorization of Audit Committee to Set Auditors' Remuneration	79
Audit Committee Report	80
Proposals No. 6A and 6B – Vote to Amend the Company's: (A) Articles of Association to Make Certain Administrative Amendments; and (B) Memorandum of Association to Make Certain Administrative Amendments	82
Proposals 7A and 7B – Vote to Amend the Company's Articles of Association to: (A) Provide for a Plurality Voting Standard in the Event of a Contested Director Election; and (B) Grant the Board Sole Authority to Determine its Size	84
Proposal 8 – Grant Board Authority to Issue Shares	86
Proposal 9 – Grant Board Authority to Opt-Out of Statutory Pre-Emption Rights	87
Proposal 10 – Determine the Price Range at Which the Company Can Re-Allot Shares Held as Treasury Shares	89
SHAREHOLDER PROPOSALS AND NOMINATIONS	90
IRISH COMPANIES ACT OF 2014	91
INCORPORATION BY REFERENCE	91
ANNUAL REPORT	91
HOUSEHOLDING	92

PROXY STATEMENT

        In this Proxy Statement, "Seagate Technology," "Seagate," the "Company," "we," "us" and "our" refer to Seagate Technology plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed to shareholders of record at the close of business on August 23, 2016 (the "Record Date") on or about September 9, 2016.

 GENERAL INFORMATION

        Following are questions and answers concerning voting and solicitation and other general information.

Why did I receive this Proxy Statement?	We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials ("Notice") on or around September 9, 2016 because our Board is soliciting your proxy to vote at the Company's 2016 Annual General Meeting of Shareholders ("2016 AGM").
This Proxy Statement summarizes the information you need to know to vote on an informed basis.
Why are there two sets of financial statements covering the same fiscal period?

U.S. securities laws require us to send you our 2016 Form 10-K, which includes our financial statements prepared in accordance with U.S. GAAP. These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish financial statements for our fiscal year 2016 including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish financial statements are included as Appendix A to this Proxy Statement, are available at www.proxyvote.com, and, as required as a matter of Irish law, will be laid before the 2016 AGM.

What do I need to do to attend the 2016 AGM?

All shareholders as of the Record Date are invited to attend the 2016 AGM. In order to be admitted, you must present a form of personal identification and evidence of share ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record, you may bring a bank or brokerage account statement as your proof of ownership of Seagate shares. Shareholders of record may provide identification matching that of a shareholder appearing on the Company's register, a copy of a share certificate or other evidence of share ownership.

Who may vote?

You are entitled to vote if you owned the Company's ordinary shares at the close of business on the Record Date. At that time, there were 299,964,884 of the Company's ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on all matters to be voted on a poll at the 2016 AGM.

How do I vote?	Shareholders of record can cast their votes by proxy by:
• using the Internet and voting at www.proxyvote.com;
• calling 1.800.690.6903 and following the telephone prompts; or
• completing, signing and returning a proxy card by mail (which will be forwarded to Seagate's registered address in Ireland electronically).

If you have received a Notice it contains a control number that will allow you to access the Proxy Materials online. If you have received a paper copy of our Proxy Materials, a printed proxy card has been enclosed. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

The Notice is not a proxy card and it cannot be used to vote your shares.

Shareholders of record may also vote their shares directly by attending the 2016 AGM and casting their vote in person or appointing one or more proxies (who do not have to be shareholders) to attend the 2016 AGM and cast votes on their behalf in accordance with the shareholder's instructions.

Street name holders must vote their shares in the manner prescribed by their bank, brokerage firm or nominee. If you do not receive the voting instructions, please contact your bank, brokerage firm or nominee directly. Street name holders who wish to vote in person at the 2016 AGM must obtain a legal proxy from their bank, brokerage firm or nominee. Street name holders will need to bring the legal proxy with them to the 2016 AGM and hand it in with a signed ballot that is available upon request at the meeting. Street name holders will not be able to vote their shares at the 2016 AGM without a legal proxy and a signed ballot.

In order to be timely processed, your vote must be received by 11:59 p.m. Eastern Standard Time on October 16, 2016 (or, if you are a street name holder, such earlier time as your bank, brokerage firm or nominee may require).

May I revoke my proxy?	If you are a registered holder of the Company's shares you may revoke your proxy at any time before it is voted at the 2016 AGM by:
• notifying the Company Secretary in writing: c/o Seagate Technology plc at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Company Secretary;
• submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or
• by voting in person at the 2016 AGM.

Merely attending the 2016 AGM does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.
If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy.
How will my proxy get voted?

If your proxy is properly submitted, you are legally designating the person or persons named in the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Dr. Chong Sup Park and Regan J. MacPherson (the "Company Designees") shall act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee shall vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2016 AGM. The Board currently does not know of any matters to be raised at the 2016 AGM other than the proposals contained in this Proxy Statement.

If you are a street name holder, the rules of the NASDAQ permit your bank, brokerage firm or nominee to vote your shares at their discretion on "routine" matters if it does not receive instructions from you.

The following Proposals are routine matters:
• Proposal 5 (Ratification of the Appointment and Remuneration of Auditors)
• Proposal 8 (Authority to Issue Shares)
• Proposal 10 (Determination of Price Range)

However, your bank, brokerage firm or nominee may not vote your shares on "non-routine" matters if it does not receive instructions from you ("broker non-votes"). Broker non-votes will be counted for the purposes of a quorum, but will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.

The following Proposals are non-routine matters:
• Proposal 1(a)-(j) (Director Elections)
• Proposal 2 (Advisory Vote on Executive Compensation)
• Proposal 3 (Adoption of the Amended and Restated 2012 Equity Incentive Plan)
• Proposal 4 (Approval of the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France)
• Proposal 6A (Amend our Articles of Association for Administrative Purposes)

• Proposal 6B (Amend our Memorandum of Association for Administrative Purposes)
• Proposal 7A (Amend our Articles of Association for Plurality Voting Standard in the Event of Contested Director Election)
• Proposal 7B (Amend our Articles of Association to Grant the Board the Sole Authority to Determine Its Size)
• Proposal 9 (Board Authority to Opt-out of Statutory Pre-emption Rights).
What constitutes a quorum?

The presence (in person or by proxy) of shareholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes are treated as "shares present" for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?
Majority of Votes Cast Required to Approve:

•

Proposal 1(a)-(j) (Director Elections)

•

Proposal 2 (Advisory Vote on Executive Compensation)

•

Proposal 3 (Adoption of the Amended and Restated 2012 Equity Incentive Plan)

•

Proposal 4 (Approval of the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France)

•

Proposal 5 (Ratification of the Appointment and Remuneration of Auditors)

•

Proposal 8 (Authority to Issue Shares)

75% of Votes Cast Required to Approve:
• Proposal 6A (Amend our Articles of Association for Administrative Purposes)
• Proposal 6B (Amend our Memorandum of Association for Administrative Purposes)
• Proposal 7A (Amend our Articles of Association for Plurality Voting Standard in the Event of Contested Director Election)
• Proposal 7B (Amend our Articles of Association to Grant the Board the Sole Authority to Determine Its Size)
• Proposal 9 (Board Authority to Opt-out of Statutory Pre-emption Rights)
• Proposal 10 (Determination of Price Range)

Although abstentions and broker non-votes are counted as "shares present" at the 2016 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either "for" or "against" the proposal and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this proxy statement?

We have hired Morrow & Co to assist in the distribution of Proxy Materials and the solicitation of proxies. We expect to pay Morrow & Co a fee for these services estimated at $10,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to the persons for whom they hold shares.

How will voting be counted on any other matters that may be presented at the 2016 AGM?

Although we do not know of any matters to be presented or acted upon at the 2016 AGM other than the items described in this Proxy Statement. If any other matter is proposed and properly and validly presented at the 2016 AGM, the proxy holders will vote on such matters in accordance with their best judgment.

Board recommendations.	The Board recommends that you vote your shares "FOR" each of the proposals in this Proxy Statement.
Voting procedures and tabulation.

The Board appointed an inspector of elections to act at the 2016 AGM and to make a written report thereof. Prior to the 2016 AGM, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares outstanding, determine the ordinary shares represented at the 2016 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) – 1(j) – ELECTION OF DIRECTORS

(Ordinary Resolutions)

        The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that director nominee. Each of the Board nominees is being nominated for election for a one-year term beginning at the end of the 2016 AGM to be held on October 19, 2016 and expiring at the end of the 2017 Annual General Meeting of Shareholders (the "2017 AGM").

        Under our Articles of Association, if a director is not re-elected in a director election, then that director will not be appointed and the position on the Board that would have been elected or filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Articles of Association, subject to approval by the Company's shareholders at the next Annual General Meeting of Shareholders.

        Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company's Articles of Association, hold office until his or her successor(s) shall be elected.

        The Board recommends that you vote "FOR" each of the following nominees:

(a)	Stephen J. Luczo—age 59, Director since 2000	Mr. Luczo has been our CEO since January 2009 and Chairman of the Board since 2002. Mr. Luczo joined Seagate in October 1993 as Senior Vice President of Corporate Development. In September 1997, he was promoted to President and Chief Operating Officer of Seagate Technology (Seagate Technology plc's predecessor) and, in July 1998, he was promoted to CEO at which time he joined the Board as a director of Seagate Technology. Mr. Luczo resigned as CEO effective as of July 2004, but remained as Chairman of the Board. He served as non-employee Chairman from October 2006 to January 2009. From October 2006 until he rejoined us in January 2009, Mr. Luczo was a private investor. Mr. Luczo also served as our President from January 2009 until October 2013. Prior to joining Seagate in 1993, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. Mr. Luczo served on the board of directors of Microsoft Corporation from May 2012 to March 2014.

Expertise: As our CEO, Mr. Luczo brings significant expertise to our Board in financial matters, business development, and operations, along with senior leadership experience, global experience and knowledge of competitive strategy and competition. As CEO, Mr. Luczo has direct responsibility for the Company's strategy and operations. With a background in investment banking and his public company board experience, Mr. Luczo also brings additional expertise in mergers and acquisitions and financial issues facing large companies.

(b)	Frank J. Biondi, Jr.—age 71, Director since 2005	Mr. Biondi is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and CEO of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and CEO of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom board of directors. Mr. Biondi currently serves on the boards of directors of Amgen, Inc. and ViaSat, Inc. Within the past five years, Mr. Biondi has served on the board of directors of Cablevision Systems Corporation, Hasbro, Inc. and RealD, Inc.

Expertise: As Senior Managing Director of a private equity firm, and as a former CEO of several companies with substantial media experience, Mr. Biondi's significant financial, international, business development and operations expertise, and his service with other public companies enhances the overall perspective of the Board.
(c)	Michael R. Cannon—age 63, Director since 2011
Mr. Cannon served as President, Global Operations of Dell Inc. from February 2007 until his retirement in January 2009, and as a consultant to Dell Inc. from January 2009 until January 2011. He was the President, CEO and a member of the board of directors of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the CEO of Maxtor Corporation ("Maxtor"), a disk drive and storage systems manufacturer. He served on Maxtor's board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM. He has served on the board of directors of Lam Research Corporation since February 2011 and on the board of directors of Dialog Semiconductor plc since February 2013. Within the past five years, Mr. Cannon has served on the board of directors of Adobe Systems and Elster Group SE.

Expertise: Mr. Cannon has extensive industry expertise, including expertise in the disk drive business that is invaluable to our Board. Mr. Cannon brings international, technological, operations, and research and development expertise to our Board through his service as a public company President, CEO and member of boards of directors. In addition, he has significant leadership experience from his role as a senior executive with other companies.

(d)	Mei-Wei Cheng—age 66, Director since 2012	Mr. Cheng has served as the Non-Executive Chairman of Pactera Technology International Ltd., a Blackstone portfolio company, since February 2015. Mr. Cheng served as CEO of Siemens North East Asia and President and CEO of Siemens Ltd., China from July 2010 until April 2014. Prior to joining Siemens in May 2010, he was Chairman and CEO of Ford Motor Company (China) Ltd. from 1998 to 2008, as well as a Corporate Vice President of Ford Motor Company, and served as Executive Chairman of Ford Motor Company (China), as well as Group Vice president of Ford Motor Company from 2009 to 2010. Previously, Mr. Cheng held executive positions at General Electric Corporation (GE), including Corporate Vice President, Regional Executive and President of GE Appliance—Asia, and Chairman and CEO of GE (China) Ltd. He began his career at AT&T, where he last served as President of AT&T China. Mr. Cheng currently sits on the China Advisory Boards of CRH plc and Magna International. Within the past five years, Mr. Cheng has served on the board of directors of Diebold, Inc.

Expertise: With his expertise as an executive in the Asia region with several large multinational corporations, Mr. Cheng offers significant international executive level leadership experience to our board, with expertise in international business, business development, technology and sales and marketing. He also brings his experience gained from other board service.
(e)	William T. Coleman—age 68, Director since 2012
Mr. Coleman has been CEO and member of the board of directors of Veritas Technologies LLC since February 2016. He was a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, from June of 2010 to January of 2016. Mr. Coleman also served as the Chairman and CEO of Resilient Network Systems, Inc. from January 2013 until January 2014. Before joining Alsop Louie, Mr. Coleman was founder, Chairman of the Board and CEO of Cassatt Corporation from September 2003 to June 2009. Between June 2009 and June 2010, Mr. Coleman was a private investor.

Mr. Coleman previously founded BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 until 2002 and CEO from 1995 to October 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc. Mr. Coleman served on the board of directors of Palm Inc. from July 2006 to September 2009. Within the past five years, Mr. Coleman has also served on the board of directors of Symantec Corp.

Expertise: As a partner of a private equity firm and with his prior experience as Chairman, CEO, and founder of several technology companies Mr. Coleman is an experienced leader with significant expertise in business development, technology, sales and marketing, and research and development. In addition, his varied private and public company board service allows him to provide a diverse perspective to our Board.
(f)	Jay L. Geldmacher—age 60, Director since 2012
Mr. Geldmacher has served as CEO of Artesyn Embedded Technologies, a spin off from the Embedded Computing and Power business of Emerson Electric Co., since November, 2013. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power's Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power's Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary. Mr. Geldmacher has also served on the board of the University of Arizona Business School since 2002. Within the past five years, Mr. Geldmacher has served on the board of directors of Owens-Illinois, Inc.

Expertise: As a CEO, Mr. Geldmacher brings international, technological, and operational expertise to our Board, along with cross board experience from his service on public company and university boards.
(g)	Dr. Dambisa F. Moyo—age 47, Director since 2015
Dr. Moyo is a global economist and commentator on the macroeconomy. Since 2008, Dr. Moyo has principally been engaged in researching, speaking and writing about international macroeconomics. Between 2001 and 2008, Dr. Moyo served as an economist for Goldman Sachs' debt capital markets, hedge fund coverage and global macroeconomics teams. From 1993 to 1995, she served as a consultant to the World Bank. Dr. Moyo currently serves on the board of directors of Barclays Bank PLC, Barrick Gold Corporation, and SABMiller PLC. Dr. Moyo was elected to the board of directors of Chevron Corporation ("Chevron Board") on August 9, 2016 and her appointment to the Chevron Board will be effective October 11, 2016. Within the past five years, Dr. Moyo has served on the board of directors of Lundin Petroleum AB.

Expertise: Dr. Moyo's political, public administration, and financial expertise, and her experience analyzing global markets and international affairs are an important contribution to the Board's business strategy. With her board service for public companies and audit committee experience, she provides cross board perspective and expertise.

(h)	Dr. Chong Sup Park—age 68, Director since 2006	Dr. Park served as Chairman and CEO of Maxtor from November 2004 until May 2006, as Chairman of Maxtor's board of directors from May 1998 until May 2006, and as a member of its board from February 1994 to May 2006. Maxtor was acquired by Seagate in May 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Within the past five years, Dr. Park has served on the boards of directors of Computer Sciences Corporation, Brooks Automation, Inc., Enphase Energy, Inc. and Ballard Power Systems, Inc.

Expertise: As a former board chair and CEO, and having held other senior management positions with other companies, Dr. Park contributes significant international, business development, technological and sales and marketing experience to our Board. In addition, Dr. Park has extensive industry expertise, including expertise in the disk drive business that he brings to our Board. Dr. Park's board service with other public companies provides cross board experience.
(i)	Stephanie Tilenius—age 49, Director since 2014
Ms. Tilenius is CEO and Co-Founder of Vida Health, Inc. since January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was vice president of global commerce and payments at Google, Inc., where she oversaw digital commerce, product search and payments. Prior to joining Google, she was at eBay Inc. from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and global products. Ms. Tilenius was also a co-founder of PlanetRx.com and has worked at other technology and business enterprises. Ms. Tilenius currently serves on the board of directors of Coach Inc. and RedBubble Ltd. She serves as Chair of the Advisory Board of the Harvard Business School California Research Center.

Expertise: Ms. Tilenius is an experienced senior executive in the consumer internet sector. She contributes her leadership, strategic insight, digital and ecommerce expertise, and her experience as a company founder to our Board, along with cross-board experience as a board member for other public and private companies.

(j)	Edward J. Zander—age 69, Director since 2009	Mr. Zander served as Chairman and CEO of Motorola, Inc. from January 2004 until January 2008, when he retired as CEO and continued as Chairman. He resigned as Chairman in May 2008. Prior to joining Motorola, Mr. Zander was a Managing Director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., a leading provider of hardware, software and services for networks, from October 1987 until June 2002. Mr. Zander has served as a member of the board of directors of NetSuite, Inc. since 2009. He previously served on our Board from November 2002 to October 2004.

Expertise: Mr. Zander brings financial, technological, sales and marketing, and research and development expertise to our Board from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. He brings cross board experience from his service on other public company boards.

        There is no family relationships between any of the directors, director nominees or our executive officers, nor are any of our directors, director nominees or executive officers party to any legal proceedings adverse to us.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the corporate governance of the Company. Following is a summary of our Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under "Investors—Corporate Governance."

Role of the Board

        The Board, elected annually by our shareholders, directs and oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to the shareholders.

        The Board and its committees have the primary responsibilities of:

  •
  Reviewing, monitoring and approving the Company's strategic direction, annual operating plan and major corporate actions;

  •
  Monitoring and evaluating the performance of the Company;

  •
  Evaluating the performance of our CEO;

  •
  Reviewing and approving CEO and senior management succession planning;

  •
  Advising and counseling the Company's management;

  •
  Overseeing the Company's ethics programs and legal compliance, including the Company's Code of Ethics; and

  •
  Overseeing the Company's enterprise risk management processes and programs.

Board Leadership Structure

        The Board generally believes that the offices of Chairman and CEO should be held by separate persons to aid in the oversight of management, unless it is in the best interests of the Company that the same person holds both offices. The Board believes that having Mr. Luczo serving in the combined role of Chairman and CEO is the most effective structure for the Company at this time, and that it has worked well for the Company. It is the Board's view that the Company's corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board's culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position.

        In addition, the Board has a Lead Independent Director and it believes this role addresses the need for independent leadership and an organizational structure for the independent directors. The Board appoints the Lead Independent Director each year after the AGM for an one-year term. The Lead Independent Director coordinates the activities of the other non-employee directors, presides over meetings of the Board at which the Chairman of the Board is not present and at each executive session, facilitates the CEO evaluation process, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

        Dr. Park has served as our Lead Independent Director since October 26, 2011 having been re-appointed by the Board annually since that date.

Board Risk Oversight

        The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board and its committees focus on the Company's general risk management strategy and the most significant risks facing the Company and ensure that appropriate risk mitigation strategies are implemented by management. The full Board is responsible for considering strategic risks and succession planning, and the committees oversee other categories of risk including:

  •
  risks associated with the Company's systems of disclosure controls and internal controls over financial reporting, risks associated with foreign exchange, insurance, credit and debt;

  •
  risks associated with the Company's compliance with legal and regulatory requirements; and

  •
  risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.

        Finally, as part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation program and the incentives created by the compensation awards that it administers on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Director Compensation and Share Ownership

        It is the Board's practice to maintain a fair and straightforward compensation program at the Board level, which is designed to be competitive with compensation programs from comparable companies. The Compensation Committee recommends and administers the policies that govern the level and form of director compensation, with oversight from the independent directors. In addition, the Compensation Committee believes that a substantial portion of the total director compensation package should be in the form of equity in the Company in order to better align the interests of the Company's directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times the annual cash retainer paid to the directors as described in more detail later in this Proxy Statement.

Board Composition

        The Board consists of a substantial majority of independent, non-employee directors. In addition, our Corporate Governance Guidelines require that all members of the standing committees of the Board must be independent directors. The Board has the following four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. The Board has determined that each member of each of these committees is "independent" as defined in the NASDAQ listing standards and that each member of the Compensation Committee and Audit Committee meet applicable NASDAQ and SEC independence standards for such committees. Committee memberships and chairs are rotated periodically.

Board Diversity

        The Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating and Corporate Governance Committee considers the skills, expertise and background of director nominees. The Nominating and Corporate Governance Committee seeks director nominees that would complement the existing Board and ensure that its members are appropriately diverse and consists of members with various and relevant backgrounds, skills, knowledge and experience.

Board Advisors

        The Board and its committees may, under their respective charters, retain their own advisors to carry out their responsibilities.

Executive Sessions

        The Company's independent directors meet privately in regularly scheduled executive sessions of the Board and committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Committee meeting.

Board Evaluation

        The Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each committee conducts periodic self-evaluation and the Board conducts periodic peer-to-peer evaluations. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.

Director Orientation and Education

        The Company has developed an orientation program for new directors and reimburses directors for continuing education. In addition, the directors are given full access to management and other employees as a means of providing additional information.

Director Nomination Process

        The Nominating and Corporate Governance Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own, with the assistance of other Board members or management, a search firm or others, identifies candidates with those qualifications. In considering candidates, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, including professional experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, and achievements and experience in matters affecting business and industry. The Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials and believes that at a minimum each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. The Nominating and Corporate Governance Committee seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively. Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Nominating and Corporate Governance Committee, care of the Company Secretary. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Term Limits and Retirement

        The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

Director Independence

        The Board has determined that all of our current directors and director nominees, except Stephen J. Luczo, who is an employee of the Company, are independent under the NASDAQ listing standards and the Corporate Governance Guidelines, which are consistent with the NASDAQ listing standards. When assessing director independence, the Board considers the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. The Board evaluated certain transactions that arose in the ordinary course of business between the Company and such entities and which occurred on the same terms and conditions available to other customers and suppliers. After reviewing these transactions and such other information as the Board deemed advisable, the Board determined that Messrs. Biondi, Cannon, Cheng, Coleman, Geldmacher and Zander, Mses. Onken and Tilenius and Drs. Park and Moyo are independent under both the Company's Corporate Governance Guidelines and the applicable NASDAQ rules.

Director Changes

        Ms. Kristen M. Onken, currently serving as a member of our Board, will retire at the 2016 AGM. This is not due to any disagreement with the Company's management or Board.

Communications with Directors

        Shareholders and other interested parties wishing to communicate with the Board, the non-employee directors or any individual director (including our Lead Independent Director and any Committee Chair) may do so by sending a communication to the Board and/or a particular member of the Board, care of the Company Secretary at Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

Code of Ethics

        The Company has adopted a Code of Ethics applicable to the CEO, the CFO, and the principal accounting officer or controller or persons performing similar functions of Seagate Technology plc. The Code of Ethics is available at www.seagate.com, under "Investors." Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a current report on Form 8-K. No such waivers were requested or granted in the fiscal year 2016.

Securities Trading Policy and Other Restrictions

        The Company prohibits its directors and executive officers from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan unless the General Counsel provides pre-clearance after the director or executive officer clearly demonstrates the financial capability to repay the loan without resort to the pledged securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board has adopted a written policy for approval of transactions with our directors, director nominees, executive officers, shareholders that beneficially own more than 5% of our shares and immediate family members of such persons (each, a "Related Person"). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, he or she must promptly report it to the General Counsel of the Company or her designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether or not to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, the extent of the Related Person's interest; whether the transaction would interfere with the Related Person's judgment in fulfilling his or her duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.

        In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director's independence under NASDAQ rules or qualifications to serve on committees under the Company's Corporate Governance Guidelines and applicable NASDAQ and SEC rules. The Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

        Christine Silva, Mr. O'Malley's spouse, is employed as a Senior Staff Program/Project Manager by the Company and receives total annual cash compensation from the Company of approximately $167,936 and is eligible to participate in the Company's general employee benefit plans, including vacation and health plans. In fiscal year 2016, Ms. Silva was granted $40,974 of our restricted share units ("RSUs") that will vest over four years. Ms. Silva's compensation is commensurate with that of other employees in similar positions. The Company's Nominating and Corporate Governance Committee has ratified the terms of Ms. Silva's employment and compensation.

        Josip Relota, Mr. Luczo's brother-in-law, has been employed as a software engineer by one of our subsidiaries since June 24, 2013. On August 21, 2015, such subsidiary became one of our wholly owned subsidiaries (the "Reorganization"). In connection with such employment, Mr. Relota receives total annual cash compensation of approximately $161,976. In addition, Mr. Relota is eligible to participate in our general employee benefit plans, including vacation and health plans. In fiscal year 2016, Mr. Relota was granted $98,214 of our RSUs that would vest over four years. In connection with the Reorganization, Mr. Relota received $11,632 for his vested equity in such subsidiary, $11,648 for his unvested equity in such subsidiary, which will vest over 3 years conditioned upon his continued employment, $185,000 cash bonus, which will vest over 2 years conditioned upon his continued employment and $120,000 new hire equity grant that will vest over 4 years conditioned upon his continued employment. Mr. Relota's compensation and his treatment in connection with the Reorganization, including the amount received for the liquidation of his vested and unvested equity, his cash bonus and new hire equity grant, are commensurate with that of other employees of such subsidiary in similar positions. The Company's Nominating and Corporate Governance Committee has ratified the terms of Mr. Relota's employment and compensation.

 Committees of the Board

Audit Committee

Members:    Kristen M. Onken1, Chair
Michael R. Cannon
Mei-Wei Cheng
Dr. Dambisa F. Moyo

Key Functions:

  •
  Review annual audited and quarterly financial statements, as well as the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," with management and the independent auditors.

  •
  Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company's internal controls and procedures for financial reporting.

  •
  Review the Company's processes to assure compliance with all applicable laws, regulations and corporate policy.

  •
  Recommend the public accounting firm to be proposed for appointment by the shareholders as our independent auditors and review the performance of the independent auditors.

  •
  Review the scope of the audit and the findings and approve the fees of the independent auditors.

  •
  Approve in advance permitted audit and non-audit services to be performed by the independent auditors.

  •
  Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

        The Board has determined that all current members of the Audit Committee meet the applicable NASDAQ and SEC standards for membership on the Audit Committee, and that each of Mr. Cannon, Mr. Cheng, Dr. Moyo and Ms. Onken is an audit committee financial expert, as that term is defined by rules of the SEC.

        A copy of the charter of the Audit Committee is available on our website, www.seagate.com, under the heading "Investors—Corporate Governance."

Compensation Committee

Members:    Edward J. Zander, Chair
Frank J. Biondi, Jr.
Jay L. Geldmacher
Dr. Chong Sup Park

Key Functions:

  •
  Establish executive compensation policies.

  •
  Review and approve the goals and objectives relevant to the compensation of the CEO, evaluate the CEO's performance against those goals and objectives and set the CEO's compensation level based on this evaluation. The Compensation Committee Chair presents all compensation decisions pertaining to the CEO to the full Board.

1
Ms. Kristen M. Onken, currently serving as a member of our Board will retire at the 2016 AGM.

  •
  Approve compensation of officers and key employees.

  •
  Review and approve executive compensation and benefit programs.

  •
  Administer the Company's equity compensation plans.

  •
  Review and recommend significant changes in principal employee benefit programs.

  •
  Approve and oversee Compensation Committee consultants.

        For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see "Compensation Discussion and Analysis" and "Compensation of Directors," respectively.

        The Board has determined that each member of the Compensation Committee meets all applicable NASDAQ and SEC standards for membership on the Compensation Committee. In addition, the Board has determined that each member of the Compensation Committee qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

        A copy of the charter of the Compensation Committee is available on our website, www.seagate.com, under the heading "Investors—Corporate Governance."

Nominating and Corporate Governance Committee

Members:    Michael R. Cannon, Chair
William T. Coleman
Dr. Chong Sup Park
Stephanie Tilenius

Key Functions:

  •
  Identify individuals qualified to become directors and recommend candidates for all directorships, and committee memberships.

  •
  Review the Company's Corporate Governance Guidelines and committee charters, and make recommendations for changes.

  •
  Consider questions of independence, related party transactions, and potential conflicts of interest of directors and executive officers.

  •
  Take a leadership role in shaping the corporate governance of the Company.

        The Board has determined that each member of the Nominating and Corporate Governance Committee is "independent" as defined in the NASDAQ listing standards and the Company's Corporate Governance Guidelines.

        A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, www.seagate.com, under the heading "Investors—Corporate Governance."

Finance Committee

Members:    Frank J. Biondi, Jr., Chair
Mei-Wei Cheng
William T. Coleman
Dr. Dambisa F. Moyo
Stephanie Tilenius

Key Functions:

  •
  Consider the Company's cash management plans and activities; capital structure and strategies; capital asset plan and requirements and capital expenditures; equity and/or debt financing and other financing strategies.

  •
  Consider the Company's dividend policy; share repurchase programs; securities issuances; and corporate development plans.

  •
  Evaluate and authorize potential strategic or financial transactions in amounts up to $100 million.

  •
  Review potential strategic or financial transactions in excess of $100 million, and make recommendations to the Board.

        The Board has determined that each member of the Finance Committee is "independent" as defined in the NASDAQ listing standards and the Company's Corporate Governance Guidelines.

        A copy of the charter of the Finance Committee is available on our website, www.seagate.com, under the heading "Investors—Corporate Governance."

Board, Committee and Annual Meeting Attendance

        The Board and its committees held the following number of meetings during the fiscal year ended July 1, 2016:

Board	4
Audit Committee	5
Compensation Committee	6
Nominating and Corporate Governance Committee	4
Finance Committee	5

        Each incumbent director attended over 75% or more of the total number of meetings of the Board and the committees on which he or she served during the fiscal year 2016. The Company's non-employee directors held 4 executive sessions without management present during the fiscal year 2016. It is the Board's general practice to hold an executive session of the independent directors in connection with regularly scheduled Board meetings.

        The Company expects all Board members to attend the AGM, but from time to time other commitments prevent all directors from attending the meeting. All of the Company's directors attended the most recent AGM (the "2015 AGM"), which was held on October 21, 2015 in Dublin, Ireland.

 COMPENSATION OF DIRECTORS

        Our director compensation program is designed to compensate non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Company's Board. Employee-directors do not receive any additional compensation for serving as a director.

        Our 2016 director compensation program for non-employee directors consisted of the following elements:

Board or Board Committee	Membership	Retainer as of October 19, 2016
Board	Non-executive Chairperson	$150,000
	Member	$80,000
Audit Committee	Chairperson	$35,000
	Member	$15,000
Compensation Committee	Chairperson	$30,000
	Member	$10,000
Nominating and Corporate Governance Committee	Chairperson	$20,000
	Member	$10,000
Finance Committee	Chairperson	$20,000
	Member	$10,000
Lead Independent Director		$30,000
Annual Restricted Share Unit Award		$250,000

        Each newly appointed or elected non-employee director (including non-employee directors reelected at the AGM) receives an initial restricted share unit award equal in number to $250,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an AGM this dollar amount would be pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board could award a lesser number of RSUs. The grant date for each such award is the date of the director's election or appointment. Generally, each restricted share unit award will vest on the earlier of the one year anniversary of the grant date or the day prior to the next election of directors at an AGM. All restricted share unit awards will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the Seagate Technology plc 2012 Equity Incentive Plan (the "2012 Plan")).

        In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board related activities.

Share Ownership Requirement

        To align the interests of directors with shareholders, the Board adopted a share ownership requirement of four times the annual board cash retainer for non-executive directors. Until a director satisfies the mandatory ownership level, he or she may not sell more than that number of (i) shares that vest pursuant to any outstanding restricted share award or restricted share unit award or (ii) shares that are obtained upon the exercise of any option as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once attaining the minimum level of Company share ownership, a director must maintain this minimum level of Company share ownership until his or her resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company's current share price and the period of time it would take a director to reach the required ownership level. Executive directors are subject to the share ownership requirements described in the Compensation Discussion and Analysis section of this Proxy Statement.

2016 Director Compensation

        The compensation paid or awarded to our non-employee directors for fiscal year 2016 is summarized in the table below:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Frank J. Biondi, Jr.	110,000	163,544	273,544
Michael R. Cannon	115,000	163,544	278,544
Mei-Wei Cheng	105,000	163,544	268,544
William T. Coleman	100,000	163,544	263,544
Jay L. Geldmacher	90,000	163,544	253,544
Dr. Dambisa F. Moyo	73,500	163,544	237,044
Kristen M. Onken	115,000	163,544	278,544
Dr. Chong Sup Park	130,000	163,544	293,544
Gregorio Reyes(2)	31,731	0	31,731
Stephanie Tilenius	100,000	163,544	263,544
Edward J. Zander	110,000	163,544	273,544

(1)
The amounts shown represent the aggregate grant date fair value of restricted share unit awards granted in fiscal year 2016 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation ("ASC 718"). Such amounts do not represent amounts paid to or realized by the non-employee director. See Note 11, "Compensation" of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for fiscal year 2016 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to or held by each non-employee director on the last day of fiscal year 2016 is set forth in the table below.

(2)
Mr. Reyes served as a director until our 2015 AGM on October 19, 2015, at which time he did not stand for re-election.

        The aggregate number of unvested RSUs and outstanding options for each of our non-employee directors as of the fiscal year ended July 1, 2016 is set forth in the table below:

Director	Number of RSUs Granted in fiscal year 2016	Aggregate Number of RSUs	Aggregate Number of Restricted Shares	Aggregate Number of Options
Frank J. Biondi, Jr.	5,182	5,182	—	1,251
Michael R. Cannon	5,182	5,182	—	—
Mei-Wei Cheng	5,182	5,182	—	—
William T. Coleman	5,182	5,182	—	—
Jay L. Geldmacher	5,182	5,182	—	—
Dr. Dambisa F. Moyo	5,182	5,182	—	—
Kristen M. Onken	5,182	5,182	—	—
Dr. Chong Sup Park	5,182	5,182	—	—
Stephanie Tilenius	5,182	5,182	—	—
Edward J. Zander	5,182	5,182	—	10,000

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company's ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To the Company's knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the fiscal year 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of September 1, 2016, the beneficial ownership of our ordinary shares by (i) each director and director nominee of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Directors and named executive officers:
Philip G. Brace	92,266	(2)	*
Stephen J. Luczo	2,334,314	(3)	*
Regan J. MacPherson	10,630	(4)	*
David H. Morton, Jr.	29,426	(5)	*
William D. Mosley	392,163	(6)	*
Patrick J. O'Malley	684,471	(7)	*
Albert A. Pimentel	578,949	(8)	*
Frank J. Biondi, Jr.	29,128	(9)	*
Michael R. Cannon	18,586	(10)	*
Mei-Wei Cheng	14,976	(11)	*
William T. Coleman	18,417	(12)	*
Jay L. Geldmacher	10,547	(13)	*
Dr. Dambisa F. Moyo	5,182	(14)	*
Kristen M. Onken	25,595	(15)	*
Dr. Chong Sup Park	37,917	(16)	*
Stephanie Tilenius	7,892	(17)	*
Edward J. Zander	99,487	(18)	*
All directors, director nominees and executive officers as a group (18 persons)	4,494,701	(19)	1.50%

*
Less than 1% of Seagate's ordinary shares outstanding.

        The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company as of September 1, 2016 based solely on the information filed by such shareholder on Schedule 13G under the Securities Exchange Act of 1934:

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Greater than five percent holders:
FMR LLC	38,158,775	(20)	12.71%
245 Summer Street
Boston, MA 02210
Clearbridge Investments, LLC	32,505,983	(21)	10.83%
620 8th Ave.
New York, NY 10018
The Vanguard Group, Inc.	25,530,175	(22)	8.51%
100 Vanguard Blvd.,
Malvern, PA 19355
BlackRock, Inc.	15,467,983	(23)	5.15%
55 East 52nd Street
New York, NY 10055

*
Less than 1% of Seagate's ordinary shares outstanding.

(1)
Percentage of class beneficially owned is based on 300,108,820 ordinary shares outstanding as of September 1, 2016. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 1, 2016, RSUs and PSUs vesting within 60 days of September 1, 2016, and all restricted shares and performance shares, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, PSUs, restricted shares and/or performance shares, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 54,912 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016 and up to 21,939 PSUs which may vest within 60 days of September 1, 2016 and 15,415 ordinary shares held directly by Mr. Brace.

(3)
Includes 467,700 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, up to 26,172 PSUs which may vest within 60 days of September 1, 2016, 1,826,969 ordinary shares held by the Stephen J. Luczo Revocable Trust and 13,473 ordinary shares held directly by Mr. Luczo.

(4)
Includes 3,117 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016 and up to 2,435 RSUs which may vest within 60 days of September 1, 2016 and 5,078 ordinary shares held directly by Ms. MacPherson.

(5)
Includes 16,667 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, up to 7,196 RSUs which may vest within 60 days of September 1, 2016 and 2,160 PSUs which may vest within 60 days of September 1, 2016 and 1,243 ordinary shares held directly by Mr. Morton. Mr. Morton holds PSUs pursuant to which he is eligible to vest in up to an additional 2,160 ordinary shares within 60 days of September 1, 2016.

(6)
Includes 154,586 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, up to 73,126 PSUs which may vest within 60 days of September 1, 2016 and 114,451 ordinary shares held directly by Mr. Mosley. Mr. Mosley holds PSUs pursuant to which he is eligible to vest in up to an additional 50,000 ordinary shares within 60 days of September 1, 2016.

(7)
Includes 58,233 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, up to 51,794 PSUs which may vest within 60 days of September 1, 2016, 2,864 ordinary shares held directly by Mr. O'Malley, 535,971 ordinary shares held by the Patrick J. O'Malley III Separate Property Trust and 609 ordinary shares held by Mr. O'Malley's spouse. Mr. O'Malley holds PSUs pursuant to which he is eligible to vest in up to an additional 35,000 ordinary shares within 60 days of September 1, 2016.

(8)
Includes 361,943 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, up to 55,876 PSUs which may vest within 60 days of September 1, 2016, 126,130 ordinary shares held by the Pimentel Family Trust. Mr. Pimentel holds PSUs pursuant to which he is eligible to vest in up to an additional 35,000 ordinary shares within 60 days of September 1, 2016.

(9)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 23,946 ordinary shares held by the Biondi, Jr. Family Trust.

(10)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016, 6,519 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held by the Michael R. Cannon Trust.

(11)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 9,794 ordinary shares held directly by Mr. Cannon.

(12)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 13,235 ordinary shares held directly by Mr. Coleman.

(13)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 5,365 ordinary shares held directly by Mr. Geldmacher.

(14)
Consists of 5,182 RSUs vesting within 60 days of September 1, 2016.

(15)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 20,413 ordinary shares held directly by Ms. Onken.

(16)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 32,735 ordinary shares held by the Park Family Trust.

(17)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 2,710 ordinary shares held directly by Ms. Tilenius.

(18)
Includes 5,182 RSUs vesting within 60 days of September 1, 2016 and 41,196 ordinary shares held by Zanadu Capital Partners, L.P. and 53,109 ordinary shares held by the Edward and Mona Zander Living Trust.

(19)
Executive officers, other than our NEOs, as a group, hold 44,500 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 1, 2016, hold 10,920 PSUs vesting within 60 days of September 1, 2016 and 8,182 RSUs vesting within 60 days of September 1, 2016. Executive Officers, other than our NEOs, as a group, are eligible to vest in up to an additional 10,920 ordinary shares within 60 days of September 1, 2016.

(20)
Based solely on information reported by FMR LLC ("FMR") on the eighth amendment to Schedule 13G filed with the SEC on February 12, 2016 and reporting ownership as of December 31, 2015. FMR has sole voting power over 3,787,375 ordinary shares and sole dispositive power over 38,158,775 ordinary shares.

(21)
Based solely on information reported by Clearbridge Investments, LLC ("Clearbridge") on the fourth amendment to Schedule 13G filed with the SEC on February 16, 2016, and reporting ownership as of December 31, 2015. Clearbridge has sole voting power over 31,869,180 ordinary shares and sole dispositive power over 32,505,983 ordinary shares.

(22)
Based solely on information reported by The Vanguard Group, Inc. ("Vanguard") on the third amendment to Schedule 13G filed with the SEC on February 10, 2016, and reporting ownership as of December 31, 2015. Vanguard has sole voting power over 499,141 ordinary shares, shared voting power over 30,500 ordinary shares, sole dispositive power over 24,991,523 ordinary shares and shared dispositive power over 538,652 ordinary shares.

(23)
Based solely on information reported by BlackRock, Inc. ("BlackRock") on first amendment to the Schedule 13G filed with the SEC on February 10, 2016, and reporting ownership as of December 31, 2015. BlackRock has sole voting power over 13,663,968 ordinary shares and sole dispositive power over 15,467,983 ordinary shares.

 COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

  2016 Executive Compensation Highlights

        The key executive compensation decisions for fiscal year 2016 were as follows:

  •
  Our general philosophy and structure of the Company's executive compensation programs emphasize strong alignment between executive pay and corporate financial performance, as evidenced with more than 95% of the votes cast for the approval of the "say-on-pay" proposal at our 2015 annual general meeting of shareholders;

  •
  Appointment of Philip G. Brace to President, Cloud Systems and Silicon Group ("CSSG"). In connection with Mr. Brace's appointment, the Compensation Committee of the Board approved an annual base salary of $600,018. No other changes were made to Mr. Brace's compensation arrangements in connection with his appointment as President CSSG.

  •
  Appointment of William D. Mosley to President and Chief Operating Officer. In connection with Mr. Mosley's appointment, the Compensation Committee of the Board approved an annual base salary of $800,010 on July 25, 2016. No other changes were made to Mr. Mosley's compensation arrangements in connection with his appointment as President and Chief Operating Officer.

  •
  Appointment of David H. Morton, Jr. to Executive Vice President and Chief Financial Officer. In connection with Mr. Morton's appointment, the Compensation Committee of the Board approved an annual base salary of $525,013 and a target bonus opportunity of 100% of base salary.

  •
  Appointment of Regan J. MacPherson to Senior Vice President and General Counsel. In connection with Ms. MacPherson's appointment, the Compensation Committee of the Board approved an annual base salary of $330,013, a target bonus opportunity of 75% of base salary and an option award with a target value of $600,000.

  •
  No increase in base pay for our NEOs, except Messrs. Morton, Mosley and Brace and Ms. MacPherson in recognition of their appointments, and;

  •
  No annual bonus payout for fiscal year 2016 as a result of the Company's financial performance; and

  •
  Long-term equity incentives delivered in the form of options and performance-based equity awards to emphasize long-term strategic incentives for our NEOs that promote alignment with shareholder interests.

  Fiscal Year 2016 Company Highlights

        On July 22, 2015, Philip G. Brace was appointed President of the CSSG. Mr. Brace joined the Company on September 2, 2014 as Executive Vice President and Chief Technology Officer of Silicon Solutions and was subsequently promoted to Interim President of CSES on April 30, 2015 before being appointed President of the CSSG.

        On October 6, 2015, Seagate completed its acquisition of Dot Hill and its Assured SAN RealStor™ family of block-level storage RAID systems, which provide hybrid and all-flash storage arrays. Sold through Original Equipment Manufacturers like Hewlett-Packard Enterprise, Stratus, Teradata, Quantum, Tektronix, Autodesk and others, this product line enables our partners to offer customized, cost-effective and high-performing solutions, serving both entry level and mid-range storage needs. Dot

Hill's external storage array-based systems and software products will complement and expand Seagate's storage systems offerings and be offered as part of CSSG.

        On October 21, 2015, David H. Morton, Jr. was promoted to Executive Vice President and Chief Financial Officer. Prior to his appointment, Mr. Morton served as Senior Vice President, Finance, Treasurer and Principal Accounting Officer since April 2014. Patrick J. O'Malley, our former Chief Financial Officer will remain with Seagate as Executive Vice President with responsibilities for a broad range of strategic and operational issues.

        On March 21, 2016, Regan J. MacPherson was appointed Senior Vice President and General Counsel. Prior to her appointment, she had been serving as Interim General Counsel since August 2015 and has served in various roles of increasing responsibility in Seagate's legal department since joining the Company in July 2005.

        On June 27, 2016, William D. Mosley, was named President and Chief Operating Officer. Prior to his appointment, Mr. Mosley served as President, Operations and Technology since October 2013 and as Executive Vice President, Operations from March 2011 until October 2013.

        Highlights of the Company's fiscal year 2016 financial performance include:

  •
  We shipped 169 million units totaling 233 exabytes, generating revenue of $11.2 billion and gross margins of 23% of revenue.

  •
  We repurchased approximately 24 million of our ordinary shares during the year for approximately $1.1 billion.

  •
  We paid $727 million in dividends during the year.

  •
  We completed our acquisition of Dot Hill, a supplier of software and hardware storage systems for $674 million in cash.

        The following table presents certain key financial metrics for the past three fiscal years:

(in millions except EPS and exabytes)	Fiscal 2016	Fiscal 2015	Fiscal 2014
Exabytes shipped	233	228	202
Revenues	$11,160	$13,739	$13,724
Gross margin	$2,615	$3,809	$3,846
Income from operations	$445	$2,058	$1,776
Net income	$248	$1,742	$1,570
Diluted earnings per share	$0.82	$5.26	$4.52

  Executive Compensation Practices

        Our executive compensation program is heavily weighted towards compensating our executives based on company performance. We have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with commonly viewed best practices and sound governance principles. The following chart summarizes our policies and practices:

What We Do

✓
Performance-based equity incentives

✓
Caps on performance-based cash and equity incentive compensation for our NEOs

✓
Balance of financial and operating performance metrics in annual and equity incentive plans

✓
Significant portion of executive compensation at risk based on corporate performance

✓
Clawback on incentive compensation

✓
Annual review and approval of our compensation strategy

✓
Prohibition on short sales, hedging of share ownership positions and transactions involving derivatives of our ordinary shares

✓
Meaningful share ownership guidelines for executive officers and directors

✓
Non-classified Board structure; all Board members are elected annually by a majority vote of our shareholders

✓
100% independent directors on our Compensation Committee

✓
Independent compensation consultant engaged by our Compensation Committee

✓
Annual risk assessment of our compensation programs and practices

What We Don't Do

c
No "single trigger" change of control benefits

c
No employment agreements, guaranteed salary increases or guaranteed bonus payments for our executives

c
No defined benefit pension plan or supplemental executive pension plan

c
No excise tax reimbursements or tax "gross-ups" in connection with a change in control

c
No post-termination retirement- or pension-type non-cash benefits or perquisites for our executives

c
No repricing of options without shareholder approval

c
No dividend equivalents on unvested restricted share units and performance share units

  Named Executive Officers

        The NEOs for fiscal year 2016 are:

Name	Job Title
Stephen J. Luczo	Chairman and Chief Executive Officer
David H. Morton, Jr.	Executive Vice President and Chief Financial Officer
Philip G. Brace	President, Cloud Systems and Silicon Group
William D. Mosley	President and Chief Operating Officer
Regan J. MacPherson	Senior Vice President and General Counsel
Patrick J. O'Malley(1)	Executive Vice President, Advisor to the CEO
Albert A. Pimentel(2)	Executive Vice President, Advisor to the CEO

(1)
Mr. O'Malley transitioned from his role as Chief Financial Officer ("CFO") effective October 21, 2015 and continues to serve as Executive Vice President, Advisor to the CEO, but no longer holds a policy-making position within the Company.

(2)
Mr. Pimentel transitioned from his role as President, Global Markets and Customers, effective January 4, 2016 and continues to serve as Executive Vice President, Advisor to the CEO, but no longer holds a policy-making position within the Company.

Our Executive Compensation Strategy

        Our executive compensation strategy is designed to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

  •
  attract and retain talented leaders through competitive pay programs;

  •
  motivate executive officers to achieve and exceed business objectives as approved by the Board;

  •
  align executive officer and shareholder interests to optimize long-term shareholder return with acceptable risk; and

  •
  manage total compensation costs in support of our financial performance.

Our Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of Seagate and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs
Annual Incentive Executive Officer Performance Bonus Plan	Achievement of Company annual financial and operational goals and attainment of management-based objectives for Presidents.	Motivate executive officers to achieve and exceed annual business objectives Manage total compensation costs in support of financial performance
Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals such as earnings per share, return on invested capital and total shareholder return relative to peers	Align executive officers and shareholder interests to optimize shareholder return Motivate executive officers to achieve and exceed long-term business objectives

Role of Our Compensation Committee

        The Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Compensation Committee, which consists of independent directors, is responsible for the review and approval of all aspects of our executive compensation programs and approving all compensation recommendations for our executive officers, including:

  •
  review and approval of corporate incentive goals and objectives relevant to compensation;

  •
  evaluation of executive performance results in light of such goals and objectives;

  •
  evaluation of the competitiveness of each executive officer's total compensation package; and

  •
  approval of any changes to our officers' total compensation packages, including base salary, annual and long-term incentive award opportunities, share ownership guidelines and retention programs.

        The Compensation Committee recommends to the independent directors of the Board the compensation, compensation plans and equity grants specific to our CEO, and the independent directors of the Board determine the overall compensation package of our CEO. The Compensation Committee is supported in its work by our Senior Vice President of Human Resources, her staff and an executive compensation consultant, as described below.

Role of the Compensation Consultant

        The Compensation Committee retained F.W. Cook as its own independent consultant, for advice and counsel throughout fiscal year 2016 to provide an external review of compensation proposals and to help align compensation to our executive compensation strategy. F.W. Cook's consulting during fiscal year 2016 included oversight on the risk assessment of compensation programs directed by the Compensation Committee, as well as consultation in support of the Compensation Committee's decisions regarding compensation programs involving NEOs, including salary changes, determination of equity awards, annual incentive plan design, and annual review of our severance plan and share ownership guidelines. F.W. Cook also developed recommendations to the Compensation Committee for the compensation of our CEO.

        F.W. Cook also provided advice to the Compensation Committee regarding non-employee director compensation. F.W. Cook is not permitted to provide services to the Company's management except as directed by the Compensation Committee, and did not provide any such services in fiscal year 2016. The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

        In connection with its engagement of F.W. Cook, the Compensation Committee considered various factors in determining F.W. Cook's independence including, but not limited to, the amount of fees received by F.W. Cook from Seagate as a percentage of F.W. Cook's total revenue, F.W. Cook's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact F.W. Cook's independence. After reviewing these and other factors, the Compensation Committee determined that F.W. Cook was independent and that its engagement did not present any conflicts of interest.

Role of our CEO and Management in the Decision-Making Process

        Within the framework of the compensation programs approved by the Compensation Committee and based on management's review of market competitive practices, each year our CEO, Mr. Luczo, recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity and the long-term incentive award value for our executive officers, including the other NEOs. These recommendations are based upon his assessment of each executive officer's performance, as well as the Company's performance as a whole, and individual retention considerations. The Compensation Committee reviews Mr. Luczo's recommendations and approves our executive officers' compensation, including any changes to such compensation, as it determines in its sole discretion. Mr. Luczo does not play any role with respect to any matter affecting his own compensation.

        Our Senior Vice President of Human Resources, along with members of her staff, assists the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Prior Year's Shareholder Advisory Vote

        At the 2015 AGM, the Company's shareholders overwhelmingly approved the advisory proposal regarding the compensation of the Company's NEOs with more than 95% of the votes cast in favor of our executive compensation programs (excluding abstentions). The Board appreciates the shareholders' continued support of the Company's compensation philosophy and objectives, which reaffirms to the Board the appropriateness and effectiveness of the Company's executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our shareholders. No significant changes were made to the Company's executive compensation strategy in fiscal year 2016. The Board and the Compensation Committee will continue to consider the results of the Company's shareholder advisory votes when making future compensation decisions for the NEOs. The shareholder advisory vote occurs on an annual basis.

Executive Market Comparison Peer Group

        The Compensation Committee reviews NEO assignments and establishes ranges for each element of executive pay after reviewing similar information for a defined group of companies (the "NEO Peer Group") that compete for comparable executive talent. The Compensation Committee relies on analyses of disclosures and published surveys of compensation among the NEO Peer Group companies when considering compensation for executive officers in similar roles.

        As part of our annual review cycle, the Compensation Committee reviewed the NEO Peer Group and did not make changes to the selection criteria for fiscal year 2016. NEO Peer Group companies were selected based on a similar industry classification (as defined by Global Industry Classification Standard ("GICS" 4520) Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment, excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors), having a minimum market value of at least $3 billion and between $4-$35 billion in trailing twelve-month sales.

        The Compensation Committee monitors a "watch list" of companies to support year-over-year consistency among companies in the NEO Peer Group. Companies identified as part of the "watch list" will only be added to the NEO Peer Group after meeting sales and market value criteria for two consecutive years and once added to the NEO Peer Group will only be removed after failing to meet sales and market value criteria for two consecutive years, provided they meet at least 75% of the criteria minimum value.

        For fiscal year 2016, the NEO Peer Group included the following companies:

Peer Group for Fiscal Year 2016(1)

	Sales
Company Name	TTM ($M)	FYE ($M)	Market Value ($M)
Amphenol Corp.	$5,165	$4,615	$15,902
Applied Materials Inc.	$8,796	$7,509	$26,914
Broadcom Corp.(2)	$8,349	$8,305	$24,793
Corning Inc.	$9,267	$7,819	$26,191
EMC Corp.	$24,073	$23,222	$58,466
Flextronics International Ltd.	$27,079	$26,109	$6,315
Freescale Semiconductor Ltd.(3)	$4,613	$4,186	$6,047
Harris Corp.	$4,975	$5,012	$7,280
Jabil Circuit Inc.	$15,762	$15,762	$4,067
Juniper Networks Inc.	$4,799	$4,669	$10,008
Micron Technology Inc.	$16,358	$16,358	$35,521
Motorola Solutions Inc.	$6,562	$8,696	$16,182
NCR Corp	$6,493	$6,123	$4,660
NetApp Inc.	$6,298	$6,325	$13,931
NVIDIA Corp.	$4,575	$4,130	$10,589
QUALCOMM Inc.	$26,487	$26,487	$131,585
SanDisk Corp.(4)	$6,620	$6,170	$21,109
TE Connectivity Ltd.	$13,912	$13,912	$25,018
Texas Instruments Inc.	$12,805	$12,205	$52,456
Western Digital Corp.	$15,269	$15,130	$23,019
Peer Group Median	$8,573	$8,062	$18,645
Peer Group Average	$11,413	$11,137	$26,003
Seagate Technology plc	$14,020	$13,724	$20,556

(1)
The following table is based on information available as of October 31, 2014.

(2)
Acquired by Avago Technologies in February 2016

(3)
Acquired by NXP Semiconductors NV in December 2015

(4)
Acquired by Western Digital Corp. in May 2016

Freescale Semiconductor Ltd. and NVIDIA Corp. were added to the NEO Peer Group from the watch list upon meeting the NEO Peer Group selection criteria for two years. Xerox Corp. was removed from the NEO Peer Group due to a change in their GICS (new GICS 4510: Software and Services). ARRIS Group Inc. and Lam Research Corp. were placed on the watch list as potential companies to be added to the NEO Peer Group for fiscal year 2017 if these companies continue to meet the applicable sales and market value criteria.

How We Determine Individual Compensation Amounts

  Current Named Executive Officers

        As discussed above in greater detail under the heading "Role of our CEO and Management in the Decision-Making Process," Mr. Luczo and the Senior Vice President of Human Resources, along with members of her staff, review with the Compensation Committee all compensation elements for our NEOs at least annually, and the Compensation Committee determines the value of each compensation element as described below. The proportion of each pay element value (i.e., the compensation mix)

relative to total compensation varies by individual, although for all NEOs the largest portion of pay is variable and contingent on our financial performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as NEO Peer Group market data. For fiscal year 2016, Mr. Luczo's total annual target compensation was higher than the other NEOs' total annual target compensation, reflecting the significantly greater job scope, level of responsibility and impact on business performance for our CEO compared with other NEOs, as well as the fact that a greater portion of Mr. Luczo's total annual target compensation was "at risk." The Compensation Committee has determined this differential is consistent with that found among our NEO Peer Group companies. As a result, for fiscal year 2016, the mix of total annual target compensation for Mr. Luczo was 10% annual base salary, 15% target annual incentives and 75% long-term equity incentive, and the average mix of total annual target compensation for Messrs. Brace, Morton and Mosley and Ms. MacPherson was 15% annual base salary, 17% target annual incentives and 68% long-term equity incentives.

Total Annual Target Compensation Mix

Mr. Luczo

Other NEOs (Average)

        We do not benchmark the total annual compensation of our executive officers to a specific market percentile, although the total annual target compensation (including base salary, target annual incentive and long-term incentives) for the NEOs generally falls near the median for similar positions within the NEO Peer Group. We believe the total executive pay opportunity is appropriate to attract and retain top leadership talent in a competitive labor market in our industry segment, particularly given our size relative to the NEO Peer Group and in light of the uncertainty of the actual amount of pay that each NEO can earn given the volatility of our business. Due to our emphasis on performance-based pay, the amounts actually received by our NEOs are heavily dependent on the Company's financial performance.

        While we consider the pay practices of our NEO Peer Group companies in determining target compensation for our executive officers, we did not compare our performance with the performance of the NEO Peer Group companies when evaluating salary levels or determining the size of particular incentive awards. The target amounts and compensation mix vary for each NEO on the basis of various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package.

Base Salary

        Base salaries are the fixed annual cash amounts paid to our NEOs on a biweekly basis. In reviewing and determining base salaries, the Compensation Committee considers:

  •
  competitive market levels for comparable positions in the NEO Peer Group;

  •
  related experience;

  •
  expected future contributions;

  •
  overall ability to influence our financial performance and the strategic impact of the role; and

  •
  the ease or difficulty of replacing the incumbent.

        The strategic positioning for our NEOs' base salaries is based on a broad range of factors, which include the competitive marketplace, the role of the NEO, skills and performance. Salaries are reviewed annually and may be revised to reflect significant changes in the scope of an NEO's responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the NEO Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.

        During fiscal year 2016, Mr. Morton's base salary increased from $350,002 to $525,013, Mr. Brace's base salary increased from $500,011 to $600,018 and Ms. MacPherson's base salary increased from $219,294 to $330,013, to recognize Mr. Morton's appointment as Executive Vice President and Chief Financial Officer, Mr. Brace's appointment as President, CSSG and Ms. MacPherson's appointment as Senior Vice President and General Counsel. Subsequently, Mr. Mosley's base salary increased from $600,018 to $800,010 to recognize his appointment as President and Chief Operating Officer on July 25, 2016. The base salaries of the other NEOs were not changed during fiscal year 2016.

Annual Bonus Plan

  Executive Officer Performance Bonus

        All NEOs participate in our shareholder-approved Executive Officer Performance Bonus Plan ("EOPB"), which is designed to promote achievement of our annual financial and operational goals as approved by the Compensation Committee. The general target bonus for each NEO is based on the competitive marketplace and the NEO's role, as well as taking internal pay equity into consideration. Actual payments under the EOPB may be above or below this level, based on performance results. Individual awards paid to each NEO following the end of the performance period are determined by the Compensation Committee after certifying our financial and operational performance. The Compensation Committee, together with the other independent directors of the Board, determine the material terms of Mr. Luczo's bonus opportunity under the EOPB, including the amount of Mr. Luczo's target bonus opportunity, and the payout level based on performance results.

        On July 21, 2015, the Compensation Committee approved the performance metrics and funding targets to be used for calculating annual bonus awards for each executive officer for fiscal year 2016 under the EOPB. Funding of the EOPB for fiscal year 2016 was determined based on the Company's performance with respect to the following metrics:

  •
  revenues,

  •
  operating margin (defined as adjusted earnings before interest, taxes and bonus, divided by revenues), and

  •
  a quality metric, referred to as Reliability Quality Competitiveness Best in Class ("RQC BiC"), which is a measure of how our key customers view Seagate's product quality compared with the product quality of our competitors.

While we track many operational and strategic performance goals throughout the year, operating margin and revenue together are considered a key measure of our success in achieving profitable growth and were selected for fiscal year 2016 to continue to align payouts under the EOPB with the Company's profitability year over year. Adjustments to earnings for purposes of determining the operating margin excluded the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and/or foreseen at the time the performance targets were established, and included estimated interest expenses, taxes and variable cash compensation. The adjustments are reviewed and approved by the Compensation Committee. RQC BiC was retained as a modifier to the overall bonus funding calculation for fiscal year 2016, because quality is considered a critical part of our overall business performance.

        The combination of the three performance metrics noted above was used to determine the applicable percentage of our annual revenues that would be allocated to the overall bonus pool to be used for the payment of bonuses to all eligible employees, including to our executive officers under the EOPB. For purposes of illustration, the range of overall bonus funding as a percentage of target for fiscal year 2016, assuming annual revenues of $13 billion and the achievement of the minimum level of RQC BiC of 80%, would be as indicated below for the achievement of operating margin at the threshold, target and maximum levels for fiscal year 2016:

Performance Level	Operating Margin	Funding as % of Target
Threshold	12.0%	50%
Target	16.0%	100%
Maximum	21.0%	200%

        Actual funding is determined based on the adjusted operating margin, the level of revenues and RQC BiC actually achieved during fiscal year 2016. Once the Company achieves or exceeds the threshold operating margin, the combination of actual operating margin and revenues determines preliminary funding. This amount is then reduced by 1.25% for each of our five key markets each quarter that do not achieve the minimum RQC BiC performance requirement, with up to 25% of the funding subject to quality performance.

        The funded amount, once approved by the Compensation Committee, is allocated among eligible participants. Funding for individual bonuses paid to our NEOs is based upon each executive officer's target bonus expressed as a percentage of base salary. For fiscal year 2016, Mr. Luczo had a target bonus equal to 150% of his annual base salary (reflecting that a larger portion of his total annual target compensation is subject to performance conditions than is the case for the other NEOs) and based on their role in the Company, the other NEOs had a target bonus ranging from 75% to 125% of their individual annual base salaries. The Compensation Committee, with respect to all NEOs except our CEO, and the independent directors of the Board, with respect to our CEO, retain the discretion to reduce the amount of the bonus payout based on their overall assessment of the Company's performance generally, including factors such as revenues, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance.

        Based on our actual performance for fiscal year 2016, we did not achieve the minimum threshold of our adjusted operating margin of 16% or revenue of $13 billion. Because we did not achieve the minimum threshold none of our NEOs received any cash bonus for fiscal year 2016.

Named Executive Officer	Annual Salary	Target Bonus Percentage	FY2016 EOPB Funding	FY2016 EOPB Payment
Stephen J. Luczo	$1,200,056	150%	0%	$0
David H. Morton, Jr.	$525,013	100%	0%	$0
Philip G. Brace	$600,018	100%	0%	$0
William D. Mosley	$600,018	100%	0%	$0
Regan J. MacPherson	$330,013	75%	0%	$0
Albert A. Pimentel	$600,018	100%	0%	$0
Patrick J. O'Malley	$565,011	100%	0%	$0

  Management-Based Objectives Component of EOPB for Presidents

        As part of our strategic performance-based cash incentive program, in fiscal year 2016 the Compensation Committee approved a cash bonus opportunity for each of our Presidents, Messrs. Mosley and Brace, to earn up to 25% of each executive's annual base salary based on achievement of key operational goals (the "MBO Bonus"). The payout was based on the level of funding of the EOPB for the Company's fiscal year 2016, up to target, as well as the CEO's assessment of achievement of individual goals tied to strategic objectives for each President's organization during the fiscal year 2016 as follows:

  •
  Mr. Mosley's goals consisted of (1) driving technology initiatives, weighted at 50%, and (2) improving operational efficiencies, weighted at 50%. At the end of fiscal year 2016, it was determined that Mr. Mosley achieved 75% and 25% against each of these goals, respectively, for a weighted average of 50% of the target; and

  •
  Mr. Brace's goals consisted of (1) driving development and business initiatives, weighted at 50%, and (2) driving strategic initiatives, weighted at 50%, At the end of fiscal year 2016, it was determined that Mr. Brace achieved 90% and 10% against each of these goals, respectively, for a weighted average of 50% of the target.

In each case, we did not specify a quantitative target that must be achieved, but we considered the goals aggressive yet attainable within the fiscal year.

        Because we did not achieve the minimum threshold of our adjusted operating margin or revenue for funding the EOPB as stated above, Messrs. Mosley and Brace did not receive an MBO Bonus for fiscal year 2016.

Long-Term Equity Incentives

        In fiscal year 2016, the Compensation Committee awarded equity awards to the NEOs under the terms of the 2012 Plan. The 2012 Plan is designed to:

  •
  focus executive officers on achieving longer-term business performance goals;

  •
  provide significant reward potential for outstanding cumulative performance by the Company;

  •
  enhance the Company's ability to attract and retain highly talented executive officers; and

  •
  provide the Company's management team with an opportunity for greater equity ownership and related incentives to increase shareholder return.

        Our NEOs' awards are based on the economic value of comparable awards to executive officers in the Company's Peer Group, the NEO's role, individual performance and future potential. Our equity award guidelines and mix of the type of awards granted are based on an analysis of unvested equity, the practices of NEO Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, and the pool of available shares. In determining the award for each NEO, the Compensation Committee also considers the Company's goals for retaining the NEO for the long term and the following factors related to each NEO including:

  •
  potential future contributions to the Company's overall success;

  •
  past equity award history; and

  •
  potential future value (holding power) of unvested equity.

        NEOs are generally awarded equity on an annual basis, typically in mid-September, as part of our annual award cycle. For fiscal year 2016, the annual equity awards granted to the NEOs consisted of a mix of time-vesting options, Threshold Performance Share Units and Performance Share Units (each as defined and described more fully below), reflecting a strong emphasis on pay for performance and the alignment of interests between our NEOs and our shareholders.

        For our NEOs, except Mr. Morton and Ms. MacPherson, the mix of long-term equity incentives, 20% options, 30% Threshold Performance Share Units, and 50% Performance Share Units, reflected the Compensation Committee's review and assessment of market practices at peer companies, as well as its determination that a mix of options and full-value equity awards would provide an appropriate blend of incentives to sustain and improve the Company's financial performance and shareholder value. Mr. Morton received a mix of 25% options, 40% time-based RSUs and 35% Performance Share Units and Ms. MacPherson received a mix of 30% options, 50% time-based RSUs and 20% Performance Share Units. She also received an option award with a target value of $600,000 in recognition of her appointment as Senior Vice President and General Counsel.

Options

        Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company's ordinary shares on the grant date. Fair market value is defined as the closing price of the Company's ordinary shares on NASDAQ on the grant date. The grant date and vesting schedule for options granted to our NEOs are generally the same as for other employees receiving options during the annual award process, but may be different in the case of a new hire or change in position.

Share Awards

  Restricted Share Units

        RSUs generally vest in equal annual installments over four years, contingent on continued service. Due to the strong emphasis on pay for performance, our CEO, presidents and executive vice presidents are not eligible to receive RSUs. We believe that long-term equity awards made to our executives at these levels should consist only of options and performance-vesting shares or units.

  Threshold Performance Share Units

        Threshold performance share units ("TPSUs") are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of specified performance goals. Each TPSU represents the right to receive one of our ordinary shares.

        For each tranche of a TPSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving a threshold adjusted earnings per share ("AEPS") goal of $1.00 for the fiscal year prior to the fiscal year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). TPSU awards may become fully vested as early as four years from the grant date and, as noted above, remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPSUs will be forfeited. Vesting for these awards is uncertain yet considered likely due to the cumulative vesting feature. For market comparison purposes, we compare the value of TPSU awards for our NEOs with time-based restricted shares or RSUs awarded by other companies in the NEO Peer Group. For purposes of the TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with U.S. GAAP, excluding the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established, and includes estimated interest expenses, taxes and variable compensation.

        Our AEPS performance for fiscal year 2016 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2016.

  Performance Share Units

        Performance share units ("PSUs") are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of annual return on invested capital ("ROIC") over the performance period, modified by a factor based on the Company's relative total shareholder return ("TSR") percentile compared with a selected peer group, defined below. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company's long-term success. In addition, the relative TSR metric rewards financial performance as measured by the change in our share price and the dividends declared during the performance period relative to the performance of the select group of peers (as described below). Payout of the targeted number of PSUs will occur if target ROIC is attained over the three-year measurement period and relative TSR is at least at the median of the selected peer group. For PSUs awarded prior to fiscal year 2014, the number of PSUs that will be earned will be determined on the basis of actual ROIC achieved, calculated by linear interpolation between a preset minimum and maximum, and increased or decreased on the basis of whether the relative TSR achieved is below median, between the 50th to 75th percentile, or above the 75th percentile in relation to the selected peer group. For PSUs awarded beginning in fiscal year 2014, ROIC achieved will be calculated based on a range rather than by linear interpolation between a preset minimum and maximum. The final ROIC metric is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income multiplied by 1 minus the average tax rate, divided by (ii) (x) net plant, property and equipment plus total current assets minus cash, minus (y) total current liabilities. Adjustments to operating income exclude the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established. For fiscal year 2016, the relative TSR modifier is interpolated between 25th to 75th percentiles.

        Each PSU represents the right to receive one of our ordinary shares. The Compensation Committee will determine the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. For awards granted in fiscal year 2016, assuming the minimum performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 38% of the target number of PSUs (for an ROIC of approximately 65% of target and relative TSR below the selected peer group median) to 200% of the target number of PSUs (for an ROIC in excess of approximately 135% of target and relative TSR equal to or above the 75th percentile of the selected peer group). The specific ROIC target values for the PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. Under the terms of the PSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the PSUs.

        The selected peer group for PSUs awarded in September 2015 included a broader range of companies than the NEO Peer Group to allow for comparison of our performance against a wider range of technology companies than the companies with whom we frequently compete for executive talent. The selected peer group for purposes of measuring our relative TSR performance consisted of the 26 companies listed in the table below, meeting the following criteria:

  •
  Similar industry classification (defined as companies in Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment), excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors, and

  •
  Trailing twelve-month sales of at least $4 billion.

 PSU Peer Group

Advanced Micro Devices, Inc.	Jabil Circuit Inc.
Amphenol Corp.	Juniper Networks, Inc.
Apple Inc.	Micron Technology Inc.
Applied Materials Inc.	Motorola Solutions Inc.
Broadcom Corp.	NCR Corp
Cisco Systems, Inc.	NetApp, Inc.
Corning Inc.	NVIDIA Corp.
EMC Corp.	QUALCOMM Inc.
Flextronics International Ltd.	SanDisk Corp.
Freescale Semiconductor Holding	Sanmina-Sci Corp
Harris Corp.	TE Connectivity Ltd.
Hewlett-Packard Company	Texas Instruments Inc.
Intel Corp.	Western Digital Corp.

        In fiscal year 2013, we granted PSUs to Messrs. Luczo, Morton, Mosley, Pimentel and O'Malley that were eligible to vest after the end of a three-year performance period ending on July 3, 2015, subject to continued employment and the achievement of target ROIC over the performance period, modified by a factor based on our TSR percentile compared with a selected peer group. On September 21, 2015, the Compensation Committee certified the level of achievement of the financial performance metrics for the three-year period, such that the PSUs vested at 157% of target based on a three-year average annual ROIC of 64%, and relative TSR at the 73rd percentile over the three-year period. As a result, the following numbers of ordinary shares were issued to the executive officers:

Named Executive Officer	Target PSUs	FY2013 PSUs Earned
Stephen J. Luczo	287,790	451,830
David H. Morton, Jr.	2,800	4,396
William D. Mosley	40,000	62,800
Albert A. Pimentel	40,000	62,800
Patrick J. O'Malley	40,000	62,800

        As the certification of our financial performance with respect to the PSUs granted in fiscal year 2014, which have a three-year performance period ending on July 1, 2016, could not be completed in advance of the filing date of this Proxy Statement, the vesting of these awards (if any) will be disclosed on Form 8-K within four business days following written certification by the Compensation Committee.

Share Ownership Guidelines

        We established share ownership guidelines to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, to link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs that do not have a performance requirement, are included in the calculation of ordinary shares owned for purposes of the ownership guidelines, but time-based and performance-based options, unvested TPS, unvested TPSUs, unvested performance shares, unvested PSUs and unvested TSR PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of becoming subject to the guidelines. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

        Our NEOs will be required to own shares in an amount equal to an applicable target value based on a multiple of annual salary. Our NEOs were required to meet the guidelines by July 1, 2016, with the exception of Messrs. Morton and Brace, and Ms. MacPherson who are required to meet the guidelines by October 21, 2020, April 30, 2020 and September 1, 2020, respectively. The share ownership guidelines are as follows:

Role	Ownership Guideline– Multiple of Salary	Equivalent Dollar Value(1)
CEO	6x	$7,200,300
Presidents	4x	$2,300,100
Executive Vice Presidents	3x	$1,517,400
Other NEOs	2x	$688,300

(1)
Based on average salaries of executive officers in each role for fiscal year 2016.

        All of the NEOs have met or are on track to meet ownership guidelines by the applicable deadline.

Benefits and Perquisites

        Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than vacation and severance benefits (see "Severance and Change in Control Benefits," below).

        We do not generally provide perquisites to our NEOs except that we provide the use of our corporate aircraft to our NEOs which may be used for travel with a personal element, provided they fully reimburse us for the aggregate incremental cost of any such usage. We do however consider the value of perquisites, to the extent provided at the NEO Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs. Messrs. Luczo and O'Malley continue to participate in a group replacement life insurance plan that was closed to new participants as of January 2002.

Nonqualified Deferred Compensation Plan

        The 2015 Seagate Deferred Compensation Plan (the "SDCP") effective January 1, 2015 allows our NEOs (and other eligible employees) whose annual base pay salary is $165,000 or more, or whose target commissions and annual base salary in the aggregate is $165,000 or more to defer on a pre-tax basis (i) up to 70% of their base salary, (ii) up to 70% of commissions, and (iii) up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company's books as an unfunded obligation of the Company. We do not make any contributions to the SDCP, and notional earnings on deferrals are based on the performance of investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table below titled "Fiscal Year 2016 Nonqualified Deferred Compensation." The SDCP is a successor plan to the Seagate Deferred Compensation Plan, as amended, which became frozen with respect to all deferrals made thereunder on or prior to December 31, 2015.

Severance and Change in Control Benefits

        We provide severance benefits to assist in aligning NEO and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining NEOs and to support organizational changes necessary to achieve our business strategy. The purpose of the Fifth

Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the "Severance Plan") is to:

        (1)   provide for the payment of severance benefits to our NEOs in the event their employment with the Company or any applicable subsidiary is involuntarily terminated;

        (2)   encourage our NEOs to continue employment in the event of a potential "change in control" (as such term is defined in the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control," below); and

        (3)   ensure that our NEOs generally receive the same severance benefits in connection with a qualifying termination of employment.

        All of our NEOs receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position and a market-competitive level of severance for comparable positions within the NEO Peer Group.

        The Severance Plan provisions were developed based on a comparison of severance benefits typically available at the NEO Peer Group companies, in consultation with F.W. Cook, following review by the independent directors of the Board. Consistent with our compensation philosophy, the Severance Plan provides for severance only in the event of an involuntary termination (i.e., a termination by us without "cause" or by the Executive for "good reason"). The Severance Plan includes the following features:

  •
  severance benefits do not include a guaranteed bonus amount;

  •
  no post-termination healthcare benefit subsidy if the involuntary termination occurs outside of a "change in control period" (as defined in the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control—Involuntary Termination Without Cause or for Good Reason During a Change in Control Period", below);

  •
  enhanced severance benefits provided in connection with a change in control require a "double trigger" (which is defined as an involuntary termination during a "change in control period") before an NEO becomes entitled to receive such benefits; and

  •
  severance payments cannot equal or exceed three times the sum of the Executive's base salary and target bonus.

        In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would otherwise be subject to excise taxes imposed by Section 4999 of the Code). We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all personal taxes, including any excise taxes imposed on change in control payments and benefits.

        For further details on the Severance Plan, see the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control."

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

        The Compensation Committee seeks to qualify NEO compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Code (as interpreted by IRS Notice 2007-49) places a limit of $1 million on the amount that a public company may deduct for compensation in any taxable year to any of the CEO and each of the next three most highly compensated NEOs employed at the end of the year (other than the Company's CFO), unless such compensation is considered "performance-based" under Section 162(m).

        Both the EOPB and the 2012 Plan have been approved by our shareholders and are administered by the Compensation Committee. Each plan has been structured such that compensation paid or awarded thereunder may qualify as "performance-based" and therefore not be subject to the Section 162(m) limit. We received shareholder approval for the EOPB at the 2013 AGM in order to preserve the Company's ability to pay annual incentive bonuses to our executive officers that may qualify as "performance-based" compensation under Section 162(m). The Amended and Restated Plan, which amends and restates the 2012 Plan, is being submitted for shareholder approval at the 2016 AGM (See Proposal 3) to, among other things preserve the Company's ability to grant equity-based awards to our executive officers that may qualify as "performance- based" compensation under Section 162(m). However, in order to maintain flexibility in compensating our NEOs in a manner designed to promote varying corporate goals, the Compensation Committee retains the discretion to pay compensation that may not be tax deductible.

Securities Trading

        Seagate's Securities Trading Policy prohibits all employees (including our NEOs) and Board members from taking "short" positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. We discourage our executive officers from using our shares in margin accounts or otherwise pledging shares as collateral. We have also amended our Securities Trading Policy to, among other things, require the first trade under a new plan established pursuant to Rule 10b5-1 promulgated under the Exchange Act take place after a reasonable "seasoning period" has passed from the time of adoption of the plan; in addition, an insider will only be permitted to use one 10b5-1 plan at a time.

Pay Recovery Policy

        Our Pay Recovery Policy is intended to eliminate any reward for fraudulent accounting. It provides standards for recovering compensation from an NEO where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such NEO. The NEO's repayment obligation applies to any bonus paid, share award issued (whether or not vested) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought. We intend to review our Pay Recovery Policy following the enactment of final rules pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company's Proxy Statement for fiscal year 2016.

COMPENSATION COMMITTEE
Edward J. Zander, Chairman Frank J. Biondi, Jr. Jay L. Geldmacher Dr. Chong Sup Park

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee during fiscal year 2016: was an employee of the Company or any of its subsidiaries at any time during fiscal year 2016, has ever been an executive officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation Committee during fiscal year 2016.

 COMPENSATION OF NAMED EXECUTIVE OFFICERS

        Our Summary Compensation Table below shows the total compensation paid to or earned by each of our NEOs with respect to the fiscal years ending 2016, 2015 and 2014. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total columns and the sum of their components as reflected in the tables.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)	Total ($)
Current CEO and CFO
Stephen J. Luczo	2016	1,246,212	7,339,382	1,831,036	—	4,215	10,420,845
Chairman and Chief Executive Officer	2015	1,200,056	7,555,140	1,732,557	1,155,654	3,884	11,647,291
	2014	1,153,886	—	—	1,458,068	3,563	2,615,517
David H. Morton, Jr.(4)	2016	484,625	710,240	240,927	—	4,500	1,440,292
Executive Vice President and Chief Financial Officer
Philip G. Brace(5)	2016	610,017	2,935,781	732,418	—	7,974	4,286,190
President, Cloud Systems and Silicon	2015	392,316	3,588,650	777,129	263,901	4,500	5,026,496
Group
William D. Mosley	2016	623,095	2,935,781	732,418	—	12,355	4,303,649
President and Chief Operating Officer	2015	600,018	2,488,763	427,708	463,217	29,470	4,009,176
	2014	579,561	3,080,300	494,532	573,497	4,500	4,732,390
Regan J. MacPherson(6)	2016	293,317	242,954	708,158	—	5,828	1,250,257
Senior Vice President and General Counsel
Patrick J. O'Malley	2016	586,742	1,699,657	424,036	—	9,058	2,719,493
Executive Vice President	2015	565,011	1,422,150	244,405	362,737	23,656	2,617,959
	2014	560,710	2,156,210	346,172	457,659	7,860	3,528,611
Albert A. Pimentel	2016	623,095	2,935,781	732,418	—	4,500	4,295,794
Executive Vice President	2015	600,018	2,488,763	427,708	458,402	181,460	4,156,351
	2014	600,018	2,156,210	346,172	583,217	23,428	3,709,045

(1)
Stock Awards and Option Awards: These amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, these columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For time-based share units, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. For all performance share units whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $12,138,189 for Mr. Luczo, $1,063,870 for Mr. Morton, $4,855,322 for each of Messrs. Brace, Mosley and Pimentel, $2,810,965 for Mr. O'Malley and $318,744 for Ms. MacPherson. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2016.

(2)
All Other Compensation: The amounts shown in this column consist of the following:

All Other Compensation Table

Name	Personal Guest Travel ($)(a)	401k Match ($)(b)	Executive Life Insurance ($)	Total ($)
Stephen J. Luczo	—	—	4,215	4,215
David H. Morton, Jr.	—	4,500	—	4,500
Philip G. Brace	3,474	4,500	—	7,974
William D. Mosley	7,855	4,500	—	12,355
Regan J. MacPherson	—	5,828	—	5,828
Patrick J. O'Malley	—	6,327	2,731	9,058
Albert A. Pimentel	—	4,500	—	4,500

(a)
Personal guest travel consists of travel costs incurred for the executive's spouse in connection with a research and development incentive program offered to all eligible employees.

(b)
401(k) match is for the 401(k) Plan contribution provided to all U.S. employees who participate in the 401(k) Plan. The maximum amount is $4,500 per calendar year, but it may be higher for a particular fiscal year.
(3)
We provide the use of our corporate aircraft to our NEOs primarily so that they can travel to business functions and different facilities in the course of their duties. Certain trips taken by our NEOs in fiscal year 2016 may have had a personal element. To the extent that a travel leg has a personal element to it, our NEOs have fully reimbursed the Company for the aggregate incremental cost of such leg to us. Such reimbursement includes the costs of "wheels up time", a portion of fuel and insurance costs, catering, excise taxes, and crew expenses.

(4)
Mr. Morton was appointed Executive Vice President and CFO on October 21, 2015 and was not an NEO prior to such appointment.

(5)
Mr. Brace was not an NEO in 2014.

(6)
Ms. MacPherson was appointed Senior Vice President and General Counsel on March 21, 2016 and was not an NEO prior to such appointment.

Grants of Plan-Based Awards Table for Fiscal Year 2016

								Estimated Future Payments Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)
					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)							Grant Date Fair Value of Stock and Option Awards(2) ($)
											Exercise or Base Price of Option Awards ($/Sh)
		Date of Compensation Committee Action
Name	Type of Award		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Stephen J. Luczo	Cash Bonus				900,042	1,800,084	3,600,168
	Time Option	7/22/2015	9/9/2015	(3)						194,384	50.10	1,831,036
	PSU	7/22/2015	9/9/2015	(4)				101,369	202,738			4,798,808
	TPSU	7/22/2015	9/9/2015	(5)				56,887				2,540,573
David H. Morton, Jr.	Cash Bonus				262,507	525,013	1,050,026
	Time Option	7/21/2015	9/9/2015	(3)						25,577	50.10	240,927
	PSU	7/21/2015	9/9/2015	(4)				7,470	14,940			353,630
	RSU	7/21/2015	9/9/2015	(6)				7,985				356,610
Philip G. Brace	Cash Bonus				300,009	750,022	1,200,035
	Time Option	7/21/2015	9/9/2015	(3)						77,754	50.10	732,418
	PSU	7/21/2015	9/9/2015	(4)				40,548	81,096			1,919,542
	TPSU	7/21/2015	9/9/2015	(5)				22,755				1,016,238
William D. Mosley	Cash Bonus				300,009	750,022	1,200,035
	Time Option	7/21/2015	9/9/2015	(3)						77,754	50.10	732,418
	PSU	7/21/2015	9/9/2015	(4)				40,548	81,096			1,919,542
	TPSU	7/21/2015	9/9/2015	(5)				22,755				1,016,238
Regan J. MacPherson	Cash Bonus				123,755	247,510	495,020
	Time Option	7/21/2015	9/9/2015	(3)						11,510	50.10	108,421
	PSU	7/21/2015	9/9/2015	(4)				1,601	3,202			75,791
	RSU	7/21/2015	9/9/2015	(6)				3,743				167,162
	Time Option	3/6/2016	3/21/2016	(3)						89,286	36.54	599,737
Patrick J. O'Malley	Cash Bonus				282,506	565,011	1,130,022
	Time Option	7/21/2015	9/9/2015	(3)						45,016	50.10	424,036
	PSU	7/21/2015	9/9/2015	(4)				23,475	46,950			1,111,307
	TPSU	7/21/2015	9/9/2015	(5)				13,174				588,351
Albert A. Pimentel	Cash Bonus				300,009	600,018	1,200,035
	Time Option	7/21/2015	9/9/2015	(3)						77,754	50.10	732,418
	PSU	7/21/2015	9/9/2015	(4)				40,548	81,096			1,919,542
	TPSU	7/21/2015	9/9/2015	(5)				22,755				1,016,238

(1)
Amounts shown were the potential range of payments for fiscal year 2016 for the NEOs under the EOPB. This range varied based on the individual's position and bonus target as a percentage of fiscal year 2016 ending base salary (150% percent of base salary for Mr. Luczo, 100% for Messrs. Brace and Mosley, 100% for Messrs. Morton, Pimentel and O'Malley and 75% for Ms. MacPherson). Each of Messrs. Brace and Mosley have an additional bonus target of 25% of their annual base salary based on the achievement of individual goals tied to strategic objectives for each their organization during fiscal year 2016. For a description of the EOPB, refer to the section above entitled "Annual Bonus Plan."

(2)
In accordance with SEC rules, this column represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all performance share units, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. For time-based share units, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. The aggregate grant date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $12,138,189 for Mr. Luczo, $1,063,870 for Mr. Morton, $4,855,322 for each of Messrs. Brace, Mosley and Pimentel, $2,810,965 for Mr. O'Malley and $318,744 for Ms. MacPherson. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2016.

(3)
Options awarded during fiscal year 2016 under the 2012 Plan are subject to a four-year vesting schedule. 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date and the remaining 75% of the shares subject to option will vest proportionally on a monthly basis for the next three years, contingent on continuous service. For a description of the options, refer to the section entitled "Compensation Discussion and Analysis—Long Term Equity Incentives—Options."

(4)
PSUs awarded during fiscal year 2016 under the 2012 Plan. These units vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. For a description of the PSUs, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units."

(5)
TPSUs awarded during fiscal year 2016 under the 2012 Plan. Vesting is contingent on continuous service and satisfaction of performance vesting requirements. The first tranche vests no sooner than the first anniversary of the vesting commencement date, subject to the satisfaction of specified performance criteria. The remaining tranches continue to vest annually thereafter subject to the achievement of the subsequent annual performance goals, with the ability to catch-up vesting each year if a given annual performance goal is not achieved. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the TPSUs, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units."

(6)
RSUs awarded during fiscal year 2016 under the 2012 Plan are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units."

 Outstanding Equity Awards at Fiscal Year 2016

	Option Awards						Stock Awards
Name	Stock Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Date		Number of Shares or Units of Stock That have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Stephen J. Luczo	9/13/2010	(2)	34,375	—	11.065	9/13/2017
	8/1/2012	(2)	103,924	3,998	30.230	8/1/2019
	8/1/2012	(4)	206,300	—	30.230	8/1/2019
							8/1/2012	(3)			21,585	518,688
	9/9/2014	(2)	55,824	71,776	60.830	9/9/2021
							9/9/2014	(3)			35,850	861,476
							9/9/2014	(5)			79,700	1,915,191
	9/9/2015	(2)	—	194,384	50.100	9/9/2022
							9/9/2015	(3)			56,887	1,366,995
							9/9/2015	(5)			101,369	2,435,897
David H. Morton, Jr.	9/10/2012	(2)	1,750	657	29.870	9/10/2019
							9/10/2012	(6)			2,750	66,083
	9/9/2013	(2)	2,362	2,532	40.160	9/9/2020						—
							9/9/2013	(6)			2,700	64,881
							9/9/2013	(5)			2,160	51,905
	9/9/2014	(2)	3,609	4,641	60.830	9/9/2021						—
							9/9/2014	(6)			3,300	79,299
							9/9/2014	(5)			3,850	92,516
	9/9/2015	(2)	—	25,577	50.100	9/9/2022						—
							2/20/2015	(3)			30,000	720,900
							9/9/2015	(6)			7,985	191,880
							9/9/2015	(5)			7,470	179,504
Philip G. Brace	10/21/2014	(2)	29,791	35,209	55.210	10/21/2021
							10/21/2014	(3)			48,750	1,171,463
	9/9/2015	(2)	—	77,754	50.100	9/9/2022
							9/9/2015	(3)			22,755	546,803
							9/9/2015	(5)			40,548	974,368
William D. Mosley	9/13/2010	(2)	38,581	—	11.065	9/13/2017
	9/10/2012	(2)	37,499	2,501	29.870	9/10/2019
							9/10/2012	(3)			6,000	144,180
	9/9/2013	(2)	34,375	15,625	40.160	9/9/2020
							9/9/2013	(3)			15,000	360,450
							9/9/2013	(5)			50,000	1,201,500
	9/9/2014	(2)	13,781	17,719	60.830	9/9/2021
							9/9/2014	(3)			11,812	283,842
							9/9/2014	(5)			26,250	630,788
	9/9/2015	(2)	—	77,754	50.100	9/9/2022
							9/9/2015	(3)			22,755	546,803
							9/9/2015	(5)			40,548	974,368
Regan J. MacPherson							9/10/2012	(6)			625	15,019
							9/9/2013	(6)			1,750	42,053
	9/9/2015	(2)	—	11,510	50.100	9/9/2022
							9/9/2015	(6)			3,743	89,944
							9/9/2015	(5)			1,601	38,472
	3/21/2016	(2)	—	89,286	36.540	3/21/2023
Patrick J. O'Malley	9/10/2012	(2)	16,666	2,501	29.870	9/10/2019
							9/10/2012	(3)			6,000	144,180
	9/9/2013	(2)	14,583	10,938	40.160	9/9/2020
							9/9/2013	(3)			10,500	252,315
							9/9/2013	(5)			35,000	841,050
	9/9/2014	(2)	7,875	10,125	60.830	9/9/2021
							9/9/2014	(3)			6,750	162,203
							9/9/2014	(5)			15,000	360,450
	9/9/2015	(2)	—	45,016	50.100	9/9/2022
							9/9/2015	(3)			23,475	564,104
							9/9/2015	(5)			13,174	316,571
Albert A. Pimentel	10/28/2009	(2)	10,000	—	14.825	10/28/2016
	4/6/2011	(2)	597,500	—	14.810	4/6/2018
	9/10/2012	(2)	37,499	2,501	29.870	9/10/2019
							9/10/2012	(3)			6,000	144,180
	9/9/2013	(2)	24,062	10,938	40.160	9/9/2020
							9/9/2013	(5)			35,000	841,050
							9/9/2013	(3)			10,500	252,315
	9/9/2014	(2)	13,781	17,719	60.830	9/9/2021
							9/9/2014	(3)			11,812	283,842
							9/9/2014	(5)			26,250	630,788
	9/9/2015	(2)	—	77,754	50.100	9/9/2022
							9/9/2015	(3)			22,755	546,803
							9/9/2015	(5)			40,548	974,368

(1)
Value based on the closing price of our ordinary shares on July 1, 2016 of $24.03.

(2)
Options vest as to 25% of the shares subject thereto one year after the vesting commencement date, and then with respect to 1/48th of the shares subject to monthly thereafter see "Compensation Discussion and Analysis—Long Term Equity Incentives—Options—Time-Vesting Options").

(3)
These TPSU awards, issued under the 2012 Plan, are subject to both continuous service and the satisfaction of applicable performance vesting requirements. The first tranche may vest no sooner than after the first anniversary of the grant date, with vesting subject to satisfying specified performance criteria. The remaining tranches of these awards continue to vest annually thereafter, subject to the achievement of performance requirements. If threshold performance is not achieved, no awards will vest and the shares underlying the award will be forfeited at the end of the performance period. The TPSU awards are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units."

(4)
The TSR Options granted to our CEO cliff vest three years following their grant date, contingent on continuous service. The performance condition associated with these options was satisfied as of July 23, 2013 (see "Compensation Discussion and Analysis—Long-Term Equity Incentives—Options—TSR Performance-Vesting Options").

(5)
These PSUs were issued under the Seagate Technology plc 2004 Share Compensation Plan, as amended (the "2004 SCP") and the 2012 Plan. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units."

(6)
RSUs awarded, issued under the 2012 Plan are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units."

Option Exercises and Stock Vested for Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Luczo	—	—	662,496	31,420,366
David H. Morton, Jr.	4,359	96,539	12,521	604,345
Philip G. Brace	—	—	16,250	808,763
William D. Mosley	—	—	94,863	4,485,471
Regan J. MacPherson	—	—	2,000	99,070
Patrick J. O'Malley	—	—	341,243	16,935,135
Albert A. Pimentel	15,000	415,155	242,936	10,409,026

Nonqualifed Deferred Compensation Plans

Name	Executive Contributions in FY2016 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in FY2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in FY2016 ($)(a)
Stephen J. Luczo	—	—	—	—	—
David H. Morton, Jr.	—	—	—	—	—
Philip G. Brace	90,003	—	4,467	—	94,470
William D. Mosley	—	—	4,678	—	546,324
Regan J. MacPherson	8,179	—	148	—	13,814
Patrick J. O'Malley	197,754	—	33,026	—	5,066,399
Albert A. Pimentel	—	—	—	—	—

(a)
The amounts reported as Executive contributions represent compensation already reported in the Summary Compensation Table, with the exception of earnings on contributions, as such earnings are not considered at above-market rates.

        The SDCP is a nonqualified deferred compensation plan allowing participants to defer on a pre-tax basis up to 70% of their base salary, 70% of their commissions and up to 100% of their annual performance-based cash bonus, and to select from several mutual fund investment options used to determine notional earnings on the deferred amounts. The deferrals and notional earnings related to those deferrals are reflected on our books as an unfunded obligation of the Company, and remain part of our general assets. A grantor (or rabbi) trust was established for the purpose of accumulating funds to satisfy our obligations and process payments due under the SDCP for plans in effect for the performance period through December 31, 2014. A successor SDCP was implemented effective January 1, 2015, which is no longer supported by a grantor (rabbi) trust.

        Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. Participants may elect to receive distributions following retirement or termination in a lump sum or in quarterly installments over 3, 5, 10, or 15 years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant's account will be distributed in accordance with his or her retirement/termination distribution elections. Additionally, upon death, a participant's accounts will be paid to his or her beneficiary or beneficiaries in a cash lump-sum payment payable before the later of the end of the calendar year in which the participant dies, and two and one-half months after the participant dies. Unless otherwise determined by the Compensation Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant's account shall generally be distributed to him or her in a lump sum not later than the thirtieth day following the change in control.

Potential Payments Upon Qualifying Termination or Change in Control

        As discussed above under the heading titled "Compensation Discussion and Analysis—Severance and Change in Control Benefits," the Compensation Committee adopted the Severance Plan to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason, in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements. In addition to severance, participating NEOs are entitled to receive payment of deferred amounts in the event of a termination of employment or a change in control, as described under the immediately preceding heading titled "Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans."

Involuntary Termination Without Cause or For Good Reason Outside of a Change in Control Period

        Under the Severance Plan in effect during fiscal year 2016, if an NEO's employment were to have been terminated by the Company without "cause" (as defined below) or by the NEO for "good reason" (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO's job level. In the event of such an involuntary termination outside of a "change in control period" (as defined below), the CEO would be entitled to receive 24 months of base salary, the Presidents and Executive Vice Presidents would be entitled to receive 20 months of base salary, and the Senior Vice Presidents would be entitled to receive 16 months of base salary, as well as a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recent accrued performance level, and, if applicable, the prior year bonus (if earned but unpaid at the time of termination). The severance benefits are generally payable within 20 business days following the "payment confirmation date" (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $530,000 (for calendar year 2016), with the remaining amount payable twelve months following the date of termination for CEO, Presidents and Executive Vice President and 6 months and one day following the date of termination for Senior Vice Presidents. The Company would also provide paid outplacement services for a period of 24 months following termination for the CEO, Presidents and Executive Vice Presidents, and a period of 18 months following termination for the Senior Vice Presidents. The receipt of these severance benefits would generally be subject to the NEO's execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

        Under the Severance Plan, "cause" means (i) an NEO's continued failure to substantially perform the material duties of his or her office, (ii) fraud, embezzlement or theft by an NEO of Company property, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony, (iv) an NEO's willful malfeasance or willful misconduct in connection with such NEO's duties or any other act or omission which is materially injurious to the financial condition or business reputation of Seagate, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject or (C) any company policy or other agreement to which such NEO is subject; and "good reason" means an NEO's resignation of his or her employment with the Company as a result of the occurrence of one or more of the following actions without such NEO's express written consent, which action(s) remain uncured for at least 30 days following written notice from such NEO to the Company describing the occurrence of such action(s) and asserting that such action(s) constitute(s) grounds for a good reason resignation, which notice must be provided by the NEO no later than 90 days after the initial existence of such condition; provided, that such resignation occurs no later than 60 days after the expiration of the cure period: (w) any material diminution in the level of the NEO's level or title, authority or duties; (x) a reduction of 10% or more in the level of the base salary or target bonus opportunity, other than a reduction that is equivalent to the reduction in base salaries and/or target bonus opportunities, as applicable, imposed on all other executives of the Company at a similar level; (y) the relocation of the NEO to a principal place of employment that increases his or her one-way commute by more than 50 miles; or (z) the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company's obligations under the Severance Plan.

        If an NEO is involuntarily terminated for any reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO's continuous service for any reason (other than death or disability): (i) the award agreements (including those evidencing the TPSUs) provide that vesting will cease and, where applicable, Seagate will automatically reacquire all unvested shares without payment of consideration and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as all other option holders, would have three months to exercise options that are vested as of the date of termination.

Involuntary Termination Without Cause or For Good Reason During a Change in Control Period

        The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during a "change in control period". This period is defined as the period commencing six months prior to the effective date of a "change in control" (as defined below) and ending 24 months following such date. In the event of an involuntary termination within a change in control period (often called a "double trigger"), the NEO would be entitled to receive the following: (i) 36 months of base salary and target bonus in the case of the CEO, 24 months of base salary and target bonus in the case of the Presidents and Executive Vice Presidents or 18 months of base salary and target bonus in the case of the Senior Vice Presidents, (ii) a lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and his or her eligible dependents, if any, (iii) paid outplacement services for a period of 24 months for the CEO, Presidents and Executive Vice Presidents and 18 months for the Senior Vice Presidents, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the "payment confirmation date" in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $530,000 (for calendar year 2016), with the remainder, if any, payable six months and one day following the termination date.

        Under the Severance Plan, "change in control" or "CIC" means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of Seagate.

        In addition, under the terms of our equity award agreements with each NEO and consistent with the treatment of equity awards under the Severance Plan, if a change in control (which is generally defined in a similar manner as under the Severance Plan) occurs and the successor company does not assume or replace the awards with alternatives that preserve both the intrinsic value and the rights and benefits of the award immediately prior to the CIC, then all awards accelerate and become fully vested on the later of (i) the closing date of the CIC or (ii) the date of the "termination event" (as defined in the Severance Plan), based on the Company's performance through the closing date of the CIC. The PSU award agreement further provides that the number of shares that will vest on the later of the closing of a CIC and an NEO's involuntary termination within the change in control period will be based on the Company's performance through the closing date of the CIC, with relative TSR performance measured by using the average closing prices over the 30-day trading period preceding the CIC. The vesting of the TSR Options and TSR PSUs issued to our CEO will accelerate in full upon the later of a CIC and a qualifying termination of employment.

        In the event that the benefits payable following a CIC exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would be subject to excise taxes imposed by Section 4999 of the Code). We do not provide any gross-up for excise taxes and the NEO is responsible for payment of all personal taxes, including excise taxes.

Termination due to Death or Disability

        In the event a termination of employment occurs due to an NEO's death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, "disability" means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO's death or disability, the Compensation Committee has the discretion under the terms of the EOPB to pay to the NEO or the NEO's estate a pro-rated target bonus for the fiscal year in which the termination occurs.

        The terms of the restricted share and performance share award agreements for our NEOs provide that vesting will cease upon a termination due to disability (as defined above), and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately.

        Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of an option award that will be vested at termination. For our CEO, both the TSR Option agreement and the TSR PSU award agreement provides that the CEO will vest pro-rata in the option or award based on the number of days from the beginning of the performance period until the termination date upon termination due to death or disability. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

        Finally, for those executive officers who participate in the group replacement life insurance plan, the Company will continue to pay its portion of the insurance premiums through the end of the calendar year in which the Executive becomes disabled.

Potential Payments Upon Termination

  Severance Benefits Upon Termination Without Cause or For Good Reason outside a Change in Control Period

        The following table sets forth the estimated value of the potential payments and benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason on July 1, 2016.

Name	Monthly Base Salary ($)	Months of Base Pay (#)	Prior Year Bonus ($)(1)	Outplacement Benefit ($)(2)	Total ($)
Stephen J. Luczo	100,005	24	—	15,000	2,415,120
David H. Morton, Jr.	43,751	20	—	15,000	890,020
Philip G. Brace	50,001	20	—	15,000	1,015,020
William D. Mosley	50,001	20	—	15,000	1,015,020
Regan J. MacPherson	27,501	16	—	15,000	455,016
Patrick J. O'Malley	47,084	20	—	15,000	956,680
Albert A. Pimentel	50,001	20	—	15,000	1,015,020

(1)
Represents full-year bonus earned but unpaid at the time of termination.

(2)
Represents the estimated amounts payable for outplacement services for the two-year period following termination.

  Severance Benefits Upon Termination Due to Death

        The following table sets forth the estimated value as of July 1, 2016 of the potential payments and benefits to each NEO, assuming termination of the NEO due to death on such date.

Name	Target Bonus ($)(1)	Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Total ($)
Stephen J. Luczo(4)	1,800,084	—	2,962,172	4,762,256
David H. Morton, Jr.	525,013	—	506,120	1,031,133
Philip G. Brace	750,022	—	790,557	1,540,579
William D. Mosley	750,022	—	2,325,629	3,075,651
Regan J. MacPherson	247,510	—	68,894	316,404
Patrick J. O'Malley(4)	565,011	—	1,561,626	2,126,637
Albert A. Pimentel	600,018	—	1,933,820	2,533,838

(1)
Amounts for the bonus component of the death benefit assume that the Compensation Committee elects to exercise its discretion to pay the NEO's estate a bonus for the fiscal year in which death occurs. In addition, the amount has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO's target bonus opportunity for that year. However, the EOPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO's death.

(2)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on July 1, 2016, or $24.03 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.03 or for options that were already vested as of July 1, 2016. Under the terms of the TSR Options issued to our CEO, the same number of options would accelerate in the event of disability as in the event of death because the performance condition was satisfied as of July 23, 2013; the value of the acceleration of such TSR Options is set forth in the table below (see footnote 3 below).

(3)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on July 1, 2016. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. In the event of disability, the NEOs would receive the same number of shares under the terms of the PSU award agreements as in the event of death, as set forth below. In addition, under the terms of the TSR PSUs issued to our CEO, the same number of PSUs would accelerate in the event of disability as in the event of death because the performance condition was satisfied as of July 23, 2013.

Name	Accelerated Vesting of PSU Awards ($)	Accelerated Vesting of Options ($)
Stephen J. Luczo	2,962,172	—
David H. Morton, Jr.	333,200	—
Philip G. Brace	790,557	—
William D. Mosley	2,325,629	—
Regan J. MacPherson	10,381	—
Patrick J. O'Malley	1,561,626	—
Albert A. Pimentel	1,933,820	—
(4)
In the event of the death of either of Messrs. Luczo or O'Malley, their beneficiary(ies) would be entitled to a death benefit of $450,000 under the terms of the group replacement life insurance plan, in addition to any accrued cash value. Further, under the terms of this plan, each of Messrs. Luczo and O'Malley would be entitled to continued payment of the Company's portion of the insurance premiums through December 31, 2016, in the aggregate amount of $4,215 and $2,731, respectively, in the event the Executive became disabled on July 1, 2016.

  Severance Benefits Upon Termination Without Cause or For Good Reason within a Change in Control Period

        The following table sets forth the estimated value calculated as of July 1, 2016 of the potential payments to each NEO, assuming termination of the NEO by the Company without cause or by the NEO for good reason on such date in connection with a change in control, during a change in control period, as defined in the Severance Plan.

Name	Monthly Base Salary ($)	Monthly Target Bonus ($)	Total Monthly Severance Pay ($)	Months of Pay (#)	Total Severance Pay ($)	Total Health Care Benefit ($)	Outplacement Benefit ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Total ($)(4)
Stephen J. Luczo	100,005	150,007	250,012	36	9,000,432	32,843	15,000	—	7,098,246	16,146,521
David H. Morton, Jr.	43,751	43,751	87,502	24	2,100,048	32,843	15,000	—	1,446,966	3,594,857
Philip G. Brace	50,001	62,502	112,503	24	2,700,072	32,843	15,000	—	2,692,634	5,440,549
William D. Mosley	50,001	62,502	112,503	24	2,700,072	32,843	15,000	—	4,141,931	6,889,846
Regan J. MacPherson	27,501	20,626	48,127	18	866,286	18,924	15,000	—	185,488	1,085,698
Patrick J. O'Malley	47,084	47,084	94,169	24	2,260,032	20,399	15,000	—	2,640,873	4,936,304
Albert A. Pimentel	50,001	50,001	100,003	24	2,400,048	32,457	15,000	—	3,673,346	6,121,851

(1)
Represents the estimated amounts payable for outplacement services for the two-year period following termination.

(2)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on July 1, 2016, or $24.03 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.03 or for options that were already vested as of July 1, 2016.

(3)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on July 1, 2016. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle, except for the TSR PSUs issued to our CEO which would accelerate in full because the performance condition had been satisfied as of July 23, 2013.

(4)
Calculations do not include the impact of any potential cutback pursuant to the application of the Code Section 280G safe harbor limit under the relevant provisions of the Severance Plan.

PROPOSAL 2 – AN ADVISORY, NON-BINDING VOTE ON THE COMPANY'S
EXECUTIVE COMPENSATION

(Ordinary Resolution)

        The Board is presenting the following Proposal, commonly known as a "Say-on-Pay" proposal, which gives you as a shareholder the opportunity to endorse or not endorse, in an advisory, non-binding vote, the compensation of our NEOs, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board currently intends to hold such votes annually. Accordingly, the next such vote will be held at the Company's 2017 Annual General Meeting. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:

        "RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosure contained in the Company's proxy statement is hereby approved."

        While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding, and is advisory in nature.

        In considering your vote, please be advised that our compensation program for our NEOs is guided by our design principles, as described in the Compensation Discussion and Analysis of this Proxy Statement:

  •
  Cash compensation tied to performance.    At least half of the cash compensation opportunity for our NEOs is based on Company and individual performance. The cash compensation of our NEOs has fluctuated from year to year, reflecting the Company's financial results. In addition, we have implemented a cap on annual bonus funding.

  •
  Long-term equity incentive compensation tied to performance.    In fiscal year 2016, a majority of our long-term equity incentive awards were granted in the form of performance-based restricted share units, which vest dependent upon the achievement of pre-established performance objectives, including return on invested capital, relative total shareholder return and adjusted earnings per share (as described in further detail in this Proxy Statement).

  •
  Compensation unrelated to performance is limited.    We do not have executive employment agreements, guaranteed incentive awards, "golden parachutes," single trigger change of control severance provisions, executive pensions or tax-gross ups for our NEOs.

  •
  Share Ownership Guidelines.    Our share ownership guidelines for our NEOs directly tie executive performance and retained value from our shares to the value returned to our shareholders.

        The Board recommends that you vote "FOR" the advisory, non-binding approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related disclosure contained in this Proxy Statement.

 PROPOSAL 3 – APPROVAL OF AMENDED AND RESTATED SEAGATE TECHNOLOGY PLC 2012
EQUITY INCENTIVE PLAN

(Ordinary Resolution)

        We are seeking the approval by our shareholders of the Second Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan (the "Amended and Restated Plan"), which amends and restates in its entirety the 2012 Plan in the following material respects:

  •
  The Amended and Restated Plan increases the number of ordinary shares reserved for issuance under the Current Plan by an additional 7,500,000 shares, from 64,549,079 shares to an aggregate of 72,049,079 shares.

        Approval by shareholders of the Amended and Restated Plan will also satisfy the requirement to have the material terms of the permissible performance goals under which compensation may be paid that were included under the 2012 Plan for purposes of certain awards intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") re-approved by shareholders at least once every five years. Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the CEO or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

        We are not seeking to make any other changes to the terms of the plan document other than certain technical changes.

        The Seagate Technology plc 2012 Equity Incentive Plan (the "Original Plan") was approved by our shareholders on October 26, 2011. On October 22, 2014, our shareholders approved the 2012 Plan, which amended and restated the Original Plan. Upon the recommendation of the Compensation Committee, our Board unanimously approved the Amended and Restated Plan on July 25, 2016, subject to shareholder approval. We are now seeking shareholder approval of the Amended and Restated Plan with respect to the amendments described in this Proposal. If the Amended and Restated Plan is approved by shareholders at the 2016 AGM, it will become immediately effective as of the date of the 2016 AGM.

        Unless and until the Amended and Restated Plan is approved by our shareholders, we will continue to grant awards under the 2012 Plan using the shares available for issuance thereunder, and no awards may be granted under the 2012 Plan with respect to the additional 7,500,000 shares reserved for issuance under the Amended and Restated Plan. If the Amended and Restated Plan is not approved by our shareholders, the Amended and Restated Plan will not become effective, the 2012 Plan will continue in effect, and we may continue to grant awards under the 2012 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder. No awards or contingent awards have been or will be granted utilizing the increased share reserve under the Amended and Restated Plan prior to obtaining shareholder approval for the Amended and Restated Plan.

Background of Amendment to Increase Share Reserve

        As of September 1, 2016, grants covering approximately 9,491,044 ordinary shares were outstanding under the 2012 Plan, and 33,128,374 ordinary shares were reserved for issuance and available for future awards under the 2012 Plan. As a result of the limited number of shares remaining available for issuance under the 2012 Plan, and in order to have an appropriate supply of shares available for future equity awards under the 2012 Plan to recruit, hire, and retain the talent necessary to achieve strong performance in the future, the Compensation Committee determined to recommend that the Board approve the Amended and Restated Plan which includes, among other amendments, an increase in the number of ordinary shares reserved for issuance under the 2012 Plan by an additional 7,500,000 shares. Upon the recommendation of the Compensation Committee, the Board unanimously approved the Amended and Restated Plan on July 25, 2016, subject to shareholder approval.

        In its determination to recommend that the Board approve the Amended and Restated Plan, the Compensation Committee analyzed various metrics, including burn rate and dilution, and considered information published by Institutional Shareholder Services ("ISS"), as well as the proxy voting guidelines of certain institutional advisors. In particular, the Compensation Committee considered:

  •
  Our burn rate. We manage long-term dilution by limiting the number of equity awards granted annually, commonly referred to as "burn rate." Burn rate differs from dilution as it does not account for equity awards that have been cancelled and other shares returned to the share reserve. Our three-year average gross burn rate using ISS's calculation methodology of 2.69% is within ISS's established cap for our industry gross burn rate of 4.91%.

  •
  Our prospective equity compensation requirements and the dilutive impact of the proposed share increase under the 2012 Plan. The potential dilution to current shareholders that could result from the future issuance of shares reserved under our equity plans, including the additional shares being considered by this Proposal, would be approximately 14.31% (expressed as a percentage where the numerator is the sum of 7,500,000 new shares reserved, plus 33,128,374 shares currently reserved but not issued, plus 9,491,044 shares subject to outstanding awards, and the denominator is the sum of numerator, plus the 300,108,820 shares outstanding). After considering the foregoing, we forecasted that our total share reserve resulting from this Proposal would be appropriate to satisfy expected equity compensation needs for approximately three years, based on our current compensation design and historical grant patterns, understanding that the share reserve could last for a longer or shorter period of time based on various factors which cannot be predicted at this time, e.g., growth of our employee population, future grant practices, and share price and prevailing market conditions, etc. If we do not increase the shares available for issuance under our equity plans, then based on historical usage rates of shares under our equity plans, we would expect to exhaust the share limit under the 2012 Plan by September, 2017, at which time we would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.
Summary of the Amended and Restated Plan

        The following is a summary of the material terms of the Amended and Restated Plan and is not a complete description thereof. The description in this Proposal is qualified in its entirety by reference to the full text of the Amended and Restated Plan. A copy of the Amended and Restated Plan is attached to this Proxy Statement as Appendix B and you are advised to review the actual terms of the Amended and Restated Plan.

Purpose

        The purpose of the Amended and Restated Plan is to promote our long-term growth and financial success by providing incentives to our employees, directors, and consultants through grants of share-based awards. These awards are intended to tie the Amended and Restated Plan participants' interests directly to shareholder interests and encourage individual and collective behavior that enhances our success. The provisions of the Amended and Restated Plan, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain our competitive ability to attract, retain and motivate participants for the benefit of our shareholders and us.

Corporate Governance and Plan Design

        We have designed the Amended and Restated Plan in accordance with currently accepted corporate governance standards for the design and implementation of employee equity incentive programs. The Amended and Restated Plan is the sole active plan for providing future equity incentives to eligible employees, directors and consultants; the Board believes that the Amended and Restated Plan is in the best interest of our shareholders and Seagate, as it will assist Seagate in attracting and retaining talented employees, linking employee compensation with our performance and maintaining a culture based on employee share ownership.

        The Amended and Restated Plan contains a number of provisions that the Board believes are consistent with the interests of our shareholders and sound corporate governance principles, as follows:

  •
  No Share Option Repricings.    The Amended and Restated Plan prohibits the repricing of options and share appreciation rights without the approval of our shareholders. This provision applies both to direct repricings—that is, lowering the exercise price of an option or share appreciation right—and to indirect repricings—that is, canceling an outstanding option or share appreciation right in exchange for cash or for a replacement award with a lower exercise price.

  •
  No Discounted Share Options.    The Amended and Restated Plan requires the exercise price of an option or share appreciation right to be not less than the fair market value of our ordinary shares on the date of grant.

  •
  No Annual "Evergreen" Provision.    The Amended and Restated Plan provides for a fixed number of shares available for grant and does not provide for any automatic increase of available shares for future issuances.

  •
  Conservative Share Counting Provisions.    The Amended and Restated Plan provides that each Full-Value Share Award will be counted as 2.5 shares for every one share granted for purposes of determining the number of shares remaining available for issuance under the Amended and Restated Plan. In addition, any shares tendered by a participant to pay the exercise price of an option and any shares withheld for payment of taxes will not be added back to the number of shares remaining available for issuance under the Amended and Restated Plan.

  •
  Conservative Burn Rate and Dilution.    For fiscal years 2014 through 2016, our three-year average annual share usage rate or "burn rate" was 2.69%, which is below the average for our industry. Burn rate is defined by ISS as the total number of equity awards granted in a given year divided by the number of common shares outstanding. In addition, the dilutive impact of the 2012 Plan is within appropriate limits, representing approximately 2.5% (calculated as the number of new shares reserved under the 2012 Plan divided by the total number of our ordinary shares outstanding as of September 1, 2016).

  •
  "Double trigger" Change of Control Provisions.    Under the Amended and Restated Plan, awards do not accelerate upon a change of control unless the acquiring company does not assume the awards or if the acquiring company terminates the participant's employment within 24 months of the change of control (i.e., a "double trigger" change of control provision).

  •
  Limits on Dividend Equivalents.    It is our policy not to pay dividend equivalents unless and until the participant becomes vested in the underlying equity award.

Description of the Plan

        Eligibility.    All of our employees, including our executive officers, all of the members of the Board, and our consultants may participate in the Amended and Restated Plan.

        Types of Awards.    The types of awards that will be available for grant under the Amended and Restated Plan are as follows:

  •
  incentive stock options;

  •
  nonstatutory share options;

  •
  restricted share bonuses;

  •
  share appreciation rights;

  •
  phantom share units;

  •
  restricted share units (or "RSUs");

  •
  performance share bonuses;

  •
  performance share units (or "PSUs");

  •
  deferred share units;

  •
  dividend equivalent rights; and

  •
  other share-based awards.

        Share Reserve.    Subject to certain adjustments set forth in the plan, the maximum number of ordinary shares that may be issued pursuant to awards under the 2012 Plan, without giving effect to the Amended and Restated Plan increasing the number of shares available for grant thereunder, is 64,549,079, plus any shares remaining available for grant under the Seagate Technology plc 2004 Share Compensation Plan, as amended (the "2004 SCP") as of the effective date of the 2012 Plan. If the Amended and Restated Plan is approved by our shareholders, the maximum number of our ordinary shares that may be issued pursuant to awards thereunder will be increased by an additional 7,500,000 shares to an aggregate of 72,049,079 shares.

        Shares that are subject to options or share appreciation rights granted under the Amended and Restated Plan will be counted against the share reserve as one share for every one share granted. Each share that is subject to a Full-Value Share Award, such as a restricted share bonus or restricted share unit, granted under the Amended and Restated Plan will count against the share reserve as 2.5 shares for every one share granted.

        Shares covered by awards that expire, are canceled or otherwise terminated without having been exercised or redeemed, or are settled for cash rather than shares, will again be available for grant under the Amended and Restated Plan. Each share that becomes available for the grant of awards in this manner (including awards under the 2004 SCP) will be added back to the aggregate share reserve under the Amended and Restated Plan as one share if such share was subject to an option or share appreciation right, and according to the applicable ratio described above if such share was subject to a Full-Value Share Award.

        However, the following shares will not be added back to the share reserve under the Amended and Restated Plan: (i) shares tendered by the participant or withheld by the Company (if and to the extent permitted by applicable law) to satisfy (A) the exercise price of a share option or share appreciation right and/or (B) tax withholding obligations with respect to an award; (ii) shares repurchased on the open market with the proceeds of the option exercise price; or (iii) shares not issued or delivered as a result of the net settlement of an outstanding share option or share appreciation right.

        No employee will be eligible to be granted awards under the Amended and Restated Plan covering more than 10 million ordinary shares during any fiscal year or options and/or share appreciation rights covering more than 8 million ordinary shares during any fiscal year.

        Adjustments by the Board.    In the event of a corporate transaction such as a merger, consolidation, reorganizations, recapitalization, reincorporation, share split, spinoff, share dividend, extraordinary dividend, liquidating dividend, combination or exchange of shares, changes in corporate structure or other transaction in which we do not receive any consideration, the Board will adjust the class, kind and maximum number of shares subject to the plan, the share limits on grants to a participant, and the number of shares and, if applicable, the exercise price of outstanding awards.

        Administration of the Plan.    The Board has the authority to, and intends to, delegate administration of the Amended and Restated Plan to the Compensation Committee, except that the Board will retain the authority to make grants of equity-based awards to our non-employee directors. The Compensation Committee, or the Board if the delegation of authority to the Compensation Committee is terminated or limited in the future, has the authority to, among other things:

  •
  designate participants in the Amended and Restated Plan;

  •
  determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant;

  •
  interpret the Amended and Restated Plan and establish, adopt or revise any rules and regulations to administer the Amended and Restated Plan; and

  •
  make all other decisions and determinations that may be required under the Amended and Restated Plan.

        Options.    The Amended and Restated Plan provides that share options must have an exercise price that is at least equal to 100% of the fair market value of our ordinary shares on the date the option is granted. To the extent permitted in his or her option agreement, an option holder may exercise an option by payment of the exercise price (1) in cash, (2) according to a deferred payment or similar arrangement, (3) pursuant to a "same day sale" program, (4) by the surrender of shares already owned by the option holder or (5) by a combination approved by the Board. In the event of the option holder's termination, the option holder will generally have up to three months (up to one year if the termination is due to disability and one year for the beneficiary if due to death) from termination to exercise his or her vested options.

        Restricted Share Bonuses and Performance Share Bonuses.    Restricted share bonuses and performance share bonuses are grants of ordinary shares not requiring the payment of any monetary consideration, but subject to restrictions, as determined by the Compensation Committee. Generally, unless the participant's award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant's name at the time of grant until those conditions are met. The vesting of restricted share bonus awards will generally be based on the participant's continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Compensation Committee. In the event a participant's continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination will be reacquired by us at no cost to us.

        Share Appreciation Rights.    The Compensation Committee may grant share appreciation rights independently of or in connection with an option grant. The base price per share of a share appreciation right shall be at least 100% of the fair market value of our ordinary shares on the date of grant. Generally, each share appreciation right will entitle a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one ordinary share over (2) the base price, times (b) the number of ordinary shares covered by the share appreciation right being redeemed. To the extent a share appreciation right is granted concurrently with an option grant, the redemption of the share appreciation right will proportionately reduce the number of ordinary shares subject to the concurrently granted option. Payment shall be made in shares or in cash, or a combination of both, as determined by the Compensation Committee.

        Phantom Share Units.    A phantom share unit is the right to receive the value of one ordinary share, redeemable upon terms and conditions set by the Compensation Committee. Distributions upon redemption of phantom share units may be in shares valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Compensation Committee.

        Restricted Share Units and Performance Share Units.    The Compensation Committee may also award restricted share units or performance share units, both of which entitle the participant to receive the value of one ordinary share per unit at the time the unit vests, with delivery of such value (distributed in shares or in cash) on a date chosen by the participant to the extent permitted by law. For restricted share units, vesting will generally be based on the participant's continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Compensation Committee. In the event a participant's continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination will be forfeited.

        Deferred Share Units.    Participants who are not non-employee directors may receive deferred share units by electing to defer receipt of restricted share unit awards and performance share unit awards in accordance with the requirements of applicable law and the terms of our deferred compensation plan.

        Dividend Equivalent Rights.    The Compensation Committee may determine that, subject to complying with Section 409A of the Code and the rules of the Amended and Restated Plan, amounts equal to the dividends that would have been received on the number of shares subject to a Full-Value Share Award if they had been issued shares, shall be paid on the shares subject to such Full-Value Share Award in cash, shares or other property as determined by the Compensation Committee. If the award is a performance-based award, the dividend equivalent rights will be subject to the same performance conditions of the award and the participant shall not be entitled to such dividend equivalent rights unless the performance conditions of the underlying award have been met. The Compensation Committee may also provide that such dividend equivalent rights shall be deemed to have been reinvested in additional shares or otherwise reinvested and may provide that such dividend equivalent rights are subject to the same vesting as the underlying award.

        Qualified Performance-Based Compensation Under Section 162(m).    The Amended and Restated Plan permits the Compensation Committee to specify that an award or a portion of an award is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the Compensation Committee to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more of the performance criteria described below, as selected by the Compensation Committee and specified at the time the award is granted. However, nothing in the Amended and Restated Plan would require that awards granted under it be designated to satisfy the requirements under Section 162(m) of the Code for "qualified performance-based compensation," and the Compensation Committee may in its discretion grant or amend awards that may not be deductible by us.

        The Amended and Restated Plan permits the Compensation Committee to grant Full-Value Share Awards that are intended to satisfy the requirements of "qualified performance-based compensation" under Section 162(m), the grant, vesting or retention of which must be based on any one or more of the performance criteria set forth below. The Compensation Committee may also base the grant, vesting or retention of such awards on derivations of such performance criteria, either individually, alternatively or in any combination, applied to either Seagate as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Compensation Committee. The performance criteria to be utilized under the Amended and Restated Plan consist of one or more of the following:

  •
  pre- and after-tax income;

  •
  operating income;

  •
  net operating income or profit (before or after taxes);

  •
  net earnings;

  •
  net income (before or after taxes);

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  operating margin;

  •
  gross margin;

  •
  cash flow (before or after dividends);

  •
  earnings per share;

  •
  return on equity;

  •
  return on assets, net assets, investments or capital employed;

  •
  revenue;

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  market share;

  •
  cost reductions or savings;

  •
  funds from operations;

  •
  total shareholder return;

  •
  share price;

  •
  earnings before any one or more of the following items: interest, taxes, depreciation or amortization;

  •
  market capitalization;

  •
  economic value added;

  •
  operating ratio;

  •
  product development or release schedules;

  •
  new product innovation;

  •
  implementation of our critical processes or projects;

  •
  customer service or customer satisfaction;

  •
  product quality measures;

  •
  days sales outstanding or working capital management;

  •
  inventory or inventory turns;

  •
  pre-tax profit; and/or

  •
  cost reductions.

        Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

        In addition, pursuant to the Amended and Restated Plan, the Compensation Committee may determine to adjust any of the performance criteria intended to satisfy the requirements of "qualified performance-based compensation" under Section 162(m) as follows:

  •
  to exclude restructuring and/or other non-recurring charges;

  •
  to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

  •
  to exclude the effects of changes to U.S. GAAP required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards);

  •
  to exclude the effects of any statutory adjustments to corporate tax rates;

  •
  to exclude the effects of any unusual or nonrecurring items as determined under U.S. GAAP;

  •
  to exclude any other unusual, non-recurring gain or loss, or other extraordinary item;

  •
  to respond to any unusual or extraordinary transaction, event or development;

  •
  to respond to changes in applicable laws, regulations and/or accounting principles;

  •
  to exclude the dilutive or accretive effects of dispositions, acquisitions or joint ventures;

  •
  to exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends;

  •
  to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of shares or property by a corporation), or reorganization; and

  •
  to reflect any partial or completed corporate liquidation.

        Without giving effect to the Amended and Restated Plan, the permitted adjustments to the performance criteria under the 2012 Plan are generally the same as described above, except with respect to exclusions for the effects of unusual or nonrecurring items as determined under U.S. GAAP, which was newly added pursuant to the Amended and Restated Plan to replace exclusions for the effects of any "extraordinary items" as determined under U.S. GAAP, which FASB eliminated as a permitted exclusion and would correspondingly be read out of the 2012 Plan.

        Forfeiture and Recoupment Provisions.    The Compensation Committee may specify in an award agreement that a participant's rights, payments and/or benefits with respect to a share award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, including termination for cause, violation of applicable company policies, breach of an agreement between the participant and the company or any other conduct by the participant that is detrimental to our business interests or reputation. All share awards (including vested share awards) will be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws.

        Transferability.    Unless otherwise determined by the Compensation Committee or provided for in a written agreement evidencing an award, awards granted under the Amended and Restated Plan will not be transferable other than by will or by the laws of descent and distribution.

        Change of Control.    In the event of a "change of control" (as defined in the Amended and Restated Plan, other than a dissolution or liquidation), the Board may provide for the (1) assumption or continuation of any share awards outstanding under the Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) cash payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or share appreciation right prior to the change of control. Furthermore, at any time the Board may provide for the acceleration of exercisability and/or vesting of an award. In the event of the dissolution of the Company, all outstanding awards will terminate immediately prior to dissolution.

        No Repricing without Shareholder Approval.    The Amended and Restated Plan prohibits the Board from repricing options or share appreciation rights, or cashing out any such awards other than in connection with a change of control as described above, without first obtaining the approval of our shareholders.

        Amendment or Termination.    The Board may amend, suspend, or terminate the Amended and Restated Plan in any respect at any time, subject to shareholder approval, if such approval is required by applicable law of stock exchange rules. However, no amendment to the Amended and Restated Plan may materially impair any of the rights of a participant under any awards previously granted, without his or her consent.

        Term.    Unless earlier terminated by the Board, the Amended and Restated Plan will expire on October 19, 2026. No awards will be granted under the Amended and Restated Plan after that date.

        Share Price.    On September 1, 2016 the closing price of our ordinary shares on NASDAQ was $33.71 per share.

Certain Federal Income Tax Consequences

        We believe that, based on the laws as in effect on the date of this proxy statement, the following is a summary of the principal U.S. federal income tax consequences to participants and to us of options and other awards granted under the Amended and Restated Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and to us and does not describe tax consequences based on particular circumstances. The laws governing the tax consequences of these awards are highly technical and such laws are subject to change. State, local, and foreign tax laws are not discussed.

        Share Options.    When a nonstatutory share option is granted, there are no income tax consequences for the option holder or us. When a nonstatutory share option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the underlying ordinary shares on the date of exercise over the exercise price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        When an incentive stock option is granted, there are no income tax consequences for the option holder or us. When an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The option holder, however, must treat the excess of the fair market value of the underlying ordinary shares on the date of exercise over the option price as an item of adjustment for purposes of the alternative minimum tax.

        If the option holder disposes of the underlying shares after the option holder has held the shares for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. We are not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the underlying shares by disposing of the shares before they have been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the underlying shares on the date the incentive option was exercised or, if less, the amount received on the disposition over (2) the exercise price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        Share Appreciation Rights and Phantom Share Units.    When a share appreciation right or phantom share unit is granted, there are no income tax consequences for the participant or us. When a phantom share unit vests, generally the participant recognizes compensation equal to the cash and/or shares received, with the shares valued at fair market value as of the date of receipt. When a share appreciation right is redeemed, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon redemption. We are entitled to a deduction equal to the compensation recognized by the participant.

        Share Units and Restricted Share Awards.    Generally, when a share unit (whether as a restricted share unit or performance share unit) or a restricted share (whether as a restricted share bonus or performance share bonus) is granted, there are no income tax consequences for the participant or us. Upon the payment to the participant of shares in respect of share units or the lapse of restrictions on restricted share awards, the participant generally recognizes compensation equal to the fair market value of the shares as of the date of delivery or release. We are entitled to a deduction equal to the compensation recognized by the participant.

        Dividend Equivalent Rights.    When a dividend equivalent right is granted, there are no income tax consequences for the participant or us. When a dividend equivalent right is paid, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received. We are entitled to a deduction equal to the compensation recognized by the participant.

        Section 162(m) of the Code.    Under Section 162(m) of the Code, compensation paid to our CEO and the three most highly paid executive officers other than our CEO and our CFO (collectively, the "covered employees") in a particular year is limited to $1 million per person, except that compensation that constitutes "qualified performance-based compensation" under Section 162(m) will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation. Our ability to deduct compensation paid to any executive officer or employee who is not a covered employee is not affected by this provision.

        If approved by our shareholders, the Amended and Restated Plan will permit the Compensation Committee to grant awards which will qualify as "qualified performance-based compensation." Even if approved by our shareholders, the Amended and Restated Plan allows the Compensation Committee to make awards that would not be performance-based for purposes of the exemption from the limitations of Section 162(m) of the Code, and nothing precludes the Compensation Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Code.

        Section 280G of the Code.    Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the recipient.

        Section 409A of the Code.    Certain awards under the Amended and Restated Plan may be considered "non-qualified deferred compensation" for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional income tax equal to 20% of the compensation required to be included in gross income, plus interest.

New Plan Benefits

        The number of awards that our employees, officers and consultants may receive under the Amended and Restated Plan is in the discretion of the Compensation Committee, and therefore, is not determinable at this time. As described above, pursuant to our director compensation program:

  •
  Each of our non-employee directors who is newly appointed or elected as a non-employee director will automatically receive an initial restricted share unit award equal in number to $250,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an AGM this dollar amount would be pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board could award a lesser number of restricted share units. The grant date for each such award is the date of the director's election or appointment. Generally, each restricted share unit award will vest on the earlier of the one year anniversary of the grant date or the day prior to the next election of directors at an AGM. All restricted share unit awards will become fully vested in the event of a "change of control" (as defined in the Amended and Restated Plan).

  •
  Each year at the AGM, unless otherwise determined by the Board, each non-employee director who is elected to the Board automatically receives a restricted share unit award equal in number to $250,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest share. The grant date for each such award will generally be the date of the AGM. Each restricted share unit award will vest on the earlier of the one year anniversary of the grant date or the day prior to the next election of directors at the AGM. All restricted share unit grants will become fully vested in the event of a "change of control" (as defined in the Amended and Restated Plan).

        By way of background, please see the "Compensation Discussion and Analysis" and related compensation tables for a discussion of our executive compensation philosophy and for information regarding equity awards to our NEOs in fiscal year 2016. In addition, the table below sets forth the estimated awards of all types to be made under the Amended and Restated Plan during the fiscal year ending June 30, 2017.

        Except with respect to the annual grants to our non-employee directors, awards under the Amended and Restated Plan are subject to the discretion of the Compensation Committee, and the Compensation Committee has not made any determination with respect to future grants to any individuals under the Amended and Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the annual non-employee director grants.

 New Plan Benefits
Under Amended and Restated Plan
in 2016 Fiscal Year

Name	Dollar Value ($)		Number of Shares/Units Covered by Awards
Stephen J. Luczo,		(1)		(1)
Chairman and CEO
David H. Morton, Jr.,		(1)		(1)
Executive Vice President and Chief Financial Officer
Philip G. Brace,		(1)		(1)
President, Cloud Systems and Solutions
William D. Mosley,		(1)		(1)
President and Chief Operating Officer
Regan J. MacPherson,		(1)		(1)
Senior Vice President and General Counsel
Patrick J. O'Malley,		(1)		(1)
Executive Vice President
Albert A. Pimentel,		(1)		(1)
Executive Vice President
All Current Executive Officers as a Group		(1)		(1)
All Current Directors Who Are Not Executive Officers as a Group	$2,500,000	(2)		(1)
All Employees Who Are Not Executive Officers as a Group		(1)		(1)

(1)
Not determinable at this time.

(2)
Assumes that each non-employee director nominee is elected and will receive an annual restricted share unit award with a value of $250,000 on the date of the AGM.

Grants under the 2012 Plan

        As of September 1, 2016, awards covering 20,335,561 shares of the Company's ordinary shares had been granted under the 2012 Plan (including awards granted under the Original Plan) since the inception of the Original Plan on October 27, 2011 (which, applying the formula pursuant to which each Full-Value Share Award counts as 2.1 or 2.5 shares for each one share granted as RSUs or PSUs, represents a total of 37,237,635 ordinary shares granted under the 2012 Plan as of such date). The following table shows information regarding the grants of such awards among the persons and groups identified below.

 Awards Granted under the Original Plan and 2012 Plan
Since Inception Through September 1, 2016

Name and Position	Number of Shares Underlying Option Grants	Number of Shares Underlying PSUs/ RSUs Grants
Stephen J. Luczo,	720,144	936,057
Chairman and CEO
David H. Morton, Jr.,	52,427	76,661
Executive Vice President and Chief Financial Officer
Philip G. Brace,	142,754	128,303
President, Cloud Systems and Solutions
William D. Mosley	199,254	272,103
President and Chief Operating Officer
Regan J. MacPherson,	100,796	11,344
Senior Vice President and General Counsel
Patrick J. O'Malley,	138,016	203,449
Executive Vice President
Albert A. Pimentel,	184,254	248,103
Executive Vice President
All Current Executive Officers as a Group	1,597,237	1,943,394
All Current Directors Who Are Not Executive Officers as a Group	—	290,386
Each Nominee for Election as a Director:
Frank J. Biondi, Jr.	—	39,322
Michael R. Cannon	—	39,322
Mei-Wei Cheng	—	25,461
William T. Coleman	—	27,655
Jay L. Geldmacher	—	27,655
Dr. Dambisa F. Moyo	—	5,182
Dr. Chong Sup Park	—	39,322
Stephanie Tilenius	—	9,417
Edward J. Zander	—	39,322

        As required under Irish law, the resolution in respect of Proposal 3 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

        The Board of Directors recommends that you vote "FOR" the approval of the Amended and Restated Plan.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning the Company's equity compensation plans as of July 1, 2016.

Equity compensation plans	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	5,414,002	(1)	$34.91	(2)	40,477,486	(3)
Equity compensation plans not approved by shareholders	—		—		—

Total	5,414,002		$34.91		40,477,486

(1)
This number includes 146,646 ordinary shares that were subject to issuance upon the exercise of share options granted under our Seagate Technology plc 2001 Share Option Plan (the "SOP"), 817,229 ordinary shares that were subject to issuance upon the exercise of share options granted under the 2004 SCP, 3,728,839 ordinary shares that were subject to issuance upon the exercise of shares options granted under the 2012 Plan, and 721,288 ordinary shares that were subject to issuance upon the exercise of shares options granted under the Dot Hill Equity Incentive Plan.

(2)
This value is calculated based on the exercise price of options outstanding under the SOP, the 2004 SCP and the 2012 Plan.

(3)
This number includes 32,683,635 ordinary shares available for future issuance under the 2012 Plan, 979,442 ordinary shares available for future issuance under the Dot Hill 2009 Equity Incentive Plan and 6,814,409 ordinary shares available for issuance under the Seagate Technology plc Stock Purchase Plan.

 PROPOSAL 4 – APPROVAL OF THE RULES OF THE SEAGATE TECHNOLOGY PUBLIC
LIMITED COMPANY 2012 EQUITY INCENTIVE PLAN FOR SHARE AWARDS GRANTED TO
PARTICIPANTS IN FRANCE

(Ordinary Resolution)

        We are seeking the approval by our shareholders of the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan For Share Awards Granted To Participants In France (the "French Sub-Plan"). The French Sub-Plan operates under the 2012 Plan (or, if approved by our shareholders, the Amended and Restated Plan).

        As required under applicable French law, we are asking our shareholders to approve the French Sub-Plan for purposes of qualification in France under the French "law on growth, activity, and equality of economic chances" (as adopted on July 10, 2015, the "Macron Law"), so that equity grants that are made under the French Sub-Plan to individuals who are subject to taxation under French law may qualify as "free grants of shares" under French tax law, if so designated by the Compensation Committee (such grants, including, but not limited to, certain grants previously approved by the Compensation Committee and described in this proxy statement, are referred to as "Free Share Grants"). Any such Free Share Grants will be satisfied from the existing share reserve of the 2012 Plan (or, if approved by our shareholders, the Amended and Restated Plan) and will have terms consistent with the existing terms of the 2012 Plan (or, if approved by our shareholders, the Amended and Restated Plan).

        The Company or its subsidiaries employ individuals who are subject to taxation under French law. Due to the recent enactment of the Macron Law, certain equity compensation awards granted under the French Sub-Plan may qualify as Free Share Grants, assuming that shareholders approve the French Sub-Plan. Such shareholder approval would allow these grants to qualify as Free Share Grants, thereby resulting in lower income taxation and social taxes for the individuals and lower social taxes for the Company.

        In the event that the French Sub-Plan is not approved by shareholders, the Company may still grant equity awards to employees of the Company or its subsidiaries who are subject to taxation under French law; however, in that event, it is possible that such grants would not benefit from the provisions of the Macron Law relating to Free Share Grants.

        Only individuals who, on the grant date, are resident for tax purposes in France and/or subject to the French social security contributions regime and either are employed by the French subsidiary of the Company or are a managing director of such a subsidiary are eligible to participate in the French Sub-Plan. Subject to shareholder approval, we expect to make grants of Free Share Grants to certain of our French employees, as well as those we may hire over time.

        A Free Share Grant will generally vest 50% after two years and then 25% over the next two years conditioned upon continued employment. Vesting will be accelerated in the event of the death of a participant.

        The shares held by a French participant pursuant to a Free Share Grant may not be sold by the participant during certain closed periods described in the French Sub-Plan.

        On July 25, 2016, the Board adopted, subject to shareholder approval, the French Sub-Plan described above. The above summary of the French Sub-Plan, does not purport to be complete and is qualified in its entirety by reference to the full text of the French Sub-Plan, which is attached as Appendix C to this proxy statement.

        The Board recommends that you vote "FOR" the approval of the French Sub-Plan.

PROPOSAL 5 – NON-BINDING RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AND BINDING AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS' REMUNERATION

(Ordinary Resolution)

        At the 2016 AGM, shareholders will be asked to approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2017, and to authorize the Audit Committee of our Board to set the independent auditors' remuneration. Ernst & Young LLP has been acting as our independent auditors for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

        Representatives of Ernst & Young LLP will be present at the 2016 AGM and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

        The Board recommends a vote "FOR" the proposal to approve the appointment of Ernst & Young LLP as independent auditors of the Company and to authorize the Audit Committee of the Board to set the auditors' remuneration.

  Audit Committee Report

        Our management is responsible for preparing and presenting our financial statements, and our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit Committee's responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended July 1, 2016, the Audit Committee performed the following tasks:

  (1)
  reviewed and discussed the audited financial statements for fiscal year 2016 with management and with Ernst & Young LLP;

  (2)
  reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of July 1, 2016, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the COSO Criteria);

  (3)
  reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of July 1, 2016, which report was included in our Annual Report on Form 10-K for the fiscal year ended July 1, 2016;

  (4)
  discussed with Ernst & Young LLP the matters required to be discussed by the PCAOB Auditing Standard No. 16 "Communications with Audit Committees (AS16)", including Ernst & Young LLP's judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

  (5)
  received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 1, 2016, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE
Kristen M. Onken, Chair Michael R. Cannon Mei-Wei Cheng Dr. Dambisa F. Moyo

Fees Paid to Independent Auditors

        The aggregate fees paid or accrued by us for professional services provided by Ernst & Young LLP in fiscal years ended July 1, 2016 and July 3, 2015 are set forth below.

	Fiscal Year
	2016	2015
	(In thousands)
Audit Fees	$5,586	$6,170
Audit-Related Fees	502	331
Tax Fees	90	46
All Other Fees	3	18

Total	$6,181	$6,565

        Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal year 2016 included audit activities related to the acquisition of Dot Hill, and in fiscal year 2015 included audit activities related to the acquisition of LSI's flash business and services in connection with our debt offerings.

        Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under "Audit Fees". For fiscal years 2016 and 2015, this category includes: pension plan and grant or similar audits, agreed upon procedures engagements, and advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements and fees related to due diligence procedures.

        Tax Fees.    This category consists primarily of professional services provided by Ernst & Young LLP primarily for tax compliance for fiscal years 2016 and 2015.

        All Other Fees.    This category consists of fees for the use of Ernst & Young LLP's online accounting research tool for fiscal years 2016 and 2015 and iXBRL tagging services performed for fiscal year 2015.

        In fiscal years 2016 and 2015, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company's principal accountant. We are in compliance with these SEC rules. In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2017, the Audit Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

Pre-Approval of Services by Independent Auditors

        The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chair when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

 PROPOSALS NO. 6A AND 6B – VOTE TO AMEND THE COMPANY'S: (A) ARTICLES OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS; AND (B) MEMORANDUM OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS

(Special Resolutions)

Background

        Proposal 6A sets out certain proposed amendments to our Articles of Association, and Proposal 6B sets out certain proposed amendments to our Memorandum of Association. Under Irish law, any amendment to a public company's Articles of Association must be voted on separately from any amendment to a public company's Memorandum of Association. For that reason, we are asking shareholders to separately vote on Proposals 6A and 6B; however, given the inextricable link between Proposals 6A and 6B, each proposal is subject to the other being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass.

Proposal 6A: Proposed Amendments to the Company's Articles of Association.

        Set out below is background information on the proposed amendments to our Articles of Association. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix D. We urge you to read Appendix D in its entirety before casting your vote.

Amendments in Connection with Recent Changes in Irish Law

        On June 1, 2015, the Companies Act 2014 (the "Act") took effect in Ireland. The purpose of the Act is to consolidate and modernize company law in Ireland. Although the changes to Irish company law will not impact our day-to-day operations, we must make some administrative updates to our Articles of Association to ensure that they are not impacted or affected by the introduction of this new law. We do not believe that any of the updates to our Articles of Association proposed to be made in connection with the Act will materially change the rights of our shareholders.

        As an example, the Act will automatically apply certain sections of the Act to Seagate unless we explicitly opt out of those sections. Given many of these sections either address matters that are already covered by our existing Articles of Association or are not applicable to us, we are proposing to amend our Articles of Association to explicitly opt out of certain provisions, as permitted by the Act. For example, the Act includes a provision regarding the appointment of directors, which is already covered by existing provisions in our Articles of Association and we therefore recommend opting out of that provision.

        Attached as Appendix E to this proxy statement is a table that sets out a summary of the optional provisions from which we propose to opt out and a summary of the optional provision from which we propose not to opt out, as well as certain other administrative amendments that we propose to make to our Articles of Association to address the adoption of the Act.

        As required under Irish law, the resolution with respect to Proposal 6A is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 6A is subject to Proposal 6B being adopted. Therefore, unless shareholders approve Proposal 6B, Proposal 6A will fail.

        THE TEXT OF THE RESOLUTION WITH RESPECT TO PROPOSAL 6A IS AS FOLLOWS:

        "RESOLVED, as a special resolution, that, subject to and conditional upon Proposal 6B being passed, the Articles of Association be and are hereby amended and restated in the manner and form set forth in Appendix D of this proxy statement."

        The Board recommends that you vote "FOR" the amendment of the Company's Articles of Association set forth in this Proposal 6A.

Proposal 6B: Proposed Amendments to the Company's Memorandum of Association.

        Set out below is background information on the proposed amendments to our Memorandum of Association. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference of the complete text of the proposed amendments, which is attached to this proxy statement as Appendix D. We urge you to read Appendix D in its entirety before casting your vote.

        As described above, on June 1, 2015, the Act took effect in Ireland. In addition to the proposed amendments described above to our Articles of Association to accommodate the adoption of the Act, we must also make certain corresponding administrative amendments to our Memorandum of Association to account for the adoption of the Act. We do not believe that any of the updates to our Memorandum of Association proposed to be made in connection with the Act will materially change the rights of our shareholders. The proposed amendments to our Memorandum of Association are each specifically described in the text of the resolution below, as required under Irish law.

        As required under Irish law, the resolution with respect to Proposal 6B is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 6B is subject to Proposal 6A being adopted. Therefore, unless shareholders approve Proposal 6A, Proposal 6B will fail.

        THE TEXT OF THE RESOLUTION WITH RESPECT TO PROPOSAL 6B IS AS FOLLOWS:

        "RESOLVED, as a special resolution that, subject to and conditional upon Proposal 6A being passed, the following amendments, as shown in Appendix D, be made to the Memorandum of Association:

  (a)
  the words "Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace" in clause 2 be removed and replaced with the words "38/39 Fitzwilliam Square West";

  (b)
  clause 3 be and is hereby amended by the deletion of the existing clause 3 and the substitution thereof of the following new clause 3:

  "The Company is a public limited company deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.";

  (c)
  clause 4(i)(e) is hereby deleted; and

  (d)
  the words "section 155 of the 1963 Act" in clause 13 be removed and replaced with the words "the Companies Acts";

        The Board recommends that you vote "FOR" the amendment of the Company's Memorandum of Association set forth in this Proposal 6B.

 PROPOSALS 7A AND 7B – VOTE TO AMEND THE COMPANY'S ARTICLES OF ASSOCIATION TO: (A) PROVIDE FOR A PLURALITY VOTING STANDARD IN THE EVENT OF A CONTESTED DIRECTOR ELECTION; AND (B) GRANT THE BOARD SOLE AUTHORITY TO DETERMINE ITS SIZE

(Special Resolutions)

Background

        Proposal 7A sets out proposed amendments to our Articles of Association to provide for a plurality voting standard in the context of a contested director election (i.e., a director election in which the number of director nominees exceeds the number of directorships set by the Board). Proposal 7B sets out proposed amendments to our Articles of Association to provide the Board the sole authority to set its size. Under Irish law, unless the Board is granted sole authority to set its size, the plurality voting standard would not achieve its desired results. For example, unless the Board is granted sole authority to set its size, all director nominees who receive a simple majority of votes cast will be elected to the Board, which could result in a significant increase in Board size if both the Company's director nominees and the challenging director nominees are elected. In contrast, in the United States, under a plurality voting standard, only those directors who receive the most votes for the available seats are elected. Given the link between Proposals 7A and 7B, each proposal is subject to the other being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass.

        The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix F. We urge you to read Appendix F in its entirety before casting your vote.

Proposal 7A: Plurality Voting in a Contested Election

        Today, Seagate has a majority voting standard for both uncontested and contested director elections. However, in the context of contested director elections, we believe that a plurality voting standard is more appropriate for a number of reasons, including to avoid the risk of a failed election (i.e., where no director nominees or an insufficient number of director nominees receive a majority vote).

        In the United States, under a plurality voting standard, the director nominees receiving the highest number of votes for the available seats are elected as directors (regardless of whether the director nominees receive a majority of the votes cast in their election). In the United States, proxy advisory firms generally support this view as well and best practice calls for a majority voting standard in uncontested director elections, and a plurality voting standard in contested director elections. In recent years, as corporate governance practices have evolved, there has been a shift in the United States to director elections based on a majority voting standard in uncontested director elections and the plurality standard in contested director elections.

        In light of the Board's continual review of governance standards, the Board recommends that shareholders approve an amendment to our Articles of Association to provide for a plurality voting standard solely in the case of a contested director election. If adopted, this amendment would provide that where the number of director nominees exceeds the number of directors to be elected, only those directors receiving the most votes for the available seats would be elected. The Board believes it is in the best interests of our shareholders to adopt the plurality voting standard in the case of contested director elections, while maintaining the Company's majority voting standard in the case of uncontested elections. Accordingly, Proposal 7A seeks shareholder approval to amend our Articles of Association to provide for plurality voting in a contested director election.

        As required under Irish law, the resolution with respect to Proposal 7A is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 7A is subject to Proposal 7B being adopted. Therefore, unless shareholders approve Proposal 7B, Proposal 7A will fail.

        THE TEXT OF THE RESOLUTION WITH RESPECT TO PROPOSAL 7A IS AS FOLLOWS:

        "RESOLVED, as a special resolution, that, subject to and conditional upon Proposal 7B being passed, the Articles of Association be and are hereby amended in the manner provided in Appendix E of this proxy statement."

        The Board recommends that you vote "FOR" the amendment of the Company's Articles of Association set forth in this Proposal 7A to provide for plurality voting in the event of a contested election.

Proposal 7B: Setting the Size of the Board

        Our Board is also proposing to amend our Articles of Association to provide that the size of the Board be set solely by resolution of the Board. This amendment is necessary in order for the plurality voting mechanism described above to function effectively in Ireland. As discussed above, unless the Board is granted sole authority to set its size, all director nominees (including the Company's director nominees) who receive a simple majority of votes cast are elected to the Board, even if those nominees receive fewer votes than the director nominees that otherwise fill the available seats. Accordingly, in order for plurality (as described under Proposal 7A above) to operate effectively, the Board must have sole authority to set its size and a plurality voting standard must be applied in the context of contested elections.

        As with plurality voting in contested elections, granting the Board sole authority to set its size is a common governance practice in the United States. Accordingly, Proposal 7B seeks shareholder approval to amend our Articles of Association to grant the Board sole authority to set its size within the parameters established in our Articles of Association.

        As required under Irish law, the resolution with respect to Proposal 7B is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 7B is subject to Proposal 7A being adopted. Therefore, unless shareholders approve Proposal 7A, Proposal 7B will fail.

        THE TEXT OF THE RESOLUTION WITH RESPECT TO PROPOSAL 7B IS AS FOLLOWS:

        "RESOLVED, as a special resolution that, subject to and conditional upon Proposal 7A being passed, the Articles of Association be and are hereby amended in the manner provided in Appendix E of this proxy statement."

        The Board recommends that you vote "FOR" the amendment of the Company's Articles of Association set forth in this Proposal 7B to grant the Board sole authority to determine its size.

PROPOSAL 8 – GRANT BOARD AUTHORITY TO ISSUE SHARES

(Ordinary Resolution)

        Under Irish law, directors of an Irish company must have authority from its shareholders to issue any of its authorized but unissued share capital. Because our current authority will expire on January 1, 2017, we are presenting this Proposal 8 to renew the Board's authority to issue our authorized shares on the terms set forth below.

        We are seeking approval to authorize our Board, effective upon expiration of our existing authority noted above to issue up to 33%, or 66% pursuant to a fully pre-emptive rights issue, of our issued ordinary share capital as of the latest practicable date before this proxy statement, for a period expiring 18 months from January 1, 2017, unless otherwise renewed, varied or revoked.

        Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our articles upon the terms below. In addition, we note that, because we are a NASDAQ Global Select Market ("NASDAQ") listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NASDAQ and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law only and is not otherwise required for other U.S. companies listed on the NASDAQ with whom we compete. Accordingly, approval of this resolution would merely place us on par with NASDAQ-listed companies incorporated in the United States.

        As required under Irish law, the resolution with respect to Proposal 8 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

        The text of this resolution is as follows:

        "RESOLVED, as an ordinary resolution, that the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021(12) of the Companies Act 2014) up to an aggregate nominal amount of $990.36 (99,035,911 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of September 1, 2016 (the latest practicable date before this proxy statement)), and pursuant to a fully pre-emptive rights issue, up to an aggregate of $1,980.72 (being equivalent to approximately 66% of the aggregate nominal value of the issued ordinary share capital of the Company as of September 1, 2016 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."

        The Board recommends that you vote "FOR" granting the Board authority to issue shares.

 PROPOSAL 9 – GRANT BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS

(Special Resolution)

        Under Irish law, unless otherwise authorized, when an Irish company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Because our current authority will expire on January 1, 2017, we are presenting this Proposal 9 to renew the Board's authority to opt-out of the pre-emption right on the terms set forth below. Our directors may issue shares for cash in pursuance of any offer or agreement under our current authority until its expiry.

        We are seeking shareholder approval to authorize our Board, upon expiration of our existing authority, to opt-out of the statutory pre-emption rights provision in the event of (1) the allotment of shares for cash in connection with any rights issue and (2) the allotment of shares for cash, if the allotment is limited to up to 10% of our issued ordinary share capital as of September 1, 2016 (the latest practicable date before this proxy statement), provided that any amount above 5% is to be used for the purposes of an acquisition or a specified capital investment and, provided further that, in each case, such authorities commence as of January 1, 2017 and be limited to a period expiring 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked.

        Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 8, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this Proposal will only grant the Board the authority to issue shares in the manner already permitted under our articles upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other U.S. companies listed on the NASDAQ with whom we compete. Accordingly, approval of this resolution would merely help us compete with other NASDAQ-listed companies.

        As required under Irish law, the resolution with respect to this Proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

        "RESOLVED, as a special resolution, that, subject to the passing of the resolution with respect to Proposal 9 as set out above and with effect as of January 1, 2017, the directors be and are hereby empowered pursuant to section 1023(3) of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 8 as if sub-section (1) of section 1022 did not apply to any such allotment, provided that this power shall be limited to:

  a)
  the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

  b)
  the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $300.11 (30,010,882 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of September 1, 2016 (the latest practicable date before this proxy statement)) provided that any such issuance above 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of September 1, 2016 (the latest practicable date before this proxy statement) is to be used for the purposes of an acquisition or a specified capital investment;

and, in each case, the authority conferred by this resolution shall expire 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."

The Board recommends that you vote "FOR" granting the Board authority to opt-out of statutory pre-emption rights.

 PROPOSAL 10 – DETERMINE THE PRICE RANGE AT WHICH THE COMPANY
CAN RE-ALLOT SHARES HELD AS TREASURY SHARES

(Special Resolution)

        Our open-market share repurchases and other share buyback activities, all effected by way of redemptions in accordance with our Articles of Association, may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we may acquire through our various share buyback activities including in connection with our executive and director compensation programs.

        Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this Proposal, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the NASDAQ the day preceding the day on which the relevant share is re-allotted. Under Irish law, this authorization must expire no later than 18 months after its passing unless renewed.

        "RESOLVED, as a special resolution, that for purposes of Section 1078 of the Companies Act 2014, the re-allotment price at which any treasury shares (as defined by Section 106(1) of the Companies Act of 2014) held by the Company may be re-allotted off-market shall be as follows:

        (a)   The maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

        (b)   The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employees' share scheme (as defined under Section 64(1) of the Companies Act 2014) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

        (c)   The re-allotment price range as determined by paragraphs (a) and (b) shall expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 109 and/or Section 1078 (as applicable) of the Companies Act 2014 (an/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market."

        The affirmative vote of not less than 75% of the votes cast by holders of ordinary shares represented in person or by proxy at the 2016 AGM is necessary to approve Proposal 10 regarding the price range at which Seagate may re-allot any treasury shares in off-market transactions.

        The Board recommends that shareholders vote "FOR" the proposal to determine the price at which the Company can re-allot shares held as treasury shares.

 SHAREHOLDER PROPOSALS AND NOMINATIONS

        Any proposal by a shareholder intended to be included in our proxy statement for the 2017 AGM must be received by the Company at its registered office at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attn: Company Secretary, no later than May 3, 2017. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2017 proxy statement.

        The Company's Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual general meetings of shareholders or who wish to bring other business before a shareholders' general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. A shareholder wishing to nominate a director for the 2017 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 3, 2017 and no later than May 3, 2017, that is by a date not less than 120 nor more than 150 days before the date of the proxy statement for our prior year's annual general meeting. If the date of the 2017 AGM occurs more than 30 days before or after the anniversary of the 2016 AGM, then the written notice must be provided to the Company Secretary earlier than the 150th day prior to the date of the 2017 AGM and not later than the later of the 120th day prior to the date of the 2017 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Unless a shareholder who wishes to bring business before the 2017 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 17, 2017, the Company designated proxy holders will have discretionary authority to vote on any such proposal at the 2017 AGM with respect to all proxies submitted to us, even when we do not include in our proxy statement advice on the nature of the matter and how the Company designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2017 AGM occurs more than 30 days before or after the anniversary of the 2016 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2017 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed item and the reasons the proposing Shareholder believes its position concerning the item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2017 proxy statement.

        The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Committee considers potential candidates recommended by current directors, Seagate officers, employees and others. As stated in the Company's Corporate Governance Guidelines, all candidates for Board membership are selected based upon their professional experience, recognized achievement in his or her respective field, willingness to make the commitment of time and effort required, good judgment, strength of character, reputation for integrity and personal and professional ethics, and an independent mind. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

        Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company. Irish law provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice at Seagate's registered office, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

        If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

IRISH COMPANIES ACT 2014

        New Irish company legislation, the Act, came into force on June 1, 2015. We have conducted a review to determine what changes should be made to our constitutional documents following the commencement of the Act. This review led to the conclusion that we should make certain administrative amendments to our Articles of Association and Memorandum of Association, as discussed in more detail in Proposals 6A and 6B in this proxy statement.

        Persons holding an interest in our shares should be aware of a change to the previous law with respect to the notification of interests. Under the Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in his or her interest that brings his or her total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person's interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person's interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

        Information contained on, or accessible through, our website is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish Statutory Accounts, both for the fiscal year ended July 1, 2016, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014, or upon calling 1+ (408) 658-1222.

 HOUSEHOLDING

        SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder's address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company's proxy statement and annual report by contacting the Company at Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

By Order of the Board,
Regan J. MacPherson, Company Secretary

September 9, 2016

Appendix A

Seagate Technology plc
Directors' Report and Financial Statements For the Year Ended 1 July 2016

SEAGATE TECHNOLOGY PLC
DIRECTORS' REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 1 JULY 2016

SEAGATE TECHNOLOGY PLC
COMPANY INFORMATION
FOR THE YEAR ENDED 1 JULY 2016

DIRECTORS	Frank J. Biondi, Jr. (United States)
Michael R. Cannon (United States)
Mei-Wei Cheng (United States)
William Coleman (United States)
Jay L. Geldmacher (United States)
Stephen J. Luczo (United States)
Kristen M. Onken (United States)
Dr. C.S. Park (United States)
Dr. Dambisa Moyo (United States)
Stephanie Tilenius (United States)
Edward J. Zander (United States)
SECRETARY	Regan J. MacPherson
REGISTERED OFFICE	38/39 Fitzwilliam Square, Dublin 2, Ireland.
REGISTERED NUMBER OF INCORPORATION	480010
SOLICITORS	Arthur Cox, Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2.
AUDITORS	Ernst & Young, Chartered Accountants, Ernst & Young Building, Harcourt Centre, Harcourt Street, Dublin 2.

SEAGATE TECHNOLOGY PLC
DIRECTORS' REPORT
FOR THE YEAR ENDED 1 JULY 2016

        The directors present herewith their report and audited consolidated financial statements for the year ended 1 July 2016.

        In this Directors' Report, unless the context indicates otherwise, as used herein, the terms "we," "us," "Seagate," the "Company" and "our" refer to the Seagate Group.

REVIEW OF THE DEVELOPMENT OF THE BUSINESS

        We are a leading provider of electronic data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of electronic data storage products including solid state hybrid drives ("SSHD"), solid state drives ("SSD"), PCIe cards and SATA controllers. Our storage technology portfolio also includes storage subsystems, and high performance computing ("HPC") solutions.

        Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality and cost effectiveness. Complementing existing data center storage architecture, solid-state storage devices use integrated circuit assemblies as memory to store data, and most SSDs use NAND-based flash memory. In addition to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a large hard disk drive and an SSD cache to improve performance of frequently accessed data.

        Our products are designed for mission critical and nearline applications in enterprise servers and storage systems; client compute applications, where our products are designed primarily for desktop and mobile computing; and client non-compute applications, where our products are designed for a wide variety of end user devices such as digital video recorders ("DVRs"), personal data backup systems, portable external storage systems, digital media systems and surveillance systems.

        Our Cloud Systems and Solutions builds on the Seagate legacy to extend innovation from the device into the information infrastructure, onsite and in the cloud. Our approach to data management supports HPC, open source and software-defined solutions. Our portfolio includes HPC storage solutions, modular original equipment manufacturers ("OEM") storage systems and scale-out storage systems.

Industry Overview

  Electronic Data Storage Industry

        The electronic data storage industry is comprised of companies that manufacture components or subcomponents designed for electronic data storage devices and companies that provide storage solutions, software and services for enterprise cloud, big data and computing platforms.

  Markets

        The principal markets served by the electronic data storage industry are:

        Enterprise Storage.    We define enterprise storage as dedicated storage area networks and hyperscale cloud storage environments. Enterprise data centers run solutions which are designed for mission critical performance and nearline high capacity applications.

        Mission critical applications are defined as those that are vital to the operation of large-scale enterprise work loads, requiring high performance and high reliability storage solutions. We expect the market for mission critical enterprise storage solutions to continue to be driven by enterprises utilizing dedicated storage area networks. Our storage solutions are comprised principally of high performance enterprise class disk drives with sophisticated firmware and communications technologies.

        Nearline applications are defined as those which require high capacity and energy efficient storage solutions. We expect such applications, which include storage for cloud computing, content delivery and backup services, will continue to grow and drive demand for solutions designed with these attributes. With the increased requirements for storage driven by the creation and consumption of media-rich digital content, we expect the increased exabyte demand will require further build-out of data centers by cloud service providers and other enterprises which utilize high capacity nearline devices.

        Enterprise SAS SSDs are designed to deliver superior performance, reliability and enterprise features to meet the demands of I/O-intensive applications, with potential for substantial power savings. PCIe accelerator cards are designed to optimize enterprise applications with a persistent, high-performance, high-capacity memory design. Accelerated flash also targets flash and software to accelerate any server virtualized deployment and moves any big data to the realm of real time. From industry solutions perspective, PCIe cards are changing the storage architecture in many industries including the financial sector, government, telecommunications and media and entertainment.

        Client Compute.    We define client compute applications as solutions designed for desktop and mobile compute applications ranging from traditional laptops, tablets and convertible systems. We believe that the demand resulting from the proliferation of digital content will continue to maintain demand for the client compute market. As the storage of digital content in the cloud becomes more prominent and accessible, some client compute applications rely less on built-in storage, which is supplemented by cloud computing solutions and branded external hard drives.

        Client Non-Compute.    We define client non-compute applications as solutions designed for consumer electronic devices and disk drives used for external storage and network attached storage ("NAS"). Disk drives designed for consumer electronic devices are primarily used in applications such as DVRs and surveillance systems that require a higher capacity, low cost-per-gigabyte storage solution. Disk drives for external storage and NAS devices are designed for purposes such as personal data backup and portable external storage, and to augment storage capacity in the consumer's current desktop, notebook, tablet or DVR devices. We believe the proliferation and personal creation of media-rich digital content will continue to create increasing consumer demand for higher capacity storage solutions.

        Cloud Systems and Solutions.    We define cloud systems and solutions as applications that provide cloud based solutions to businesses for the purpose of HPC, scale-out storage solutions and modular systems. Systems can contain HDDs and SSDs and can offer file management systems, software, and even compute power.

        Participants in the electronic data storage industry include:

        Major subcomponent manufacturers.    Companies that manufacture components or subcomponents used in electronic data storage devices or solutions include companies that supply spindle motors, heads and media, application specific integrated circuits ("ASICs").

        Hardware storage solutions manufacturers.    Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers which include integrating flash memory into storage products such as SSDs.

        System integrators.    Companies, such as OEMs, that bundle and package storage solutions into client compute, client non-compute or enterprise applications as well as enterprise storage solutions. Distributors that integrate storage hardware and software into end-user applications and Cloud Service

Providers ("CSP") that provide cloud based solutions to businesses for the purpose of HPC, scale-out storage solutions and modular systems that are also included in this category.

        Storage services.    Companies that provide and host services and solutions, which include storage, backup, archiving, recovery and discovery of electronic data.

        Hyperscale Data Centers.    Increasingly, large hyperscale data center companies are designing their own storage subsystems and having those built by contract manufacturers for use inside their own data centers. This trend is reshaping the storage system and subsystem market and driving innovation in system design and changes in the competitive landscape of the large storage system vendors.

  Demand for Electronic Data Storage

        The continued advancement of the cloud, the proliferation of a variety of mobile devices globally, development of the Internet of Things ("IoT"), increasingly pervasive use of video surveillance, evolution of consumer electronic devices, and enterprise use of big data analytics are driving the growth of digital content. Factors contributing to this growth include:

  •
  Creation, sharing, and consumption of media-rich digital content, such as high-resolution photos, high definition video, and digital music through smart phones, tablets, digital cameras, personal video cameras, DVRs, gaming consoles or other digital devices;

  •
  Creation, aggregation and distribution of digital content through services and other offerings such as Facebook®, Instagram®, iTunes®, Netflix®, Google® and YouTube®;

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  New surveillance systems which feature higher resolution digital cameras and thus require larger data storage capacities;

  •
  Creation and collection of data through the evolution of the IoT ecosystem, big data analytics and new technology trends such as self-driving cars and drones;

  •
  Build out of large numbers of cloud data centers by cloud service providers and private companies transitioning on-site data centers into the cloud;

  •
  Protection of increased digital content through redundant storage on backup devices and externally provided storage services.

        As a result of these factors, the nature and volume of content being created requires greater storage, which is more efficiently and economically facilitated by higher capacity storage devices in order to store, manage, distribute, analyze and backup such content. We expect this to support the growth in demand for electronic data storage solutions in developed and emerging economies well into the future.

        The amount of data created as well as where and how data is stored continues to evolve with the proliferation of mobile devices, the growth of cloud computing, and the evolving IoT. In addition, the economics of storage infrastructure are also evolving with the utilization of public and private hyper-scale storage and open-source solutions reducing the total cost of ownership of storage while increasing the speed and efficiency with which customers can leverage massive computing and storage devices. Accordingly, we expect these trends will continue to create significant demand for electronic data storage solutions going forward.

  Demand Trends for Disk Drives

        We believe that continued growth in digital content requires increasingly higher storage capacity in order to store, aggregate, host, distribute, analyze, manage, backup and use such content. We also believe that as architectures evolve to serve the growing commercial and consumer user base throughout the world, the manner which hard drives are delivered to market and utilized by our customers will evolve as well.

        We believe that in the foreseeable future the traditional enterprise and client compute markets that require high capacity storage solutions, and the data intensive client non-compute markets will continue to be best served by hard disk drives due to the industry's ability to deliver the most cost effective, reliable and energy efficient mass storage devices. Furthermore, the increased use of client non-compute devices that both consume media-rich digital content streamed from the cloud and create rich digital content that is stored in the cloud, increases the demand for high capacity hard disk drives in enterprise Nearline applications.

        We also believe that as hard disk drive capacities continue to increase, unit demand does not reflect the increase in Exabytes demand. In recent years, this trend has resulted in demand for fewer units, but with higher average capacity per drive.

  Industry Supply Balance

        From time to time the HDD industry has experienced periods of imbalance between supply and demand. To the extent that the disk drive industry builds or maintains capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, price erosion is generally muted.

Our Business

Disk Drive Technology

        The design and manufacturing of disk drives depends on highly advanced technology and manufacturing techniques and therefore requires high levels of research and development spending and capital equipment investments. We design, fabricate and assemble a number of the most important components found in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms are focused around the areal density of media and read/write head technologies. Using an integrated platform design and manufacturing leverage approach allows us to deliver a portfolio of disk drive products to service a wide range of electronic data storage applications and industries.

        Disk drives that we manufacture are commonly differentiated by the following key characteristics:

  •
  storage capacity, commonly expressed in gigabytes ("GB") or terabytes ("TB"), which is the amount of data that can be stored on the disk drive;

  •
  spindle rotation speed, commonly expressed in revolutions per minute ("RPM"), which has an effect on speed of access to data;

  •
  interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;

  •
  average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;

  •
  data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;

  •
  input/output operations per second ("IOPS"), commonly expressed in megabytes per second, which is the maximum number of reads and writes to a storage location;

  •
  product quality and reliability, commonly expressed in annualized return rates; and

  •
  energy efficiency, commonly measured by the power output necessary to operate the disk drive.

        Areal density is a measure of storage capacity per square inch on the recording surface of a disk. The storage capacity of a disk drive is determined by the number of disks it contains as well as the areal density capability of these disks. We have been pursuing, and will continue to pursue, a number of technologies to increase areal densities across the entire range of our products for expanding disk drive capacities and reducing the number of disks and heads per drive to further reduce product costs.

Manufacturing

        We design and produce our own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables us to lower costs and to improve the functionality of components so that they work together efficiently.

        We believe that because of our vertical design and manufacturing strategy, we are well suited to take advantage of the opportunities to leverage the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and reduce manufacturing cost by:

  •
  employing manufacturing automation;

  •
  improving product quality and reliability;

  •
  integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;

  •
  coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and

  •
  operating our facilities at optimal capabilities.

        A vertically integrated model, however, tends to have less flexibility when demand moderates as it exposes us to higher unit costs as capacity utilization is not optimized.

Components and Raw Materials

        Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as recording heads and media.

        Read/Write Heads.    The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of recording heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges in magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.

        Media.    Information is written to the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic material, usually aluminum alloy or glass, and is coated with thin layers of magnetic materials. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties.

        Printed Circuit Board Assemblies.    The printed circuit board assemblies ("PCBAs") are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as serial advanced technology architecture ("SATA"); small computer system interface ("SCSI"); serial attached SCSI ("SAS"); or Fibre Channel ("FC") to communicate to the host systems. We outsource to third parties the manufacture and assembly of the PCBAs used in our disk drives. We do not manufacture any ASICs, but we participate in their proprietary design.

        Head Disk Assembly.    The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly ("E-block") that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products. We use a combination of internally manufactured and externally sourced head disk assemblies.

        Disk Drive Assembly.    Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and testing prior to packaging and shipment. Disk drive assembly and test operations occur primarily at facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and in the United States. In addition, third parties manufacture and assemble components and disk drive assemblies for us in various countries worldwide.

        Suppliers of Components and Industry Constraints.    There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. Vertically integrated disk drive manufacturers, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers.

        Commodity and Other Manufacturing Costs.    The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in prices and the supply of which has at times been constrained. In addition to increased costs of components and commodities, volatility in fuel costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of ocean shipments to help offset any increase in freight costs.

Products

        We offer a broad range of storage solutions for the enterprise, data center, client compute and client non-compute applications. We offer more than one product within each product category and differentiate products on the basis of price, performance, form factor, capacity, interface, power consumption efficiency, security features, and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology which contribute to rapid product life cycles. We list our main current product offerings below.

  Enterprise Storage

        Enterprise Performance HDDs.    Our 10,000 and 15,000 RPM Enterprise Performance disk drives feature increased throughput and improved energy efficiency, targeted at high random performance server application needs. Performance 10,000 RPM HDDs ship in storage capacities ranging from 300GB to 1.8TB, and our 15,000 RPM HDDs ship in storage capacities ranging from 146GB to 600GB.

        Enterprise Capacity and Archive HDDs.    Our Enterprise Capacity disk drives ship in 2.5-inch and 3.5-inch form factors and in storage capacities of up to 10TB that rotate at 7,200 RPM speeds. These products are designed for bulk data storage and server environments that require high capacity, enterprise reliability, energy efficiency, integrated security, and SATA and SAS interfaces. Our Archive HDDs provide up to 8TB of low-cost storage designed specifically for active archive storage environments in cloud data centers where very low cost and power are paramount.

        Enterprise SSDs.    Available in capacities up to 3.8TB, the SSD features 12GB per second SAS, and delivers the speed and consistency needed for demanding enterprise storage and server applications. We also offer our Nytro family of accelerator cards with capacities up to 4TB.

  Client Compute

        Desktop HDDs and SSHDs.    Our 3.5-inch desktop drives ship in both traditional HDD and SSHD configurations and offer up to 8TB of capacity. Desktop drives are designed for applications such as personal computers and workstations.

        Mobile HDDs and SSHDs.    Our family of laptop drives ship in a variety of form factors (5mm to 9.5mm drive height), capacities (up to 4TB) and technologies (HDD and SSHD) to support mobile needs. Used in applications ranging from traditional laptops, convertible systems and external storage, our drives are built to address a range of performance needs and sizes for affordable, high capacity storage.

  Client Non-Compute

        Video HDDs.    Our Video HDDs are used in video applications like DVR's and media centers. These disk drives are optimized for video streaming in always-on applications with capacities up to 4TB to support leading-edge digital entertainment.

        Surveillance HDDs.    Our surveillance drives are built to support the high-write workload of an always-on, always-recording video surveillance system. These surveillance optimized drives are built to support the growing needs of the surveillance market with support for multiple hard drive ("HD") streams and capacities up to 10TB.

        NAS HDDs.    Our NAS drives are built to support the performance and reliability demanded by small and medium businesses, and incorporate interface software with custom-built error recovery controls, power settings, and vibration tolerance. Our NAS HDD solutions are available in capacities up to 10TB.

        Branded Solutions.    Our external backup storage solutions are shipped under the Backup Plus and Expansion product lines, as well as under the Maxtor and LaCie brand names. These product lines are available in capacities up to 48TB, respectively. Our Seagate and LaCie Wireless drives provide tablet and smartphone users with additional storage for media content, with capacities up to 2TB. Our NAS and Personal Cloud solutions provide centralized network storage in capacities up to 32TB and secure, anywhere file access for users on-the-go.

Customers

        We sell our products to major OEMs, distributors and retailers.

        The following table summarizes our revenue by channel and by geography:

	Fiscal Years Ended
	1 July 2016	3 July 2015
Revenues by Channel (%)
OEM	70%	71%
Distributors	16%	17%
Retail	14%	12%
Revenues by Geography (%)(1)
Americas	29%	28%
EMEA	17%	17%
Asia Pacific	54%	55%

(1)
Revenue is attributed to countries based on the shipping location.

        OEM customers typically enter into master purchase agreements with us. These agreements provide for pricing, volume discounts, order lead times, product support obligations and other terms and conditions including sales programs offered to promote selected products. Deliveries are scheduled only after receipt of purchase orders. In addition, with limited lead-time, customers may defer most purchase orders without significant penalty. Anticipated orders from many of our customers have in the past failed to materialize or OEM delivery schedules have been deferred or altered as a result of changes in their business needs.

        Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited right of return and price protection rights. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.

        Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.

        In fiscal years 2016 and 2015, Dell Inc. accounted for approximately 12% and 14% of consolidated revenue, respectively. In fiscal year 2015, Hewlett-Packard Company accounted for approximately 12% of consolidated revenue. In fiscal year 2016, HP Inc., formerly known as Hewlett-Packard Company, completed its separation with Hewlett Packard Enterprise Company, and each company accounted for less than 10% of our consolidated revenue. See "Principal Risks and Uncertainties-Risks Related to Our Business-We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our larger customers."

Competition

        We compete primarily with manufacturers of hard drives used in the enterprise, client compute and client non-compute applications. We are also a supplier of Enterprise SSDs, PCIe accelerator cards, cloud storage solutions, HDD test equipment, and storage subsystems through our acquisitions. The markets that we participate in are highly competitive. Disk drive manufacturers compete for a limited number of major disk drive customers but also compete with other companies in the electronic data storage industry that provide SSDs and PCIe technology. Some of the principal factors used by customers to differentiate among electronic data storage solutions manufacturers are storage capacity, product performance, product quality and reliability, price per unit and price per gigabyte, time-to-market and time-to-volume leadership, storage/retrieval access times, data transfer rates, form factor, product warranty and support capabilities, supply continuity and flexibility, power consumption, total cost of ownership, and brand. While different markets and customers place varying levels of emphasis on these factors, we believe that our products are competitive with respect to many of these factors in the markets that we currently address.

        Principal Disk Drive Competitors.    There are three companies in the electronic data storage industry that manufacture disk drives:

  •
  Seagate, selling the Seagate, LaCie, Maxtor and Samsung brands;

  •
  Western Digital Corporation, operating the Western Digital and Hitachi Global Storage Technologies subsidiaries; and

  •
  Toshiba Corporation

        Other Competition.    We are seeing direct competition from SSD's that is adversely impacting demand for HDD in some markets including Notebook and Enterprise Mission Critical. We expect that this trend will continue although we believe both product types will be required in the market to satisfy the growing demand for electronic data storage.

        Price Erosion.    Historically, our industry has been characterized by price declines for disk drive products with comparable capacity, performance and feature sets ("like-for-like products"). Price declines for like-for-like products ("price erosion") have been more pronounced during periods of:

  •
  economic contraction in which competitors may use discounted pricing to attempt to maintain or gain market share;

  •
  few new product introductions when competitors have comparable or alternative product offerings; and

  •
  industry supply exceeding demand.

        Disk drive manufacturers typically attempt to offset price erosion with an improved mix of disk drive products characterized by higher capacity, better performance and additional feature sets and product cost reductions.

        We believe the HDD industry experienced increased price erosion in fiscal years 2015 and 2016.

        Product Life Cycles and Changing Technology.    Success in our industry has been dependent to a large extent on the ability to balance the introduction and transition of new products with time-to-volume, performance, capacity and quality metrics at a competitive price, level of service and support that our customers expect. Generally, the drive manufacturer that introduces a new product first benefits from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles and economic declines. Further, there is a continued need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields continue to be of significant competitive importance.

Seasonality

        The disk drive industry traditionally experiences seasonal variability in demand with higher levels of demand in the second half of the calendar year. This seasonality is driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. We believe fiscal year 2015 reflected seasonality consistent with historical patterns. In fiscal year 2016, beyond traditional seasonality, variability of sales was a reflection of more cyclical demand from CSPs based on the timing of large systems installations and the shift of the underlying technology.

Research and Development

        We are committed to developing new component technologies, products and alternative storage technologies. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology focused towards new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies to our product development teams as well as allowing us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace. During fiscal years 2016 and 2015, we had product development expenses of approximately $1,237 million and $1,353 million respectively, which represented 11% and 10% of our consolidated revenue, respectively.

Patents and Licenses

        As of 1 July 2016, we had approximately 5,000 U.S. patents and 1,300 patents issued in various foreign jurisdictions as well as approximately 1,500 U.S. and 1,200 foreign patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the electronic data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.

        We have patent licenses with a number of companies. Additionally, as part of our normal intellectual property practices, we may be engaged in negotiations with other major electronic data storage companies and component manufacturers with respect to patent licenses.

        The electronic data storage industry is characterized by significant litigation relating to patent and other intellectual property rights. Because of rapid technological development in the electronic data storage industry, some of our products have been, and in the future could be, alleged to infringe existing patents of third parties. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims by obtaining licenses or rights under the patents in question without a material adverse affect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see "Note 14. Legal, Environmental and Other Contingencies." The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome.

Backlog

        In view of industry practice, whereby customers may cancel or defer orders with little or no penalty, we believe backlog in the disk drive industry is of limited indicative value in estimating future performance and results.

Environmental Matters

        Our operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

        We have established environmental management systems and continually update environmental policies and standard operating procedures for our operations worldwide. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

        Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the "Superfund" law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a potentially responsible party at several sites. At each of these sites, we have an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. We have fulfilled our responsibilities at some of these sites and remain involved in only a few at this time.

        While our ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.

        We may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union ("EU") enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern ("SVHCs") in products.

Employees

        At 1 July 2016, we employed approximately 45,500 employees and temporary employees worldwide, of which approximately 36,100 were located in our Asian operations. We believe that our future success will depend in part on our ability to attract and retain qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS

Fiscal Year 2016 Summary

        During the fiscal year 2016, we shipped 169 million units totaling 233 exabytes, generating revenue of $11.2 billion and gross margins of 23% of revenue. Our operating cash flow was $1.7 billion. We repurchased approximately 24 million of our ordinary shares during the year for approximately $1.1 billion, paid dividends during the year of $727 million, and completed our acquisition of Dot Hill Systems Corp. ("Dot Hill"), a supplier of software and hardware storage systems for $674 million in cash.

Results of Operations

        We list in the tables below summarized information from our Consolidated Profit and Loss Account by dollars and as a percentage of revenue:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Revenue	$11,160	$13,739
Cost of revenue	8,545	9,930

Gross profit	2,615	3,809
Product development	1,237	1,353
Marketing and administrative	635	857
Amortization of intangibles	123	129
Restructuring and other, net	175	32
Gain on arbitration award, net	—	(620)

Operating earnings	445	2,058
Other income and charges, net	(171)	(88)

Income before taxes	274	1,970
Income tax expense	26	228

Net income	$248	$1,742

	Fiscal Years Ended
(as a percentage of Revenue)	1 July 2016	3 July 2015
Revenue	100%	100%
Cost of revenue	77	72

Gross profit	23	28
Product development	11	10
Marketing and administrative	6	7
Amortization of intangibles	1	1
Restructuring and other, net	2	—
Gain on arbitration award, net	—	(5)

Operating earnings	4	15
Other income and charges, net	(2)	(1)

Income before taxes	2	14
Income tax expense	—	2

Net income	2%	12%

        The following table summarizes information regarding average drive selling prices ("ASPs") excluding storage systems; drive volume shipments, exabytes shipped, and revenues by channel and geography:

	Fiscal Years Ended
(In millions, except percentages exabytes and ASPs)	1 July 2016	3 July 2015
Unit Shipments:
Enterprise	32	36
Client Compute	93	132
Client Non-Compute	44	44

Total Units Shipped	169	212
ASPs (US Dollars per unit)	$61	$61
Exabytes Shipped	233	228
Revenues by Channel (%)
OEMs	70%	71%
Distributors	16%	17%
Retailers	14%	12%
Revenues by Geography (%)
Americas	29%	28%
EMEA	17%	17%
Asia Pacific	54%	55%

  Revenue

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015	Change	% Change
Revenue	$11,160	$13,739	$(2,579)	(19)%

        Revenue in fiscal year 2016 decreased approximately 19% or $2.6 billion, from fiscal year 2015, as a result of a decrease in shipments by 43 million units and price erosion, which were due to lower demand in the client compute market and reduced demand for mission critical HDD enterprise products, partially offset by improved product mix.

  Gross Profit

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015	Change	% Change
Cost of revenue	$8,545	$9,930	$(1,385)	(14)%
Gross profit	$2,615	$3,809	$(1,194)	(31)%
Gross profit percentage	23%	28%

        For fiscal year 2016, gross profit as a percentage of revenue decreased by 500 basis points compared to the prior fiscal year due to price erosion and reduced demand in legacy hard drives resulting in underutilization of certain factories, partially offset by improved product mix in the second half of fiscal year 2016.

  Operating Expenses

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015	Change	% Change
Product development	$1,237	$1,353	$(116)	(9)%
Marketing and administrative	635	857	(222)	(26)%
Amortization of intangibles	123	129	(6)	(5)%
Restructuring and other, net	175	32	143	447%
Gain on arbitration award, net	—	(620)	620	(100)%

Operating expenses	$2,170	$1,751	$419

        Product Development Expense.    Product development expenses for fiscal year 2016 decreased from fiscal year 2015 due to a decrease in salaries and other employee benefits of $63 million as a result of the restructuring of our workforce beginning in the second half of fiscal year 2015, a $29 million decrease in variable compensation, and other cost reduction efforts, partially offset by the consolidation of Dot Hill in fiscal year 2016 and LSI's Flash Business in fiscal year 2015.

        Marketing and Administrative Expense.    Marketing and administrative expenses for fiscal year 2016 decreased from fiscal year 2015 primarily due to a decrease in salaries and other employee benefits of $82 million as a result of a restructuring of our workforce beginning in the second half of fiscal year 2015, a $45 million decrease in variable compensation and stock-based compensation, a $33 million reduction in advertising due to the completion of certain promotional and branding activities in fiscal year 2016, and increased operational efficiencies in our business.

        Amortization of Intangibles.    Amortization of intangibles for fiscal year 2016 decreased by $6 million, as compared to fiscal year 2015, as a result of certain intangible assets reaching the end of their useful lives, partially offset by the amortization of intangibles acquired from the Dot Hill acquisition in fiscal 2016.

        Restructuring and Other, net.    Restructuring and other, net for fiscal year 2016 was comprised of restructuring charges recorded during the September 2015 quarter, March 2016 quarter and June 2016 quarter, to reduce our workforce by approximately 4,600 employees and align our manufacturing footprint with current macroeconomic conditions.

        Restructuring and other, net for fiscal year 2015 was due to charges to reduce our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

        Gain on arbitration award, net.    Gain on arbitration award, net for fiscal year 2015 was related to the final award amount of $630 million, less litigation and other related costs of $10 million, in the Company's case against Western Digital for the misappropriation of the Company's trade secrets.

  Other income and charges, net

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015	Change	% Change
Other income and charges, net	$(171)	$(88)	$(83)	94%

        Other income and charges, net for fiscal year 2016 increased by $83 million, as compared to fiscal year 2015 primarily due to the absence of partial receipt of $143 million for interest accrued on the final arbitration award amount in the Company's case against Western Digital in fiscal year 2015 compared to $33 million in fiscal year 2016, and a $33 million change in foreign currency remeasurement related to net gains and losses from changes in foreign exchange rates, which were more pronounced in the prior year, partially offset by $74 million of losses from the early redemptions and repurchases of debt in fiscal year 2015 compared to a $3 million gain from the early redemptions and repurchases of debt in fiscal year 2016.

  Income Taxes

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015	Change	% Change
Income tax expense	$26	$228	$(202)	(89)%

        We recorded an income tax expense of $26 million for fiscal year 2016 compared to an income tax expense of $228 million for fiscal year 2015. Our fiscal year 2016 income tax expense included approximately $22 million of income tax benefits primarily associated with the release of tax reserves due to the expiration of certain statutes of limitation. Our fiscal year 2015 income tax expense included approximately $193 million of net income tax expense due to the final audit assessment received from the Jiangsu Province State Tax Bureau of the People's Republic of China (China assessment) for calendar years 2007 through 2013.

        Our Irish tax resident parent holding company owns various U.S. and non-U.S. subsidiaries that operate in multiple non-Irish income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax holiday programs we operate under in Malaysia, Singapore and Thailand. These tax holidays are scheduled to expire in whole or in part at various dates through 2024.

        Our income tax provision recorded for fiscal year 2016 differed from the provision for income taxes that would be derived by applying the Irish statutory rate of 25% to income before income taxes, primarily due to the net effect of (i) tax benefits related to non-U.S. earnings generated in jurisdictions that are subject to tax holidays or tax incentive programs and are considered indefinitely reinvested outside of Ireland, (ii) tax benefits associated with the reversal of previously recorded taxes, and (iii) a decrease in valuation allowance for certain deferred tax assets. The acquisition of Dot Hill System Corporation did not have a material impact on our effective tax rate. Our income tax provision recorded for fiscal year 2015 differed from the provision for income taxes that would be derived by applying the Irish statutory rate of 25% to income before income taxes, primarily due to the net effect of (i) tax benefits related to non-U.S. earnings generated in jurisdictions that are subject to tax holidays or tax incentive programs and are considered indefinitely reinvested outside of Ireland, (ii) tax expense associated with the China assessment recorded during the December 2014 quarter, and (iii) an increase in valuation allowance for certain deferred tax assets. The acquisition of LSI's Flash Business did not have a material impact on our effective tax rate.

        On 18 December 2015, the Protecting Americans from Tax Hikes ("PATH") Act of 2015 was enacted. Among, other provisions, the PATH Act retroactively reinstated and permanently extended the federal Research and Development ("R&D") tax credit from 31 December 2014. The permanent extension of the R&D credit had no immediate impact on our income tax provision due to valuation allowances on our U.S. deferred tax assets. None of the other PATH Act changes had a material impact on our income tax provision.

        Based on our non-U.S. ownership structure and subject to (i) potential future increases in our valuation allowance for deferred tax assets; and (ii) a future change in our intention to indefinitely reinvest earnings from our subsidiaries outside of Ireland, we anticipate that our effective tax rate in future periods will generally be less than the Irish statutory rate.

        At 1 July 2016, our deferred tax asset valuation allowance was approximately $984 million.

        At 1 July 2016, we had net deferred tax assets of $606 million. The realization of these deferred tax assets is primarily dependent on our ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, we believe that it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when we re-evaluate the underlying basis for our estimates of future U.S. and certain non-U.S. taxable income.

        As of 1 July 2016, approximately $677 million of our U.S. net operating losses and $99 million of our tax credit carryforwards are subject to annual limitations from $1 million to $45 million pursuant to U.S. tax law.

        As of 1 July 2016 and 3 July 2015, we had approximately $70 million and $83 million, respectively, of unrecognized tax benefits excluding interest and penalties. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate are $70 million and $83 million as of 1 July 2016 and 3 July 2015, respectively, subject to certain future valuation allowance offsets.

        It is our policy to include interest and penalties related to unrecognized tax benefits in the provision for income taxes on our Consolidated Profit and Loss Account. During fiscal year 2016, we recognized a net income tax benefit for interest and penalties of $8 million as compared to a net income tax expense for interest and penalties of $26 million during fiscal year 2015. As of 1 July 2016, we had $12 million of accrued interest and penalties related to unrecognized tax benefits compared to $20 million in fiscal year 2015.

        During the fiscal year ended 1 July 2016, our unrecognized tax benefits excluding interest and penalties decreased by approximately $13 million primarily due to (i) reductions associated with the expiration of certain statutes of limitation of $27 million, (ii) increases in current year unrecognized tax benefits of $11 million, (iii) net increases in prior years' unrecognized tax benefits of $4 million, (iv) net reductions from other activity, including non-U.S. exchange gains, of $1 million.

        During the 12 months beginning 2 July 2016, we expect that our unrecognized tax benefits could be reduced by approximately $16 million as a result of the expiration of certain statutes of limitation.

        We are subject to taxation in many jurisdictions globally and are required to file U.S. federal, U.S. state, and non-U.S income tax returns. On 4 April 2016, the IRS approved the audit settlement reached in December 2015 regarding all disputed issues associated with our U.S. federal income tax returns for fiscal years 2008, 2009 and 2010. This audit settlement did not have a material impact on our financial statements.

        We are no longer subject to tax examination of U.S. federal income tax returns for years prior to fiscal year 2013. With respect to U.S. state and non-U.S. income tax returns, we are generally no longer subject to tax examination for years ending prior to fiscal year 2005.

        The Company generated a net income of $248 million and $1,742 million for the fiscal years ended 1 July 2016 and 3 July 2015, respectively. These amounts have been transferred to reserves.

PRINCIPAL RISKS AND UNCERTAINTIES

        The Company's operations expose it to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the following:

If we fail to predict demand accurately for our products in any quarter, we may not be able to recapture the cost of our investments.

        Our industry operates primarily on quarterly purchasing cycles, with much of the order flow in any given quarter typically coming at the end of that quarter. Our manufacturing process requires us to make significant product-specific investments in inventory in each quarter for that quarter's production. Since we typically receive the bulk of our orders late in a quarter after we have made our investments, there is a risk that our orders will not be sufficient to allow us to recapture the costs of our investment before the products resulting from that investment have become obsolete. We cannot assure you that we will be able to accurately predict demand in the future.

        Our revenues in any quarter are substantially dependent upon customer orders in that quarter. We attempt to project future orders based in part on estimates from our major customers. Our customers' estimated requirements are not always accurate and we therefore cannot predict our quarterly revenues with any degree of certainty. In addition, we derive a portion of our revenues in each quarter from a number of relatively large orders. If one or more of our major customers decide to defer a purchase order or delays product acceptance in any given quarter, this is likely to result in reduced total revenues for that quarter.

        The difficulty in forecasting demand also increases the difficulty in anticipating our inventory requirements, which may cause us to over-produce finished goods, resulting in inventory write-offs, or under-produce finished goods, adversely affecting our ability to meet customer requirements and our market share. Additionally, the risk of inventory write-offs could increase if we were to continue to hold higher inventory levels. We cannot be certain that we will be able to recover the costs associated with increased inventory.

        Other factors that may negatively impact our ability to recapture the cost of investments in any given quarter include:

  •
  the impact of variable demand and an aggressive pricing environment for disk drives;

  •
  the impact of competitive product announcements and possible excess industry supply both with respect to particular disk drive products and with respect to competing alternative storage technology solutions such as SSDs in tablet, notebook and enterprise compute applications;

  •
  our inability to reduce our fixed costs to match sales in any quarter because of our vertical manufacturing strategy, which means that we make more capital investments than we would if we were not vertically integrated;

  •
  dependence on our ability to successfully qualify, manufacture and sell in increasing volumes on a cost-effective basis and with acceptable quality our disk drive products, particularly the new disk drive products with lower cost structures;

  •
  uncertainty in the amount of purchases from our distributor customers who from time to time constitute a large portion of our total sales;

  •
  our product mix and the related margins of the various products;

  •
  accelerated reduction in the price of our disk drives due to technological advances and/or an oversupply of disk drives in the market and shifting trends in demand which can create supply and demand imbalances;

  •
  manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand, the United Kingdom, or the United States;

  •
  limited access to components that we obtain from a single or a limited number of suppliers;

  •
  the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to foreign consumers; and

  •
  operational issues arising out of the increasingly automated nature of our manufacturing processes.

        In addition, the demand for client non-compute products can be even more volatile and unpredictable than the demand for client compute products. In some cases, our products manufactured for client non-compute applications are uniquely configured for a single customer's application, which creates a risk of unwanted and unsellable inventory if the anticipated volumes are not realized. This potential for unpredictable volatility is increased by the possibility of competing alternative storage technologies like flash memory meeting the customers' cost and capacity metrics, resulting in a rapid shift in demand from our products and disk drive technology, generally, to alternative storage technologies. Unpredictable fluctuations in demand for our products or rapid shifts in demand from our products to alternative storage technologies in new client non-compute applications could materially adversely impact our future results of operations.

Market acceptance of new product introductions cannot be accurately predicted, and our results of operations will suffer if there is less demand for our new products than is anticipated.

        The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our new product introductions is dependent on a number of factors, including market acceptance, our ability to manage the risks associated with product transitions, the effective management of inventory levels in line with anticipated product demand and the risk that our new products will have quality problems or other defects in the early stages of introduction that were not anticipated in the design of those products. Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations.

        Historically, our results of operations have substantially depended upon our ability to be among the first-to-maturity with new product offerings. Our market share and results of operations in the future may be adversely affected if we fail to:

  •
  consistently maintain our time-to-maturity performance with our new products;

  •
  produce these products in sufficient volume;

  •
  qualify these products with key customers on a timely basis by meeting our customers' performance and quality specifications; or

  •
  achieve acceptable manufacturing yields, quality and costs with these products.

        In addition, the success of our new product introductions is dependent upon our ability to qualify as a primary source of supply with our OEM customers. In order for our products to be considered by our customers for qualification, we must be among the leaders in time-to-market with those new products. Once a product is accepted, any failure or delay in the qualification process or a requirement that we requalify can result in our losing sales to that customer until new products are introduced. The limited number of high-volume OEMs magnifies the effect of missing a product qualification opportunity. These risks are further magnified because we expect competitive pressures to result in declining sales, eroding prices, and declining gross margins on our current generation products. If the delivery of our products is delayed, our OEM customers may use our competitors' products to meet their production requirements. We cannot assure that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future.

        We face the related risk that consumers and businesses may wait to make their purchases if they want to buy a new product that has been shipped or announced but not yet released. If this were to occur, we may be unable to sell our existing inventory of products that may be less efficient and cost effective compared to new products. As a result, even if we are among the first-to-maturity with a given product, subsequent introductions or announcements by our competitors of new products could cause us to lose revenue and not achieve a positive return on our investment in existing products and inventory.

        If we cannot successfully deliver competitive products, our future results of operations may be adversely affected.

Our industries are highly competitive and our failure to anticipate and respond to technological and market developments could harm our ability to compete.

        We operate in markets that are highly competitive and subject to rapid change and that are significantly affected by new product introductions, substantial price erosion and lower prices as part of a strategy to gain or retain market share and customers. Should these practices continue, we may need to continually reduce our prices for existing products to retain our market share, which could adversely affect our results of operations.

        Our ability to offset the effect of price erosion through new product introductions at higher average prices is diminished to the extent competitors introduce products into particular markets ahead of our similar, competing products. Our ability to offset the effect of price erosion is also diminished during times when supply exceeds demand for a particular product.

        Market share for our products can be negatively affected by our customers' diversifying their sources of supply as our competitors enter the market for particular products, as well as by our ability to ramp volume production of new product offerings. When our competitors successfully introduce product offerings that are competitive with our recently introduced products, our customers may quickly diversify their sources of supply. Any significant decline in our market share in any of our principal market applications would adversely affect our results of operations.

        Our principal sources of competition include:

  •
  disk drive manufacturers, such as Western Digital Corporation and Toshiba;

  •
  companies providing storage subsystems and components to OEMs;

  •
  electronic manufacturing services ("EMS") companies acquiring the necessary skills and intellectual property to enter the enterprise data storage marketplace;

  •
  other high performance computing ("HPC") data storage providers; and

  •
  collaborations between in-house development teams of existing and potential customers and a combination of EMS, contract electronic manufacturing ("CEM") or emerging technology companies.

        We also experience competition from other companies that produce alternative storage technologies like flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance ruggedness have resulted in competition with our lower capacity, smaller form factor disk drives. This competition has traditionally been in the markets for handheld consumer electronics applications and now it also includes solid state drives ("SSDs") for tablet, notebook and enterprise compute applications. Certain customers for both notebook and enterprise compute applications are adopting SSDs as alternatives to hard drives in certain applications. Further adoption of these alternative storage technologies may impact the competitiveness of our product portfolio and reduce our market share and adversely affect our results of operation.

        The markets for our data storage system products are also characterized by technological change driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability can occur and may reduce our capability for differentiation or innovation and our affected products would revert to commodity status. This could lower the barriers to entry to our market away from our specialist research and development skills and enable entry for the general-purpose design skills found in some large EMS and CEM companies. Commodity markets are driven by extremely low margins and very aggressive competitive pricing. If our market becomes more commoditized and we fail to deliver innovative value-added alternatives to our customers, we will have difficulty competing against the larger EMS and CEM companies. If we are unable to compete successfully against our current and future competitors, we could experience profit margin reductions or loss of market share, which could significantly harm our financial condition.

If we do not develop products in time to keep pace with technological changes, our results of operations will be adversely affected.

        Our customers have demanded new generations of disk drive products as advances in computer hardware and software have created the need for improved storage products, with features such as increased storage capacity, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future. Such product development requires significant investments in research and development. We cannot assure you that we will be able to successfully complete the design or introduction of new products in a timely manner, that we will be able to manufacture new products in sufficient volumes with acceptable manufacturing yields, that we will be able to successfully market these new products or that these products will perform to specifications on a long-term basis. In addition, the impact of slowing areal density growth may adversely impact our ability to be successful.

        When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products suffer increases in failures, are of low quality or are not reliable, customers may reduce their purchases of our products and our manufacturing rework and scrap costs and service and warranty costs may increase. In addition, a decline in the reliability of our products may make us less competitive as compared with other disk drive manufacturers or competing technologies.

Changes in demand for computer systems and storage subsystems may in the future cause a decline in demand for our products.

        Our products are components in computers, data storage systems, and consumer electronics devices. The demand for these products has been volatile. Unexpected slowdowns in demand for computer systems, storage subsystems or consumer electronics devices generally cause sharp declines in demand for our products. Declines in consumer spending could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

        While sales to Client Non-Compute and Cloud Systems and Solutions markets are becoming a more significant source of revenue, sales to the Client Compute market remain an important part of our business. The Client Compute market, however, has been, and we expect it to continue to be, adversely affected by the growth of tablet computers, smart phones and similar devices and that perform many of the same capabilities as computers, the lengthening of product life cycles and macroeconomic conditions. We believe that the deterioration of the Client Compute market has accelerated recently, and that this accelerated deterioration may continue or further accelerate, which could cause our operating results to suffer. Additionally, if demand in the Client Compute market is worse than expected as a result of these or other conditions, demand for our products in the Client Compute market may decrease at a faster rate and our operating results may be adversely affected.

        The Enterprise Storage market has been adversely affected by the growth of the utilization of NAND flash in mission critical applications. This deterioration of the Enterprise Storage market could cause our operating results to suffer.

        Causes of declines in demand for our products in the past have included weakness in macroeconomic environments, announcements or introductions of major new operating systems or semiconductor improvements or changes in consumer preferences, such as the shift to mobile devices. We believe these announcements and introductions have from time to time caused consumers to defer their purchases and made inventory obsolete. Whenever an oversupply of our products causes participants in our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual.

Increases in the areal density of disk drives may outpace customers' demand for storage capacity.

        The rate of increase in areal density, or storage capacity per square inch on a disk, may be greater than the increase in our customers' demand for aggregate storage capacity, particularly in certain market applications like client compute. As a result, our customers' storage capacity needs may be satisfied with lower priced, low capacity disk drives. These factors could decrease our sales, especially when combined with continued price erosion, which could adversely affect our results of operations.

We may not be successful in our efforts to grow our cloud systems and solutions business.

        We have made and are continuing to make investments to expand and develop our cloud systems and solutions business. Our cloud systems and solutions business is subject to the following risks:

  •
  the cloud systems and solutions market may develop more slowly than we expect;

  •
  we may not be able to offer compelling solutions to enterprises and consumers; and

  •
  our cloud systems and solutions business generally has a long and unpredictable sales cycle, and growth in this business is likely to depend on relatively large customer orders, which may increase the variability of our results of operations and the difficulty of matching revenues with expenses.

        Our results of operations and share price may be adversely affected if we are not successful in our efforts to grow our cloud computing business as anticipated. In addition, our growth in this sector may bring us into closer competition with some of our customers or potential customers, which may decrease their willingness to do business with us.

Changes in the macroeconomic environment have negatively impacted, and may continue to, negatively impact our results of operations.

        Due to the continuing uncertainty about current macroeconomic conditions affecting consumer and enterprise spending, we believe our customers may postpone spending in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values, which could have a material adverse effect on the demand for our products. Continuing high unemployment rates, low levels of consumer liquidity, risk of default on sovereign debt and volatility in credit and equity markets have weakened consumer confidence and decreased consumer and enterprise spending in many regions around the world. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.

        In the past, our quarterly revenue and results of operations have fluctuated, sometimes significantly, from period to period. These fluctuations, which we expect to continue, may be occasioned by a variety of factors, including:

  •
  current uncertainty in global economic conditions may pose a risk to the overall economy;

  •
  adverse changes in the level of economic activity in the major regions in which we do business;

  •
  competitive pressures resulting in lower selling prices by our competitors targeted to encourage shifting of customer demand;

  •
  delays or problems in our introduction of new products, particularly new disk drives with lower cost structures, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;

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  changes in purchasing patterns by our distributor customers;

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  application of new or revised industry standards;

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  disruptions in our supply chain;

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  increased costs or adverse changes in availability of supplies of raw materials or components;

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  the impact of corporate restructuring activities that we have and may continue to engage in;

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  changes in the demand for the computer systems and data storage products that contain our products due to seasonality, economic conditions and other factors;

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  changes in purchases from period to period by our primary customers;

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  shifting trends in customer demand which, when combined with overproduction of particular products, particularly when the industry is served by multiple suppliers, results in unfavorable supply/demand imbalances;

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  our high proportion of fixed costs, including research and development expenses;

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  any impairments in goodwill or other long-lived assets;

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  announcements of new products, services or technological innovations by us or our competitors; and

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  adverse changes in the performance of our products.

        As a result, we believe that quarter-to-quarter comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in the trading price of our ordinary shares.

Because we experience seasonality in the sales of our products, our results of operations will generally be adversely impacted during the second half of our fiscal year.

        Sales of computer systems, storage subsystems and consumer electronics tend to be seasonal, and therefore we expect to continue to experience seasonality in our business as we respond to variations in our customers' demand for our products. In particular, we anticipate that sales of our products will continue to be lower during the second half of our fiscal year. In the client compute and client non-compute market applications of our disk drive business, this seasonality is partially attributable to the historical trend in our results derived from our customers' increased sales of desktop computers, notebook computers, and consumer electronics during the back-to-school and winter holiday season. In the enterprise market our sales are seasonal because of the capital budgeting and purchasing cycles of our end users. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate seasonally even if the forecasted demand for our products proves accurate. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, particularly in the client non-compute market, as well as macroeconomic conditions.

We have a long and unpredictable sales cycle for enterprise data storage solutions.

        Our enterprise data storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are also tailored to meet the specific requirements of individual customers, and are often integrated by our customers into the systems and products that they sell. Factors that affect the length of our sales cycle include:

  •
  the time required for testing and evaluating our products before they are deployed;

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  the size of the deployment; and

  •
  the degree of system configuration necessary to deploy our products.

        As a result, our sales cycle for enterprise data storage solutions is often in excess of one year, and the length of our sales cycle is frequently unpredictable. In addition, the emerging and evolving nature of the market for the products that we sell may lead prospective customers to postpone their purchasing decisions. We invest resources and incur costs during this cycle that may not be recovered if we do not successfully conclude sales. These factors lead to difficulty in matching revenues with expenses, and to increased expenditures which together may adversely impact our results of operations.

We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our larger customers.

        Some of our key customers account for a large portion of our disk drive revenue. While we have longstanding relationships with many of our customers, if any of our key customers were to significantly reduce their purchases from us, our results of operations would be adversely affected. While sales to major customers may vary from period to period, a major customer that permanently discontinues or significantly reduces its relationship with us could be difficult to replace. In line with industry practice, new customers usually require that we pass a lengthy and rigorous qualification process at the customer's cost. Accordingly, it may be difficult or costly for us to attract new major customers. Additionally, mergers, acquisitions, consolidations or other significant transactions involving our customers generally entail risks to our business. If a significant transaction involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a materially adverse effect on our business, results of operations, financial condition and prospects.

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.

        A substantial portion of our sales has been to distributors of disk drive products. Certain of our distributors may also market other products that compete with our products. Product qualification programs in this distribution channel are limited, which increases the number of competing products that are available to satisfy demand, particularly in times of lengthening product cycles. As a result, purchasing decisions in this channel are based largely on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility than sales to our OEM customers. In addition, deterioration in business and economic conditions could exacerbate price erosion and volatility as distributors lower prices to compensate for lower demand and higher inventory levels. Our distributors' ability to access credit for purposes of funding their operations may also affect purchases of our products by these customers.

        If distributors reduce their purchases of our products or prices decline significantly in the distribution channel or if distributors experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.

        We believe that industry demand for storage products in the long-term is increasing due to the proliferation of media-rich digital content in consumer applications and is fueling increased consumer demand for storage. This has led to the expansion of our branded solutions such as external storage products to provide additional storage capacity and to secure data in case of disaster or system failure, or to provide independent storage solutions for multiple users in home or small business environments. Consumer spending on retail sales of our branded solutions has deteriorated in some markets and may continue to do so if poor global economic conditions continue and higher levels of unemployment persist. This could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

        In addition, such retail sales of our branded solutions traditionally experience seasonal variability in demand with higher levels of demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. Additionally, our ability to reach such consumers depends on us maintaining effective working relationships with major retailers and distributors. Failure to anticipate consumer demand for our branded solutions as well as an inability to maintain effective working relationships with retail and online distributors may adversely impact our future results of operations.

Our international sales and manufacturing operations subject us to risks related to disruptions in foreign markets, currency exchange fluctuations, longer payment cycles, seasonality, limitations imposed by a variety of legal and regulatory regimes, potential adverse tax consequences, increased costs, our customers' credit and access to capital, health-related risks, and access to personnel.

        We have significant sales and manufacturing operations in foreign countries, including manufacturing facilities, sales personnel and customer support operations. We have manufacturing facilities in China, Malaysia, Northern Ireland, Singapore and Thailand, in addition to those in the United States. A substantial portion of our client compute disk drive assembly occurs in our facility in China.

        Our international operations are subject to economic risks inherent in doing business in foreign countries, including the following:

  •
  Disruptions in Foreign Markets.  Disruptions in financial markets and the deterioration of the underlying economic conditions in the past in some countries, including those in Asia, United Kingdom and the European Union have had an impact on our sales to customers located in, or whose end-user customers are located in, these countries.

  •
  Fluctuations in Currency Exchange Rates.  Prices for our products are denominated predominately in U.S. dollars, even when sold to customers that are located outside the United States. An increase in the value of the dollar could increase the real cost to our customers of our products in those markets outside of the U.S. where we sell in dollars. This could adversely impact our sales and market share in such areas or increase pressure on us to lower our price, and adversely impact our profit margins. A weakened dollar could increase the cost of expenses such as payroll, utilities, tax, and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material adverse effect on our results of operations. We may attempt to manage the impact of foreign currency exchange rate changes by, among other things, entering into foreign currency forward exchange contracts. However, these contracts may not cover our full exposure and subject us to certain counterparty credit risks. See "Financial Risk Management disclosure" of this report for additional information about our foreign currency exchange risk.

  •
  Longer Payment Cycles.  Our customers outside of the United States are often allowed longer time periods for payment than our U.S. customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period.

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  Seasonality.  Seasonal reductions in the business activities of our customers during the summer months, particularly in Europe, typically result in lower earnings during those periods.

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  Legal and Regulatory Limitations.  Our international operations are affected by limitations on imports, tariffs, duties, currency exchange control regulations, price controls, export control laws, including the trade and economic sanctions administered by the Office of Foreign Assets Control, and other restraints on trade. In addition, the governments of many countries, including China, Malaysia, Northern Ireland, Singapore and Thailand, in which we have significant operating assets, have exercised and continue to exercise significant influence over many aspects of their domestic economies and international trade. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors, or agents will not violate these or other applicable laws and regulations to which we may be subject. Violations of these laws and regulations could lead to significant penalties, including restraints on our export or import privileges, monetary fines, criminal proceedings and regulatory or other actions that could materially adversely affect our results of operations.

  •
  Potential Adverse Tax Consequences.  Our international operations create a risk of potential adverse tax consequences, including imposition of withholding or other taxes on payments by our subsidiaries. In addition, our taxable income in any jurisdiction is dependent upon acceptance of our operational practices and intercompany transfer pricing by local tax authorities as being on an arm's length basis. Due to inconsistencies in application of the arm's length standard among taxing authorities, as well as a lack of adequate treaty-based protection, transfer pricing challenges by tax authorities could, if successful, substantially increase our income tax expense. We are subject to tax audits around the world, and are under audit in various jurisdictions, and such jurisdictions may assess additional income tax against us. Although we believe our tax positions are reasonable, the final determination of tax audits could be materially different from our recorded income tax provisions and accruals. The ultimate results of an audit could have a material adverse effect on our operating results or cash flows in the period or periods for which that determination is made and could result in increases to our overall tax expense in subsequent periods. In light of the ongoing fiscal challenges many countries are facing, various levels of government are increasingly focused on tax reform and other legislative action to increase tax revenue. In addition, the Organization for Economic Cooperation and Development's Base Erosion and Profit Shifting recommendations are reshaping international tax rules in numerous countries. These actual and potential changes in the relevant tax laws applicable to corporate multinationals along with potential changes in accounting and other laws, regulations, administrative practices, principles, and interpretations could increase the risk of double taxation, cause increased tax audit activity, and could impact our effective tax rate.

  •
  Increased Costs.  The shipping and transportation costs associated with our international operations are typically higher than those associated with our U.S. operations, resulting in decreased operating margins in some foreign countries.

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  Credit and Access to Capital Risks.  Our international customers could have reduced access to working capital due to higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer's or its bank's financial condition, or the inability to access other financing.

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  Global Health Outbreaks.  The occurrence of a pandemic disease may adversely impact our operations, and some of our key customers. Such diseases could also potentially disrupt the timeliness and reliability of the distribution network we rely on.

  •
  Access to Personnel.  There is substantial competition for qualified and capable personnel in certain jurisdictions in which we operate, including China, which may make it difficult for us to recruit and retain qualified employees in sufficient numbers. Increased difficulty in recruiting or retaining sufficient and adequate personnel in our international operations may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations.

We could suffer a loss of revenue and increased costs, exposure to significant liability, reputational harm, and other serious negative consequences if we sustain cyber-attacks or other data security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us or our customers or other third-parties.

        Our operations are dependent upon our ability to protect our computer equipment and the electronic data stored in our databases from damage by, among other things, earthquake, fire, natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, employee misconduct, physical or electronic break-ins, cyber-attacks, or similar events or disruptions. We manage and store various proprietary information and sensitive or confidential data relating to our operations. In addition, our outsourcing services and cloud computing businesses routinely process, store, and transmit large amounts of data for our customers and vendors, including sensitive and personally identifiable information. As our operations become more automated and increasingly interdependent, our exposure to the risks posed by these types of events will increase. We have been, and will likely continue to be, subject to computer viruses or other malicious codes, cyber-attacks, or other computer-related attempts to breach the information technology ("IT") systems we use for these purposes. We may also be subject to IT system failures and network disruptions due to these factors. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third-parties, create system disruptions, or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the system.

        The costs to us to eliminate or address the foregoing security problems and security vulnerabilities before or after a cyber-incident could be significant. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation efforts may not be successful and could result in interruptions, delays, or cessation of service, and loss of existing or potential customers that may impede our sales, manufacturing, distribution, or other critical functions. We could lose existing or potential customers for outsourcing services or other IT solutions in connection with any actual or perceived security vulnerabilities in our products. In addition, breaches of our security measures and the unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or other third-parties, could expose us, our vendors and customers, or other third-parties affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our brand and reputation, or otherwise harm our business. In addition, we rely in certain limited capacities on third-party data management providers whose possible security problems and security vulnerabilities may have similar effects on us.

        We are subject to laws, rules, and regulations in the U.S. and other countries relating to the collection, use, and security of user data. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, and among us, our subsidiaries and other parties with which we have commercial relations. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify vendors, customers or employees of a data security breach. We have incurred, and will continue to incur, significant expenses to comply with mandatory privacy and security standards and protocols imposed by law, regulation, industry standards, or contractual obligations. These laws, protocols and standards continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. If we fail to comply with applicable federal, state or international privacy-related or data protection laws we may be subject to proceedings by governmental entities and incur penalties or significant legal liability.

If we do not control our fixed costs, we will not be able to compete effectively in our industry.

        We continually seek to make our cost structure and business processes more efficient. We are focused on increasing workforce flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide. Our strategy involves, to a substantial degree, increasing revenue and product volume while at the same time controlling operating expenses. If we do not control our operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce operating costs have included closures and transfers of facilities, significant personnel reductions and efforts to increase automation.

If we experience shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, we may suffer lower operating margins, production delays and other material adverse effects.

        The cost, quality and supply of components, subassemblies, certain equipment and raw materials used to manufacture our products and key components like recording media and heads are critical to our success. The equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Particularly important for our products include read/write heads, aluminum or glass substrates for recording media, ASICs, spindle motors, printed circuit boards, and suspension assemblies.

        We rely on sole suppliers or a limited number of suppliers for some of these components that we do not manufacture, including aluminum and glass substrates, read/write heads, ASICs, spindle motors, printed circuit boards, and suspension assemblies. Many of such component suppliers are geographically concentrated, in particular, in Thailand, which makes our supply chain more vulnerable to regional disruptions such as the severe flooding in Thailand in October 2011, which had a material impact on the production and availability of many components. If our vendors for these components are unable to meet our cost, quality, and supply requirements, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

        Certain rare earth elements are critical in the manufacture of our products. We purchase components that contain rare earth elements from a number of countries, including the People's Republic of China. We cannot predict whether any nation will impose regulations, quotas or embargoes upon the rare earth elements incorporated into our products that would restrict the worldwide supply of such metals or increase their cost. We have experienced increased costs and production delays when we were unable to obtain the necessary equipment or sufficient quantities of some components, and/or have been forced to pay higher prices or make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry in general. If any major supplier were to restrict the supply available to us or increase the cost of the rare earth elements used in our products, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

        Consolidation among component manufacturers has resulted and may continue to result in some component manufacturers exiting the industry or not making sufficient investments in research to develop new components.

        If there is a shortage of, or delay in supplying us with, critical components, equipment or raw materials, then:

  •
  it is likely that our suppliers would raise their prices and, if we could not pass these price increases to our customers, our operating margin would decline;

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  we might have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products;

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  we would likely have to allocate the components we receive to certain of our products and ship less of others, which could reduce our revenues and could cause us to lose sales to customers who could purchase more of their required products from manufacturers that either did not experience these shortages or delays or that made different allocations; and

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  we might be late in shipping products, causing potential customers to make purchases from our competitors, thus causing our revenue and operating margin to decline.

        We cannot assure you that we will be able to obtain critical components in a timely and economic manner.

        We often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. Our options in supplier selection in these cases are limited and the supplier based technology may consequently be single sourced until wider adoption of the technology occurs and any necessary licenses become available. In such cases any technical issues in the supplier's technology may cause us to delay shipments of our new technology deployments and therefore harm our financial position.

If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.

        From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may not meet all of our purchase commitments with these suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers or make penalty-type payments under these contracts.

Conflict minerals regulations may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

        In August 2012, the SEC adopted rules establishing additional disclosure and reporting requirements regarding the use of specified minerals, or conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured. These rules will require us to determine, disclose and report whether or not such conflict minerals originate from the Democratic Republic of the Congo or an adjoining country. The most recent report was filed on 27 May 2016. These rules could affect our ability to source certain materials used in our products at competitive prices and could impact the availability of certain minerals used in the manufacture of our products, including gold, tantalum, tin and tungsten. As there may be only a limited number of suppliers of "conflict free" minerals, we cannot be sure that we will be able to obtain necessary conflict free minerals in sufficient quantities or at competitive prices. Our customers, including our OEM customers, may require that our products be free of conflict minerals, and our revenues and margins may be harmed if we are unable to procure conflict free minerals at a reasonable price, or at all, or are unable to pass through any increased costs associated with meeting these demands. Additionally, we may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins of all minerals used in our products through the due diligence procedures that we implement. We may also face challenges with government regulators and our customers and suppliers if we are unable to sufficiently verify that the metals used in our products are conflict free. We expect that there may be material costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs related to possible changes to products, processes, or sources of supply as a consequence of such verification and disclosure requirements.

The loss of key executive officers and employees could negatively impact our business prospects.

        Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. The loss of one or more of our key personnel may have a material adverse effect on our business, results of operations and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Due to the complexity of our products, some defects may only become detectable after deployment.

        Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Defects in our products, or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:

  •
  increased costs and product delays until complex solution level interoperability issues are resolved;

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  costs associated with the remediation of any problems attributable to our products;

  •
  loss of or delays in revenues;

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  loss of customers;

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  failure to achieve market acceptance and loss of market share;

  •
  increased service and warranty costs; and

  •
  increased insurance costs.

        Defects in our products could also result in legal actions by our customers for property damage, injury or death. Product liability claims could exceed the level of insurance coverage that we have obtained to cover defects in our products. Any significant uninsured claims could significantly harm our financial condition.

Political events, war, terrorism, natural disasters, public health issues and other circumstances could materially adversely affect our results of operations and financial condition.

        War, terrorism, geopolitical uncertainties, natural disasters, public health issues, and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fire, power shortages, terrorist attacks, other hostile acts, labor disputes, public health issues, and other events beyond our control. Such events could decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers, or to receive components from our suppliers, and create delays and inefficiencies in our supply chain. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and operating results could be materially adversely affected. Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations in freight services, governmental actions limiting the movement of products between regions, delays in production ramps of new products, and disruptions in our operations and some of our key customers.

        Macroeconomic developments like the withdrawal of United Kingdom from the European Union, the debt crisis in certain countries in the European Union and slowing economies in parts of Asia and South America could negatively affect our business, operating results or financial condition which, in turn, could adversely affect our stock price. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their IT budgets or be unable to fund hardware systems, which could cause customers to delay, decrease or cancel purchases of our products or cause customers not to pay us or to delay paying us for previously purchased products and services.

Failure to comply with applicable environmental laws and regulations could have a material adverse effect on our business, results of operations and financial condition.

        The sale and manufacturing of products in certain states and countries may subject us and our suppliers to state, federal and international laws and regulations governing protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. We endeavor to ensure that we and our suppliers comply with all applicable environmental laws and regulations, however, compliance may increase our operating costs and otherwise impact future financial results. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material adverse effect on the financial condition or results of operations.

Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.

        On 27 June 2016 and 11 July 2016 we announced restructuring plans to be substantially completed by the end of fiscal year 2017. In addition, management will continue to evaluate our global footprint and cost structure, and additional restructuring plans are expected to be formalized. As a result of our restructuring, we may experience a loss of continuity, loss of accumulated knowledge, disruptions to our operations and/or inefficiency during transitional periods. Any cost-cutting measures could impact employee retention. In addition, we cannot be sure that the cost reduction and global footprint consolidation will be successful in reducing our overall expenses as we expect or that additional costs will not offset any such reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our result of operations may suffer.

Our ability to use our net operating loss and tax credit carryforwards might be limited.

        The use of a portion of our U.S. net operating loss and tax credit carryforwards is subject to annual limitations pursuant to U.S. tax law. Section 382 of the U.S. Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss or tax credit carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in ownership. As a result, future changes in ownership could put further limitations on the availability of our net operating loss or tax credit carryforwards.

Deterioration in global credit and financial market conditions could negatively impact the value of our current portfolio of cash equivalents or short-term investments and our ability to meet our financing objectives.

        Our cash and cash equivalents are maintained in highly liquid investments with remaining maturities of 90 days or less at the time of purchase. Our short-term investments consist primarily of readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. Our investment policy has as its principal objectives the preservation of principal and maintenance of liquidity. We mitigate default risk by investing in high-quality investment grade securities, limiting the time to maturity and by monitoring the counter-parties and underlying obligors closely.

        While as of the date of this filing, we are not aware of any material downgrades, losses, or other significant deterioration in the fair value of our cash equivalents or short-term investments, no assurance can be given that future deterioration in conditions of the global credit and financial markets would not negatively impact our current portfolio of cash equivalents or short-term investments or our ability to meet our financing objectives.

We are at times subject to intellectual property legal proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

        We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with their use of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert our management's attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Patent litigation has increased due to the current uncertainty of the law and the increasing competition and overlap of product functionality in the field. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which if granted or awarded, could materially harm our business, financial condition and operating results.

        We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See "Note 14. Legal, Environmental and Other Contingencies" contained in this report for a description of pending intellectual property proceedings.

We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.

        We rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect our IP rights. In the past, we have been involved in significant and expensive disputes regarding our IP rights and those of others, including claims that we may be infringing patents, trademarks and other IP rights of third-parties. We expect that we will be involved in similar disputes in the future.

        There can be no assurance that:

  •
  any of our existing patents will continue to be held valid, if challenged;

  •
  patents will be issued for any of our pending applications;

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  any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;

  •
  our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;

  •
  we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and

  •
  others will not gain access to our trade secrets.

        In addition, our competitors may be able to design their products around our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.

        Furthermore, we have significant operations and sales in foreign countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States.

We may not be able to identify suitable strategic alliances, acquisitions, joint ventures or investment opportunities, to successfully acquire and integrate companies that provide complementary products or technologies or to realize the anticipated benefits of such transactions.

        Our growth strategy involves pursuing strategic alliances with, making acquisitions of, forming joint ventures with or making investments in other companies that are complementary to our business. There is substantial competition for attractive strategic alliance, acquisition, joint venture and investment candidates. Accordingly, we may not be able to identify suitable strategic alliances, acquisition, joint venture, or investment candidates. Even if we can identify them, we cannot assure you that we will be able to partner with, acquire or invest in suitable candidates, or integrate acquired technologies or operations successfully into our existing technologies and operations. Moreover, our ability to finance potential strategic alliances, acquisitions, joint ventures or investments will be limited by our high degree of leverage, the covenants contained in the instruments that govern our outstanding indebtedness, and any agreements governing any other debt we may incur.

        If we are successful in forming strategic alliances or acquiring, forming joint ventures or making investments in other companies, any of these transactions may have an adverse effect on our results of operations, particularly while the operations of an acquired business are being integrated. It is also likely that integration of acquired companies would lead to the loss of key employees from those companies or the loss of customers of those companies. In addition, the integration of any acquired companies would require substantial attention from our senior management, which may limit the amount of time available to be devoted to our day-to-day operations or to the execution of our strategy. Growth by strategic alliance, acquisition, joint venture or investment involves an even higher degree of risk to the extent we combine new product offerings and enter new markets in which we have limited experience, and no assurance can be given that acquisitions of entities with new or alternative business models will be successfully integrated or achieve their stated objectives. There can be no assurance that we will realize the anticipated benefits of any strategic alliance, acquisition, joint venture or investment that we make or, if we do, how long it will take to achieve such benefits.

        Furthermore, the expansion of our business involves the risk that we might not manage our growth effectively, that we would incur additional debt to finance these acquisitions or investments, that we may have impairment of goodwill or acquired intangible assets associated with these acquisitions and that we would incur substantial charges relating to the write-off of in-process research and development, similar to that which we incurred in connection with several of our prior acquisitions. Each of these items could have a material adverse effect on our financial condition and results of operations.

        In addition, we could issue additional ordinary shares in connection with future strategic alliances, acquisitions, joint ventures or investments. Issuing shares in connection with such transactions would have the effect of diluting your ownership percentage of the ordinary shares and could cause the price of our ordinary shares to decline.

Servicing our indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        We are leveraged and have significant debt service obligations. Our significant debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities. For example, our high level of debt presents the following risks:

  •
  we are required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements;

  •
  our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

  •
  our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

  •
  our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements; and

  •
  covenants in our debt instruments limit our ability to pay future dividends or make other restricted payments and investments.

        In the event that we need to refinance all or a portion of our outstanding debt as it matures, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt at all. If prevailing interest rates or other factors existing at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital.

        In addition, our business may not generate cash flow in an amount sufficient to enable us to pay the principal of, or interest on, our indebtedness or to fund our other liquidity needs, including working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements.

        Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that:

  •
  our business will generate sufficient cash flow from operations;

  •
  we will continue to realize the cost savings, revenue growth and operating improvements that result from the execution of our long-term strategic plan; or

  •
  future sources of funding will be available to us in amounts sufficient to enable us to fund our liquidity needs.

        If we cannot fund our liquidity needs, we will have to take actions such as reducing or delaying capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit us to meet our scheduled debt service obligations. In addition if we incur additional debt, the risks associated with our substantial leverage, including the risk that we will be unable to service our debt or generate enough cash flow to fund our liquidity needs, could intensify.

The price of our ordinary shares may be volatile and could decline significantly.

        The stock market, in general, and the market for technology stocks in particular, has recently experienced volatility that has often been unrelated to the operating performance of companies. If these market or industry-based fluctuations continue, the trading price of our ordinary shares could decline significantly independent of our actual operating performance, and you could lose all or a substantial part of your investment. The market price of our ordinary shares could fluctuate significantly in response to several factors, including among others:

  •
  general uncertainty in stock market conditions occasioned by global economic conditions, negative financial news and the continued instability of several large financial institutions;

  •
  actual or anticipated variations in our results of operations;

  •
  announcements of innovations, new products or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;

  •
  our failure to meet the performance estimates of investment research analysts;

  •
  the timing of announcements by us or our competitors of significant contracts or acquisitions;

  •
  general stock market conditions;

  •
  the occurrence of major catastrophic events;

  •
  changes in financial estimates by investment research analysts;

  •
  changes in the credit ratings of our indebtedness by rating agencies; and

  •
  the sale of our ordinary shares held by certain equity investors or members of management.

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

        Although we have announced targeted regular cash dividend amounts and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at the announced targeted levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors and our previously announced share repurchase program may be suspended or discontinued at any time. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price, and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

Significant fluctuations in the market price of our ordinary shares could result in securities class action claims against us.

        Significant price and value fluctuations have occurred with respect to the publicly traded securities of technology companies. The price of our ordinary shares is likely to be volatile in the future. In the past, following periods of decline in the market price of a company's securities, class action lawsuits have often been pursued against that company. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our results of operations, financial condition and liquidity.

Liquidity and Capital Resources

        The following sections discuss the effects of changes in our balance sheet and cash flows, contractual obligations, and other commitments on our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. Our short-term investments consist primarily of money market funds and certificates of deposits. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents and short-term investments are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, these restrictions have not impeded our ability to conduct our business, nor do we expect them to in the next 12 months. We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents or short-term investments and we do not believe the fair value of our short-term investments has significantly changed from the values reported as of 1 July 2016.

  Cash and cash equivalents and investments

	As of
(US Dollars in millions)	1 July 2016	3 July 2015	Change
Cash and cash equivalents	$1,125	$2,479	$(1,354)
Investments	6	6	—

Total	$1,131	$2,485	$(1,354)

        Our cash and cash equivalents and investments decreased from 3 July 2015 as a result of net cash outflows for the acquisition of Dot Hill of $674 million, repurchase of our ordinary shares of $1.1 billion, dividends paid to our shareholders of $727 million, of which $163 million was disclosed in our fiscal year 2015 consolidated financial statements, and capital expenditures of $587 million. These cash outflows were partially offset by our net cash provided by operating activities. The following table summarizes results from the statement of cash flows for the periods indicated:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Net cash flow provided by (used in):
Operating activities	$1,680	$2,647
Investing activities	(1,211)	(1,287)
Financing activities	(1,820)	(1,495)
Effect of foreign currency exchange rates	(3)	(20)

Net (decrease) in cash and cash equivalents	$(1,354)	$(155)

  Cash Provided by Operating Activities

        Cash provided by operating activities for fiscal year 2016 was approximately $1.7 billion and includes the effects of net income adjusted for non-cash items including depreciation and amortization, stock-based compensation, and:

  •
  a decrease in revenue accelerating a reduction in the cash conversion cycle, leading to a decrease in working capital.

        Cash provided by operating activities for fiscal year 2015 was approximately $2.6 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, stock-based compensation. Net income includes:

  •
  a partial payment of $773 million for the arbitration award and related accrued interest received from Western Digital; and

  •
  a $225 million payment related to the final audit assessment received from the Jiangsu Province State Tax Bureau of the People's Republic of China for tax and interest associated with changes to our tax filings for the calendar years 2007 through 2013.

  Cash Used in Investing Activities

        In fiscal year 2016, we used $1.2 billion for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of approximately $587 million and the acquisition of Dot Hill, net of cash acquired for $634 million.

        In fiscal year 2015, we used $1.3 billion for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of approximately $747 million and the acquisition of LSI's Flash Business for $450 million.

  Cash Used in Financing Activities

        Net cash used in financing activities of $1.8 billion for fiscal year 2016 was primarily attributable to the following activities:

  •
  $1.1 billion paid to repurchase 24 million of our ordinary shares; and

  •
  $0.7 billion in dividends paid to our shareholders.

        Net cash used in financing activities of $1.5 billion for fiscal year 2015 was primarily attributable to the following activities:

  •
  $1.1 billion paid to repurchase 19 million of our ordinary shares;

  •
  $1.0 billion for the repurchase and redemption of long-term debt;

  •
  $0.7 billion in dividends paid to our shareholders; partially offset by

  •
  proceeds of $1.2 billion from aggregate cash generated from the issuance of our 5.75% Senior Notes due 2034 and 4.875% Senior Notes due 2027.

  Dividends

        From the closing of our initial public offering in December 2002 through 2016, we have paid dividends, pursuant to our dividend policy then in effect, totaling approximately $3.8 billion in the aggregate.

  Liquidity Sources

        Our primary sources of liquidity as of 1 July 2016, consisted of: (1) approximately $1.1 billion in cash and cash equivalents, and investments, (2) cash we expect to generate from operations and (3) a $700 million senior revolving credit facility.

        As of 1 July 2016, no borrowings had been drawn under the revolving credit facility or had been utilized for letters of credit issued under this credit facility. The line of credit is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.

        The credit agreement that governs our revolving credit facility, as amended, contains certain covenants that we must satisfy in order to remain in compliance with the credit agreement, as amended. The agreement includes three financial covenants: (1) minimum cash, cash equivalents and marketable securities; (2) a fixed charge coverage ratio; and (3) a net leverage ratio. On 28 April 2016, the Revolving Credit Agreement was amended in order to increase the allowable net leverage ratio to adjust for our current financial liquidity position. We were in compliance with the modified covenants as of 1 July 2016 and expect to be in compliance for the next 12 months.

        As of 1 July 2016, cash and cash equivalents held by non-Irish subsidiaries was $1.1 billion. This amount is potentially subject to taxation in Ireland upon repatriation by means of a dividend into our Irish parent. However, it is our intent to indefinitely reinvest earnings of non-Irish subsidiaries outside of Ireland and our current plans do not demonstrate a need to repatriate such earnings by means of a taxable Irish dividend. Should funds be needed in the Irish parent company and should we be unable to fund parent company activities through means other than a taxable Irish dividend, we would be required to accrue and pay Irish taxes on such dividend.

        We believe that our sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months.

  Cash Requirements and Commitments

        Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our dividend. Our ability to fund these requirements will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control.

        On 2 August 2016, our Board of Directors approved a quarterly cash dividend of $0.63 per share, which will be payable on 5 October 2016 to shareholders of record as of the close of business on 21 September 2016.

        As of 1 July 2016, we were in compliance with all of the covenants under our debt agreements. Based on our current outlook, we expect to be in compliance with the covenants of our debt agreements over the next 12 months.

        The carrying value of our long-term debt as of 1 July 2016 and 3 July 2015 was $4.1 billion and $4.2 billion, respectively. The table below presents the principal amounts of our outstanding long-term debt:

	As of
(US Dollars in millions)	1 July 2016	3 July 2015	Change
3.75% Senior Notes due November 2018	$800	$800	$—
7.00% Senior Notes due November 2021	158	158	—
4.75% Senior Notes due June 2023	990	1,000	(10)
4.75% Senior Notes due January 2025	995	1,000	(5)
4.875% Senior Notes Due June 2027	700	700	—
5.75% Senior Notes Due December 2034	490	500	(10)

Total	$4,133	$4,158	$(25)

        From time to time we may repurchase any of our outstanding ordinary shares through private, open market, tender offers, broker assisted purchases or other means. During fiscal year 2016, we repurchased approximately 24 million of our ordinary shares. As of 1 July 2016, $1.8 billion remained available for repurchase under our existing repurchase authorization limit. All repurchases are effected as redemptions in accordance with the Company's Articles of Association.

        For fiscal year 2017, we expect capital expenditures to be below our long-term targeted range of 6% to 8% of revenue. We require substantial amounts of cash to fund scheduled payments of principal and interest on our indebtedness, future capital expenditures and any increased working capital requirements. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions and investments, which may require additional capital.

Contractual Obligations and Commitments

        Our contractual cash obligations and commitments as of 1 July 2016, have been summarized in the table below:

		Fiscal Year(s)
(US Dollars in millions)	Total	2017	2018- 2019	2020- 2021	Thereafter
Contractual Cash Obligations:
Long-term debt	$4,133	$—	$800	$—	$3,333
Interest payments on debt	1,761	198	381	334	848
Purchase obligations(2)	713	713	—	—	—
Operating leases(1)	168	27	38	21	82
Capital expenditures	110	110	—	—	—
Other funding requirements(3)	44	12	24	8	—

Subtotal	6,929	1,060	1,243	363	4,263
Commitments:
Letters of credit or bank guarantees	108	108	—	—	—

Total	$7,037	$1,168	$1,243	$363	$4,263

(1)
Includes total future minimum rent expense under non-cancelable leases for both occupied and vacated facilities (rent expense is shown net of sublease income).

(2)
Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms.

(3)
Consists of funding requirements related to strategic commitments.

        As of 1 July 2016, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $13 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.

Off-Balance Sheet Arrangements

        As of 1 July 2016, we did not have any material off-balance sheet arrangements.

Financial Risk Management

        We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, equity and bond markets. A portion of these risks are hedged, but fluctuations could impact our results of operations, financial position and cash flows. Additionally, we have exposure to downgrades in the credit ratings of our counterparties as well as exposure related to our credit rating changes.

        Interest Rate Risk.    Our exposure to market risk for changes in interest rates relates primarily to our investment portfolio. As of 1 July 2016, the Company had no material available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no material available-for-sale securities were other-than-temporarily impaired as of 1 July 2016. We currently do not use derivative financial instruments in our investment portfolio.

        We have fixed rate debt obligations. We enter into debt obligations for general corporate purposes including capital expenditures and working capital needs.

        The table below presents principal amounts and related weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 1 July 2016.

Fiscal Years Ended

(US Dollars in millions, except percentages)	2017	2018	2019	2020	2021	Thereafter	Total	Fair Value at 1 July 2016
Assets
Cash equivalents:
Fixed rate	$762	$—	$—	$—	$—	$—	$762	$762
Average interest rate	0.35%						0.35%
Investments:
Fixed rate	$5	$—	$—	$—	$1	$—	$6	$6
Average interest rate	10.69%				3.08%		9.36%

Total fixed income	$767	$—	$—	$—	$1	$—	$768	$768
Average interest rate	0.42%				3.08%	0.45%	0.42%
Debt
Fixed rate	$—	$—	$800	$—	$—	$3,333	$4,133	$3,491
Average interest rate			3.75%			5.03%	4.78%

        Foreign Currency Exchange Risk.    We may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes.

        We also hedge a portion of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The changes in fair value of these hedges are recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. These foreign currency forward exchange contracts are not designated as hedging instruments under ASC 815, Derivatives and Hedging. All these foreign currency forward contracts mature within 12 months.

        We evaluate hedging effectiveness prospectively and retrospectively and record any ineffective portion of the hedging instruments in Cost of revenue on the Consolidated Profit and Loss Account. We did not have any material net gains (losses) recognized in Cost of revenue for cash flow hedges due to hedge ineffectiveness or discontinued cash flow hedges during the fiscal years 2016 and 2015.

        The table below provides information as of 1 July 2016 about our foreign currency forward exchange contracts. The table is provided in U.S. dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(US Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
British Pound Sterling	$57	1.42	$(3)

Total	$57		$(3)

(1)
Equivalent to the unrealized net gain (loss) on existing contracts.

        Other Market Risks.    We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty, and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk. As of 1 July 2016, we had no material credit exposure related to our foreign currency forward exchange contracts. Changes in our corporate issuer credit ratings have minimal impact on our financial results, but downgrades may negatively impact our future transaction costs and our ability to execute transactions with various counterparties.

        We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our Seagate Deferred Compensation Plan (the "SDCP"). In fiscal year 2014, the Company entered into a Total Return Swap ("TRS") in order to manage the equity market risks associated with the SDCP liabilities. The Company pays a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liability due to changes in the value of the investment options made by employees.

LIKELY FUTURE DEVELOPMENT

        We are committed to developing new component technologies, products and alternative storage technologies. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology focused towards new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies to our product development teams as well as allowing us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace. During fiscal years 2016 and 2015, we had product development expenses of approximately $1,237 million and $1,353 million, respectively, which represented 11% and 10% of our consolidated revenue, respectively.

DIRECTORS

        The directors are as listed on page A-3. Mr. Gregorio Reyes resigned from the board on 21 October 2015 and was replaced by Dr. Dambisa Moyo on the same date.

SECRETARY

        Mr. Kenneth M. Massaroni resigned as the secretary on 21 October 2015 and was replaced by Ms. Regan J. MacPherson on the same date.

DIRECTORS' AND SECRETARY'S INTERESTS IN SHARES

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at 1 July 2016 were as follows:

	Interests held as at 1 July 2016(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Stephen J. Luczo(2)	1,826,969	400,423	270,158	—	—
Frank J. Biondi, Jr.	23,946	1,251	—	5,182	—
Michael R. Cannon	13,404	—	—	5,182	—
Mei-Wei Cheng	9,794	—	—	5,182	—
William Coleman	13,235	—	—	5,182	—
Jay L. Geldmacher	5,365	—	—	5,182	—
Kristen M. Onken	20,413	—	—	5,182	—
C.S. Park	32,735	—	—	5,182	—
Dambisa F. Moyo(3)	—	—	—	5,182	—
Edward J. Zander	67,996	10,000	—	5,182	—
Stephanie Tilenius	2,710	—	—	5,182	—
Secretary
Regan J. MacPherson(4)	5,078	—	100,796	6,118	—

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)
Mr. Luczo's interests held as at 1 July 2016 excludes 295,391 unvested options and awards that contain certain performance and market conditions.

(3)
Ms. Moyo's interests held at the date of appointment includes 5,182 restricted share units.

(4)
Ms. MacPherson's interests held at the date of appointment includes 101 common shares and 6,118 restricted share units. Her interests held as at 1 July 2016 excludes 1,601 unvested share awards that contain certain performance and market conditions.

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at 3 July 2015, or subsequent date of appointment, were as follows:

	Interests held as at 3 July 2015(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Stephen J. Luczo(2)	1,218,320	90,334	179,563	—	—
Frank J. Biondi, Jr.	34,155	1,251	—	4,235	—
Michael R. Cannon	10,694	—	—	4,235	—
Mei Wei Cheng	7,762	—	—	4,235	—
William Coleman	10,525	—	—	4,235	—
Jay L. Geldmacher	2,655	—	—	4,235	—
Kristen M. Onken	17,703	—	—	4,235	—
C.S. Park	32,125	—	—	4,235	—
Edward J. Zander	54,795	65,000	—	4,235
Stephanie Tilenius	—	—	—	4,235	—

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)
Mr. Luczo's interests held as at 3 July 2015 excludes 841,890 unvested share awards that contain certain performance and market conditions.

        The directors and the company secretary had no interests in any other group company as required to be disclosed in accordance with Section 329 of the Companies Act 2014.

IMPORTANT EVENTS SINCE THE PERIOD END

  Dividends

        On 2 August 2016, our Board of Directors approved a quarterly cash dividend of $0.63 per share, which will be payable on 5 October 2016 to shareholders of record as of the close of business on 21 September 2016.

  July 2016 Restructuring Plan

        On 11 July 2016, the Company committed to an additional restructuring plan (the "July 2016 Plan") for continued consolidation of its global footprint across Asia, EMEA and the Americas. The July 2016 Plan included reducing worldwide headcount by approximately 6,500 employees. The July 2016 Plan, which the Company expects to be largely completed by the end of fiscal year 2017, is expected to result in total pretax charges of approximately $164 million in fiscal year 2017. These charges are expected to consist of cash expenditures of approximately $82 million of employee termination costs and $51 million of other exit costs, as well as other non-cash charges of approximately $31 million.

POLITICAL DONATIONS

        During the year ended 1 July 2016, the Company made no political donations.

BRANCHES OUTSIDE THE STATE

        In accordance with Section 326 of the Companies Act 2014, the Company has established branches, within the meaning of EU Council Directive 89/666/EEC in Brazil, China, Russia, the Netherlands, Singapore, Northern Ireland, India, Korea and Thailand.

ACCOUNTING RECORDS

        The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.

        The books and accounting records are maintained at the Company's principal accounting offices at 10200 South De Anza Boulevard, Cupertino, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company's registered office at intervals not exceeding six months.

RELEVANT AUDIT INFORMATION

        The directors believe that they have taken all steps necessary to make themselves aware of any relevant audit information and have established that the Group's statutory auditors are aware of that information. In so far as they are aware, there is no relevant audit information of which the Group's statutory auditors are unaware.

AUDIT COMMITTEE

        The Group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

        Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the Group and of the profit or loss of the Group for that period.

        In preparing the financial statements of the Group, the Directors are required to:

  •
  select suitable accounting policies and then apply them consistently;

  •
  make judgments and estimates that are reasonable and prudent;

  •
  comply with applicable US generally accepted accounting principles to the extent that the use of US generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and

  •
  prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business

        The considerations set out above for the Group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-108 to A-115), in respect of which the applicable accounting standards are those which are generally accepted in the Republic of Ireland.

        The Directors have elected to prepare the Parent Company's financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (Generally Accepted Accounting Practice in Ireland).

        The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the Group are prepared in accordance with applicable US generally accepted accounting principles and comply with the provisions of the Companies Acts 2014. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

        As required by Section 225 of the Companies Act 2014 of Ireland, the directors acknowledge that they are responsible for securing the Company's compliance with its "relevant obligations" (as defined in that legislation). The directors further confirm that a compliance policy statement has been drawn up, and that appropriate arrangements and structures have been put in place that are, in the directors' opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.

AUDITORS

        Ernst & Young, Chartered Accountants, have expressed their willingness to continue in office in accordance with the Section 383(2) of the Companies Act 2014.

        Approved by the Board of Directors and signed on its behalf on 19 August 2016

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY PLC

        We have audited the financial statements of Seagate Technology plc for the year ended 1 July 2016 which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity, the related notes 1 to 21 in respect of the group financial statements and the related notes 1 to 10 in respect to the parent company financial statements. The financial reporting framework that has been applied in the preparation of the group financial statements is Irish law and U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014 and for the preparation of the parent company financial statements in accordance with Irish law and accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (Generally Accepted Accounting Practice in Ireland).

        This report is made solely to the company's members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

        As explained more fully in the Statement of Directors' Responsibilities set out on page A-47, the directors are responsible for the preparation of the financial statements giving a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with Irish law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board's Ethical Standards for Auditors.

Scope of the audit of the financial statements

        An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the group's and parent company's circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the directors' report to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect or materially inconsistent with the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

        In our opinion:

  •
  the group financial statements give a true and fair view in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 279 of Part 6 of the

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY PLC (Continued)

    Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014, of the assets, liabilities and financial position of the Group as at 1 July 2016 and of the profit for the Group for the year then ended;

  •
  the parent company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the parent company as at 1 July 2016 and has been properly prepared in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and

  •
  the financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.

Matters on which we are required to report by the Companies Acts 2014

  •
  We have obtained all the information and explanations which we consider necessary for the purposes of our audit.

  •
  In our opinion the accounting records of the company were sufficient to permit the parent company financial statements to be readily and properly audited.

  •
  The parent company statement of financial position is in agreement with the accounting records.

  •
  In our opinion the information given in the directors' report is consistent with the financial statements.

Matters on which we are required to report by exception

        We have nothing to report in respect of Sections 305 to 312 of the Companies Act 2014 which require us to report to you if, in our opinion, the disclosures of directors' remuneration and transactions specified by law are not made.

/s/ DERMOT DALY Dermot Daly For and on behalf of Ernst & Young Chartered Accountants and Statutory Audit Firm Dublin

19 August 2016

SEAGATE TECHNOLOGY PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions)	Note	1 July 2016	3 July 2015
Revenue		$11,160	$13,739
Cost of revenue		8,545	9,930

Gross profit		2,615	3,809
Product development		1,237	1,353
Marketing and administrative		635	857
Amortization of intangibles	4	123	129
Restructuring and other, net	5	175	32
Gain on arbitration award, net	14	—	(620)

		2,170	1,751

Operating earnings		445	2,058
Interest income		3	6
Interest expense		(193)	(207)
Other income and charges, net		19	113

Income before taxes		274	1,970
Income tax expense	7	26	228

Net income		$248	$1,742

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	12	$0.83	$5.38
Diluted	12	0.82	5.26
Number of shares used in per share calculations:
Basic	12	299	324
Diluted	12	302	331

SEAGATE TECHNOLOGY PLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Net income	$248	$1,742
Other comprehensive income (loss), net of tax:
Cash flow hedges
Change in net unrealized (loss) gain on cash flow hedges	(4)	(11)
Less: reclassification for amounts included in net income	2	13

Net change	(2)	2

Marketable securities
Net change	—	—

Post-retirement plans
Change in unrealized gain (loss) on post-retirement plans	8	(5)

Net change	8	(5)

Foreign currency translation adjustments	(1)	(25)

Total other comprehensive income (loss), net of tax	5	(28)

Comprehensive income	253	1,714

Comprehensive income attributable to Seagate Technology plc	$253	$1,714

SEAGATE TECHNOLOGY PLC

CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	1 July 2016	3 July 2015
ASSETS
Fixed assets:
Goodwill	4	$1,237	$874
Intangible assets	4	448	370
Tangible assets	2	2,160	2,278
Financial assets	9	113	120

		3,958	3,642
Current assets:
Inventories	2	868	993
Trade debtors	2	1,318	1,735
Other debtors—amounts falling due within one year	2	216	355
Investments	2	6	6
Cash and cash equivalents	2	1,125	2,479

		3,533	5,568
Other debtors—amounts falling due after one year	2	761	635

Total Assets		$8,252	$9,845

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	10	$—	$—
Share premium	10	5,509	5,430
Other reserves	10	395	274
Profit and loss account	10	(4,311)	(2,686)

		1,593	3,018
Provisions for liabilities:
Taxation	7	31	49
Other provisions	2	269	267

		300	316
Creditors—amounts falling due within one year:
Debt	9	—	—
Trade creditors		1,517	1,540
Other creditors	2	560	643

		2,077	2,183
Creditors—amounts falling due after one year:
Debt	9	4,130	4,155
Other creditors		152	173

Total Liabilities		$8,252	$9,845

        Approved by the Board of Directors and signed on its behalf on 19 August 2016

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

SEAGATE TECHNOLOGY PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
OPERATING ACTIVITIES
Net income	$248	$1,742
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	815	841
Share-based compensation	120	137
(Gain) loss on redemption and repurchase of debt	(3)	74
Loss on sale of tangible assets	—	2
Impairment of other long-lived assets	26	—
Deferred income taxes	(2)	2
Other non-cash operating activities, net	12	(9)
Changes in operating assets and liabilities:
Restricted cash and investments	—	(3)
Trade debtors	464	(2)
Inventories	145	29
Trade creditors	(24)	(58)
Accrued employee compensation	(78)	(40)
Accrued expenses, income taxes and warranty	(42)	(112)
Vendor non-trade debtors	—	47
Other assets and liabilities	(1)	(3)

Net cash provided by operating activities	1,680	2,647

INVESTING ACTIVITIES
Acquisition of tangible assets	(587)	(747)
Proceeds from the sale of financial assets	1	—
Purchases of investments	—	(5)
Sales of investments	—	4
Maturities of investments	—	19
Cash used in acquisition of businesses, net of cash acquired	(634)	(453)
Other investing activities, net	9	(105)

Net cash used in investing activities	(1,211)	(1,287)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,196
Repayments of long-term debt	(22)	(1,026)
Taxes paid related to net share settlement of equity awards	(56)	—
Repurchases of ordinary shares	(1,090)	(1,087)
Dividends to shareholders	(727)	(664)
Proceeds from issuance of ordinary shares under employee stock plans	79	98
Other financing activities, net	(4)	(12)

Net cash used in financing activities	(1,820)	(1,495)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(3)	(20)

Decrease in cash and cash equivalents	(1,354)	(155)
Cash and cash equivalents at the beginning of the year	2,479	2,634

Cash and cash equivalents at the end of the year	$1,125	$2,479

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$200	$216
Cash paid for income taxes, net of refunds	$40	$285

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation and Summary of Significant Accounting Policies

  Organization

        Seagate Technology plc became the parent company in the Seagate group following a reorganization that took place in 2010.

        This transaction was accounted for in these consolidated financial statements as a merger between entities under common control; accordingly, the historical consolidated financial statements of Seagate Technology for periods prior to this transaction are considered to be the historical consolidated financial statements of Seagate Technology plc. No changes in consolidated assets or liabilities resulted from this transaction, other than Seagate Technology plc has provided a guarantee of amounts due under certain borrowing arrangements as described in Note 6. See Note 10 for a discussion of the capital structure of Seagate Technology plc.

  Accounting convention and basis of preparation of financial statements

        The directors have elected to prepare the consolidated financial statements of Seagate Technology plc (the "Company") in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 279(1) of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Acts 2014. In producing consolidated financial statements at this level, the Company has taken advantage of the audit exemption for certain of its UK subsidiaries by virtue of s479A of UK Companies Act 2006, see Note 21 for further detail.

        These financial statements therefore were prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Republic of Ireland's Companies Act 2014 in addition to those disclosures required under U.S. GAAP.

        In addition, in these financial statements, terminology typically utilized in a set of U.S. GAAP financial statements has been retained for the benefit of those users of these financial statements who also access our 10-K U.S. GAAP financial statements, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income having the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law.

  Basis of Presentation and Consolidation

        The consolidated financial statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles also requires management to make estimates and assumptions that affect the amounts reported in the Company's consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements.

        The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30. Accordingly, fiscal year 2016 was comprised of 52 weeks and ended on 1 July 2016. Fiscal year 2015 was comprised of 53weeks and ended on 3 July 2015. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2017 will be 52 weeks and will end on 30 June 2017.

        In these Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms "we," "us," "Seagate," the "Company" and "our" refer to the Seagate Group. In these Notes to the Consolidated Financial Statements, references to Other comprehensive income (loss) (OCI) refer to a component of Other Reserves.

  Summary of Significant Accounting Policies

        Cash, Cash Equivalents and Investments.    The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company's investments are primarily comprised of money market funds, certificates of deposits, and other interest-bearing bank deposits. The Company has classified its marketable securities as available-for-sale and they are stated at fair value with unrealized gains and losses included in Accumulated other comprehensive income (loss), which is a component of Other Reserves. The Company evaluates the available-for sale securities in an unrealized loss position for other-than-temporary impairment. Realized gains and losses are included in Other income and charges, net. The cost of securities sold is based on the specific identification method.

        Restricted Cash and Investments.    Restricted cash and investments represent cash and cash equivalents and investments that are restricted as to withdrawal or use for other than current operations.

        Allowances for Doubtful Accounts.    The Company maintains an allowance for uncollectible trade debtors based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions and an analysis of specific exposures. The provision for doubtful accounts is recorded as a charge to Marketing and administrative expense.

        Inventory.    Inventories are valued at the lower of cost (using the first-in, first-out method) or market. Market value is based upon an estimated average selling price reduced by estimated cost of completion and disposal.

        Tangible Assets.    Tangible assets are stated at cost. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred.

        Assessment of Goodwill and Other Long-lived Assets for Impairment.    Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with U.S. GAAP, Seagate considers goodwill an indefinite-lived intangible asset that

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification ("ASC") Topic 350 ("ASC 350"), Intangibles—Goodwill and Other. Therefore in order to present a true and fair view of the economic reality under US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. During fiscal year 2012, the Company adopted ASU No. 2011-08, Intangibles—Goodwill and Other ("ASC Topic 350")—Testing Goodwill for Impairment. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company performs a quantitative two-step impairment test. The first step, identifying a potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying value of the reporting unit exceeds its fair value, the second step would need to be conducted. The second step, measuring the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. Any excess of the reporting unit goodwill carrying value over its implied fair value is recognized as an impairment loss.

        The Company tests other tangible assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

        The Company tests other intangible assets not subject to amortization whenever events occur or circumstances change, such as declining financial performance, deterioration in the environment in which the entity operates or deteriorating macroeconomic conditions that have a negative effect on future expected earnings and cash flows that could affect significant inputs used to determine the fair value of the indefinite-lived intangible asset.

        Derivative Financial Instruments.    The Company applies the requirements of ASC Topic 815 ("ASC 815"), Derivatives and Hedging. ASC 815 requires that all derivatives be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships (see note 8).

        Establishment of Warranty Accruals.    The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company's warranty provision considers estimated product failure rates and trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell certain repaired products. Should actual experience in any future period differ significantly from its estimates, the Company's future results of operations could be materially affected.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Revenue Recognition, Sales Returns and Allowances, and Sales Incentive Programs.    The Company's revenue recognition policy complies with ASC Topic 605 (ASC 605), Revenue Recognition. Revenue from sales of products, including sales to distribution customers, is generally recognized when title and risk of loss has passed to the buyer, which typically occurs upon shipment from the Company or third party warehouse facilities, persuasive evidence of an arrangement exists, including a fixed or determinable price to the buyer, and when collectability is reasonably assured. Revenue from sales of products to certain direct retail customers and to customers in certain indirect retail channels is recognized on a sell-through basis.

        The Company records estimated product returns at the time of shipment. The Company also estimates reductions to revenue for sales incentive programs, such as price protection, and volume incentives, and records such reductions when revenue is recorded. The Company establishes certain distributor and OEM sales programs aimed at increasing customer demand. For OEM sales, rebates are typically based on an OEM customer's volume of purchases from Seagate or other agreed upon rebate programs. For the distribution channel, these programs typically involve rebates related to a distributor's level of sales, order size, advertising or point of sale activity and price protection adjustments. The Company provides for these obligations at the time that revenue is recorded based on estimated requirements. Marketing development programs are recorded as a reduction to revenue.

        Product Development Costs.    Product development costs, which includes both research and development costs, are recognized as expense.

        Distribution Costs.    The Company includes distribution costs, which includes shipping and handling, in Cost of revenue for all periods presented. These costs amount to $132 million and $143 million in fiscal years 2016 and 2015, respectively.

        Restructuring Costs.    The Company records restructuring activities including costs for one-time termination benefits in accordance with ASC Topic 420 ("ASC 420"), Exit or Disposal Cost Obligations. The timing of recognition for severance costs accounted for under ASC 420 depends on whether employees are required to render service until they are terminated in order to receive the termination benefits. If employees are required to render service until they are terminated in order to receive the termination benefits, a liability is recognized ratably over the future service period. Otherwise, a liability is recognized when management has committed to a restructuring plan and has communicated those actions to employees. Employee termination benefits covered by existing benefit arrangements are recorded in accordance with ASC Topic 712, Non-retirement Postemployment Benefits. These costs are recognized when management has committed to a restructuring plan and the severance costs are probable and estimable.

        Advertising Expense.    The cost of advertising is expensed as incurred. Advertising costs were approximately $31 million and $64 million in fiscal years 2016 and 2015, respectively.

        Stock-Based Compensation.    The Company accounts for stock-based compensation under the provisions of ASC Topic 718 (ASC 718), Compensation-Stock Compensation. The Company has elected to apply the with-and-without method to assess the realization of related excess tax benefits.

        Accounting for Income Taxes.    The Company accounts for income taxes pursuant to ASC Topic 740 ("ASC 740"), Income Taxes. In applying ASC 740, the Company makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, recognition of income and deductions and calculation of specific tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for income tax and financial statement purposes, as well as tax liabilities associated with

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

uncertain tax positions. The calculation of tax liabilities involves uncertainties in the application of complex tax rules and the potential for future adjustment of the Company's uncertain tax positions by the Internal Revenue Service or other tax jurisdictions. If estimates of these tax liabilities are greater or less than actual results, an additional tax benefit or provision will result. The deferred tax assets the Company records each period depend primarily on the Company's ability to generate future taxable income in the United States and certain non-U.S. jurisdictions. Each period, the Company evaluates the need for a valuation allowance for its deferred tax assets and, if necessary, adjusts the valuation allowance so that net deferred tax assets are recorded only to the extent the Company concludes it is more likely than not that these deferred tax assets will be realized. If the Company's outlook for future taxable income changes significantly, the Company's assessment of the need for, and the amount of, a valuation allowance may also change.

        Comprehensive Income.    The Company presents comprehensive income in a separate statement. Comprehensive income is comprised of net income and other gains and losses affecting equity that are excluded from net income.

        Foreign Currency Remeasurement and Translation.    The U.S. dollar is the functional currency for the majority of the Company's foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency of the subsidiary at the balance sheet date. The gains and losses from the remeasurement of foreign currency denominated balances into the functional currency of the subsidiary are included in Other income and charges, net on the Company's Consolidated Profit and Loss Account. The Company had $1 million in remeasurement losses in fiscal year 2016 and $33 million in remeasurement gains in fiscal year 2015.

        The Company translates the assets and liabilities of its non-U.S. dollar functional currency subsidiaries into U.S. dollars using exchange rates in effect at the end of each period. Revenue and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in foreign currency translation included in Other reserves, which is a component of shareholders' equity. The Company's subsidiaries that use the U.S. dollar as their functional currency remeasure monetary assets and liabilities at exchange rates in effect at the end of each period, and inventories, property, and nonmonetary assets and liabilities at historical rates. Gains and losses from these remeasurements were not significant and have been included in the Company's Consolidated Profit and Loss Account.

  Concentrations

        Concentration of Credit Risk.    The Company's customer base for disk drive products is concentrated with a small number of OEMs and distributors. The Company does not generally require collateral or other security to support trade debtors. To reduce credit risk, the Company performs ongoing credit evaluations on its customers' financial condition. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Hewlett-Packard Company and Dell Inc. each accounted for more than 10% of the Company's trade debtors as of 1 July 2016 .

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and foreign currency forward exchange contracts. The Company further mitigates concentrations of credit risk in its investments through diversification, by limiting its investments in the debt securities of a single issuer, and investing in highly rated securities.

        In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

counterparties to these contracts are major multinational commercial banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.

        Supplier Concentration.    Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from a sole supplier or a limited number of suppliers. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

  Recent Accounting Pronouncements

        In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, respectively. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after 15 December 2017. Early adoption is permitted for annual periods beginning after 15 December 2016. This standard may be applied retrospectively to all prior periods presented, or retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company is in the process of assessing the impact, if any, on its consolidated financial statements and plans to adopt the modified retrospective transition approach.

        In April 2015 and August 2015, the FASB issued ASU 2015-03 (ASC Subtopic 835-30), Interest-Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs and ASU 2015-15 (ASC Subtopic 835-30), Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at 18 June 2015 EITF Meeting, respectively. The ASUs require that debt issuance costs related to a recognized debt liability, with the exception of those related to line-of-credit arrangements, be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after 15 December 2015. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this new guidance is not expected to have a material impact on the Company's consolidated financial statements and disclosures.

        In July 2015, the FASB issued ASU 2015-11 (ASC Topic 330), Inventory: Simplifying the Measurement of Inventory. The amendments in this ASU require inventory measurement at the lower of cost and net realizable value. The amendments in this ASU are effective for fiscal years beginning after 15 December 15 2016, including interim periods within those fiscal years. Early adoption is permitted by all entities as of the beginning of an interim or annual reporting period. The Company is in the process of assessing the impact, if any, of this ASU on its consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        In September 2015, the FASB issued ASU 2015-16 (ASC Topic 805), Business Combinations Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this update require that an acquirer recognize measurement period adjustments in the period in which the adjustments are determined. The income effects of such measurement period adjustments are to be recorded in the same period's financial statements but calculated as if the accounting had been completed as of the acquisition date. The impact of measurement period adjustments to earnings that relate to prior period financial statements are to be presented separately on the income statement or disclosed by line item. The amendments in this update are for fiscal years, including interim periods within those fiscal years, beginning after 15 December 15 2015. Early adoption is permitted for public business entities for reporting periods for which financial statements have not yet been issued. The adoption of this new guidance is not expected to have a material impact on the Company's consolidated financial statements and disclosures.

        In November 2015, the FASB issued ASU 2015-17 (ASC Topic 740), Income Taxes Balance Sheet Classification of Deferred Taxes. The amendments in this Update are effective for fiscal years beginning after 15 December 15 2016, including interim periods within those fiscal years. Early adoption is permitted by all entities as of the beginning of an interim or annual reporting period. The Company early adopted this ASU for the December 2015 quarter on a prospective basis. See "Note 7. Income Taxes" for disclosure of the financial statement impact of this adoption.

        In January 2016, the FASB issued ASU 2016-01 (ASC Subtopic 825-10), Financial Instruments—Overall Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this ASU require entities to measure all investments in equity securities at fair value with changes recognized through net income. This requirement does not apply to investments that qualify for the equity method of accounting, to those that result in consolidation of the investee, or for which the entity meets a practicability exception to fair value measurement. Additionally, the amendments eliminate certain disclosure requirements related to financial instruments measured at amortized cost and add disclosures related to the measurement categories of financial assets and financial liabilities. The amendments in this ASU are effective for fiscal years beginning after 15 December 2017, including interim periods within those fiscal years. Early adoption is permitted for only certain portions of the ASU. The Company is in the process of assessing the impact, if any, on its consolidated financial statements.

        In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after 15 December 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company is in the process of assessing the impact on its consolidated financial statements.

        In March 2016, the FASB issued ASU 2016-09 (ASC Topic 718), Stock Compensation—Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU are intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax consequences, classification on the consolidated statement of cash flows and treatment of forfeitures. The amendments in this ASU are effective for annual periods beginning after 15 December 2016, and interim periods within those annual periods. Early adoption is permitted. The Company is in the process of assessing the impact, if any, of this ASU on its consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     Balance Sheet Information

  Investments

        The following table summarizes, by major type, the fair value and amortized cost of the Company's investments as of 1 July 2016:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$318	$—	$318
Corporate bonds	6	—	6
Certificates of deposit	444	—	444

Total	$768	$—	$768

Included in Cash and cash equivalents(1)			$755
Included in Investments			6
Included in Other current assets			7

Total			$768

(1)
Amount does not include $370 million of cash held in banks.

(2)
Represents the Company's investments that are listed with the exception of Certificates of deposit.

        As of 1 July 2016, the Company's Other current assets included $7 million in restricted cash and investments held as collateral at banks for various performance obligations.

        As of 1 July 2016, the Company had no material available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 1 July 2016.

        The fair value and amortized cost of the Company's investments classified as available-for-sale at 1 July 2016 by remaining contractual maturity was as follows:

(US Dollars in millions)	Amortized Cost	Fair Value
Due in less than 1 year	$767	$767
Due in 1 to 5 years	1	1
Due in 5 to 10 years	—	—
Thereafter	—	—

Total	$768	$768

        Equity securities which do not have a contractual maturity date are not included in the above table.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table summarizes, by major type, the fair value and amortized cost of the Company's investments as of 3 July 2015:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$1,203	$—	$1,203
Certificates of deposit	867	—	867
Corporate bonds	6	—	6

Total	$2,076	$—	$2,076

Included in Cash and cash equivalents(1)			$2,063
Included in Investments			6
Included in Other current assets			7
Included in Financial assets			—

Total			$2,076

(1)
Amount does not include $416 million of cash held in banks.

(2)
Represents the Company's investments that are listed with the exception of Certificates of deposit.

        As of 3 July 2015, the Company's Other current assets included of $7 million in cash and investments held as collateral at banks for various performance obligations.

        As of 3 July 2015, the Company had no available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 3 July 2015.

  Trade Debtors

        The following table provides details of the trade debtors balance sheet item:

(US Dollars in millions)	1 July 2016	3 July 2015
Trade Debtors	$1,327	$1,744
Allowance for doubtful accounts	(9)	(9)

	$1,318	$1,735

        Activity in the allowance for doubtful accounts is as follows:

(US Dollars in millions)	Balance at Beginning of Period	Charges to Profit and Loss	Deductions(1)	Balance at End of Period
Fiscal year ended 3 July 2015	$12	$—	$(3)	$9
Fiscal year ended 1 July 2016	$9	$1	$(1)	$9

(1)
Uncollectible accounts written off, net of recoveries.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Inventories

        The following table provides details of the inventory balance sheet item:

(US Dollars in millions)	1 July 2016	3 July 2015
Raw materials and components	$307	$352
Work-in-process	297	239
Finished goods	264	402

	$868	$993

  Other Debtors—amounts falling due within one year

        The following table provides details of the other debtors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	1 July 2016	3 July 2015
Vendor non-trade debtors	$66	$66
Deferred income taxes	—	122
Other	150	167

	$216	$355

        Other debtors include non-trade debtors from certain manufacturing vendors resulting from the sale of components to these vendors who manufacture completed sub-assemblies or finished goods for the Company. The Company does not reflect the sale of these components in revenue and does not recognize any profits on these sales. The costs of the completed sub-assemblies are included in inventory upon purchase from the vendors.

  Other Debtors—amounts falling due after one year

        The following table provides details of the other debtors—amounts falling due after one year balance sheet item:

(US Dollars in millions)	1 July 2016	3 July 2015
Deferred income taxes	$616	$496
Other	145	139

	$761	$635

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Tangible Assets

        The following table provides details of the tangible assets balance sheet item:

(US Dollars in millions)	Land	Equipment	Buildings and Leasehold Improvements	Construction in Progress	Total
Useful lives (years)		3 - 5	Up to 48
Cost:
At 27 June 2014	$45	$7,159	$1,452	$323	$8,979
Additions	1	235	20	576	832
Disposals	—	(157)	(13)	(9)	(179)
Reclassifications	—	(6)	5	(1)	(2)
CIP Reclassifications	2	209	131	(342)	—
Impairments	—	—	—	—	—

At 3 July 2015	$48	$7,440	$1,595	$547	$9,630

Additions	2	117	34	414	567
Disposals	—	(261)	(26)	—	(287)
Reclassifications	—	4	1	(31)	(26)
CIP Reclassifications	19	381	296	(696)	—
Impairments	—	—	—	—	—

At 1 July 2016	$69	$7,681	$1,900	$234	$9,884

Accumulated Depreciation:
At 27 June 2014	$(5)	$(6,064)	$(774)	$—	$(6,843)
Additions	—	(580)	(104)	(8)	(692)
Disposals	—	157	13	8	178
Reclassifications	(1)	4	2	—	5
Impairments	—	—	—	—	—

At 3 July 2015	$(6)	$(6,483)	$(863)	$—	$(7,352)

Additions	—	(531)	(110)	—	(641)
Disposals	—	245	24	—	269
Reclassifications	—	—	—	—	—
Impairments	—	—	—	—	—

At 1 July 2016	$(6)	$(6,769)	$(949)	$—	$(7,724)

Net Book Value:
At 3 July 2015	$42	$957	$732	$547	$2,278

At 1 July 2016	$63	$912	$951	$234	$2,160

        Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2016 and 2015, the Company capitalized interest of $13 million and $15 million, respectively.

        During fiscal year ended 2016, the Company determined it would discontinue the use of certain manufacturing property and equipment in the short-term, and that certain other manufacturing property and equipment was permanently impaired, and as a result recognized a charge of $53 million from the write-off and accelerated depreciation of of these fixed assets. This amount was recorded in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cost of revenue in the Consolidated Profit and Loss Account. The Company did not record any material impairment charges in fiscal year 2015.

  Other Provisions

        The following table provides details of the other provisions balance sheet item:

(US Dollars in millions)	Note	1 July 2016	3 July 2015
Accrued warranty	16	$206	$248
Accrued restructuring	5	63	19

		$269	$267

  Other Creditors—amounts due within one year

        The following table provides details of the other creditors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	1 July 2016	3 July 2015
Accrued expenses	$358	$366
Deferred income	18	21
Accrued employee compensation	184	256

	$560	$643

  Accumulated Other Comprehensive Income (Loss) ("AOCI")

        The components of AOCI, net of tax, were as follows:

(US Dollars in millions)	Unrealized Gains (Losses) on Cash Flow Hedges	Unrealized Gains (Losses) on Marketable Securities(1)	Unrealized Gains (Losses) on post- retirement plans	Foreign Currency Translation Adjustments	Total
Balance at 27 June 2014	$(1)	$—	$(10)	$9	$(2)
Other comprehensive income (loss) before reclassifications	(11)	—	(5)	(25)	(41)
Amounts reclassified from AOCI	13	—	—	—	13

Other comprehensive income (loss)	2	—	(5)	(25)	(28)

Balance at 3 July 2015	1	—	(15)	(16)	(30)
Other comprehensive income (loss) before reclassifications	(4)	—	8	(1)	3
Amounts reclassified from AOCI	2	—	—	—	2

Other comprehensive income (loss)	(2)	—	8	(1)	5

Balance at 1 July 2016	$(1)	$—	$(7)	$(17)	$(25)

(1)
The cost of a security sold or the amount reclassified out of AOCI into earnings was determined using the specific identification method.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     Acquisitions

  Dot Hill Systems Corp.

        On 6 October 2015 , the Company acquired all of the outstanding shares of Dot Hill Systems Corp. ("Dot Hill"), a supplier of software and hardware storage systems. The Company paid $9.75 per share, or $674 million, in cash for the acquisition. The acquisition of Dot Hill further expands the Company's OEM-focused cloud storage systems business and advances the Company's strategic efforts.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

(Dollars in millions)	Amount
Cash and cash equivalents	$40
Trade debtors	48
Inventories	21
Other current and non-current assets	7
Tangible Assets	10
Intangible assets	252
Goodwill	364

Total assets	742

Trade creditors	(42)
Other creditors	(26)

Total liabilities	(68)

Total	$674

        The following table shows the fair value of the separately identifiable intangible assets at the time of acquisition and the period over which each intangible asset will be amortized:

(Dollars in millions)	Fair Value	Weighted- Average Amortization Period
Existing technology	$164	5.0 years
Customer relationships	71	7.0 years
Trade names	3	5.0 years

Total amortizable intangible assets acquired	238	5.5 years
In-process research and development	14

Total acquired identifiable intangible assets	$252

        The recognized goodwill, which is not deductible for income tax purposes, is primarily attributable to cost synergies expected to arise after the acquisition and the benefits the Company expects to derive from enhanced market opportunities.

        The expenses related to the acquisition of Dot Hill for the fiscal year ended 1 July 2016, which are included within Marketing and administrative expense in the Consolidated Profit and Loss account, are not significant.

        The amounts of revenue and earnings of Dot Hill included in the Company's Consolidated Profit and Loss Account from the acquisition date were not significant.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  LSI's Flash Business

        On 2 September 2014, the Company completed the acquisition of certain assets and liabilities of LSI Corporation's ("LSI") Accelerated Solutions Division and Flash Components Division (collectively, the "Flash Business") from Avago Technologies Limited for $450 million in cash. The transaction is expected to strengthen Seagate's strategy to deliver a full suite of storage solutions, providing Seagate with established enterprise PCIe flash and SSD controller capabilities to deliver solutions for the growing flash storage market.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

(US Dollars in millions)	Amount
Inventories	$37
Tangible assets	22
Intangible assets	141
Other debtors	6
Goodwill	337

Total assets	543

Liabilities	(93)

Total liabilities	(93)

Total	$450

        The following table shows the fair value of the separately identifiable intangible assets at the time of acquisition and the weighted-average period over which intangible assets within each category will be amortized:

(US Dollars in millions)	Fair Value	Weighted- Average Amortization Period
Existing technology	$84	3.5 years
Customer relationships	40	3.8 years
Trade names	17	4.5 years

Total acquired identifiable intangible assets	$141

        The goodwill recognized is primarily attributable to the benefits the Company expects to derive from enhanced market opportunities, and is not deductible for income tax purposes.

        The Company incurred approximately $1 million of expenses related to the acquisition of LSI's Flash Business in fiscal year 2015, which are included within Marketing and administrative expense on the Consolidated Profit and Loss Account.

        The amounts of revenue and earnings of LSI's Flash Business included in the Company's Consolidated Profit and Loss Account from the acquisition date through the end of fiscal year ended 3 July 2015 were not significant.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.     Goodwill and Other Long-lived Assets

  Goodwill

        The changes in the carrying amount of goodwill are as follows:

(US dollars in millions)	Amount
Balance as of 27 June 2014	$537
Goodwill acquired	339
Foreign currency translation effect	(2)

Balance as of 3 July 2015	874
Goodwill acquired	364
Goodwill disposed	(1)
Foreign currency translation effect	—

Balance as of 1 July 2016	$1,237

  Other Intangible Assets

        Other intangible assets consist primarily of existing technology, customer relationships, in-process research and development ("IPR&D") and trade names acquired in business combinations. With the exception of IPR&D, acquired intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Profit and Loss Account. IPR&D has been determined to have an indefinite useful life and is not amortized, but instead tested for impairment annually or more frequently if events or changes in circumstance indicate that the asset might be impaired. If the carrying amount of IPR&D exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. There were no impairment charges recognized for IPR&D. Upon completion of the IPR&D, the related assets will be accounted for as a finite-lived intangible asset, and will be amortized over its useful life.

        The carrying value of other intangible assets subject to amortization as of 1 July 2016, is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$297	$(79)	$218	4.1 years
Customer relationships	510	(328)	182	3.2 years
Trade name	29	(14)	15	2.6 years
Other intangible assets	29	(10)	19	3.2 years

Total amortizable other intangible assets	$865	$(431)	$434	3.6 years

        The carrying value of IPR&D not subject to amortization was $14 million on 1 July 2016.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The carrying value of other intangible assets subject to amortization as of 3 July 2015 is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$191	$(69)	$122	4.1 years
Customer relationships	487	(282)	205	2.4 years
Trade name	27	(7)	20	3.2 years
Other intangible assets	27	(4)	23	4.2 years

Total amortizable other intangible assets	$732	$(362)	$370	3.1 years

        The carrying value of IPR&D not subject to amortization was $0 million on 3 July 2015.

        As of 1 July 2016, expected amortization expense for other intangible assets for each of the next five years and thereafter is as follows:

(US Dollars in millions)	Amount
2017	$166
2018	106
2019	68
2020	50
2021	23
Thereafter	21

$434

        The carrying values of intangible assets were $448 million and $370 million as of 1 July 2016 and 3 July 2015, respectively. In fiscal year 2016 amortization expense for other intangible assets was $174 million, of which $51 million was included in Cost of revenue and $123 million was included in Amortization of intangibles in the Consolidated Profit and Loss account. In fiscal year 2015, amortization expense for other intangible assets was $152 million, of which $23 million was included in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cost of revenue and $129 million was included in Amortization of intangibles in the Consolidated Profit and Loss account.

(US dollars in millions)	Existing Technology	Customer Relationships	Trade Names	In-process Research and Development	Other Intangible Assets	Total
Cost:
At 27 June 2014	$231	$462	$13	$39	$11	$756
Additions	84	40	17	—	24	165
Disposals/Retirements	—	—	—	—	—	—
Reclassifications	39	—	—	(39)	—	—
Foreign currency translation adjustment	—	(3)	—	—	—	(3)

At 3 July 2015	$354	$499	$30	$—	$35	$918

Additions	164	71	3	14	1	253
Disposals/Retirements	(181)	(47)	—	—	—	(228)
Reclassifications	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—

At 1 July 2016	$337	$523	$33	$14	$36	$943

Accumulated Amortization:
At 27 June 2014	$(181)	$(204)	$(4)	$—	$(8)	$(397)
Additions	(51)	(91)	(6)	—	(4)	(152)
Disposals/Retirements	—	—	—	—	—	—
Reclassifications	—	—	—	—	—	—
Foreign currency translation adjustment	—	1	—	—	—	1

At 3 July 2015	$(232)	$(294)	$(10)	$—	$(12)	$(548)

Additions	(68)	(94)	(8)	—	(5)	(175)
Disposals/Retirements	181	47	—	—	—	228
Reclassifications	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—

At 1 July 2016	$(119)	$(341)	$(18)	$—	$(17)	$(495)

Net Book Value:
At 3 July 2015	$122	$205	$20	$—	$23	$370

At 1 July 2016	$218	$182	$15	$14	$19	$448

5.     Restructuring and Exit Costs

        During fiscal years 2016 and 2015, the Company recorded restructuring charges of $175 million and $32 million, respectively, comprised primarily of charges related to employee termination costs and facility exit costs associated with restructuring of our workforce during each fiscal year. The Company's significant restructuring plans are described below. All restructuring charges are reported in Restructuring and Other income and charges, net on the Consolidated profit and loss account.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        June 2016 Plan—On 27 June 2016, the Company committed to a restructuring plan (the "June 2016 Plan") as part of the Company's efforts to reduce its cost structure to align with the current macroeconomic conditions. The June 2016 Plan included reducing worldwide headcount by approximately 1,600 employees. The June 2016 Plan is expected to be largely completed by the end of the September 2016 quarter. During fiscal year 2016, the Company recorded total restructuring charges of approximately $69 million related to the June 2016 Plan, comprised of employee termination costs. The Company made cash payments of $24 million in fiscal year 2016, comprised of employee termination costs related to the June 2016 Plan.

        February 2016 Plan—On 15 February 2016, the Company committed to a restructuring plan (the "February 2016 Plan") intended to align our manufacturing footprint with current macroeconomic conditions. The February 2016 Plan included reducing worldwide headcount by approximately 2,000 employees. The February 2016 Plan was largely completed by the fiscal quarter ended 1 April 2016. During fiscal year 2016, the Company recorded total restructuring charges and made cash payments of approximately $15 million related to the February 2016 Plan, comprised primarily of employee termination costs.

        September 2015 Plan—On 4 September 2015, the Company committed to a restructuring plan (the "September 2015 Plan") intended to realign its cost structure with the current macroeconomic business environment. The September 2015 Plan included reducing worldwide headcount by approximately 1,000 employees. The September 2015 Plan was largely completed by the fiscal quarter ended 1 January 2016. During fiscal year 2016, the Company recorded total restructuring charges of approximately $65 million related to the September 2015 Plan, comprised of approximately $57 million for employee termination costs and $8 million facility exit costs, respectively. The Company made cash payments of $59 million, comprised primarily of employee termination costs related to the September 2015 Plan.

        Fiscal 2015 Plan—During fiscal year 2015, the Company recorded employee termination costs of $25 million and made cash payments of $16 million associated with a reduction in the workforce. The 2015 Plan was largely completed by fiscal year 2015. The Company did not record any material restructuring charges related to the 2015 Plan during fiscal year 2016.

        Other Restructuring and Exit Costs—During fiscal year 2016, the Company recorded restructuring charges of approximately $26 million, comprised of approximately $12 million for employee termination costs and $14 million facility exit costs. The Company made cash payments of $33 million, comprised of approximately $19 million for employee termination costs and $14 million facility exit costs related to other restructuring plans.

(US Dollars in millions)	Post- Employment Benefits	Operating Leases	Other Exit Costs	Total
All Restructuring Activities
Accrual balances at 27 June 27 2014	$2	$12	$—	$14
Restructuring charges	23	3	4	30
Cash payments	(17)	(6)	(4)	(27)
Adjustments	3	(1)	—	2

Accrual balances at 3 July 2015	$11	$8	$—	$19
Restructuring charges	151	14	10	175
Cash payments	(113)	(8)	(10)	(131)
Adjustments	1	(1)	—	—

Accrual balances at 1 July 2016	$50	$13	$—	$63

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The accrued restructuring balance is included in Other provisions in the Company's Consolidated Balance Sheet for fiscal years 2016 and 2015.

6.     Debentures and Bank Loans

  Short-Term Borrowings

        The credit agreement entered into by the Company and its subsidiary Seagate HDD Cayman on 18 January 2011 and subsequently amended (the "Revolving Credit Facility") provides the Company with a $700 million senior secured revolving credit facility. The term of the Revolving Credit Facility is through January 15, 2020, provided that if the Company does not have Investment Grade Ratings (as defined in the Revolving Credit Facility) on 15 August 2018, then the maturity date will be 16 August 2018 unless certain extension conditions have been satisfied. The loans made under the Revolving Credit Facility will bear interest at a rate of LIBOR plus a variable margin that will be determined based on the corporate credit rating of the Company. The Company and certain of its material subsidiaries fully and unconditionally guarantee the Revolving Credit Facility. The Revolving Credit Facility is available for cash borrowings, subject to compliance with certain covenants and other customary conditions to borrowing, and for the issuance of letters of credit up to a sub-limit of $75 million. The Revolving Credit Facility, as amended, includes three financial covenants: (1) minimum cash, cash equivalents and marketable securities; (2) a fixed charge coverage ratio; and (3) a net leverage ratio. On 27 April 2016, the Revolving Credit Agreement was amended in order to increase the allowable net leverage ratio to allow for higher net leverage levels. The Company were in compliance with the modified covenants as of 1 July 2016 and expect to be in compliance for the next 12 months. As of 1 July 2016, no borrowings had been drawn or letters of credit utilized under the Revolving Credit Facility.

  Long-Term Debt

        $600 million Aggregate Principal Amount of 6.8% Senior Notes due October 2016 (the "2016 Notes").    On September 20, 2006, the Company's subsidiary, Seagate Technology HDD Holdings, completed the sale of $600 million aggregate principal amount of the 2016 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The interest on the 2016 Notes is payable semi-annually on April 1 and October 1 of each year. The issuer under the 2016 Notes is Seagate HDD Cayman, and the obligations under the 2016 Notes are unconditionally guaranteed by certain of the Company's significant subsidiaries. The 2016 Notes are redeemable at the option of the Company in whole or in part, on not less than 30, nor more than 60 days notice, at a "make-whole" premium redemption price. The "make-whole" redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2016 Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points. During the December 2014 quarter, the 2016 Notes were fully extinguished through repurchase and redemption for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase and redemption of approximately $34 million, which is included in Other income and charges, net in the Consolidated profit and loss account.

        $800 million Aggregate Principal Amount of 3.75% Senior Notes due November 2018 (the "2018 Notes").    On 5 November 2013, Seagate HDD Cayman, issued $800 million in aggregate principal amount of 3.75% Senior Notes, which mature on 15 November 2018, in a private placement. The interest on the Notes is payable semi-annually on 15 May and 15 November of each year. The Notes are redeemable at the option of Seagate HDD Cayman in whole or in part, on not less than 30,

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

nor more than 60 days' notice, at a "make-whole" premium redemption price. The "make-whole" premium redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining schedule payments of principal and interest on the Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points. Accrued and unpaid interest, if any will be paid to, but excluding, the redemption date. The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis.

        $600 million Aggregate Principal Amount of 6.875% Senior Notes due May 2020 (the "2020 Notes").    On 13 May 2010, the Company's subsidiary, Seagate HDD Cayman, completed the sale of $600 million aggregate principal amount of the 2020 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2020 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The interest on the 2020 Notes is payable semi-annually on May 1 and November 1 of each year. The 2020 Notes were redeemable any time prior to 1 May 2015 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" was equal to the greater of (1) 1% of the principal amount of the 2020 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1May 2015 plus interest payments due through 1 May 2015, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2020 Notes are redeemable at any time on or after 1 May 2015 at various prices expressed as a percentage of principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. The issuer under the 2020 Notes is Seagate HDD Cayman, and the obligations under the 2020 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2014, the Company repurchased $66 million aggregate principal amount of its 2020 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase of approximately $7 million, which is included in Other income and charges, net in the Company's Consolidated profit and loss account. During fiscal year 2015, the 2020 Notes were fully extinguished through repurchase and redemption for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase of approximately $26 million, which is included in Other income and charges, net in the Company's Consolidated profit and loss account.

        $600 million Aggregate Principal Amount of 7.00% Senior Notes due November 2021 (the "2021 Notes").    On 18 May 2011, the Company's subsidiary, Seagate HDD Cayman, completed the sale of $600 million aggregate principal amount of the 2021 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2021 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The interest on the 2021 Notes is payable semi-annually on January 1 and July 1 of each year. The 2021 Notes are redeemable any time prior to 1 May 2016 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" will be equal to the greater of (1) 1% of the principal amount of the 2021 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1 May 2016 plus interest payments due through 1 May 2016, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2021 Notes are redeemable at any time on or after 1 May 2016 at various prices expressed as a percentage of principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. In addition, any time before 1 May 2014, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company's stock at a redemption price of 107% of the principal amount plus

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

accrued interest to the redemption date. The issuer under the 2021 Notes is Seagate HDD Cayman and the obligations under the 2021 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2014, the Company repurchased $349 million aggregate principal amount of its 2021 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase of approximately $54 million, which is included in Other income and charges, net in the Company's Consolidated Profit and Loss Account. During fiscal year 2015, the Company repurchased $93 million aggregate principal amount of its 2021 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase of approximately $13 million, which is included in Other income and charges, net in the Company's Consolidated Profit and Loss Account. During fiscal year 2016, the Company repurchased $1 million aggregate principal amount of its 2021 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The loss recorded on the repurchase was immaterial, which is included in Other income and charges, net in the Company's Consolidated profit and loss account.

        $1 billion Aggregate Principal Amount of 4.75% Senior Notes due June 2023 (the "2023 Notes").    On 22 May 2013, Seagate HDD Cayman, issued $1 billion in aggregate principal amount of 4.75% Senior Notes, which mature on June 1, 2023, in a private placement. The obligations under the 2023 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The interest on the 2023 Notes is payable semi-annually on June 1 and December 1 of each year. The 2023 Notes are redeemable at the option of the Company in whole or in part, on not less than 30, nor more than 60 days notice, at a "make-whole" premium redemption price. The "make-whole" redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. During fiscal year 2016, the Company repurchased $10 million aggregate principal amount of its 2023 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The loss recorded on the repurchase was immaterial, which is included in Other income and charges, net in the Company's Consolidated profit and loss account.

        $1 billion Aggregate principal amount of 4.75% Senior Notes due January 2025 (the "2025 Notes").    On 28 May 2014, Seagate HDD Cayman issued, in a private placement, $1 billion in aggregate principal amount of 4.75% Senior Notes due 2025, which mature on January 1, 2025. The interest on the Notes will be payable in cash semiannually on January 1 and July 1 of each year, commencing on 1 January 2015. At any time, upon not less than 30 nor more than 60 days' notice, Seagate HDD may redeem some or all of the Notes at a "make-whole" redemption price. The "make-whole" redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis. During fiscal year 2016, the Company repurchased $5 million aggregate principal amount of its 2025 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The gain recorded on the repurchase was immaterial, which is included in Other income and charges, net in the Company's Consolidated profit and loss account.

        $500 million Aggregate Principal Amount of 5.75% Senior Notes due December, 2034 (the "2034 Notes").    On 2 December 2014, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 5.75% Senior Notes, which mature on December 1, 2034.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing on 1 June 2015. At any time before June 1, 2034, Seagate HDD Cayman may redeem some or all of the Notes at a "make-whole" redemption price. The "make-whole" redemption price will be equal to (1) 100% of the principal amount of the Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date. At any time on or after June 1, 2034, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The issuer under the 2034 Notes is Seagate HDD Cayman, and the obligations under the 2034 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2016, the Company repurchased $10 million aggregate principal amount of its 2034 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The Company recorded a gain on the repurchase of approximately $3 million, which is included in Other income and charges, net in the Company's Consolidated profit and loss account.

        $700 million Aggregate Principal Amount of 4.875% Senior Notes due June, 2027 (the "2027 Notes").    On 14 May 2015, Seagate HDD Cayman issued, in a private placement, $700 million in aggregate principal amount of 4.875% Senior Notes, which mature on June 1, 2027. The interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing on 1 December 2015. At any time before March 1, 2027, Seagate HDD Cayman may redeem some or all of the Notes at a "make-whole" redemption price. The "make-whole" redemption price will be equal to (1) 100% of the principal amount of the Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 40 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date. At any time on or after March 1, 2027, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The issuer under the 2027 Notes is Seagate HDD Cayman, and the obligations under the 2027 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company.

        Interest charges shown in the Consolidated Profit and Loss Account are related to the Company's debentures.

        At 1 July 2016, future principal payments on long-term debt were as follows (in millions):

Fiscal Year	Amount
2017	$—
2018	—
2019	800
2020	—
2021	—
Thereafter	3,333

$4,133

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.     Income Taxes

        The provision for liabilities and charges related to taxation as reported in the Balance Sheet consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Accrued income taxes falling due within one year	$7	$10
Deferred income tax liabilities due within one year	—	—
Accrued income taxes falling due after one year	14	33
Deferred income tax liabilities due after one year	10	6

Total	$31	$49

        Income tax expense (benefit) consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Current tax expense (benefit):
U.S. Federal	$1	$—
U.S. State	2	4
Non-U.S.	25	222

Total Current	28	226

Deferred tax expense (benefit):
U.S. Federal	—	(6)
U.S. State	—	(2)
Non-U.S.	(2)	10

Total Deferred	(2)	2

Income tax expense (benefit)	$26	$228

        Income before income taxes consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
U.S.	$—	$101
Non-U.S	274	1,869

	$274	$1,970

        On 18 December 2015, the Protecting Americans from Tax Hikes ("PATH") Act of 2015 was enacted. Among, other provisions, the PATH Act retroactively reinstated and permanently extended the federal Research and Development ("R&D") tax credit from 31 December 2014. The permanent extension of the R&D credit had no immediate impact on the Company's income tax provision due to valuation allowances on its U.S. deferred tax assets. None of the other PATH Act changes had a material impact on the Company's income tax provision.

        The Company recorded $0.6 million and $2.0 million of excess tax benefits associated with stock option deductions in fiscal years 2016 and 2015, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Deferred tax assets
Accrued warranty	$74	$88
Inventory valuation accounts	32	43
Debtor reserve	11	16
Accrued compensation and benefits	85	106
Depreciation	173	171
Restructuring accruals	14	4
Other accruals and deferred items	50	31
Net operating losses and tax credit carry-forwards	1,252	1,099
Other assets	2	5

Total deferred tax assets	1,693	1,563
Valuation allowance	(984)	(929)

Net deferred tax assets	709	634

Deferred tax liabilities
Unremitted earnings of certain non-U.S. entities	(11)	(6)
Acquisition-related items	(92)	(15)
Other liabilities	—	(1)

Total Deferred tax liabilities	(103)	(22)

Total Net Deferred tax assets	$606	$612

As Reported on the Balance Sheet
Deferred income taxes—included in Other debtors falling due within one year	$—	$122
Deferred income taxes—included in Other debtors falling due after one year	616	496
Deferred income taxes liabilities—included in Provision for taxation	(10)	(6)

Total Net Deferred income taxes	$606	$612

        Consistent with the intent of ASU 2015-17 to simplify the presentation of deferred income taxes, the Company elected to adopt ASU 2015-17 on a prospective basis as of the second quarter, fiscal year 2016. Prior periods were not retrospectively adjusted. As a result of this change in accounting principle, the Company's current deferred tax assets were reclassified to non-current.

        The deferred tax asset valuation allowance increased by $55 million and $41 million in fiscal years 2016 and 2015.

        At 1 July 2016, the Company recorded $606 million of net deferred tax assets. The realization of these deferred tax assets is primarily dependent on the Company's ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, the Company's management believes it is more likely than not that these deferred tax assets will be

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company reevaluates the underlying basis for its estimates of future U.S. and certain non-U.S. taxable income.

        At 1 July 2016, the Company had U.S. federal, state and non-U.S. tax net operating loss carryforwards of approximately $3.4 billion, $2.1 billion and $121.0 million, respectively which will expire at various dates beginning in fiscal year 2018, if not utilized. U.S. state net operating loss carryforwards of approximately $104 million are scheduled to expire in fiscal year 2017. At 1 July 2016, the Company had U.S. federal and state tax credit carryforwards of $437 million and $96 million, respectively, which will expire at various dates beginning in fiscal year 2018, if not utilized.

        As of 1 July 2016, approximately $677 million of the Company's U.S. net operating losses and $99 million of its tax credit carryforwards are subject to annual limitations from $1 million to $45 million pursuant to U.S. tax law.

        For the purposes of the reconciliation between the income tax expense at the rate applicable to the Company in Ireland and the effective tax rate, the rate applicable to the Company of 25% was applied as follows:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Income tax expense at statutory rate applicable to the Company in Ireland	$69	$493
Net U.S. federal and state income taxes	3	7
Permanent differences	10	2
Valuation allowance	(1)	15
Non-U.S. losses with no tax benefits	1	2
Non-U.S. earnings taxed at less than statutory rate applicable to the Company in Ireland	(37)	(463)
Audit assessment	—	173
Reversal of previously recorded taxes	(19)	(5)
Other individually immaterial items	—	4

Income tax expense	$26	$228

        A substantial portion of the Company's operations in Malaysia, Singapore, and Thailand operate under various tax holiday programs, which expire in whole or in part at various dates through 2024. Certain of the tax holidays may be extended if specific conditions are met. The net impact of these tax holiday programs was to increase the Company's net income by approximately $67 million in fiscal year 2016 ($0.22 per share, diluted) and to increase the Company's net income by approximately $349 million in fiscal year 2015 ($1.05 per share, diluted).

        The Company consists of an Irish tax resident parent holding company with various U.S. and non-U.S. subsidiaries that operate in multiple non-Irish taxing jurisdictions. The amount of temporary differences (including undistributed earnings) related to outside basis differences in the stock of non-Irish resident subsidiaries considered indefinitely reinvested outside of Ireland for which Irish income taxes have not been provided as of 1 July 2016, was approximately $1.6 billion. If such amount were remitted to Ireland as a dividend, it is likely that tax at 25% or approximately $400 million would result.

        As of 1 July 2016 and 3 July 2015, the Company had approximately $70 million and $83 million, respectively, of unrecognized tax benefits excluding interest and penalties. The amount of unrecognized

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

tax benefits that, if recognized, would impact the effective tax rate is $70 million and $83 million as of 1 July 2016 and 3 July 2015, respectively, subject to certain future valuation allowance offsets.

        The following table summarizes the activity related to the Company's gross unrecognized tax benefits:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Balance of unrecognized tax benefits at the beginning of the year	$83	$115
Gross increase for tax positions of prior years	12	12
Gross decrease for tax positions of prior years	(8)	(4)
Gross increase for tax positions of current year	11	9
Gross decrease for tax positions of current year	—	—
Settlements	—	(45)
Lapse of statutes of limitation	(27)	(3)
Non-U.S. exchange gain	(1)	(1)

Balance of unrecognized tax benefits at the end of the year	$70	$83

        It is the Company's policy to include interest and penalties related to unrecognized tax benefits in the provision for income taxes on the Consolidated Profit and loss Account. During fiscal year 2016, the Company recognized net income tax benefit for interest and penalties of $8 million as compared to net income tax expense of $26 million during fiscal year 2015. As of 1 July 2016, the Company had $12 million of accrued interest and penalties related to unrecognized tax benefits compared to $20 million in fiscal year 2015.

        During the 12 months beginning 2 July 2016, the Company expects that its unrecognized tax benefits could be reduced by approximately $16 million as a result of the expiration of certain statutes of limitation.

        The Company is subject to taxation in many jurisdictions globally and is required to file U.S. federal, U.S. state and non-U.S. income tax returns. On 4 April 2016, the IRS approved the audit settlement reached in December 2015 regarding all disputed issues associated with the Company's U.S. federal income tax returns for fiscal years 2008, 2009 and 2010. This audit settlement did not have a material impact on the Company's financial statements.

        The Company is no longer subject to examination of its U.S. federal income tax returns for years prior to fiscal year 2013. With respect to U.S. state and non-U.S. income tax returns, the Company is generally no longer subject to tax examination for years ending prior to fiscal year 2005.

        The following table shows the activity in the deferred tax liability balance for fiscal year 2016:

(US Dollars in millions)
Balance at 3 July 2015	$6
Unremitted earnings of certain non-U.S. entities	4

Balance at 1 July 2016	$10

8.     Derivative Financial Instruments

        The Company is exposed to foreign currency exchange rate, interest rate, and to a lesser extent, equity price risks relating to its ongoing business operations. The Company enters into foreign currency

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

forward exchange contracts in order to manage the foreign currency exchange rate risk on forecasted expenses denominated in foreign currencies and to mitigate the remeasurement risk of certain foreign currency denominated liabilities. The Company's accounting policies for these instruments are based on whether the instruments are classified as designated or non-designated hedging instruments. The Company records all derivatives in the Consolidated Balance Sheets at fair value. The changes in the fair value of the effective portions of designated cash flow hedges are recorded in Accumulated other comprehensive loss until the hedged item is recognized in earnings. Derivatives that are not designated as hedging instruments and the ineffective portions of cash flow hedges are adjusted to fair value through earnings. The amount of net unrealized loss on cash flow hedges was $2 million as of 1 July 2016 and the amount of net unrealized gain on cash flow hedges was $1 million as of 3 July 2015.

        The Company dedesignates its cash flow hedges when the forecasted hedged transactions are realized or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in Accumulated other comprehensive loss are reclassified immediately into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company did not recognize any material net gains or losses related to the loss of hedge designation on discontinued cash flow hedges during fiscal years 2016 and 2015. As of 1 July 2016, the Company's existing foreign currency forward exchange contracts mature within 12 months. The deferred amount currently recorded in Accumulated other comprehensive loss expected to be recognized into earnings over the next 12 months is immaterial.

        The following tables show the total notional value of the Company's outstanding foreign currency forward exchange contracts as of 1 July 2016 and 3 July 2015:

	As of 1 July 2016
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
British Pound Sterling	47	10

	As of 3 July 2015
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Thai Baht	$18	$48
Singapore Dollars	23	42
Chinese Renminbi	5	16
Euro	—	13
British Pound Sterling	35	—
Malaysian Ringgit	12	15

	$93	$134

        The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its Non-qualified Deferred Compensation Plan—the Seagate Deferred Compensation Plan (the "SDCP"). In the quarter ended 27 December 2013, the Company entered into a Total Return Swap ("TRS") in order to manage the equity market risks associated with the SDCP liabilities. The Company pays a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liability due to changes in the value of the investment options made by employees. As of 1 July 2016, the notional investments underlying the TRS amounted to $94 million. The contract term of the TRS is through January 2016 and is settled on a monthly basis, therefore limiting counterparty performance risk. The Company renewed the contract term through January 2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

under materially the same terms. The Company did not designate the TRS as a hedge. Rather, the Company records all changes in the fair value of the TRS to earnings to offset the market value changes of the SDCP liabilities.

        The following tables show the Company's derivative instruments measured at gross fair value as reflected in the Consolidated Balance Sheets as of 1 July 2016 and 3 July 2015:

	As of 1 July 2016
	Asset Derivatives		Liability Derivatives
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$—	Other creditors	$(2)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	—	Other creditors	(1)
Total return swap	Other debtors	3	Other creditors	—

Total derivatives		$3		$(3)

	As of 3 July 2015
	Asset Derivatives		Liability Derivatives
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$2	Other creditors	$(1)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	—	Other creditors	(3)
Total return swap	Other debtors	1	Other creditors	—

Total derivatives		$3		$(4)

        The following tables show the effect of the Company's derivative instruments on the Consolidated Statements of Comprehensive Income and the Consolidated Profit and Loss Account for the fiscal year ended 1 July 2016:

(US Dollars in millions) Derivatives Designated as Cash Flow Hedges	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)(a)
Foreign currency forward exchange contracts	$(4)	Cost of revenue	$(2)	Cost of revenue	$—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$(5)
Total return swap	Operating expenses	$(1)

(a)
The amounts of gains or losses recognized in income related to the ineffective portion of the hedging relationships and to the amount excluded from the assessment of hedge effectiveness were immaterial for the fiscal year ended 1 July 2016.

        The following tables show the effect of the Company's derivative instruments on the Consolidated Statement of Comprehensive Income and the Consolidated Profit and Loss Account for the fiscal year ended 3 July 2015:

(US Dollars in millions) Derivatives Designated as Cash Flow Hedges	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)(a)
Foreign currency forward exchange contracts	$(11)	Cost of revenue	$(13)	Cost of revenue	$1

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$(4)
Total return swap	Operating expenses	$—

(a)
The amounts of gains or losses recognized in income related to the ineffective portion of the hedging relationships were immaterial for the fiscal year ended 3 July 2015. The amount of gains recognized in income related to the amount excluded from the assessment of hedge effectiveness was $1 million for the fiscal year ended 3 July 2015.

9.     Fair Value

  Measurement of Fair Value

        Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

  Fair Value Hierarchy

        A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflects the Company's own assumptions of market participant valuation (unobservable inputs). A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value:

        Level 1—Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Level 2—Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or

        Level 3—Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.

        The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate the Company's or the counterparty's non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

  Items Measured at Fair Value on a Recurring Basis

        The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis, excluding accrued interest components, as of 1 July 2016:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$316	$—	$—	$316
Certificates of deposit	—	439	—	439
Corporate bonds	—	6	—	6

Total cash equivalents and investments	316	445	—	761

Restricted cash and investments:
Money market funds	2	—	—	2
Certificates of deposit	—	5	—	5
Derivative assets	—	3	—	3

Total assets	$318	$453	$—	$771

Liabilities:
Derivative liabilities	$—	$(3)	$—	$(3)

Total liabilities	$—	$(3)	$—	$(3)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	316	439	$—	$755
Investments	—	6	—	6
Other debtors—amounts falling due within one year	2	8	—	10

Total assets	$318	$453	$—	$771

Liabilities:
Other creditors	$—	$(3)	$—	$(3)

Total liabilities	$—	$(3)	$—	$(3)

        The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis, excluding accrued interest components, as of 3 July 2015:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$1,201	$—	$—	$1,201
Certificates of deposit	—	862	—	862
Corporate bonds	—	6	—	6

Total cash equivalents and investments	1,201	868	—	2,069

Restricted Cash and Investments:
Money market funds	2	—	—	2
Other debt securities	—	5	—	5
Derivative assets	—	3	—	3

Total assets	$1,203	$876	$—	$2,079

Liabilities:
Derivative liabilities	$—	$(4)	$—	$(4)

Total liabilities	$—	$(4)	$—	$(4)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$1,201	$862	$—	$2,063
Investments	—	6	—	6
Other debtors—amounts falling due within one year	2	8	—	10

Total assets	$1,203	$876	$—	$2,079

Liabilities:
Other creditors	$—	$(4)	$—	$(4)

Total liabilities	$—	$(4)	$—	$(4)

        The Company classifies items in Level 1 if the financial assets consist of securities for which quoted prices are available in an active market.

        The Company classifies items in Level 2 if the financial asset or liability is valued using observable inputs. The Company uses observable inputs including quoted prices in active markets for similar assets or liabilities. Level 2 assets include: agency bonds, corporate bonds, commercial paper, municipal bonds, U.S. Treasuries and certificates of deposits. These debt investments are priced using observable inputs and valuation models which vary by asset class. The Company uses a pricing service to assist in determining the fair values of all of its cash equivalents and investments. For the cash equivalents and investments in the Company's portfolio, multiple pricing sources are generally available. The pricing service uses inputs from multiple industry standard data providers or other third party sources and various methodologies, such as weighting and models, to determine the appropriate price at the measurement date. The Company corroborates the prices obtained from the pricing service against other independent sources and, as of 1 July 2016, has not found it necessary to make any adjustments to the prices obtained. The Company's derivative financial instruments are also classified within Level 2. The Company's derivative financial instruments consist of foreign currency forward exchange contracts and the TRS. The Company recognizes derivative financial instruments in its consolidated financial statements at fair value. The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date.

        As of 1 July 2016 and 3 July 2015, we had no Level 3 assets.

  Items Measured at Fair Value on a Non-Recurring Basis

        The Company enters into certain strategic investments for the promotion of business and strategic objectives. Strategic investments in equity securities where the Company does not have the ability to exercise significant influence over the investees, included in Financial assets, net in the Consolidated Balance Sheets, are recorded at cost and are periodically analyzed to determine whether or not there are indicators of impairment. The carrying value of the Company's strategic investments at 1 July 2016 and 3 July 2015 totaled $113 million and $120 million, respectively, and consisted primarily of privately held equity securities without a readily determinable fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        During the fiscal years 2016 and 2015, the Company determined that certain of its equity investments accounted for under the cost method were other-than-temporarily impaired, and recognized charges of $13 million and $7 million , respectively, in order to write down the carrying amount of the investment to its estimated fair value. These amounts were recorded in Other income and charges, net in the Consolidated Profit and Loss Account. Since there was no active market for the equity securities of the investee, the Company estimated fair value of the investee by analyzing the underlying cash flows and future prospects of the investee.

        The following table shows the activity in the Financial assets for fiscal year 2016 and 2015, respectively:

(US Dollars in millions)	Strategic Investments	Total
Balance at 27 June 2014	$46	$46

Additional investments	85	85
Sales and settlements	(4)	(4)
Impairments	(7)	(7)

Balance at 3 July 2015	$120	$120

Additional investments	6	6
Impairments	(13)	(13)

Balance at 1 July 2016	$113	$113

  Other Fair Value Disclosures

        The Company's debt is carried at amortized cost. The fair value of the Company's debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the yield curve, interest rates, and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company's debt in order of maturity:

	1 July 2016		3 July 2015
(US Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
3.75% Senior Notes due November 2018	$800	$804	$800	$828
7.00% Senior Notes due November 2021	158	164	158	170
4.75% Senior Notes due June 2023	990	857	1,000	1,016
4.75% Senior Notes due January 2025	995	795	1,000	995
4.875% Senior Notes due June 2027	698	514	698	675
5.75% Senior Notes due December 2034	489	357	499	491

	4,130	3,491	4,155	4,175
Less short-term borrowings and current portion of long-term debt	—	—	—	—

Long-term debt, less current portion	$4,130	$3,491	$4,155	$4,175

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.   Capital and Reserves

  Share Capital

        The Company's authorized share capital is $13,500 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 298,572,217 shares were outstanding as of 1 July 2016, and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 1 July 2016 and 40,000 deferred shares of par value €1 of which 40,000 shares were outstanding as of 1 July 2016.

        Ordinary shares—Holders of ordinary shares are entitled to receive dividends when and as declared by the Company's board of directors (the "Board of Directors"). Upon any liquidation, dissolution, or winding up of the Company, after required payments are made to holders of preferred shares, any remaining assets of the Company will be distributed ratably to holders of the preferred and ordinary shares. Holders of shares are entitled to one vote per share on all matters upon which the ordinary shares are entitled to vote, including the election of directors.

        Preferred shares—The Company may issue preferred shares in one or more series, up to the authorized amount, without shareholder approval. The Board of Directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The Board of Directors can also increase or decrease the number of shares of a series, but not below the number of shares of that series then outstanding, without any further vote or action by the shareholders.

        The Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could harm the voting power or other rights of the holders of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of its ordinary shares and the voting and other rights of the holders of ordinary shares.

  Repurchases of Equity Securities

        On 24 July 2013, the Board of Directors authorized the Company to repurchase an additional $2.5 billion of its outstanding ordinary shares.

        On 22 April 2015, the Board of Directors authorized the Company to repurchase an additional $2.5 billion of its outstanding ordinary shares.

        All repurchases are effected as redemptions in accordance with the Company's Articles of Association.

        As of 1 July 2016, $1.8 billion remained available for repurchase under the existing repurchase authorization limit.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table sets forth information with respect to repurchases of the Company's ordinary shares during fiscal years 2016 and 2015:

(US Dollars in millions)	Number of Shares Repurchased	Dollar Value of Shares Repurchased
Cumulative repurchased through 27 June 2014	285	$7,398
Repurchased in fiscal year 2015	19	1,087

Cumulative repurchased through 3 July 2015	304	8,485
Repurchased in fiscal year 2016(a)	24	1,146

Cumulative repurchased through 1 July 2016	328	$9,631

(a)
Including net share settlement of $56 million for 1 million shares in connection with tax withholding related to vesting of restricted stock units.

  Reserves

	Seagate Technology plc Ordinary Shareholders
	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity
	(In millions)	(US Dollars in millions)
Balance at 27 June 2014	327	$5,332	$(2,677)	$177	$2,832

Income for the period			1,742		1,742
Repurchase and cancellation of ordinary shares	(19)		(1,087)		(1,087)
Issuance of shares in respect of share-based payment plans	7	98			98
Dividends to shareholders			(664)		(664)
Share-based compensation				137	137
Other comprehensive income				(28)	(28)
Other				(12)	(12)

Balance at 3 July 2015	315	$5,430	$(2,686)	$274	$3,018

Income for the period			248		248
Repurchase and cancellation of ordinary shares	(23)		(1,090)		(1,090)
Tax withholding related to vesting of restricted stock units	(1)		(56)		(56)
Issuance of shares in respect of share-based payment plans	8	79			79
Dividends to shareholders			(727)		(727)
Share-based compensation				120	120
Other comprehensive income				5	5
Other				(4)	(4)

Balance at 1 July 2016	299	$5,509	$(4,311)	$395	$1,593

  Capital Redemption Reserve Fund

        Other reserves includes an amount of $2,960 and $2,720 for fiscal years 2016 and 2015, respectively, representing a Capital Redemption Reserve Fund.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   Compensation

  Stock-Based Compensation Plans

        The Company's stock-based compensation plans have been established to promote the Company's long-term growth and financial success by providing incentives to its employees, directors, and consultants through grants of share-based awards. The provisions of the Company's stock-based benefit plans, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain the Company's competitive ability to attract, retain and motivate participants for the benefit of the Company and its shareholders.

        Seagate Technology plc 2012 Equity Incentive Plan (the "EIP").    On 26 October 2011, the shareholders approved the EIP and authorized the issuance of up to a total of 27.0 million ordinary shares, par value $0.0001 per share, plus any shares remaining available for grant under the Seagate Technology plc 2004 Share Compensation Plan (the "SCP") as of the effective date of the EIP (which was equal to 11.0 million ordinary shares as of the effective date of the EIP and which will increase by such additional number of shares as will be returned to the share reserve in respect of awards previously granted under the SCP) (together, the "Share Reserve"). On 22 October 2014, the shareholders authorized the issuance from the EIP of an additional 25 million ordinary shares, par value $0.0001 per share. Any shares that are subject to options or share appreciation rights granted under the EIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share bonus awards, restricted share units, performance share bonus awards or performance share awards (collectively, "Full-Value Share Awards") will generally be counted against the Share Reserve as two and five-tenths shares for every one share granted. As of 1 July 2016 there were approximately 32.7 million ordinary shares available for issuance under the EIP.

        Dot Hill Systems 2009 Equity Incentive Plan (the "DHEIP").    Seagate Technology plc acquired the Dot Hill Systems 2009 Equity Incentive Plan effective 6 October 2015. The Company assumed the remaining authorized but unused share reserve of approximately 2 million shares, based on the conversion ratio, from the DHEIP on the acquisition date. Any shares that are subject to options or share appreciation rights granted under the DHEIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share bonus awards, restricted share units, performance share bonus awards or performance share awards (collectively, "Full-Value Share Awards") will generally be counted against the Share Reserve as one and five-tenths shares for every one share granted. As of 1 July 2016, there were approximately 1 million ordinary shares available for issuance under the DHEIP.

        Seagate Technology plc Employee Stock Purchase Plan (the "ESPP").    There are 50.0 million ordinary shares authorized to be issued under the ESPP. In no event shall the total number of shares issued under the ESPP exceed 75.0 million ordinary shares. The ESPP consists of a six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP permits eligible employees to purchase ordinary shares through payroll deductions generally at 85% of the fair market value of the ordinary shares. As of 1 July 2016 there were approximately 6.8 million ordinary shares available for issuance under the ESPP.

  Equity Awards

        Full-Value Share Awards (e.g. restricted share units) generally vest over a period of three to four years, with cliff vesting of a portion of each award occurring annually. Options generally vest as follows: 25% of the options will vest on the first anniversary of the vesting commencement date and the remaining 75% will vest ratably each month thereafter over the next 36 months. Options granted under

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the EIP and SCP have an exercise price equal to the closing price of the Company's ordinary shares on date of grant.

        The Company granted performance awards to its senior executive officers under the SCP and the EIP where vesting is subject to both the continued employment of the participant by the Company and the achievement of certain performance goals established by the Compensation Committee of the Company's Board of Directors, including market based performance goals. A single award represents the right to receive a single ordinary share of the Company. During fiscal years 2016 and 2015, the Company granted 0.4 million and 0.3 million performance awards, respectively, where performance is measured based on a three-year average return on invested capital ("ROIC") goal and a relative total shareholder return ("TSR") goal, which is based on the Company's ordinary shares measured against a benchmark TSR of a peer group over the same three-year period (the "TSR/ROIC" awards). These awards vest after the end of the performance period of three years from the grant date. A percentage of these units may vest only if at least the minimum ROIC goal is met regardless of whether the TSR goal is met. The number of stock units to vest will range from 0% to 200% of the targeted units. In evaluating the fair value of these units, the Company used a Monte Carlo simulation on the grant date, taking the market-based TSR goal into consideration. Compensation expense related to these units is only recorded in a period if it is probable that the ROIC goal will be met, and it is to be recorded at the expected level of achievement.

        The Company also granted 0.2 million and 0.4 million performance awards during fiscal years 2016 and 2015, to its senior executive officers which are subject to a performance goal related to the Company's adjusted earnings per share (the "AEPS" awards). These awards have a maximum seven-year vesting period, with 25% annual vesting starting on the first anniversary of the grant date. If the performance goal is not achieved, vesting is delayed to a following year in which the AEPS goal is achieved. Any unvested awards from prior years may vest cumulatively in a future year within the seven-year vesting period if the annual AEPS goal is achieved during a subsequent year. If the AEPS goal has not been met by the end of the seven year period, any unvested shares will be forfeited.

        During fiscal year 2016 and 2015, the Company did not grant any performance-based options and performance based restricted share units to its CEO.

  Determining Fair Value of Seagate Technology Stock Plans

        Valuation and amortization method—The Company estimates the fair value of stock options granted using the Black-Scholes-Merton valuation model and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period or the remaining service (vesting) period.

        Expected Term—Expected term represents the period that the Company's stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its stock-based awards.

        Expected Volatility—The Company uses a combination of the implied volatility of its traded options and historical volatility of its share price.

        Expected Dividend—The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price. The expected dividend assumption is based on the Company's current expectations about its anticipated dividend policy. Also, because the expected dividend yield should reflect marketplace participants' expectations, the Company does not incorporate

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

changes in dividends anticipated by management unless those changes have been communicated to or otherwise are anticipated by marketplace participants.

        Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company's stock-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available term maturities.

        Fair Value—The fair value of the Company's nonvested awards and performance awards subject to an AEPS condition for fiscal years 2016 and 2015, is the price of the Company's shares on the grant date. The weighted average grant date fair value of awards granted are as follows:

	Fiscal Years
	2016	2015
Nonvested awards:
Weighted-average fair value	$41.47	$58.93
Performance awards:
Weighted-average fair value	$42.09	$59.51

        The fair value of the Company's shares related to options granted to employees, shares issued from the ESPP and performance awards subject to TSR/ROIC conditions for fiscal years 2016 and 2015, were estimated using the following assumptions:

	Fiscal Years
	2016	2015
Options
Expected term (in years)	2.1 - 4.2	4.2
Volatility	33 - 48%	33 - 35%
Weighted-average volatility	36%	34%
Expected dividend rate	4.6 - 11.0%	2.9 - 4.0%
Weighted-average expected dividend rate	5.6%	3.0%
Risk-free interest rate	0.6 - 1.5%	1.1 - 1.5%
Weighted-average fair value	$12.28	$12.98
ESPP
Expected term (in years)	0.5	0.5
Volatility	28 - 46%	28 - 29%
Weighted-average volatility	39%	28%
Expected dividend rate	4.6 - 8.3%	3.0 - 3.8%
Weighted-average expected dividend rate	6.9%	3.4%
Risk-free interest rate	0.5%	0.1%
Weighted-average fair value	$9.08	$12.21
Performance restricted share awards subject to market condition
Expected term (in years)	3.00	3.00
Weighted-average volatility	30%	40%
Expected dividend rate	4.3%	2.8%
Risk-free interest rate	1.1%	1.1%
Weighted-average fair value	$47.34	$58.31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Stock Compensation Expense

        The Company recorded $120 million and $137 million of share-based compensation during fiscal years 2016 and 2015. Management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as analysis of actual forfeited awards.

  Stock Option Activity

        The Company issues new ordinary shares upon exercise of stock options. The following is a summary of option activities:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In millions)		(In years)	(Dollars In millions)
Outstanding at 3 July 2015	4.9	$27.94	3.6	$110
Granted	2.6	$35.86
Exercised	(1.5)	$8.32
Forfeitures	(0.4)	$47.03
Expirations	(0.2)	46.43

Outstanding at 1 July 2016	5.4	$34.91	4.6	$14

Vested and expected to vest at 1 July 2016	5.3	$34.93	4.6	$14

Exercisable at 1 July 2016	2.5	$27.46	3.2	$12

        The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company's ordinary shares for the options that were in-the-money at 1 July 2016. During fiscal years 2016 and 2015, the aggregate intrinsic value of options exercised under the Company's stock option plans was $44 million and $92 million, respectively, determined as of the date of option exercise. The aggregate fair value of options vested during fiscal year 2016 was approximately $18 million.

        At 1 July 2016, the total compensation cost related to options granted to employees but not yet recognized was approximately $28 million, net of estimated forfeitures of approximately $1 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of approximately 2.5 years and will be adjusted for subsequent changes in estimated forfeitures.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Nonvested Awards Activity

        The following is a summary of nonvested award activities which do not contain a performance condition:

Nonvested Awards	Number of Shares	Weighted- Average Grant-Date Fair Value
	(In millions)
Nonvested at 3 July 2015	5.2	$39.73
Granted	2.4	$41.47
Forfeitures	(0.7)	$45.04
Vested	(2.1)	$30.95

Nonvested at 1 July 2016	4.8	$39.95

        At 1 July 2016, the total compensation cost related to nonvested awards granted to employees but not yet recognized was approximately $133 million, net of estimated forfeitures of approximately $7 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.4 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of nonvested awards vested during fiscal year 2016 was approximately $102 million.

  Performance Awards

        The following is a summary of nonvested award activities which contain a performance condition:

Performance Awards	Number of Shares	Weighted- Average Grant-Date Fair Value
	(In millions)
Performance units at 3 July 2015	2.1	$61.12
Granted	0.6	$45.68
Forfeitures	(0.2)	$53.99
Vested	(1.1)	$27.05

Performance units at 1 July 2016	1.4	$47.41

        At 1 July 2016, the total compensation cost related to performance awards granted to employees but not yet recognized was approximately $23 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 3.5 years.

  ESPP

        During fiscal years 2016 and 2015, the aggregate intrinsic value of shares purchased under the Company's ESPP was approximately $12 million and $15 million, respectively. At 1 July 2016, the total compensation cost related to options to purchase the Company's ordinary shares under the ESPP but not yet recognized was approximately $1.7 million. This cost will be amortized on a straight-line basis over a weighted-average period of approximately one month. During fiscal year 2016, the Company issued 2.1 million ordinary shares with a weighted-average purchase price of $31.54 per share.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Tax-Deferred Savings Plan

        The Company has a tax-deferred savings plan, the Seagate 401(k) Plan (the "40l(k) plan"), for the benefit of qualified employees. The 40l(k) plan is designed to provide employees with an accumulation of funds at retirement. Qualified employees may elect to make contributions to the 401(k) plan on a bi-weekly basis. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to maximum annual contributions of $4,500 per participating employee. During fiscal years 2016 and 2015, the Company made matching contributions of $19 million and $18 million, respectively.

  Deferred Compensation Plan

        On 1 January 2001, the Company adopted the SDCP for the benefit of eligible employees. This plan is designed to permit certain discretionary employer contributions, in excess of the tax limits applicable to the 401(k) plan and to permit employee deferrals in excess of certain tax limits. In the quarter ended 27 December 2013, the Company entered into a TRS in order to manage the equity market risks associated with the SDCP liabilities. See "Note 8. Derivative Financial Instruments" contained in this report for additional information about the TRS.

  Directors' Emolument

        During the year ended 1 July 2016, the Company paid $8 million to its directors in respect of duties relating to Seagate Technology plc. Of the total paid, $5 million was for managerial services, which included compensation for Mr. Luczo's service as President and Chief Executive Officer, and $3 million was for director services, which included compensation for all non-employee directors. Gains on exercise of vested options were approximately $1.6 million in fiscal year 2016.

        During the year ended 3 July 2015, the Company paid $15 million to its directors in respect of duties relating to Seagate Technology plc. Of the total paid, $11 million was for managerial services, which included compensation for Mr. Luczo's service as President and Chief Executive Officer, and $4 million was for director services, which included compensation for all non-employee directors. Gains on exercise of vested options were immaterial in fiscal year 2015.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.   Earnings Per Share

        The following table sets forth the computation of basic and diluted net income per share:

	Fiscal Years Ended
(In millions, except per share data)	1 July 2016	3 July 2015
Numerator:
Net income attributable to Seagate Technology plc	$248	$1,742

Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income per share attributable to Seagate Technology plc	299	324
Weighted-average effect of dilutive securities:
Employee equity award plans	3	7

Total shares for purpose of calculating diluted net income per share attributable to Seagate Technology plc	302	331

Net income per share attributable to Seagate Technology plc shareholders:
Basic	$0.83	$5.38
Diluted	$0.82	$5.26

        The following potential shares were excluded from the computation of diluted net income per share as their effect would have been anti-dilutive:

	Fiscal Years Ended
(In millions)	1 July 2016	3 July 2015
Employee equity award plans	3	—

13.   Business Segment and Geographic Information

        The Company has concluded that its manufacture and distribution of electronic storage solutions constitutes one reporting segment. The Company's manufacturing operations are based on technology platforms that are used to produce various electronic storage solutions that serve multiple applications and markets. The Company's main technology platforms are primarily focused around areal density of media and read/write head technologies. In addition, the Company also invests in certain other technology platforms including motors, servo formatting read/write channels, solid state and other technologies. The Company has determined that its Chief Executive Officer is the Company's chief operating decision maker ("CODM") as he is responsible for reviewing and approving investments in the Company's technology platforms and manufacturing infrastructure.

        In fiscal years 2016 and 2015, Dell Inc. accounted for approximately 12% and 14% of consolidated revenue, respectively. In fiscal year 2015, Hewlett-Packard Company accounted for approximately 12% of consolidated revenue. In fiscal year 2016, HP Inc., formerly known as Hewlett-Packard Company, completed its separation with Hewlett Packard Enterprise Company, and each company accounted for less than 10% of our consolidated revenue. No other customer accounted for more than 10% of consolidated revenue in any year presented.

        Other long-lived assets consist of tangible assets, other intangible assets, capital leases, equity investments and other debtors as recorded by the Company's operations in each area.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table summarizes the Company's operations by geographic area:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Revenue from external customers(a):
Singapore	$5,354	$6,844
United States	3,376	3,929
The Netherlands	1,813	2,291
Other	617	675

Consolidated	$11,160	$13,739

Long-lived assets:
United States	$1,029	$725
Singapore	726	900
Thailand	349	328
Malaysia	201	248
China	115	138
Other	444	568

Consolidated	$2,864	$2,907

(a)
Revenue is attributed to countries based on the shipping location.

14.   Legal, Environmental and Other Contingencies

        The Company assesses the probability of an unfavorable outcome of all its material litigation, claims, or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.

  Intellectual Property Litigation

        Convolve, Inc. ("Convolve") and Massachusetts Institute of Technology ("MIT") v. Seagate Technology LLC, et al.—On 13 July 2000, Convolve and MIT filed suit against Compaq Computer Corporation and Seagate Technology LLC in the U.S. District Court for the Southern District of New York, alleging infringement of U.S. Patent Nos. 4,916,635 (the "'635 patent") and U.S. Patent No. 5,638,267 (the "'267 patent"), misappropriation of trade secrets, breach of contract, and other claims. In the complaint, the plaintiffs requested injunctive relief, $800 million in compensatory damages and unspecified punitive damages, including for willful infringement. On January 16, 2002, Convolve filed an amended complaint, alleging defendants infringe US Patent No. 6,314,473 (the "'473 patent"). The district court ruled in 2010 that the '267 patent was out of the case.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        On 16 August 2011, the district court granted in part and denied in part the Company's motion for summary judgment. On 1 July 2013, the U.S. Court of Appeals for the Federal Circuit: 1) affirmed the district court's summary judgment rulings that Seagate did not misappropriate any of the alleged trade secrets and that the asserted claims of the '635 patent are invalid; 2) reversed and vacated the district court's summary judgment of non-infringement with respect to the '473 patent; and 3) remanded the case for further proceedings on the '473 patent. On 11 July 2014, the district court granted the Company's summary judgment motion regarding Convolve's only remaining cause of action, which alleged infringement of the '473 patent. The district court entered judgment in favor of the Company on 14 July 2014. Convolve filed a notice of appeal on 13 August 2014. On 10 February 2016, the U.S. Court of Appeals for the Federal Circuit: 1) affirmed the district court's summary judgment of no direct infringement by Seagate because Seagate's ATA/SCSI disk drives do not meet the "user interface" limitation of the asserted claims of the '473 patent; 2) affirmed the district court's summary judgment of non-infringement by Compaq's products as to claims 1, 3, and 5 of the '473 patent because Compaq's F10 BIOS interface does not meet the "commands" limitation of those claims; 3) vacated the district court's summary judgment of non-infringement by Compaq's accused products as to claims 7-15 of the '473 patent; 4) reversed the district court's summary judgment of non-infringement based on intervening rights; and 5) remanded the case to the district court for further proceedings on the '473 patent. In view of the rulings made by the district court and the Court of Appeals and the uncertainty regarding the amount of damages, if any, that could be awarded Convolve in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

        Alexander Shukh v. Seagate Technology—On 12 February 2010, Alexander Shukh filed a complaint against the Company in the U.S. District Court for the District of Minnesota, alleging, among other things, employment discrimination based on his Belarusian national origin and wrongful failure to name him as an inventor on several patents and patent applications. Mr. Shukh's employment was terminated as part of a company-wide reduction in force in fiscal year 2009. He seeks damages in excess of $75 million. On 31 March 2014, the district court granted Seagate's summary judgment motion and entered judgment in favor of Seagate. Mr. Shukh filed a notice of appeal on 7 April 2014. On 2 October 2015, the court of appeals vacated and remanded the district court's grant of summary judgment on Mr. Shukh's claim for correction of inventorship and affirmed the district court's grant of summary judgment as to all other claims. On 29 October 2015, Mr. Shukh filed a petition for rehearing en banc with the court of appeals; the petition was denied on 17 December 2015. On 16 March 2016, Shukh filed a petition for writ of certiorari to the U.S. Supreme Court; the petition was denied on 27 June 2016. In view of the uncertainty regarding the amount of damages, if any, that could be awarded in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

        LEAP Co., Ltd. v. Seagate Singapore International Headquarters Pte. Ltd. and Nippon Seagate Inc. —On 4 July 2012, LEAP Co., Ltd. filed a lawsuit in the Tokyo District Court of Japan against Seagate Singapore International Headquarters Pte. Ltd., Nippon Seagate Inc. and Buffalo Inc. alleging wrongful termination of purchase agreements and other claims, and seeking approximately $38 million in damages. On 16 March 2016, the Company and LEAP reached a settlement. As a result of the settlement, this litigation between the Company and LEAP has ended. There is no damage or loss to the Company related to this matter.

        Enova Technology Corporation v. Seagate Technology (US) Holdings, Inc., et al.—On 5 June 2013, Enova Technology Corporation ("Enova") filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the U.S. District Court for the District of Delaware alleging infringement of U.S. Patent No. 7,136,995, "Cryptographic Device," and U.S. Patent

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

No. 7,900,057, "Cryptographic Serial ATA Apparatus and Method." The complaint seeks unspecified compensatory damages, enhanced damages, injunctive relief, attorneys' fees, and other relief. On 27 April 2015, the district court ordered a stay of the case, in view of proceedings regarding the '995 and '057 Patents before the Patent Trial and Appeal Board ("PTAB") of the U.S. Patent and Trademark Office. The Company believes the claims are without merit and intends to vigorously defend this case. On 2 September 2015, PTAB issued its final written decision that claims 1-15 of the '995 Patent are held unpatentable. On 18 December 2015, PTAB issued its final written decisions that claims 1-32 and 40-53 of the '057 Patent are held unpatentable. On 4 February 2016, PTAB issued its final written decision that claims 33-39 of the '057 Patent are held unpatentable. Enova has appealed PTAB's decisions on the '995 Patent and the 057 Patent to the U.S. Court of Appeals for the Federal Circuit. A hearing before the court of appeals has not yet been scheduled. In view of the uncertainty regarding the amount of damages, if any, that could be awarded in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

        Seagate Technology LLC v. Western Digital Corp.—On 8 October 2014, the Minnesota Supreme Court ruled that the arbitration award in favor of the Company in its case against Western Digital for the misappropriation of the Company's trade secrets should be confirmed. In the arbitration award, issued on 23 January 2012, the arbitrator determined that Western Digital and its former employee had misappropriated the Company's trade secrets. The arbitrator awarded the Company $525 million in compensatory damages and, after adding interest, issued a final award of $630 million. Interest on the final award has been accruing at 10%. On 14 October 2014, the Company received a partial payment from Western Digital in the amount of $773 million. During the quarter ended 2 January 2015, the amount of the final award, less litigation and other related costs, was recorded by the Company in Gain on arbitration award, net, and the remaining amount received was recorded in Other income and charges. On 7 April 2015, the Hennepin County District Court of Minnesota ("district court") denied Seagate's motion for entry of judgment for an amount of additional interest owing on the arbitration award. On 25 January 2016, the Minnesota Court of Appeals reversed and remanded the district court's order regarding the unpaid interest. On 27 January 2016, the Company received a further payment from Western Digital in the amount of $33 million, which was the remaining balance of interest owed on the final award. This amount was recorded in Other income and charges in the Condensed Consolidated Profit and Loss Account for the three and nine months ended 1 April 2016. On 29 January 2016, the parties filed a stipulation of dismissal with the district court, ending the litigation.

        Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al.—On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the U.S. District Court for the Western District of Pennsylvania, alleging infringement of U.S. Patent No. 7,128,988, "Magnetic Material Structures, Devices and Methods." The complaint seeks unspecified compensatory damages, enhanced damages, injunctive relief, attorneys' fees, and other relief. The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend this case. In view of the uncertainty regarding the amount of damages, if any, that could be awarded in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

  Environmental Matters

        The Company's operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company's operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

        The Company has established environmental management systems and continually updates its environmental policies and standard operating procedures for its operations worldwide. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.

        Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the "Superfund" law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.

        While the Company's ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.

        The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union ("EU") enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after July 1, 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern ("SVHCs") in products. If the Company or its suppliers fails to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company's business.

  Other Matters

        The Company is involved in a number of other judicial and administrative proceedings incidental to its business, and the Company may be involved in various legal proceedings arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

15.   Commitments

        Leases.    The Company leases certain property, facilities and equipment under non-cancelable lease agreements. Land and facility leases expire at various dates through 2082 and contain various

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index. Also, certain leases provide for renewal of the lease at the Company's option at expiration of the lease. All of the leases require the Company to pay property taxes, insurance and normal maintenance costs.

        Future minimum lease payments for operating leases substantially all of which relates to land and buildings, (including accrued lease payments relating to restructuring plans) with initial or remaining terms of one year or more were as follows at 1 July 2016 (lease payments are shown net of sublease income):

Fiscal Years Ending	Operating Leases
(US Dollars in millions)
2017	$27
2018	22
2019	16
2020	12
2021	9
Thereafter	82

$168

        Total rent expense for all land, facility and equipment operating leases, net of sublease income, was $43 million and $50 million for fiscal years 2016 and 2015, respectively. Total sublease rental income for fiscal years 2016 and 2015 was $3 million and $3 million, respectively. The Company subleases a portion of its facilities that it considers to be in excess of current requirements. As of 1 July 2016, total future lease income to be recognized for the Company's existing subleases is approximately $12 million.

        Capital Expenditures.    The Company's non-cancelable commitments for construction of manufacturing and product development facilities and purchases of equipment approximated $110 million at 1 July 2016, and included $27 million related to research and development projects.

16.   Guarantees

  Indemnifications to Officers and Directors

        On 4 May 2009, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Seagate-Cayman"), then the parent company, entered into a new form of indemnification agreement (the "Revised Indemnification Agreement") with its officers and directors of Seagate-Cayman and its subsidiaries (each, an "Indemnitee"). The Revised Indemnification Agreement provides indemnification in addition to any of Indemnitee's indemnification rights under Seagate-Cayman's Articles of Association, applicable law or otherwise, and indemnifies an Indemnitee for certain expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of Seagate-Cayman or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of Seagate-Cayman or any of its subsidiaries or of any other entity to which he or she provides services at Seagate-Cayman's request. However, an Indemnitee shall not be indemnified under the Revised Indemnification Agreement for (i) any fraud or dishonesty in the performance of Indemnitee's duty to Seagate-Cayman or the applicable subsidiary of Seagate-Cayman or (ii) Indemnitee's conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate-Cayman or the applicable subsidiary of Seagate-Cayman. In addition, the Revised Indemnification Agreement provides that Seagate-Cayman will advance expenses

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

incurred by an Indemnitee in connection with enforcement of the Revised Indemnification Agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

        On 3 July 2010, pursuant to a corporate reorganization, the common shareholders of Seagate-Cayman became ordinary shareholders of Seagate Technology plc (the "Company") and Seagate-Cayman became a wholly owned subsidiary of the Company, as described more fully in the Current Report on Form 8-K filed by the Company on 6 July 2010 (the "Redomestication"). On 27 July 2010, in connection with the Redomestication, the Company, as sole shareholder of Seagate-Cayman, approved a form of deed of indemnity (the "Deed of Indemnity"), which provides for the indemnification by Seagate-Cayman of any director, officer, employee or agent of the Company, Seagate-Cayman or any subsidiary of the Company (each, a "Deed Indemnitee"), in addition to any of a Deed Indemnitee's indemnification rights under the Company's Articles of Association, applicable law or otherwise, with a similar scope to the Revised Indemnification Agreement. Seagate-Cayman entered into the Deed of Indemnity with certain Deed Indemnitees effective as of 3 July 2010 and continues to enter into the Deed of Indemnity with additional Deed Indemnitees from time to time.

        The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification obligations.

  Intellectual Property Indemnification Obligations

        The Company has entered into agreements with customers and suppliers that include limited intellectual property indemnification obligations that are customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims arising from these transactions. The nature of the intellectual property indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification obligations.

  Product Warranty

        The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company uses estimated repair or replacement costs and uses statistical modeling to estimate product return rates in order to

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

determine its warranty obligation. Changes in the Company's product warranty liability during the fiscal years ended 1 July 2016 and 3 July 2015 were as follows:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2016	3 July 2015
Balance, beginning of period	$248	$273
Warranties issued	125	147
Repairs and replacements	(152)	(187)
Changes in liability for pre-existing warranties, including expirations	(17)	7
Warranty liability assumed from acquisitions	2	8

Balance, end of period	$206	$248

17.   Related Party Transactions

        Samsung Electronics Co. Ltd. ("Samsung") In connection with the Company's acquisition of the Samsung HDD business, Samsung became a shareholder of the Company and appointed one of its executives to the Company's Board of Directors. On October 22, 2013, Samsung filed an amendment to its Schedule 13D indicating that it holds less than 5% of the Company's outstanding shares. Dr. Seh-Woong Jeong was appointed to our Board of Directors by Samsung and joined our Board of Directors on April 26, 2012. He retired from our Board of Directors on October 22, 2014 and ceased to be a related party.

        Microsoft Corporation ("Microsoft") The Company's Chairman and Chief Executive Officer also served on the board of Microsoft until March 2014 upon his resignation and Microsoft ceased to be a related party.

18.   Employees and Remuneration

        The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	1 July 2016	3 July 2015
	(in thousands)
Manufacturing	38	42
Product development	6	7
Sales, marketing, general & administrative	4	5

	48	54

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Employee costs during each year consist of the following:

	Fiscal Years Ended
	1 July 2016	3 July 2015
	(US Dollars in millions)
Salaries and wages	$1,458	$1,716
Social security costs(1)	346	403
Share-based compensation	120	137

	$1,924	$2,256

(1)
Social security costs includes social security costs, employer paid payroll taxes, and other employee benefits paid by the Company.

19.   Auditor's Remuneration

        The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts was $0.1 million for both the years ended 1 July 2016 and 3 July 2015. In addition, Ernst & Young Ireland received fees of $0.09 million and $0.05 million for other assurance services and nil for both tax and other non-audit services for fiscal years ended 1 July 2016 and 3 July 2015, respectively.

        The auditor's remuneration was $6.2 million and $6.6 million for the years ended 1 July 2016 and 3 July 2015, respectively. These amounts reflect fees for all professional services rendered by Ernst & Young and its affiliated firms.

20.   Post Balance Sheet Events

  Dividends

        On 2 August 2016, our Board of Directors approved a quarterly cash dividend of $0.63 per share, which will be payable on 5 October 2016 to shareholders of record as of the close of business on 21 September 2016.

  July 2016 Restructuring Plan

        On 11 July 2016, the Company committed to an additional restructuring plan (the "July 2016 Plan") for continued consolidation of its global footprint across Asia, EMEA and the Americas. The July 2016 Plan included reducing worldwide headcount by approximately 6,500 employees. The July 2016 Plan, which the Company expects to be largely completed by the end of fiscal year 2017, is expected to result in total pretax charges of approximately $164 million in fiscal year 2017. These charges are expected to consist of cash expenditures of approximately $82 million of employee termination costs and $51 million of other exit costs, as well as other non-cash charges of approximately $31 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21.   Subsidiary Undertakings

        The subsidiary undertakings of Seagate Technology plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are wholly owned by Seagate Technology plc and their financial results are included in the Company's consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate HDD Cayman	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801	Holding Company	100%
Seagate Technology International	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Designs, manufactures, markets and sells computer disk drives.	100%
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia	1st Floor (Rm. 102), 42 Jalan Sultan Ahmad Shah, Penang 10050	Manufacture, market and deal in all kinds of electronics data products.	100%
Seagate Technology (Ireland)—Springtown Branch	Northern Ireland	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Manufactures equipment for export	100%
Seagate Singapore International Headquarters Pte. Ltd—Netherlands branch	The Netherlands	Koolhovenlaan 1, 1119 NB, Schiphol-Rijk, Netherlands	Netherlands branch office of Seagate Singapore International Headquarters Pte. Ltd	100%
Seagate Singapore International Headquarters Pte. Ltd	Singapore	50 Raffles Place #06-00, Singapore Land Tower, 48623, Singapore	Exports products manufactured in Asia	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology International (Wuxi) Co. Ltd	China	Export Processing Zone, B, No. 2, Xing Chuang Er Lu, Wuxi, Jiangsu, Peoples Republic of China	Design, manufacture, service, market data storage products	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801	Dual member limited liability company—HDD operating business	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%
Seagate Systems (Mexico) SA de CV	Mexico	1A-102 Av Circunvalacion Agustin Yanez No 2613 Col. Arcos Vallarta Sur in Guadalajara Jalisco, Mexico	Mexican operations	100%
Seagate Technology (Suzhou) Co. Ltd.	China	No. 1 Wu Xiang Road Zone A, Export Processing Zone 200 Suhong Zhong Road Suzhou Industrial Park 215021 People's Republic of China	Factory	100%
Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-8, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%
Seagate Systems (US) Inc.	California	10200 South DeAnza Boulevard, Cupertino, California 95014, U.S.A.	US trading activities of Seagate Systems	100%
Seagate Systems (Malaysia) Sdn. Bhd	Malaysia	10th Floor Wisma Havela Thakardas No.1 Jalan Tiong Nam Off Jalan Raja Laut 50350	Malaysia operations	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Systems (UK) Limited	United Kingdom	Langstone Road Havant Hampshire PO9 1SA United Kingdom	UK trading operations of Seagate Systems	100%

Exemption From Statutory Audit

        As detailed in Note 1 "Basis of Presentation and Summary of Significant Accounting Policies", in producing consolidated financial statements the UK subsidiaries of the Company are eligible to take advantage of the audit exemption available to them under s479A of the UK Companies Act 2006 relating to subsidiary companies. The subsidiaries which have taken an exemption from an audit for the year ended 1 July 2016 by virtue of s479A of the UK Companies Act 2006 are:

  •
  Seagate Business Centre (UK) Ltd. (registration number 7859662)

  •
  Seagate Technology UK Ltd. (registration number 3453431)

  •
  LaCie Ltd. (registration number 02475546)

  •
  EVault UK Ltd. (registration number 6364013)

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME

for the period ended 1 July 2016

(US Dollars in millions)	4 July 2015 to 1 July 2016	28 June 2014 to 3 July 2015
Profit for the period	$1,693	$992

Total comprehensive income for the period	$1,693	$992

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF FINANCIAL POSITION

as at 1 July 2016

(US Dollars in millions)	Note	1 July 2016	3 July 2015
ASSETS
Fixed assets:
Financial assets—investment in subsidiary	3	$6,792	$6,677
Current assets:
Debtors		1	—
Cash		1	1

Total Assets		$6,794	$6,678

LIABILITIES
Capital and reserves:
Share capital	5	$—	$—
Share premium		1,659	1,580
Other reserves		593	477
Profit and loss account		2,178	2,358

		4,430	4,415
Creditors—Amounts falling due within one year:
Amounts due to subsidiaries	4	2,364	2,261
Creditors		—	2

		2,364	2,263

Total Liabilities		$6,794	$6,678

        Approved by the Board of Directors and signed on its behalf on 19 August 2016

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF CHANGES IN EQUITY

as at 1 July 2016

(US Dollars in millions)	Share Capital	Share Premium	Other Reserves	Profit and Loss Account	Total
Balance at 27 June 2014	$—	$1,482	$296	$3,117	$4,895
Profit for the period				992	992

Total comprehensive income	—	1,482	296	4,109	5,887

Transactions with owners recorded directly in equity:
Repurchase and cancellation of ordinary shares	—	—	—	(1,087)	(1,087)
Issuance of shares in respect of share-based payment plans	—	98	—	—	98
Dividends to shareholders	—	—	—	(664)	(664)
Share-based compensation	—	—	181	—	181

Total transactions with owners	—	98	181	(1,751)	(1,472)

Balance at 3 July 2015	$—	$1,580	$477	$2,358	$4,415
Profit for the period				1,693	1,693

Total comprehensive income	—	1,580	477	4,051	6,108

Transactions with owners recorded directly in equity:
Repurchase and cancellation of ordinary shares	—	—	—	(1,090)	(1,090)
Tax withholding related to vesting of restricted stock units	—	—	—	(56)	(56)
Issuance of shares in respect of share-based payment plans	—	79	—	—	79
Dividends to shareholders	—	—	—	(727)	(727)
Share-based compensation	—	—	116	—	116

Total transactions with owners	—	79	116	(1,873)	(1,678)

Balance at 1 July 2016	$—	$1,659	$593	$2,178	$4,430

SEAGATE TECHNOLOGY PLC

NOTES TO THE FINANCIAL STATEMENT

1.     Accounting Policies

        Accounting Convention and Basis of Preparation of Financial Statements.    The financial statements of Seagate Technology plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including related party transactions. The financial statements have been prepared under the historical cost convention except for share based payments which are stated at their fair value and in accordance with Irish law and Financial Reporting Standard 102 ("FRS 102", The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

        The company transitioned from previously extant Irish GAAP to FRS 102 as at June 2014. No measurement differences were identified at the date of transition 27 June 2014 or at 3 July 2015. An explanation on how the transition to FRS 102 has affected the reported financial position and financial performance is given in Note 9. The financial statements are presented in United States dollars, which is the Company's functional and presentational currency and are rounded to the nearest million.

        Reduced Disclosure Framework Exemptions Adopted.    On transition to FRS102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the Group, Seagate Technology plc, which consolidates the results of the Company: 1) The requirements of Section 7 Statement of Cash Flows paragraph 3.17 (d); 2) requirements of Section 33 Related Party Disclosures paragraph 33.7 and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23. The shareholders of the Company have been notified in writing about, and do not object to, the use of the disclosure exemptions.

        In accordance with Sections 304 (1) and 304 (2) of the Companies Act, 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal years 2016 and 2015, the Company's net profit was $1,693 million and $992 million, respectively.

        Investment in Subsidiary.    The Company's investment in Seagate Technology ("Seagate-Cayman"), a wholly owned subsidiary, was recorded at cost which equaled fair value on 3 July 2010, the date that the Company became the parent of Seagate-Cayman, based on the Company's market capitalization at that time. This initial valuation is the Company's cost basis for its investment in Seagate-Cayman. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist. On transition to FRS 102 from previous Irish GAAP, the Company has taken advantage of transitional relief by electing to treat the carrying amount of investment in subsidiary under previous Irish GAAP at the date of transition as deemed cost on transition to FRS 102.

        Amounts due to subsidiaries.    Intercompany notes payable which are basic financial instruments are initially recorded at the present value of future payments discounted at a market rate of interest for a similar loan. Subsequently, they are measured at amortized cost using the effective interest method.

        Guarantees and Contingencies.    The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.

        The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.

SEAGATE TECHNOLOGY PLC

NOTES TO THE FINANCIAL STATEMENT (Continued)

        Dividend Income.    Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.

        Share-based Payments.    The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the profit and loss account is charged with the expense related to the services received by Seagate Technology plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.

        Taxation.    Corporation tax is provided on taxable profits at the current rates.

        Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

        Foreign Currency.    Transactions denominated in foreign currencies are recorded in the Company's functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.

2.     History and Description of the Company

        Seagate Technology plc became the parent company in the Seagate group following a reorganization that took place in 2010.

        The principal activity of Seagate Technology plc is an investment holding company. Seagate Technology plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products.

        The Company, which is publicly listed, was incorporated in Ireland and its registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland.

3.     Financial Assets—Investment in Subsidiary

(US Dollars in millions)
At 27 June 2014	$6,499
Capital contribution in respect of share-based payment plans	178

At 3 July 2015	$6,677
Capital contribution in respect of share-based payment plans	115
At 1 July 2016	$6,792

        At 1 July 2016, the Company had the following subsidiary:

Company name	Registered office	Nature of business
Seagate Technology	Cayman Islands	Investment holding

        The above subsidiary holding represents 100% of the common shares of the subsidiary, which is unlisted.

SEAGATE TECHNOLOGY PLC

NOTES TO THE FINANCIAL STATEMENT (Continued)

4.     Amounts Due to Subsidiaries

        The balance is primarily comprised of notes due to Seagate-Cayman with no stated interest rate and that are payable on demand. During fiscal year 2016, the Company borrowed $1.8 billion and repaid $1.7 billion by way of applying dividends declared by Seagate-Cayman. The remaining balance outstanding as of 1 July 2016 of $2.4 billion is unsecured, interest free and due on demand. During fiscal year 2015, the Company borrowed $1.6 billion and repaid $1.0 billion by way of applying dividends declared by Seagate-Cayman. The remaining balance outstanding as of 3 July 2015 of $2.3 billion was unsecured, interest free and due on demand.

5.     Equity

Share Capital

	1 July 2016	3 July 2015
(US Dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $.00001 par value per share	—	—

	$—	$—

	1 July 2016	3 July 2015
(US Dollars in millions)
Allotted, Called Up, and Fully Paid:
40,000 deferred shares of €1 par value per share	$—	$—
298,572,217 (2015: 315,445,536) ordinary shares of $.00001 par value per share	—	—

	$—	$—

	Number of Ordinary Shares	Share Capital
	(In millions)	(US Dollars in millions)
Balance at 27 June 2014	327	$—
Repurchase and cancellation of ordinary shares	(19)	—
Issuance of shares in respect of share-based payment plans	7	—

Balance at 3 July 2015	315	$—
Repurchase and cancellation of ordinary shares	(23)	—
Tax withholding related to vesting of restricted stock units	(1)	—
Issuance of shares in respect of share-based payment plans	8	—

Balance at 1 July 2016	299	$—

SEAGATE TECHNOLOGY PLC

NOTES TO THE FINANCIAL STATEMENT (Continued)

Share Premium

        This reserve records the amount above the nominal value received for shares sold, less transaction costs.

Other Reserves

        Other reserves include an amount of $2,960 and $2,720 for fiscal years 2016 and 2015, respectively, representing a Capital Redemption Reserve Fund.

Dividends

        During fiscal year 2016, the Company paid cash dividends of $2.43 per share of its ordinary shares, aggregating $727 million . On 2 August 2016, the Board of Directors approved a quarterly cash dividend of $0.63 per share of its ordinary shares, which will be payable on 5 October 2016 to shareholders of record as of the close of business on 21 September 2016. During fiscal year 2015, the Company declared and paid cash dividends of $2.05 per share of its ordinary shares, aggregating $664 million.

6.     Share-Based Payments

        Total share-based payment expense in respect of share-based payment plans was $116 million and $181 million for fiscal years 2016 and 2015, of which $115 million and $178 million, respectively, was included as a capital contribution in Investment in subsidiary (Note 6). The share-based payment charge in the parent company balance sheet is calculated and recognized on a graded basis as opposed to a straight line basis in the Consolidated Profit and Loss Account. The Company has applied the requirements of Section 26 of FRS 102. Note 11 of the Consolidated Financial Statements contains relevant disclosures on the Company's share-based payment plans.

7.     Auditor's Remuneration

        The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts was $0.03 million and $0.04 million for periods ended 1 July 2016 and 3 July 2015, respectively. In addition, Ernst & Young Ireland received fees of $0.17 million and $0.13 million for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2016 or 2015. Note 19 to the Consolidated Financial Statements provides additional information regarding auditor's remuneration.

8.     Subsequent Events

  Dividends

        On 2 August 2016, our Board of Directors approved a quarterly cash dividend of $0.63 per share, which will be payable on 5 October 2016 to shareholders of record as of the close of business on 21 September 2016.

  July 2016 Restructuring Plan

        On 11 July 2016, the Company committed to an additional restructuring plan (the "July 2016 Plan") for continued consolidation of its global footprint across Asia, EMEA and the Americas. The July 2016 Plan included reducing worldwide headcount by approximately 6,500 employees. The July 2016 Plan, which the Company expects to be largely completed by the end of fiscal year 2017, is

SEAGATE TECHNOLOGY PLC

NOTES TO THE FINANCIAL STATEMENT (Continued)

expected to result in total pretax charges of approximately $164 million in fiscal year 2017. These charges are expected to consist of cash expenditures of approximately $82 million of employee termination costs and $51 million of other exit costs, as well as other non-cash charges of approximately $31 million.

9.     Transition to FRS 102

        The Company's financial statements have been prepared in compliance with FRS 102 (The Financial Reporting Standard applicable in the UK and Republic of Ireland). The Company transitioned from previously extant Irish GAAP to FRS 102 as at June 2014. No measurement differences were identified at the date of transition (28 June 2014).

10.   Approval of Financial Statements

        The directors approved the financial statements and authorized them for issue on 19 August 2016

Appendix B

PROPOSED AMENDMENTS TO AMENDED AND RESTATED

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

B-i

B-ii

B-iii

I.    PURPOSES.

        The Company, by means of this Plan, seeks to provide incentives for the group of persons eligible to receive Share Awards to align their long-term interests with those of the Company's shareholders and to perform in a manner individually and collectively that enhances the success of the Company. The Plan is further intended to provide a means by which eligible recipients of Share Awards may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Share Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Share Options, (iii) Restricted Share Bonuses, (iv) Share Appreciation Rights, (v) Phantom Share Units, (vi) Restricted Share Units, (vii) Performance Share Bonuses, (viii) Performance Share Units, (ix) Deferred Share Units, and (x) Other Share-Based Awards.

II.    DEFINITIONS.

        2.1   "Affiliate" means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. Solely with respect to the granting of any Nonstatutory Share Options or Share Appreciation Rights, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as defined in Treasury Regulation §1.409A-1(b)(5)(iii)(E).

        2.2   "Beneficial Owner" means the definition given in Rule 13d-3 promulgated under the Exchange Act.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Change of Control" means the consummation or effectiveness of any of the following events:

            (i)  The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

           (ii)  A merger, reorganization, recapitalization, consolidation or other similar transaction involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction;

          (iii)  Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company (including by way of merger, takeover (including an acquisition by means of a scheme of arrangement), consolidation or otherwise);

          (iv)  During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

           (v)  A dissolution or liquidation of the Company.

        In addition, if a Change of Control constitutes a payment event with respect to any Share Award which provides for the deferral of compensation and is subject to Section 409A of the Code, in order to make payment upon such Change of Control, the transaction or event described above with respect to such Share Award must also constitute a "change in the ownership or effective control of the Company or a "change in the ownership of a substantial portion of the assets" of the Company," as defined in Treasury Regulation §1.409A-3(i)(5~~).~~), and if it does not, payment of such Share Award will be made on the Share Award's original payment schedule or, if earlier, upon the death of the Participant.

        Notwithstanding the foregoing, a restructuring of the Company for the purpose of changing the domicile of the Company (including, but not limited to, any change in the structure of the Company resulting from the process of moving its domicile between jurisdictions), reincorporation of the Company or other similar transaction involving the Company (a "Restructuring Transaction") will not constitute a Change of Control if, immediately after the Restructuring Transaction, the shareholders of the Company immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving entity.

        2.5   "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        2.6   "Committee" means a committee of one or more Directors (or other individuals who are not members of the Board to the extent allowed by applicable law) appointed by the Board in accordance with Section 3.3 of the Plan.

        2.7   "Company" means Seagate Technology Public Limited Company, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 480010, or any successor thereto.

        2.8   "Consultant" means any person, including an advisor engaged by the Company or an Affiliate, to render consulting or advisory services and who is compensated for such services.

        2.9   "Continuous Service" means that the Participant's active service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided, that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. ~~The~~ Unless otherwise determined by the Board or the chief executive officer of the Company~~,~~ (or their delegate), in such party's sole discretion, ~~may determine whether~~ Continuous Service shall not be considered interrupted in the case of ~~any~~a leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate is not guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Share Option.

        2.10 "Covered Employee" means the chief executive officer and the three (3) other highest compensated officers of the Company (other than the chief executive officer and the chief financial officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m), and as such definition may be amended from time to time.

        2.11 "Director" means a member of the Board.

        2.12 "Deferred Share Unit" means any Share Award for which a valid deferral election is made.

        2.13 "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options~~.~~, or to the extent a Share Award provides for the deferral of compensation and is subject to Section 409A of the Code, a "disability" as defined in Treasury Regulation §1.409A-3(i)(4). For all other Share Awards, "Disability" means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person's physical or mental incapacitation shall be determined by the Board in its sole discretion.

        2.14 "Dividend Equivalent" means a right granted to a Participant pursuant to Sections 7.3(iii), 7.4(iv) and 7.6(iv) of the Plan to receive the equivalent value (in cash or in Shares) of dividends paid on the Ordinary Shares.

        2.15 "Eligible Individual" means any person who is an Employee, Director or Consultant, as determined by the Board.

        2.16 "Employee" means any person on the payroll records of the Company or an Affiliate and actively providing services as an employee. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.17 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        2.18 "Fair Market Value" means, as of any date, the value of an Ordinary Share determined as follows:

            (i)  Unless otherwise determined by the Board in accordance with Section 409A of the Code, if the Ordinary Shares are listed on any established stock exchange (including the New York Stock Exchange) or traded on the NASDAQ Global Select Market, the Fair Market Value of a Share shall be the closing per-share sales price of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading; or if the Shares are not listed or admitted to trading on a national securities exchange, then the Fair Market Value of a Share shall be determined in good faith by the Board, and to the extent appropriate, based on the reasonable application of a reasonable valuation method.

           (ii)  For any reference to Fair Market Value in the Plan used to establish the price at which the Company shall issue Ordinary Shares to a Participant under the terms and conditions of a Share Award (such as a Share Award of Options or Share Appreciation Rights), the date as of which this definition shall be applied shall be the grant date of such Share Award.

        2.19 "Full-Value Share Award" shall mean any of a Restricted Share Bonus, Restricted Share Units, Phantom Share Units, Performance Share Bonus, or Performance Share Units.

        2.20 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.21 "Nominal Value" means US$0.00001 per Share.

        2.22 "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        2.23 "Nonstatutory Share Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.24 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.25 "Option" means an Incentive Stock Option or a Nonstatutory Share Option granted pursuant to the Plan.

        2.26 "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.27 "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.28 "Ordinary Share" or "Share" means an ordinary share of the Company, nominal value US$0.00001.

        2.29 "Other Share-Based Award" means a Share Award (other than an Option, a Restricted Share Bonus, a Share Appreciation Right, a Phantom Share Unit, a Restricted Share Unit, a Performance Share Bonus, a Performance Share Unit or a Deferred Share Unit) subject to the provisions of Section 7.7 of the Plan.

        2.30 "Other Share-Based Award Agreement" means a written agreement between the Company and a holder of an Other Share-Based Award setting forth the terms and conditions of an Other Share-Based Award grant. Each Other Share-Based Award Agreement shall be subject to the terms and conditions of the Plan.

        2.31 "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of U.S. Treasury Regulations promulgated under Section 162(m)), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director; or (ii) is otherwise considered an "outside director" for purposes of Section 162(m).

        2.32 "Participant" means a person to whom a Share Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Share Award.

        2.33 "Performance Goal" means, for a Performance Period, the one or more goals established by the Committee measured by the achievement of certain results, whether financial, transactional or otherwise. Financial results may be, but are not required to be, based on Qualifying Performance Criteria.

        2.34 "Performance Period" means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Share Award determined in accordance with Article VIII of the Plan.

        2.35 "Performance Share Bonus" means a grant of Ordinary Shares subject to the provisions of Section 7.5 of the Plan.

        2.36 "Performance Share Bonus Agreement" means a written agreement between the Company and a Participant setting forth the terms and conditions of a Performance Share Bonus grant. Each Performance Share Bonus Agreement shall be subject to the terms and conditions of the Plan.

        2.37 "Performance Share Unit" means the right to receive the value of one (1) Ordinary Share subject to the provisions of Section 7.6 of the Plan.

        2.38 "Performance Share Unit Agreement" means a written agreement between the Company and a holder of a Performance Share Unit setting forth the terms and conditions of a Performance Share Unit grant. Each Performance Share Unit Agreement shall be subject to the terms and conditions of the Plan.

        2.39 "Phantom Share Unit" means the right to receive the value of one (1) Ordinary Share, subject to the provisions of Section 7.3 of the Plan.

        2.40 "Phantom Share Unit Agreement" means a written agreement between the Company and a holder of a Phantom Share Unit setting forth the terms and conditions of a Phantom Share Unit grant. Each Phantom Share Unit Agreement shall be subject to the terms and conditions of the Plan.

        2.41 "Plan" means this Amended and Restated 2012 Equity Incentive Plan of Seagate Technology Public Limited Company, as amended from time to time.

        2.42 "Predecessor Plan" means the Seagate Technology Public Limited Company 2004 Share Compensation Plan.

        2.43 "Qualifying Performance Criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured, including annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) pre- and after-tax income; (b) operating income; (c) net operating income or profit (before or after taxes); (d) net earnings; (e) net income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow (before or after dividends); (i) earnings per share; (j) return on equity; (k) return on assets, net assets, investments or capital employed; (l) revenue; (m) market share; (n) cost reductions or savings; (o) funds from operations; (p) total shareholder return; (q) share price; (r) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) market capitalization; (t) economic value added; (u) operating ratio; (v) product development or release schedules; (w) new product innovation; (x) implementation of the Company's critical processes or projects; (y) customer service or customer satisfaction; (z) product quality measures; (aa) days sales outstanding or working capital management; (bb) inventory or inventory turns; (cc) pre-tax profit and/or (dd) cost reductions. Unless applicable U.S. tax and/or securities laws are amended to permit the Committee's discretion to change Qualifying Performance Criteria without shareholder approval, the Committee shall have no discretion to change Qualifying Performance Criteria without obtaining shareholder approval.

        2.44 "Restricted Share Bonus" means a grant of Ordinary Shares subject to the provisions of Section 7.1 of the Plan.

        2.45 "Restricted Share Bonus Agreement" means a written agreement between the Company and a Participant setting forth the terms and conditions of a Restricted Share Bonus grant. Each Restricted Share Bonus Agreement shall be subject to the terms and conditions of the Plan.

        2.46 "Restricted Share Unit" means the right to receive the value of one (1) Ordinary Share at the time the Restricted Share Unit vests, subject to the provisions of Section 7.4 of the Plan.

        2.47 "Restricted Share Unit Agreement" means a written agreement between the Company and a holder of a Restricted Share Unit setting forth the terms and conditions of a Restricted Share Unit grant. Each Restricted Share Unit Agreement shall be subject to the terms and conditions of the Plan.

        2.48 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.49 "Section 162(m)" means Section 162(m) of the Code.

        2.50 "Securities Act" means the U.S. Securities Act of 1933, as amended.

        2.51 "Share Appreciation Right" or "SAR" means the right to receive an amount equal to the Fair Market Value of one (1) Ordinary Share on the day the Share Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 7.2 of the Plan.

        2.52 "Share Appreciation Right Agreement" means a written agreement between the Company and a holder of a Share Appreciation Right setting forth the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        2.53 "Share Award" means any Option, Restricted Share Bonus, Share Appreciation Right, Phantom Share Unit, Restricted Share Unit, Performance Share Bonus, Performance Share Unit, Deferred Share Unit, or Other Share-Based Award.

        2.54 "Share Award Agreement" means a written agreement between the Company and a holder of a Share Award setting forth the terms and conditions of a Share Award grant. Each Share Award Agreement shall be subject to the terms and conditions of the Plan.

        2.55 "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

III.    ADMINISTRATION.

        3.1    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

        3.2    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  to determine (a) which Eligible Individuals shall be granted Share Awards; (b) when each Share Award shall be granted; (c) the type or types of Share Awards to be granted; and (d) the number of Share Awards to be granted and the number of Shares to which a Share Award shall relate;

           (ii)  to determine the terms and conditions of any Share Award granted pursuant to the Plan, including, but not limited to, (a) the purchase price (if any) of Shares to be issued pursuant to any Share Award, (b) any restrictions or limitations on any Share Award or Shares acquired pursuant to a Share Award, (c) any vesting schedule or conditions applicable to a Share Award and accelerations or waivers thereof (including, but not limited to, upon a Change ~~in~~of Control), and (d) any provisions related to recovery of gain on, or forfeiture of, a Share Award or Shares issued pursuant to a Share Award, based on such considerations as the Board in its sole discretion determines;

          (iii)  to construe and interpret the Plan and Share Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Share Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (iv)  to amend the Plan or a Share Award as provided in Article XIII of the Plan;

           (v)  to suspend or terminate the Plan at any time; provided, that suspension or termination of the Plan shall not materially impair the rights and obligations under any Share Award granted while the Plan is in effect except with the written consent of the affected Participant;

          (vi)  to settle all controversies regarding the Plan and Share Awards granted under it;

         (vii)  to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan; and

        (viii)  to establish, adopt or revise any rules and regulations, including adopting sub-plans to the Plan or special terms for Share Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Share Awards granted to Participants outside the United States (as further set forth in Section 5.3 of the Plan) as it may deem necessary or advisable to administer the Plan.

        3.3    Delegation to Committee.

          (i)    General.    The Board may delegate administration of the Plan to a Committee of one or more individuals, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)    Committee Composition when Ordinary Shares are Publicly Traded.    So long as the Ordinary Shares are publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m), and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may, to the extent permitted by applicable law, (a) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Share Awards to Eligible Individuals who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Share Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) and/or (b) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Share Awards to Eligible Individuals who are either (1) not then subject to Section 16 of the Exchange Act or (2) receiving a Share Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Share Award.

        3.4    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.    SHARES SUBJECT TO THE PLAN.

        4.1    Share Reserve.    Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, the maximum aggregate number of Shares that may be issued pursuant to Share Awards under the Plan shall not exceed fifty-two million (52,000,000) Shares, plus any Shares remaining available for grant under the Predecessor Plan as of the Effective Date (as defined in Section 15.1) (the "Share Reserve"). Any Shares that are subject to Options or SARs granted under the Plan shall be counted against the Share Reserve as one (1) Share for every one (1) Share granted, and any Shares that are subject to Full-Value Share Awards granted under the Plan shall be counted against the Share Reserve as two and one-half (2.5) Shares for every one (1) Share granted; provided, that Full-Value Share Awards granted under the Plan prior to October 22, 2014 shall be counted against the Share Reserve as two and one-tenth (2.1) Shares for every one (1) Share granted. Notwithstanding the foregoing, and subject to the provisions of Article XII, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall not exceed twenty million (20,000,000) Shares.

        4.2    Adjustments to the Share Reserve.    If (i) any Share Award or share award granted under the Predecessor Plan shall for any reason expire, be cancelled or otherwise terminated, in whole or in part, without having been exercised or redeemed in full, or be settled in cash, or (ii) if any Shares subject to Share Awards or share awards granted under the Predecessor Plan shall be reacquired by the Company prior to vesting, the Shares subject to such awards shall revert to the Share Reserve and again become available for issuance under the Plan. Any Shares that again become available for grant pursuant to this Section 4.2 shall be added back to the Share Reserve in the applicable ratio described in Section 4.1 of the Plan; provided, that, any Shares that were outstanding under the Predecessor Plan that become available for grant shall be added back to the Share Reserve in the ratio set forth in the Predecessor Plan. Notwithstanding the foregoing, the following shall not revert to the Share Reserve: (a) Shares tendered by a Participant or withheld by the Company in payment of the exercise price to the Company or to satisfy any tax withholding obligation or other tax liability of the Participant, ~~and~~ (b) Shares repurchased by the Company on the open market or otherwise using cash proceeds from the exercise of Options or the exercise of options granted under the Predecessor Plan, and (c) Shares that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR.

        4.3    Source of Shares.    The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

V.    ELIGIBILITY AND PARTICIPATION.

        5.1    Eligibility.    Subject to the provisions of the Plan, each Eligible Individual shall be eligible to receive Share Awards pursuant to the Plan, except that only Employees shall be eligible to receive Incentive Stock Options.

        5.2    Participation.    Subject to the provisions of the Plan, the Board may, from time to time, select from among Eligible Individuals those to whom Share Awards shall be granted, and shall determine the nature and amount of each Share Award. No Eligible Individual shall have any right to be granted a Share Award pursuant to the Plan.

        5.3    Non-U.S. Participants.    Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or in which Eligible Individuals provide services to the Company or its Affiliates, the Board, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States shall be eligible to participate in the Plan; (iii) modify the terms and conditions of any Share Award granted to Eligible Individuals outside the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants residing in particular locations; provided, that no such sub-plans and/or modifications shall take precedence over Article IV of the Plan or otherwise require shareholder approval; and (v) take any action, before or after a Share Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive a Share Award under the Plan or on death, disability, retirement or other termination of Continuous Service, available methods of exercise or settlement of a Share Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Share Awards shall be granted, that would violate the Securities Act, the Exchange Act, any securities law or governing statute or any other applicable law.

VI.    OPTION PROVISIONS.

        Each Option shall be evidenced by an Option Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated Incentive Stock Options or Nonstatutory Share Options at the time of grant. The terms and conditions of Option Agreements may change from time to time and the terms and conditions of separate Option Agreements need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        6.1    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Share Options.

        6.2    Term.    No Option shall be exercisable after the expiration of seven (7) years from the date it was granted. Notwithstanding the foregoing, no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date it was granted.

        6.3    Vesting.    The Board shall determine the criteria under which Options may vest and become exercisable; the criteria may include Continuous Service and/or the achievement of Performance Goals and in any event such criteria shall be set forth in the Option Agreement.

        6.4    Exercise Price of an Option.    The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares on the date the Option is granted; provided, that an Option may be granted with an exercise price lower than that set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code and Section 424(a) of the Code. Notwithstanding the foregoing, the exercise price of each Incentive Stock Option granted to a Ten Percent Shareholder shall be at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares on the date the Option is granted.

        6.5    Consideration.    The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Share Option) and pursuant to procedures established by the Company from time to time: (a) by delivery to the Company of other Shares, (b) according to a deferred payment or other similar arrangement with the Optionholder, including use of a promissory note, (c) pursuant to a "same day sale" program, or (d) by some combination of the foregoing.

        6.6    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise set forth in the Option Agreement) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        6.7    Extension of Option Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time because the issuance of Shares would violate either the registration requirements under the Securities Act (or other applicable securities law) or the Company's insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of either such registration requirements (or other applicable securities law) or the Company's insider trading policy.

        6.8    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        6.9    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to Section 6.10 or 6.11 of the Plan, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        6.10    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if provided in the Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.11    Transferability of a Nonstatutory Share Option.    Unless otherwise provided by the Board, a Nonstatutory Share Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if provided in the Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

VII.    SHARE AWARDS PROVISIONS OTHER THAN OPTIONS.

        7.1    Restricted Share Bonus Awards.    Each Restricted Share Bonus shall be evidenced by a Restricted Share Bonus Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Share Bonuses shall be paid by the Company in Ordinary Shares. Should Shares be issued pursuant to a Restricted Share Bonus award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Restricted Share Bonus award shall then be allotted as fully paid to the Participant. The terms and conditions of Restricted Share Bonus Agreements may change from time to time, and the terms and conditions of separate Restricted Share Bonus Agreements need not be identical, but each Restricted Share Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Vesting.    Restricted Share Bonus awards shall be subject to a vesting schedule and vesting shall generally be based on the Participant's Continuous Service. Upon failure to meet the vesting conditions, Shares awarded under the Restricted Share Bonus Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with the vesting schedule; provided, that any such Shares shall be reacquired without the payment of any consideration to the Participant.

          (ii)    Termination of Participant's Continuous Service.    ~~In~~Except as may otherwise be provided in the Restricted Share Bonus Agreement, in the event a Participant's Continuous Service terminates, the Company shall reacquire (without the payment of any consideration) any of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Restricted Share Bonus Agreement.

          (iii)    Transferability.    Rights to acquire Shares under the Restricted Share Bonus Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Bonus Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Restricted Share Bonus Agreement remain subject to the terms of the Restricted Share Bonus Agreement.

          (iv)    Dividends.    Any dividends payable with respect to the Ordinary Shares underlying a Restricted Share Bonus award shall be subject to the same vesting conditions as such Shares; dividends, if any, that may become payable upon the vesting of such Shares shall be distributed to the Participant, at the discretion of the Board, in cash or in Ordinary Shares having a Fair Market Value equal to the amount of such dividends; provided, that, if such Shares are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth in the applicable Restricted Share Bonus Agreement).

        7.2    Share Appreciation Rights.    Two types of Share Appreciation Rights (or SARs) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs. Each SAR shall be evidenced by a Share Appreciation Right Agreement (or, if applicable, the underlying Option Agreement) which shall be in such form and shall contain such additional terms and conditions as the Board shall deem appropriate. Should Shares be issued pursuant to a SAR in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the SAR shall then be allotted as fully paid to the Participant. The additional terms and conditions of Share Appreciation Right Agreements (and/or underlying Option Agreements, as applicable) may change from time to time, and the additional terms and conditions of separate Share Appreciation Right Agreements (and/or underlying Option Agreements) need not be identical.

          (i)    Stand-Alone SARs.    The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

            (a)   The stand-alone SAR shall cover a specified number of underlying Shares and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the Shares underlying the redeemed right over (ii) the aggregate base price in effect for those Shares.

            (b)   The number of Shares underlying each stand-alone SAR and the base price in effect for those Shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per Share be less than one hundred percent (100%) of the Fair Market Value per underlying Share on the grant date.

            (c)   The distribution with respect to any redeemed stand-alone SAR may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

          (ii)    Stapled SARs.    The following terms and conditions shall govern the grant and redemption of stapled SARs:

            (a)   Stapled SARs may only be granted concurrently with an Option to acquire the same number of Shares as the number of such Shares underlying the stapled SARs.

            (b)   Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (1) the exercise of the concurrently granted Option for Shares, whereupon the number of Shares subject to the stapled SARs shall be reduced by an equivalent number, (2) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested Shares which the holder redeems over the aggregate base price for such vested Shares, whereupon the number of Shares subject to the concurrently granted Option shall be reduced by any equivalent number, or (3) a combination of (1) and (2).

            (c)   The distribution to which the holder of stapled SARs shall become entitled under this Section 7.2 upon the redemption of stapled SARs as described in Section 7.2(ii)(B) above may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        7.3    Phantom Share Units.    Each Phantom Share Unit shall be evidenced by a Phantom Share Unit Agreement which shall be in such form and shall contain such additional terms and conditions as the Board shall deem appropriate. Should Shares be issued pursuant to a Phantom Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Phantom Share Unit award shall then be allotted as fully paid to the Participant. The additional terms and conditions of Phantom Share Unit Agreements may change from time to time, and the additional terms and conditions of separate Phantom Share Unit Agreements need not be identical. The following terms and conditions shall govern the grant and redeemability of Phantom Share Units:

            (i)  Phantom Share Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Share Unit shall be equal to the Fair Market Value of a Share, unless the Board otherwise provides in the terms of the Phantom Share Unit Agreement.

           (ii)  The distribution with respect to any Phantom Share Unit award may be made in Shares valued at Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

          (iii)  Dividend Equivalents may be credited in respect of Shares covered by Phantom Share Units, as determined by the Board and set forth in the Phantom Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Phantom Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Phantom Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Phantom Share Units to which they relate.

        7.4    Restricted Share Units.    Each Restricted Share Unit shall be evidenced by a Restricted Share Unit Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. A Restricted Share Unit is the right to receive the value of one (1) Ordinary Share at the time the Restricted Share Unit vests. Should Shares be issued pursuant to a Restricted Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Restricted Share Unit award shall then be allotted as fully paid to the Participant.

        To the extent permitted by the Board in the terms of his or her Restricted Share Unit agreement, a Participant may elect to defer receipt of the value of the Shares otherwise deliverable upon the vesting of Restricted Share Units, so long as such deferral election complies with applicable law, including Section 409A of the Code. Such deferred Restricted Share Units will be treated as Deferred Share Units hereunder. When the Participant vests in such Restricted Share Units, the Participant will be credited with a number of Deferred Share Units equal to the number of Shares for which delivery is deferred.

        Restricted Share Units and Deferred Share Units may be paid by the Company by delivery of Shares, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Share Units.

        The terms and conditions of Restricted Share Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Agreements need not be identical, but each Restricted Share Unit Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Vesting.    Restricted Share Units shall be subject to a vesting schedule and vesting shall generally be based on the Participant's Continuous Service.

          (ii)    Termination of Participant's Continuous Service.    ~~In~~Except as may otherwise be provided in the Restricted Share Unit Agreement, in the event a Participant's Continuous Service terminates, any of the Restricted Share Units held by the Participant that have not vested as of the date of termination under the terms of the Restricted Share Unit agreement shall be forfeited.

          (iii)    Transferability.    Rights to acquire the value of Shares under the Restricted Share Unit Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Unit Agreement, as the Board shall determine in its discretion, so long as any Ordinary Shares awarded under the Restricted Share Unit Agreement remain subject to the terms of the Restricted Share Unit Agreement.

          (iv)    Dividend Equivalents.    Dividend Equivalents may be credited in respect of Shares covered by Restricted Share Units, as determined by the Board and set forth in the Restricted Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Restricted Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Restricted Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Restricted Share Units to which they relate.

        7.5    Performance Share Bonus Awards.    Each Performance Share Bonus shall be evidenced by a Performance Share Bonus Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in Ordinary Shares. Should Shares be issued pursuant to a Performance Share Bonus award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Performance Share Bonus award shall then be allotted as fully paid to the Participant. The terms and conditions of Performance Share Bonus Agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus Agreements need not be identical, but each Performance Share Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Vesting.    Performance Share Bonus awards shall be subject to a vesting schedule and vesting shall be based on the achievement of certain Performance Goals or on a combination of the achievement of certain Performance Goals and the Participant's Continuous Service, as set forth in the Performance Share Bonus Agreement. Upon failure to meet Performance Goals or other vesting conditions, Shares awarded under the Performance Share Bonus Agreement shall be subject to a share reacquisition right in favor of the Company in accordance with the vesting schedule; provided, that any such Shares shall be reacquired without the payment of any consideration to the Participant.

          (ii)    Termination of Participant's Continuous Service.    ~~In~~Except as may otherwise be provided in the Performance Share Bonus Agreement, in the event a Participant's Continuous Service terminates, the Company may reacquire (without the payment of any consideration) any of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus Agreement.

          (iii)    Transferability.    Rights to acquire Shares under the Performance Share Bonus Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Performance Share Bonus Agreement remain subject to the terms of the Performance Share Bonus Agreement.

          (iv)    Dividends.    Any dividends payable with respect to the Ordinary Shares underlying a Performance Share Bonus award shall be subject to the same vesting conditions as such Shares;

  dividends, if any, that may become payable upon vesting of such Shares shall be distributed to the Participant, at the discretion of the Board, in cash or in Ordinary Shares having a Fair Market Value equal to the amount of such dividends; provided, that, if such Shares are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth in the applicable Performance Share Bonus Agreement).

        7.6    Performance Share Units.    Each Performance Share Unit shall be evidenced by a Performance Share Unit Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. A Performance Share Unit is the right to receive the value of one (1) Ordinary Share at the time the Performance Share Unit vests. Should Shares be issued pursuant to a Performance Share Unit award in circumstances where they are not otherwise fully paid up, the Board may require the Participant to pay the aggregate Nominal Value of the Shares on the basis that such Shares underlying the Performance Share Unit award shall then be allotted as fully paid to the Participant.

        To the extent permitted by the Board in the terms of his or her Performance Unit Share Agreement, a Participant may elect to defer receipt of the value of Shares otherwise deliverable upon the vesting of an award of Performance Share Units, so long as such deferral election complies with applicable law, including Section 409A of the Code. Such deferred Performance Share Units will be treated as Deferred Share Units hereunder. When the Participant vests in such Performance Share Units, the Participant will be credited with a number of Deferred Share Units equal to the number of Shares for which delivery is deferred. Performance Share Units and Deferred Share Units may be paid by the Company by delivery of Shares, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Units.

        The terms and conditions of Performance Share Unit Agreements may change from time to time, and the terms and conditions of separate Performance Share Unit Agreements need not be identical, but each Performance Share Unit Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Vesting.    Performance Share Units shall be subject to a vesting schedule and vesting shall be based on the achievement of certain Performance Goals or on a combination of the achievement of certain Performance Goals and the Participant's Continuous Service, as set forth in the Performance Share Unit Agreement.

          (ii)    Termination of Participant's Continuous Service.    ~~In~~Except as may otherwise be provided in the Performance Share Unit Agreement, in the event a Participant's Continuous Service terminates, any of the Performance Share Units held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit Agreement will be forfeited.

          (iii)    Transferability.    Rights to acquire the value of Shares under the Performance Share Unit Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit Agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the Performance Share Unit Agreement remain subject to the terms of the Performance Share Unit Agreement.

          (iv)    Dividend Equivalents.    Dividend Equivalents may be credited in respect of Shares covered by Performance Share Units, as determined by the Board and set forth in the Performance Share Unit Agreement. At the sole discretion of the Board, such Dividend Equivalents may be paid in cash or converted into additional Shares covered by the Performance Share Units in such manner as determined by the Board. Any cash payment or additional Shares covered by the Performance Share Units credited by reason of such Dividend Equivalents will be subject to all the terms and conditions, including vesting, of the Performance Share Units to which they relate.

        7.7    Other Share-Based Awards.    The Board is authorized under the Plan to grant Other Share-Based Awards to Participants subject to the terms and conditions set forth in the applicable Share Award Agreement and such other terms and conditions as may be specified by the Board that are not inconsistent with the provisions of the Plan, and that by their terms involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Board may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Other Share-Based Awards to one or more classes of Participants on such terms and conditions as determined by the Board from time to time.

VIII.    QUALIFYING PERFORMANCE-BASED COMPENSATION.

        8.1    General.    ~~The Board~~As used in this Article VIII, "Committee" shall mean a Committee constituted in accordance with Section 162(m) as described in Section 3.3(ii) hereof to the extent the Share Award is intended to be "performance-based compensation" under Section 162(m). The Committee may establish Performance Goals and the level of achievement versus such Performance Goals that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Share Award (including a Restricted Share Bonus, Restricted Share Unit, Performance Share Bonus or Performance Share Unit), which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the ~~Board~~Committee may specify that a Share Award or a portion of a Share Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m); provided, that the Performance Goals for such Award or portion of a Share Award that is intended by the ~~Board~~Committee to satisfy the requirements under Section 162(m) shall be a measure based only on one or more Qualifying Performance Criteria selected by the ~~Board~~Committee and specified at the time the Award is granted, or no later than the earlier of (i) the date that is ninety (90) days after the commencement of the applicable Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Qualifying Performance Criteria remains substantially uncertain. ~~The Board~~The Committee, as constituted in accordance with Section 162(m) and described in Section 3.3(ii) hereof, shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Share Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m).

        8.2    Adjustments.    To the extent consistent with Section 162(m), the ~~Board~~Committee may determine to adjust Qualifying Performance Criteria as determined in writing at the time the Performance Goal(s) is established, including the following adjustments: as follows:

            (i)  to exclude restructuring and/or other nonrecurring charges;

           (ii)  to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

          (iii)  to exclude the effects of changes to generally accepted accounting principles required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards);

          (iv)  to exclude the effects of any statutory adjustments to corporate tax rates;

           (v)  to exclude the effects of any "~~extraordinary~~unusual or nonrecurring items" as determined under generally accepted accounting principles;

          (vi)  to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

         (vii)  to respond to any unusual or extraordinary transaction, event or development;

        (viii)  to respond to changes in applicable laws, regulations, and/or accounting principles;

          (ix)  to exclude the dilutive or accretive effects of dispositions, acquisitions or joint ventures;

           (x)  to exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends;

          (xi)  to reflect the effect of a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such terms of Section 368 of the Code); and (l) to reflect the effect of any partial or completed corporate liquidation.

        8.3    Discretionary Adjustments and Limits.    Subject to the limits imposed under Section 162(m) for Share Awards that are intended to qualify as "performance-based compensation," notwithstanding the satisfaction of any Performance Goals, the number of Shares granted, issued, retainable and/or vested under a Performance Share Bonus award or Performance Share Unit may, to the extent specified in the Share Award Agreement, be reduced, but not increased, by the ~~Board~~Committee on the basis of such further considerations as the ~~Board~~Committee shall determine.

        8.4    Annual Section 162(m) Limitation.     The following limits shall apply to the grant of any Share Award if, at the time of grant, the company is a "publicly held corporation" within the meaning of Section 162(m).

            (i)  Full-Value Share Awards. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, no Employee shall be eligible to be granted Full-Value Share Awards covering more than ten million (10,000,000) Shares during any fiscal year ~~or Options and/or SARs covering more than eight million (8,000,000) Shares during any fiscal year~~of the Company.

           (ii)  Options and SARs. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Ordinary Shares, no employee shall be eligible to be granted Options and/or SARs covering more than eight million (8,000,000) Shares during any fiscal year of the Company.

IX.    USE OF PROCEEDS FROM SHARES.

        Proceeds from the sale of Ordinary Shares pursuant to Share Awards shall constitute general funds of the Company.

X.    CANCELLATION AND RE-GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS.

        10.1 Subject to the provisions of the Plan, the Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and SARs under the Plan and/or (ii) with the consent of the affected Participants, the cancellation of any outstanding Options and SARs under the Plan in exchange for a cash payment and/or the grant in substitution therefor of new Options and SARs under the Plan covering the same or different number of Shares, but having an exercise or redemption price per Share not less than one hundred percent (100%) of the Fair Market Value (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, not less than one hundred ten percent (110%) of the Fair Market Value) per Share on the new grant date. Notwithstanding the foregoing, the Board may grant a Share Award with an exercise or redemption price lower than that set forth above if such Share Award is granted pursuant to an assumption or substitution for another award in a manner satisfying the provisions of Section 409A of the Code and/or Section 424(a) of the Code, as applicable.

        10.2 Prior to the implementation of any such repricing or cancellation of one or more outstanding Options or SARs, the Board shall obtain the approval of the shareholders of the Company.

        10.3 Shares subject to an Option or SAR canceled under this Article X shall continue to be counted against the Share Reserve described in Section 4.2 of the Plan. The repricing of an Option or SAR under this Article X, resulting in a reduction of the exercise or redemption price, as applicable, shall be deemed to be a cancellation of the original Option or SAR and the grant of a substitute Option or SAR; in the event of such repricing, both the original and the substituted Options or SARs shall be counted against the Share Reserve described in Section 4.2 of the Plan. The provisions of this Section 10.3 shall be applicable only to the extent required by Section 162(m).

XI.    MISCELLANEOUS.

        11.1    Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to a Share Award except to the extent that the Company has issued the Shares relating to such Share Award.

        11.2    No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Share Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Share Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause to the extent permitted under local law, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

        11.3    Investment Assurances.    The Company may require a Participant, as a condition of exercising or redeeming a Share Award or acquiring Shares under any Share Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Shares; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Shares subject to the Share Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares under the Share Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on Share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Shares.

        11.4    Withholding Obligations.    To the extent provided by the terms of a Share Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation or employer tax liability assumed by the Participant in connection with a Share Award or the acquisition, vesting, distribution or transfer of Ordinary Shares under a Share Award by any of the following means

(in addition to the Company's right to withhold from any compensation paid to the Participant by the Company or an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) subject to approval from the Board, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant; or (iii) subject to approval from the Board, delivering to the Company owned and unencumbered Shares. The Participant may also satisfy such tax withholding obligation or employer tax liability assumed by the Participant by any other means set forth in the applicable Share Award Agreement.

        11.5    Forfeiture and Recoupment Provisions.    Pursuant to its general authority to determine terms and conditions of Share Awards under the Plan, the Board may specify in a Share Award Agreement that the Participant's rights, payments and/or benefits with respect to the Share Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to any otherwise applicable vesting or performance conditions of such Share Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of any applicable Company policy or code of conduct (including without limitation, engaging in "Fraud" or "Misconduct" within the meaning of the Company's Compensation Recovery for Fraud or Misconduct Policy), breach of any agreement between the Participant and the Company or any Affiliate, or any other conduct by the Participant that is detrimental to the business interests or reputation of the Company or any Affiliate. Furthermore, all Share Awards (including Share Awards that have vested in accordance with the Share Award Agreement) shall be subject to any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any regulations promulgated thereunder, or recoupment requirements under the laws of any other jurisdiction, as well as to the terms and conditions of any recoupment policy adopted by the Company from time to time to implement such requirements or to facilitate corporate governance, or for such other purpose as may be set forth in a Share Award Agreement.

        11.6    Compliance with Laws.    The Plan, the granting and vesting of Share Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Share Awards granted or awarded hereunder are subject to compliance with all applicable Irish, U.S. (federal, state and local) and foreign laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver Shares prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Share Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        11.7    Section 409A.    Except as provided in Section 11.8 hereof, to the extent that the Board determines that any Share Award granted under the Plan is subject to Section 409A of the Code, the Share Award Agreement evidencing such Share Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Share Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date a Share Award is granted the Board determines that the Share Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Board may adopt such amendments to the Plan and the applicable Share Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under a Share Award, in each case, without the consent of the Participant, that the Board determines are necessary or appropriate to (i) exempt the Share Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Share Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

        11.8    No Representations or Covenants with respect to Tax Qualification.    Although the Company may endeavor to (i) qualify a Share Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 11.7 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Share Awards under the Plan. Nothing in this Plan or in a Share Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Share Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if a Share Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Board with respect thereto.

XII.    ADJUSTMENTS UPON CHANGES IN SHARES.

        12.1    Capitalization Adjustments.    If any change is made in the Ordinary Shares subject to the Plan, or subject to any Share Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, spinoff, dividend in property other than cash, share split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es~~)~~), kind and maximum number of securities subject to the Plan ~~or~~and the maximum number of securities that may be made subject to award to any person pursuant to Section 8.4 above, and the outstanding Share Awards shall be appropriately adjusted in the class(es~~)~~), kind and number of securities and price per share of the securities subject to such outstanding Share Awards~~, and the~~. The Board's determination regarding such adjustments shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        An adjustment under this provision may have the effect of reducing the price at which Ordinary Shares may be acquired to less than their Nominal Value (the "Shortfall"), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Ordinary Shares.

        12.2    Adjustments Upon a Change of Control.

            (i)  In the event of a Change of Control as defined in Sections 2.4(i) through 2.4(iv) hereof, then any surviving entity or acquiring entity shall assume or continue any Share Awards outstanding under the Plan or shall substitute similar share awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Share Awards or to substitute similar share awards for those outstanding under the Plan, then with respect to any or all outstanding Share Awards held by Participants, the Board in its sole discretion and without liability to any person may (a) provide for the payment of a cash amount in exchange for the cancellation of a Share Award which, in the case of Options and SARs, may be equal to the product of (x) the excess, if any, of the Fair Market Value per Share at such time over the exercise or redemption price, if any, times (y) the total number of Shares then subject to such Share Award (and otherwise, the Board may cancel such Share Awards for no consideration if the aggregate Fair Market Value of the Shares subject to the Share Awards is less than or equal to the aggregate exercise or redemption price of such Share Awards), (b) continue the Share Awards, or (c) notify Participants holding an Option, Share Appreciation Right or Phantom Share Unit that they must exercise or redeem any portion of such Share Award (including, at the discretion of the Board, any unvested portion of such Share Award) at or prior to the closing of the transaction by which the Change of Control occurs, and that the Share Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Share Awards outstanding under the Plan, such Share Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Share Awards, even those that are of the same type, in the same manner.

           (ii)  In the event of a Change of Control as defined in Section 2.4(v) hereof, all outstanding Share Awards shall terminate immediately prior to such event.

XIII.    AMENDMENT OF THE PLAN AND SHARE AWARDS.

        13.1    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Article XII of the Plan relating to adjustments upon changes in the Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ Global Select Market or other securities exchange listing requirements, or other applicable law or regulation; provided, that unless otherwise required or advisable under applicable law (as determined by the Board), rights under any Share Award granted before an amendment to the Plan shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        13.2    Shareholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        13.3    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        13.4    Amendment of Share Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Share Awards; provided, that, unless otherwise required or advisable under applicable law (as determined by the Board), the rights under any Share Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XIV.    TERMINATION OR SUSPENSION OF THE PLAN.

        14.1    Termination or Suspension.    The Board may suspend or terminate the Plan at any time. No Share Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        14.2    No Material Impairment of Rights.     ~~Suspension~~ Unless otherwise required or advisable under applicable law (as determined by the Board), suspension or termination of the Plan shall not materially impair rights and obligations under any Share Award granted while the Plan is in effect except with the written consent of the Participant.

XV.    EFFECTIVE AND EXPIRATION DATE OF PLAN.

        15.1    Effective Date.    The Plan shall become effective on the date that it is approved by the shareholders of the Company (the "Effective Date"), which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. No Share Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan. The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates; provided, that upon shareholder approval of this Plan, no new awards may be granted under the Predecessor Plan. Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

        15.2    Expiration Date.    The Plan shall expire, and no Share Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, except that no Incentive Stock Option shall be granted under the Plan after the earlier of the tenth (10th) anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Shares Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Share Award Agreement.

XVI.    CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

Appendix C

RULES OF THE
SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
2012 EQUITY INCENTIVE PLAN
FOR SHARE AWARDS GRANTED TO PARTICIPANTS IN FRANCE

I.    GENERAL.

        1.    Introduction.

        The Board of Directors (the "Board") of Seagate Technology plc (the "Company") has established the 2012 Equity Incentive Plan (the "U.S. Plan") for the benefit of certain eligible persons, including employees of the Company and its Affiliates, including its Affiliates in France (each, a "French Entity"), of which the Company holds directly or indirectly at least 10% of the share capital.

        Sections 3.2(viii) and 3.2(vii) of the U.S. Plan specifically authorize the Board to adopt sub-plans and/or special terms applicable to Share Awards granted to participants outside the United States and to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the U.S. Plan. Pursuant to Section 3.3(i) of the U.S. Plan, the Board has delegated administration of the U.S. Plan to a committee (the "Committee") which has delegated certain of its administrative powers to a subcommittee (the Benefits Administrative Committee or the "Committee's Delegate"), including the power to adopt sub-plans for the purpose of taking advantage of certain tax treatment available to participants outside the U.S. The Committee's Delegate has determined that it is appropriate and desirable to establish a sub-plan for the purposes of permitting share options, restricted share units and performance share units granted to qualifying participants of a French Entity that qualify for specific tax and social security treatment in France. The Committee's Delegate, therefore, intends to establish a sub-plan to the U.S. Plan for the purpose of granting Options (as defined in Section I.2(f) below) that qualify for the specific tax and social security treatment in France applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended ("French-qualified Options"), and Restricted Share Units (as defined in Section I.2(g) below) and Performance Share Units (as defined in Section I.2(h) below) that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (such Restricted Stock Units and Performance Share Units collectively referred to herein as "French-qualified RSUs"), to qualifying participants of a French Entity who are resident in France for French tax purposes and/or subject to the French social security regime (the "French Participants").

        The terms of the U.S. Plan applicable to Nonstatutory Share Options (as defined in the U.S. Plan), Restricted Share Units (as defined in the U.S. Plan) and Performance Share Units (as defined in the U.S. Plan), as set out in Appendix 1 hereto, subject to the limitations set forth herein, shall constitute the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France (the "French Sub-Plan").

        Under the French Sub-Plan, qualifying participants selected at the Committee's discretion will be granted Options, Restricted Share Units and Performance Share Units only as such terms are defined in Section I.2 hereunder. The provisions of the U.S. Plan permitting the grant of Restricted Share Bonus awards, Share Appreciation Right awards, Phantom Share Unit awards, Performance Share Bonus awards, Deferred Share Unit awards and Other Share-Based Awards and all other provisions related exclusively to these types of awards are not applicable to grants made under this French Sub-Plan. The Options, Restricted Share Units and Performance Share Units granted under this French Sub-Plan will be granted solely with respect to ordinary shares of the Company.

        The provisions under Parts I and IV of this French Sub-Plan shall apply both to French-qualified Options and to French-qualified RSUs. The provisions under Part II of this French Sub-Plan apply only to the grant of French-qualified Options, and the provisions under Part III of this French Sub-Plan apply only to French-qualified RSUs.

        2.    Definitions.    Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

          (a)   For French-qualified Options, the term "Closed Period" shall mean, as set forth in Section L. 225-177 of the French Commercial Code: (i) ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company, or (ii) the period as from the date the corporate management of the Company possesses confidential information which, if disclosed to the public, could significantly impact the quotation price of the Ordinary Shares, until ten quotation days after the day such information is disclosed to the public, or (iii) twenty quotation days following a distribution of a dividend (i.e., the ex-dividend date) or of a general right to subscribe to Ordinary Shares (i.e., a rights offering).

          For French-qualified RSUs, the term "Closed Period" shall mean, as set forth in Section L. 225-197-1 of the French Commercial Code: (i) ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company, or (ii) the period as from the date the corporate management of the Company possesses confidential information which, if disclosed to the public, could significantly impact the quotation price of the Ordinary Shares, until ten quotation days after the day such information is disclosed to the public.

          If French law or regulations are amended after adoption of this French Sub-Plan to modify the definition and/or applicability of the Closed Period to French-qualified Options and/or French-qualified RSUs, such amendment shall become applicable to any French-qualified Options and French-qualified RSUs granted under this French Sub-Plan, to the extent permitted or required by French law.

          (b)   The term "Disability" shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

          (c)   The term "Effective Grant Date" shall mean the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied, which is the first day following any Closed Period). Such condition precedent shall be satisfied when the Board, Committee or other authorized corporate body shall determine that the grant of Options is no longer prevented because of the existence of a Closed Period. If the Grant Date does not occur within a Closed Period, the "Effective Grant Date" shall be the same day as the "Grant Date."

          (d)   The term "Forced Retirement" shall mean forced retirement as determined under Section L. 1237-5 of the French Labor Code, as amended, and subject to the fulfillment of related conditions.

          (e)   The term "Grant Date" shall be the date on which the Committee both (i) designates the French Participants, and (ii) specifies the material terms and conditions of the French-qualified Options or French-qualified RSUs, including the number of Shares subject to the French-qualified Options or French-qualified RSUs, the conditions for vesting of the French-qualified Options or French-qualified RSUs, the conditions for exercising the French-qualified Options and any restrictions on the sale of the Shares subject to the French-qualified Options or French-qualified RSUs.

          (f)    The term "Option" shall mean a Nonstatutory Share Option (as defined in the U.S. Plan) that includes both:

              (i)  purchase share options (rights to acquire Shares repurchased by the Company prior to the date on which the Options become exercisable); and

             (ii)  subscription share options (rights to subscribe for newly-issued Shares).

          (g)   The term "Restricted Share Unit" shall mean an award, pursuant to which the Company will deliver one Share for each Restricted Share Unit granted to a French Participant for no consideration (excepting a Nominal Value payment for such Share where required by Irish corporate law which shall be within the limits set forth by French tax regulations applicable to French-qualified RSUs), provided that any conditions established by the Committee for the lapse of restrictions with respect to such Restricted Share Unit have been satisfied, and for which any dividend and voting rights attach only upon the issuance of Shares.

          (h)   The term "Performance Share Unit" shall mean an award, pursuant to which the Company will deliver a number of Shares to a French Participant for no consideration (excepting a Nominal Value payment for such Share where required by Irish corporate law which shall be within the limits set forth by French tax regulations applicable to French-qualified RSUs), provided that any conditions established by the Committee for the lapse of restrictions with respect to such Performance Share Unit have been satisfied, and for which any dividend and voting rights attach only upon the issuance of Shares.

          (i)    The term "Vesting Date" shall mean the date on which the Shares subject to the French-qualified RSUs become non-forfeitable.

        3.    Eligibility to Participate.

          (a)   Subject to Section I.3(c) below, any individual who, on the Grant Date of the French-qualified Option or the French-qualified RSU, as applicable, and to the extent required under French law, is a current salaried employee employed under the terms and conditions of an employment contract ("contrat de travail") by a French Entity or who is a corporate officer of a French Entity (subject to Section I.3(b) below) shall be eligible to receive, at the discretion of the Committee, French-qualified Options and/or French-qualified RSUs under this French Sub-Plan, provided he or she also satisfies the eligibility conditions of Article V of the U.S. Plan.

          (b)   Neither French-qualified Options nor French-qualified RSUs may be issued to an officer of a French Entity, other than the managing corporate officers ("mandataires sociaux," i.e., Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the officer is employed under the terms and conditions of an employment contract ("contrat de travail") with a French Entity, as defined by French law. The Committee, in its discretion, may impose additional restrictions upon the exercise of the French-qualified Options and upon the holding and sale of Shares issued upon the vesting of the French-qualified RSUs or the exercise of the French-qualified Options granted to a French Participant who qualifies as a managing corporate officer of the Company as defined under French law (i.e., "mandataires sociaux" as set forth above).

          (c)   French-qualified Options and French-qualified RSUs may not be issued under the French Sub-Plan to French Participants who own more than ten percent (10%) of the Company's share capital or to individuals other than employees and corporate officers of a French Entity. Grants of French-qualified Options and French-qualified RSUs under this French Sub-Plan may not result in any French Participant's owning more than ten percent (10%) of the Company's share capital.

        4.    Delivery of Shares Only.    Only Shares, and not the cash equivalent in lieu of such Shares, may be delivered to any French Participant pursuant to the French-qualified Options and French-qualified RSUs granted under this French Sub-Plan.

        5.    Non-Transferability.    Except in the case of death, neither French-qualified Options nor French-qualified RSUs may be sold, assigned, transferred, pledged or otherwise encumbered to a party other than the French Participant to whom the Award is granted. The French-qualified Options are exercisable only by the French Participant during his or her lifetime, subject to Sections II.3(c) and II.4 below. The Shares underlying the French-qualified RSUs shall be issued only to the French Participant during his or her lifetime, subject to Sections III.1(a) and III.3 below.

        6.    Disqualification of French-Qualified Options and French-Qualified RSUs.    If, following the grant, changes are made to the terms and conditions of the French-qualified Options and/or French-qualified RSUs due to any applicable legal requirements or a decision of the Company's shareholders, the Board or the Committee, the Options, Restricted Share Units and/or Performance Share Units may no longer qualify as French-qualified Options and French-qualified RSUs. If the Options, Restricted Share Units and/or Performance Share Units no longer qualify as French-qualified Options and/or French-qualified RSUs, the Committee may determine, in its sole discretion, to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options, the vesting of the Restricted Share Units or Performance Share Units or to the sale of the Shares underlying the Options, Restricted Share Units and/or Performance Share Units, which restrictions have been imposed under this French Sub-Plan or in the applicable Share Award Agreement delivered to the French Participant.

        7.    Employment Rights.    The adoption of this French Sub-Plan (a) shall not confer any employment rights upon the French Participants or any employees of a French Entity, and (b) shall not be construed as a part of any employment contracts that a French Entity has with its employees.

        8.    Amendments.    Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate this French Sub-Plan at any time in accordance with applicable French law.

II.    FRENCH-QUALIFIED OPTIONS.

        1.    Closed Period.    French-qualified Options may not be granted during a Closed Period to the extent that such Closed Periods are applicable to French-qualified Options granted by the Company. If the Grant Date were to occur during an applicable Closed Period, the Effective Grant Date shall be the first date following the expiration of a Closed Period on which the Company would not be prohibited from granting French-qualified Options under the rules of the U.S. Plan and the French Sub-Plan and the exercise price per Share shall be set as of the Effective Grant Date.

        2.     Conditions of French-Qualified Options.

          (a)   The exercise price and number of underlying Shares shall not be modified after the Grant Date, except as provided in Sections II.5 of this French Sub-Plan, or as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.

          (b)   The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Sub-Plan, and the applicable Share Award Agreement delivered to each French Participant.

          (c)   The exercise price per Share payable pursuant to French-qualified Options granted under this French Sub-Plan shall be fixed by the Committee on the Grant Date (or the Effective Grant Date). In no event shall the exercise price per Share be less than the greatest of the following:

              (i)  with respect to purchase share options, the higher of either 95% of the average of the quotation price of the Shares during the 20 trading days immediately preceding the Grant

    Date (or the Effective Grant Date) or 95% of the average purchase price paid for such Shares by the Company;

             (ii)  with respect to subscription share options, 95% of the average of the quotation price of such Shares during the 20 trading days immediately preceding the Grant Date (or the Effective Grant Date); and

            (iii)  the minimum exercise price permitted under the U.S. Plan.

        3.    Exercise of French-Qualified Options.

          (a)    Exercisability.    When a French-qualified Option is granted, the Committee shall fix the period within which the Option vests and may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Specifically, the Committee, in order to obtain the specific tax and social security treatment pursuant to the relevant Section of the French Tax Code, as amended, or the relevant Section of the French Social Security Code, as amended, may provide for a holding period measured from the Effective Grant Date for the vesting or exercise of a French-qualified Option or for the sale of Shares acquired pursuant to such exercise. Such holding period for the vesting or exercise of a French-qualified Option or the sale of Shares, if any required, shall be set forth in the applicable Share Award Agreement. The holding period restricting the sale of Shares shall not exceed three years from the exercise date of a French-qualified Option.

          (b)    Payment of Exercise Price and Withholding.    Upon exercise of a French-qualified Option, the full exercise price and any required withholding tax and/or social security contributions shall be paid by the French Participant as set forth in the applicable Share Award Agreement. Under a "same day sale" program, the French Participant may give irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price. No delivery of other Shares already owned by the French Participant may be used to pay the exercise price.

          (c)    Death.    In the event of the death of a French Participant, his or her French-qualified Options thereafter shall be immediately vested and exercisable in full under the conditions set forth by Section II.4 of this French Sub-Plan.

          (d)    Termination (Other than Disability or Forced Retirement).    If a French Participant is terminated or ceases to be employed by the Company or a French Entity, his or her French-qualified Options will be exercisable in accordance with the provisions of the applicable Share Award Agreement.

          (e)    Account for Shares.    The Shares acquired upon exercise of a French-qualified Option will be recorded in an account in the name of the French Participant with the Company or a broker or in such manner as the Company otherwise may determine in order to ensure compliance with applicable laws, including any requisite holding periods.

        4.    Death.    Upon the death of a French Participant during active employment, all French-qualified Options shall become immediately vested and exercisable and may be exercised in full by the French Participant's heirs or the legal representative of his or her estate for the six (6)-month period following the date of the French Participant's death. Upon the death of a French Participant after termination of active employment, the treatment of French-qualified Options will be as set forth in the applicable Share Award Agreement and, to the extent vested at the time of the French Participant's death, the French-qualified Options may be exercised in full by the French Participant's heirs or the legal representative of his or her estate for the six (6)-month period following the date of the French Participant's death. In any case, any French-qualified Option that remains unexercised shall expire six (6) months after the French Participant's date of death. The six (6)-month exercise period shall apply without regard to the term of the French-qualified Options as described in Section II.6 of this French Sub-Plan.

        5.    Adjustments and Change of Control.    Adjustments of the French-qualified Options granted hereunder may be made to preclude the dilution or enlargement of benefits under the French-qualified Options in the event of a transaction by the Company as set forth in Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of Shares by the Company at a price higher than the share quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Should adjustments be made in the case of a transaction for which adjustments are not recognized under such French laws, the Options may no longer qualify as French-qualified Options.

        In the event of capitalization adjustments or adjustments upon a Change of Control as set forth in Article XII of the U.S. Plan, the Options may no longer qualify as French-qualified Options unless the adjustments are recognized under applicable French legal and tax rules. The Board or Committee, at its discretion, may make adjustments to the Options, notwithstanding that the adjustment is not recognized under French law; however, in such case, the Options may no longer qualify as French-qualified Options. Finally, if the French-qualified Options are assumed or substituted or if vesting or exercisability is accelerated due to a Change of Control, the Options may no longer be considered as French-qualified Options.

        6.    Term of French-Qualified Options.    French-qualified Options granted pursuant to this French Sub-Plan will expire no later than six (6) years and six (6) months after the Grant Date (or Effective Grant Date), unless otherwise specified in the applicable Share Award Agreement. The Option term will be extended only upon the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond six (6) months following the French Participant's date of death.

        7.    Interpretation.    The Options granted under this French Sub-Plan are intended to qualify for the specific tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but the Company does not undertake to maintain this status. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan and the U.S. Plan, the provisions of this French Sub-Plan shall control for any grants of Options made hereunder to French Participants.

III.    FRENCH-QUALIFIED RESTRICTED SHARE UNITS.

        1.    Conditions of the French-Qualified RSUs.

          (a)    Vesting of French-Qualified RSUs.    French-qualified RSUs shall not vest and the Shares underlying the French-qualified RSUs shall not be delivered to the French Participants prior to the expiration of the specific period calculated from the Grant Date as may be required to comply with the minimum mandatory vesting period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security treatment in France. However, notwithstanding the vesting requirements described above, upon the death of a French Participant, all of his or her outstanding French-qualified RSUs shall become transferable under the conditions set forth in Section III.3 of this French Sub-Plan. In the event of Disability (as defined in this French Sub-Plan), the French Participant's outstanding French-qualified RSUs may become vested without regard to the minimum mandatory vesting period described above, if so determined by the Company and set forth in the applicable Share Award Agreement.

          (b)    Holding of Shares.    The sale or transfer of Shares issued pursuant to the French-qualified RSUs may not occur prior to the relevant anniversary of the Vesting Date specified by the Committee as may be required to comply with the minimum mandatory holding period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime, even if the French Participant is no longer an employee or corporate officer of a French Entity. In addition, the Shares issued pursuant to the French-qualified RSUs may not be sold or transferred during a Closed Period, so long as those Closed Periods are applicable to Shares underlying French-qualified RSUs.

          (c)    French Participant's Account.    Shares issued pursuant to the French-qualified RSUs shall be recorded and held in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may determine in order to ensure compliance with applicable laws, including any required holding periods.

        2.    Adjustments and Change of Control.    In the event of capitalization adjustments or adjustments upon a Change of Control as set forth in Article XII of the U.S. Plan, the Restricted Share Units and Performance Share Units may no longer qualify as French-qualified RSUs unless the adjustments are recognized under applicable French legal and tax rules. The Board or Committee, at its discretion, may make adjustments to the Restricted Share Units and/or Performance Share Units, notwithstanding that the adjustments are not recognized under French law, in which case the Restricted Share Units and/or Performance Share Units may no longer qualify as French-qualified RSUs. Finally, if the French-qualified RSUs are assumed or substituted or if vesting or the holding period is accelerated due to a Change of Control, the Restricted Share Units and/or Performance Share Units may no longer be considered as French-qualified RSUs.

        3.    Death and Disability.    Upon the death of a French Participant, any French-qualified RSUs held by the French Participant at the time of death shall become immediately transferable to the French Participant's heirs. The Company shall issue the Shares to the French Participant's heirs, at their request, provided the heirs contact the Company and request such transfer of the shares within six (6) months following the death of the French Participant. If the French Participant's heirs do not request the issuance of the Shares underlying the French-qualified RSUs within six (6) months after the French Participant's death, the French-qualified RSUs will be forfeited. The French participant's heirs shall not be subject to the restrictions on the transfer of Shares set forth in Section III.1(b) of this French Sub-Plan. If a French Participant ceases to be employed by the Company or a French Entity by reason of his or her Disability (as defined in this French Sub-Plan), the French Participant shall not be subject to the restrictions on the transfer of Shares set forth in Section III.1(b) of this French Sub-Plan.

        4.    Interpretation.    The Restricted Share Units and Performance Share Units granted under this French Sub-Plan are intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but the Company does not undertake to maintain this status. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan and the U.S. Plan, the provisions of this French Sub-Plan shall control for any grants of Restricted Share Units and Performance Share Units made hereunder to French Participants.

IV.    ADOPTION.

        The French Sub-Plan, in its entirety, was adopted by the Committee's Delegate and became effective July 25, 2016.

Appendix D

Note: the amendments set out in this Appendix D are reflected as a comparison to the Memorandum and Articles of Association of the Company as of the date of this proxy statement. Additional amendments will be made to the provisions of the Articles of Association included in this Appendix D if shareholders approve Proposal 7.

Companies Acts ~~1963 to 2012~~2014

A PUBLIC COMPANY LIMITED BY SHARES

~~MEMORANDUM AND ARTICLES OF ASSOCIATION~~CONSTITUTION

of

SEAGATE TECHNOLOGY
PUBLIC LIMITED COMPANY

(~~A~~as amended ~~and restated by Special~~ by all ~~R~~resolutions ~~dated 1 July 2010~~passed up to and including  19 October 2016)

Incorporated the 22nd day of January 2010

~~DUBLIN~~

Cert. No. 480010

Companies Act~~s 1963 to 2012~~ 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

~~Seagate Technology Public Limited Company~~SEAGATE TECHNOLOGY
PUBLIC LIMITED COMPANY

As amended ~~and restated~~ by all ~~Special R~~resolutions ~~dated 1 July 2010~~passed up to and including 19 October 2016

1.
The name of the Company is Seagate Technology public limited company.

2.
The registered office of the Company shall be at ~~Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace,~~38/39 Fitzwilliam Square West, Dublin 2 or at such other place as the Board may from time to time decide.

3.
The Company is to be a public limited company deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.

4.
The objects for which the Company is established are:

(1)	(a)	To carry on the business of a provider of hard disk drives, to design, manufacture, market and sell hard disk drives and all devices that store digitally encoded data.
(b)
To carry on the business of designing, manufacturing, marketing and selling media for storing electronic data in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering electronic data over corporate networks and the internet.
(c)
To carry on the business of producing a broad range of disk drive products and other data storage products addressing enterprise applications, mainframes and workstations, desktop applications, mobile computing applications, and consumer electronics applications and to provide data storage services for small to medium sized businesses, including online backup, data protection and recovery solutions.
(d)
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company's Board and to exercise its powers as a shareholder of other companies.
	~~(e)~~	~~To acquire the entire issued share capital of Seagate Technology, a Cayman Island registered company.[1]~~

(2)	To acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company's investments for the time being.
(3)
To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.
(4)	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.
(5)
To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.
(6)	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.
(7)
To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.
(8)
To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.
(9)
To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.
(10)
To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.
(11)
To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them.
(12)	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

(13)	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of ~~section 155 of~~ the ~~1963~~ Companies Acts) for the purpose of carrying on any business.
(14)
To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.
(15)
To establish and contribute to any scheme for the purchase by trustees of Shares in the Company to be held for the benefit of the Company's employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company's employees or the employees of any of its subsidiary or associated companies to enable them to purchase Shares of the Company.
(16)
To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.
(17)	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of Shares in the Company.
(18)	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.
(19)	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.
(20)	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.
(21)	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.
(22)
To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.
(23)
To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

(24)	To borrow or raise or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.
(25)
To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.
(26)
To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the Shares of the Company's capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.
(27)	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.
(28)	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.
(29)	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.
(30)
To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.
(31)
To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.
(32)	To allot and issue fully-paid Shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.
(33)
To distribute among the Members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

(34)	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company's or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.
(35)	To make or receive gifts by way of capital contribution or otherwise.
(36)	To establish agencies and branches.
(37)
To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.
(38)	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.
(39)	To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.
(40)	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.
(41)	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.
5.
The liability of each Member is limited to the amount from time to time unpaid on such Member's Shares.

6.
The authorized share capital of the Company is €40,000 and US$13,500 and consists of (a) 40,000 deferred shares of €1.00 each (the "Deferred Shares"), (b) 1,250,000,000 ordinary shares with a nominal value of US $0.00001 per share and having the rights and privileges attached thereto as provided in the Company's Articles of Association (the "Ordinary Shares") and (c) 100,000,000 undesignated preferred shares with a nominal value of US $0.00001 per share and having the rights and preferences attached thereto as provided in the Company's Articles of Association (the "Preferred Shares").

7.
The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's articles of association for the time being.

8.
Capitalised terms that are not defined in this memorandum of association bear the same meaning as those given in the articles of association of the Company.

        ~~WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of Shares in the capital of the Company set opposite our respective names.~~

~~Names, addresses and descriptions of subscribers~~	~~Number of Shares taken by each subscriber~~
~~For and on behalf of~~
~~Seagate Technology~~
~~P.O. Box 309, Ugland House,~~
~~Grand Cayman KY1-1104~~
~~Cayman Island Thirty nine thousand nine hundred and ninety four Ordinary Shares~~
~~Corporate Body~~
~~Stephen J. Luczo~~
~~Address kept with the Company's records.~~
~~Chairman, President and CEO~~	~~One Ordinary Share~~
~~Patrick J. O'Malley III~~
~~Address kept with the Company's records.~~
~~Executive Vice President and CFO~~	~~One Ordinary Share~~
~~Robert W. Whitmore~~
~~Address kept with the Company's records.~~
~~Executive Vice President and CTO~~	~~One Ordinary Share~~
~~Kenneth M. Massaroni~~
~~Address kept with the Company's records.~~
~~Senior Vice President, Corporate Secretary and~~
~~General Counsel~~	~~One Ordinary Share~~
~~Stephen P. Sedler~~
~~Address kept with the Company's records.~~
~~Senior Vice President and Assistant Secretary~~	~~One Ordinary Share~~
~~David H. Morton Jr.~~
~~Address kept with the Company's records.~~
~~Vice President, Treasurer and Principal~~
~~Accounting Officer~~	~~One Ordinary Share~~
~~Dated the 21 day of January 2010~~
~~Witnesses to the above signatures:~~

~~Georgia Brint~~	~~Saralyn D. Brown~~	~~Robert Wenner~~
~~920 Disc Drive, Scotts Valley~~	~~920 Disc Drive, Scotts Valley~~	~~1280 Dis Drive, Shakopee,~~
~~CA 95066, USA~~	~~CA 95066, USA~~	~~MN 55379, USA~~
~~Demetrios N. Mavrikis~~	~~Jenny Wood~~	~~Kevin Cope~~
~~920 Disc Drive, Scotts Valley~~	~~920 Disc Drive, Scotts Valley~~	~~920 Disc Drive,~~
~~CA 95066, USA~~	~~CA 95066, USA~~	~~Scotts Valley, CA 95066~~
~~USA~~

Cert. No. 480010

Companies Acts ~~1963 to~~ 201~~2~~4

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

~~Seagate Technology Public Limited Company~~SEAGATE TECHNOLOGY
PUBLIC LIMITED COMPANY

(~~A~~as amended ~~and restated by Special~~by all ~~R~~resolutions ~~dated 30 October 2013~~passed up to and
including 19 October     •     2016)

PRELIMINARY

1.
The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no "optional provision" as defined by section 1007(2) of the Companies Act (with the exception of sections 83 and 84) shall apply to the Company.

~~1.~~
~~The regulations contained in Table A in the First Schedule to the 1963 Act shall not apply to the Company.~~

2.
(1) In these Articles:

~~"1963 Act"~~	~~means the Companies Act 1963.~~
~~"1983 Act"~~	~~means the Companies (Amendment) Act 1983.~~
~~"1990 Act"~~	~~means the Companies Act 1990.~~
"address"	includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
"Articles" or "Articles of Association"	means these articles of association of the Company, as amended from time to time by Special Resolution.
"Assistant Secretary"	means any person appointed by the Secretary from time to time to assist the Secretary.
"Auditors"	means the persons for the time being performing the duties of statutory auditors of the Company.
"Beneficial Owner"	means a person who is the beneficial owner of Shares held in a voting trust or by a Member on such beneficial owner's behalf.
"Board"	means the board of directors for the time being of the Company.

"clear days"	means in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
"Companies Acts"

means the ~~Companies Acts 1963-2012~~ Companies Act 2014, all statutory instruments which are to be read as one with, or construed or read together as one with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

"Company"	means the above-named company.
"Covered Person"	shall have the meaning given to such term in Article ~~182183~~ 183.
"Court"	means the Irish High Court.
"Deferred Shares"	has the meaning given in the Company's Memorandum of Association.
"Delaware-Based Courts"	shall have the meaning given to such term in Article 191~~190~~.
"Directors"	means the directors for the time being of the Company.
"dividend"	includes interim dividends and bonus dividends.
"Dividend Periods"	shall have the meaning given to such term in Article ~~15~~15~~16~~.
~~"electronic communication"~~	~~shall have the meaning given to those words in the Electronic Commerce Act 2000.~~
~~"electronic signature"~~	~~shall have the meaning given to those words in the Electronic Commerce Act 2000.~~
"Exchange"	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.
"Exchange Act"	means the Securities Exchange Act of 1934, of the United States of America.
"IAS Regulation"	means Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards.

"Independent Director"	means a person recognised as such by the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange or the Companies Acts.
"Member"	means a person who has agreed to become a member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.
"Memorandum"	means the memorandum of association of the Company as amended from time to time by Special Resolution.
"month"	means a calendar month.
"officer"

means any executive of the Company that has been designated by the Company the title "officer" and for the avoidance of doubt does not have the meaning given to such term under the ~~1963~~ Companies Acts.

"Ordinary Resolution"	means an ordinary resolution of the Company's Members within the meaning of ~~section 141 of~~ the ~~1963~~Companies Acts.
"Ordinary Shares"	has the meaning given in the Company's Memorandum of Association.
"paid-up"	means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.
"Preferred Shares"	has the meaning given in the Company's Memorandum of Association.
"proceeding"	shall have the meaning given to such term in Article ~~182~~183~~3~~.
"Redeemable Shares"	means redeemable shares in accordance with ~~section 206 of~~ the ~~1990~~ Companies Acts.
"Register of Members"

means the register of members of the Company maintained by or on behalf of the Company, in accordance with the Companies Acts and includes (except where otherwise stated) any duplicate Register of Members.

"registered office"	means the registered office for the time being of the Company.

"Remote Communication"	shall have the meaning given to such term in Article ~~72~~ 72~~733~~.
"Seal"	means the seal of the Company, if any, and includes every duplicate seal.
"Secretary"

means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board to perform the duties of secretary of the Company.

"Share" and "Shares"	means a share or shares in the capital of the Company.
"Special Resolution"	means a special resolution of the Company's Members within the meaning of ~~section 141 of~~ the ~~1963~~Companies Acts.
(2)
In the Articles:

  (a)
  words importing the singular number include the plural number and vice-versa;

  (b)
  words importing the masculine gender include the feminine gender;

  (c)
  words importing persons include corporations;

  (d)
  "written" and "in writing" include all modes of representing or reproducing words in visible form, including electronic communication;

  (e)
  references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

  (f)
  any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

  ~~(g)~~
  ~~reference to "officer" or "officers" in these Articles means any executive that has been designated by the Company as an "officer" and, for the avoidance of doubt, shall not have the meaning given to such term in the 1963 Act and any such officers shall not constitute officers of the Company within the meaning of Section 2(1) of the 1963 Act.~~

  ~~(h)~~(g)
  headings are inserted for reference only and shall be ignored in construing these Articles; and

  ~~(i)~~(h)
  references to US$, USD, or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

3.
The authorised share capital of the Company is €40,000 and US$13,500 and consists of (a) 40,000 Deferred Shares of €1.00 each, (b) 1,250,000,000 Ordinary Shares of US $0.00001 each and (c) 100,000,000 undesignated Preferred Shares of US $0.00001 each.

4.
Subject to the Companies Acts and the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be issued on a pro rata basis to each holder of an Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

5.
Upon approval of the Board, such number of Ordinary Shares, or other Shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other Shares or securities of the Company.

6.
All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue, save in accordance with ~~sections 26(5) and 28 of the 1983~~the Companies Acts, and so that, in the case of Shares offered to the public for subscription, the amount payable on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon, and shall be non-assessable.

7.
Subject to the provisions of ~~Part XI of~~ the ~~1990~~Companies Acts and the other provisions of this Article 7, the Company may:

  (a)
  pursuant to ~~section 207 of~~ the Companies ~~1990~~ Acts, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

  (b)
  redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them; or

  (c)
  pursuant to ~~section 210 of~~ the ~~1990~~Companies Acts, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in ~~section 210(4) of~~ the ~~1990~~Companies Acts.

    ~~The Directors are, for the purposes of section 20 of the 1983 Companies Acts, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 20Companies Acts) up to the amount of Company's authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares purchased by the Company pursuant to the provisions of Part XI of the 1990Companies Acts and held as treasury shares and this authority shall expire five years from the date of adoption of these Articles.~~

~~8.~~
~~In addition to the Directors, relevant securities may be allotted also by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.~~

~~9.~~
~~The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983Companies Acts to allot equity securities within the meaning of the said section 23Companies Acts for cash pursuant to the authority conferred by Article as if section 23(1) of the said 1983Companies Acts did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by Article had not expired.~~

~~10.~~8.
~~109A.~~ The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of ~~or in connection with~~ a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by ~~section 60 of~~ the ~~1963~~Companies Acts.

ORDINARY SHARES

~~11.~~9.
The holders of the Ordinary Shares shall be:

  (a)
  entitled to dividends on a pro rata basis in accordance with the relevant provisions of these Articles;

  (b)
  entitled to participate pro rata in the total assets of the Company in the event of the Company's winding up; and

  (c)
  entitled, subject to the right of the Company to set record dates for the purpose of determining the identity of Members entitled to notice of and/or vote at a general meeting, to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

~~12.~~10.
~~An~~ Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Companies Acts, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such Shares or interest in Shares by the Company shall constitute the redemption of a Redeemable Share in accordance with ~~Part XI of~~ the ~~1990~~Companies Acts.

~~13.~~11.
The holders of the Ordinary Shares shall not be entitled~~, unless the Board resolves otherwise (either generally or in any particular case or cases),~~  to receive a share certificate in respect of any Ordinary Shares, unless so requested in accordance with the Companies Acts.

~~14.~~12.
All Ordinary Shares shall rank pari passu with each other in all respects.

DEFERRED SHARES

~~15.~~13.
~~13A.~~ The Deferred Shares (i) do not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote and speak at any meeting of the members of the Company in respect of those shares, and (ii) confer the right on a return of capital, on a winding up or otherwise, only to repayment of the nominal amount paid up on the Deferred Shares but only after repayment of the Ordinary Shares and any Preferred Shares of the Company in full.

 PREFERRED SHARES

~~16.~~14.
Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

~~17.~~15.
Authority is hereby granted to the Board, subject to the provisions of the Memorandum, these Articles and applicable law to issue all or any of the authorized unissued Preferred Shares, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members providing for the issue of such series:

  (a)
  the number of Preferred Shares to constitute such series and the distinctive designation thereof;

  (b)
  the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("Dividend Periods"), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

  (c)
  whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

  (d)
  the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;

  (e)
  the voting power, if any, of the Preferred Shares of such series;

  (f)
  transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and

  (g)
  such other terms, conditions, special rights and provisions as may seem advisable to the Board.

  Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Companies Acts, the Memorandum and these Articles.

~~18.~~16.
No dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

~~19.~~17.
If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (i) are entitled to a preference over the holders of the Ordinary Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

ISSUE OF WARRANTS

~~20.~~18.
The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

~~21.~~19.
Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system, or unless so requested in accordance with the Companies Acts, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for all his Shares of each class held by him (nor on transferring a part of holding, to a certificate for the balance).

~~22.~~20.
Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

~~23.~~21.
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

~~24.~~22.
The Company shall maintain or caused to be maintained a Register of its Members in accordance with the Companies Acts.

~~25.~~23.
If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Acts.

~~26.~~24.
The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Acts.

~~27.~~25.
The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

~~28.~~
~~All transfers of Shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.~~

~~29.~~
~~The instrument of transfer shall be executed by or on behalf of the transferor. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor provided that in the case of execution by facsimile signature by or on behalf of a transferor, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.~~

26.
  ~~(2)~~
  ~~(1)~~ The instrument of transfer, which shall be in such form as the Board may approve, of any Share may be executed for and on behalf of the transferor by the Secretary, ~~or~~ an Assistant Secretary, ~~and~~ or any such person that the Secretary or Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary, ~~or~~ Assistant Secretary or the relevant nominee as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of ~~section 81 of~~ the ~~1963~~Companies Acts. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

  (1)

  ~~(3)~~(2)
  ~~(2)~~ The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company's lien shall extend to all dividends paid on those Shares.

    ~~(4)~~(3)
    ~~(3)~~ Notwithstanding the provisions of these Articles and subject to any regulations made under ~~section 239 of~~ the ~~1990~~Companies Acts, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with ~~section 239 of~~ the ~~1990~~Companies Acts or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

~~30.~~27.
The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share which is not fully paid. The Board may also, in its absolute discretion, and without assigning any reason for its decision, refuse to register a transfer of any Share unless:

  (a)
  the instrument of transfer is duly stamped (if required by law) and lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates ~~(which shall upon registration of the transfer be cancelled)~~ and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

  (b)
  the instrument of transfer is in respect of only one class of Shares;

  ~~(c)~~
  ~~the instrument of transfer is properly stamped (in circumstances where stamping is required);~~

  ~~(d)~~(c)
  in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four; and

  ~~(e)~~(d)
  ~~a fee of such maximum amount as the Exchange (if any) may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof~~it is satisfied that all applicable consents, authorisations, permissions, or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorisations, permissions or approvals are required.

~~31.~~28.
If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

~~32.~~29.
The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

~~33.~~30.
Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

~~34.~~31.
Subject to the provisions of the Companies Act and these Articles, the Company may issue Redeemable Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Ordinary Shares shall be effected in accordance with Article 10~~12121211~~ and in such manner as the Company may, by Special Resolution, determine before the issue of the Ordinary Shares and the redemption of Preferred Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preferred Shares.

~~35.~~32.
Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class of Shares pursuant to ~~section 211, of~~ the ~~1990~~Companies Acts, purchase any of its own Shares whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any Shares so purchased or hold them as treasury shares (as defined in ~~section 209 of~~ the ~~1990~~Companies Acts) and may reissue any such Shares as Shares of any class or classes.

~~36.~~33.
The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Acts.

~~37.~~34.
The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

~~38.~~35.
If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

~~39.~~36.
The provisions of these Articles relating to general meetings shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class.

~~40.~~37.
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or be deemed to be varied by a purchase or redemption by the Company of its own

  Shares. The rights of holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

LIEN ON SHARES

~~41.~~38.
The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a Share shall extend to all moneys payable in respect of it.

~~42.~~39.
The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

~~43.~~40.
To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

~~44.~~41.
The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

~~45.~~42.
Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

~~46.~~43.
A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

~~47.~~44.
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

~~48.~~45.
If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Acts) but the Directors may waive payment of the interest wholly or in part.

~~49.~~46.
An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

~~50.~~47.
Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

~~51.~~48.
The Directors, if they think fit, may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

~~52.~~49.
If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

~~53.~~50.
The notice shall name a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

~~54.~~51.
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

~~55.~~52.
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

~~56.~~53.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

~~57.~~54.
A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

~~58.~~55.
A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

~~59.~~56.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

~~60.~~57.
The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

COMMISSION ON SALE OF SHARES

~~61.~~58.
The Company may exercise the powers of paying commissions to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Subject to the provisions of the Companies Acts, such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

~~62.~~59.
The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Acts) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

~~63.~~60.
In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

~~64.~~61.
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

~~65.~~62.
If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

~~66.~~63.
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;
CHANGE OF LOCATION OF REGISTERED OFFICE; AND
ALTERATION OF CAPITAL

~~67.~~64.
The Company may by Ordinary Resolution:

  (a)
  increase the share capital by such sum and with such rights, priorities and privileges annexed thereto, as such Ordinary Resolution shall prescribe;

  (b)
  consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

  (c)
  by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to ~~section 68(1)(d) of~~ the ~~1963~~Companies Acts, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

  (d)
  cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

  (e)
  subject to applicable law, change the currency denomination of its share capital.

~~68.~~65.
Subject to the provisions of the Companies Acts, the Company may

  (a)
  by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

  (b)
  by Special Resolution reduce its issued share capital and any capital redemption reserve fund or any share premium account.

  (c)
  by resolution of the Directors change the location of its registered office.

 CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

~~69.~~66.
For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of ~~section 121 of~~ the ~~1963~~Companies Acts, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

~~70.~~67.
In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors

~~71.~~68.
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

~~72.~~69.
The Company, in accordance with requirements of the Companies Acts, shall in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Directors (if any) shall be presented.

70.
The Board may whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Acts, proceed to convene a general meeting of the Company. All general meetings other than annual general meetings shall be called extraordinary general meetings. Subject always to ~~section 140 of~~ the ~~1963~~Companies Acts and the necessary Member approvals, all general meetings of the Company may be held at such place, either inside or outside of Ireland, as determined by the Board.

71.
The Board may postpone any general meeting ~~that it has convened~~of the Members (other than a meeting requisitioned under ~~Article 71 of these Articles~~section 178(3) of the Companies Acts or the postponement of which would be contrary to the Companies Acts or any enactment or order of the court) after it has been convened, where the Board in its absolute discretion considers that the reasons for convening the meeting no longer exist or it is, for any reason, not in the company'~~'~~s interests to hold the meeting and such postponement may be expressed to be for a particular period of time or indefinitely.

  (a)
  Where the Board postpones a general meeting ~~in accordance with Article 74~~:

  (i)
  the Company shall cause notice of the postponement to be given in accordance with the Articles to ~~every person who was~~ all Members entitled to ~~receive~~ notice of the meeting before the date for which the meeting was convened;

  (ii)
  no meeting shall be held and no business may be transacted on the date and at the time on which the meeting was originally convened; and

  (iii)
  if and when it is decided to hold the meeting, it shall be convened in accordance with the provisions of these Articles and the Companies Acts.

72.
  (1)
  The Board may, in its sole discretion, determine that any general meeting shall be held outside of Ireland provided that the Company makes, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland. If an annual general meeting of the Company is held outside of the United States, the Company will provide Members and proxies with the ability to access the meeting by Remote Communication (as defined below) for so long as the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act.

  ~~(1)~~(2)
  ~~The~~ Subject to paragraph (1) above, the Board may, in its sole discretion, ~~but subject always to the approval of Members as to the holding of general meeting outside of Ireland as described in Article 71,~~ determine that a general meeting ~~shall not be held at any place, but~~ may ~~instead~~ be held solely by means of remote communication that enables Members and proxies entitled to attend the meeting to listen to the meeting, watch the meeting or both and send questions to the Chairman of the meeting, to be addressed at the meeting, if deemed proper ("Remote Communication") as follows:

  (a)
  if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Members and proxies entitled to attend and vote but not physically present at a meeting of Members may, by means of Remote Communication:

  (i)
  participate in a meeting of Members; and

  (ii)
  be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of Remote Communication.

if authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxy. Any such general meeting shall be deemed to have taken place at the location of the majority of the Board.

~~For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, in the event that any annual general meeting is held outside of the United States of America, the Board shall provide Members and proxies entitled to attend such meeting with access to such meeting by way of Remote Communication.~~

 NOTICE OF GENERAL MEETINGS

73.
Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days notice. Such notice shall state the date, time, place and purposes of the general meeting to which it relates. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

74.
A general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or their proxies.

75.
The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

76.
There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that any proxy need not be a Member of the Company.

77.
The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

78.
In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

79.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also ~~all~~ that is transacted at an annual general meeting, with the exception of ~~declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.~~:

  (a)
  the consideration of the Company's statutory financial statements and the report of the directors and the report of the ~~statutory a~~Auditors on those statements and that report;

  (b)
  the review by the members of the Company's affairs;

  (c)
  the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

    (d)
    the authorisation of the directors to approve the remuneration of the ~~statutory~~ A~~a~~uditors; and

    ~~(a)~~(e)
    the election and re-election of directors.

~~79.~~80.
No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

~~80.~~81.
If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

~~81.~~82.
The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairman of the meeting.

~~82.~~83.
The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

~~83.~~84.
(1) Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

  (i)
  it is proposed by or at the direction of the Board; or

  (ii)
  it is proposed at the direction of the Court; or

  (iii)
  it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with ~~section 132 of~~ the ~~1963~~Companies Acts;

  (iv)
  it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 93~~9293~~ or 94~~9394~~; or

  (v)
  the Chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2)
No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(3)
If the Chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the Chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

~~84.~~85.
Except where a greater majority is required by the Companies Acts or these Articles, any question proposed for consideration at any general meeting of the Company or of any class of Members shall be decided by an Ordinary Resolution.

~~85.~~86.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

  (a)
  the Chairman; or

  (b)
  by at least ~~five~~ three Members present in person or by proxy; or

  (c)
  by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

  (d)
  by a Member or Members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

    Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

~~86.~~87.
Except as provided in Article 89~~8889~~, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

~~87.~~88.
A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

~~88.~~89.
No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

~~89.~~90.
In the case of an equality of votes the Chairman of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

NOMINATIONS OF DIRECTORS

~~90.~~91.
Nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) at a general meeting may only be made (a) pursuant to the Company's notice of meeting pursuant to Article 74~~7374~~ at the recommendation of the Board, (b) by or at the direction of the Board or any authorised committee thereof or (c) by any Member who (i) complies with the notice procedures set forth in Articles 93~~9293~~ or 94~~9394~~, as applicable, (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting and (iii) is present at the relevant general meeting, either in person or by proxy, to present his nomination, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing directors.

~~91.~~92.
For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member's notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company's proxy statement was first released to Members in connection with the prior year's annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the prior year's annual general meeting, notice by the Member of Shares to be timely must be so delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 120th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Member's notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding share capital required to approve or elect the nominee and/or (xi) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee's ability to fulfil his duties as a director.

~~92.~~93.
For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before a general meeting other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member's notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 150th day prior to such general meeting and not later than the 120th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member's notice shall set forth the same information as is required by provisions (a) and (b) of Article 93~~929293~~.

~~93.~~94.
Unless otherwise provided by the terms of any series of Preferred Shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 93~~929293~~ and 94~~939394~~ shall be eligible to serve as directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with Articles 93~~929293~~ and 94~~939394~~, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

~~94.~~95.
Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his name in the Register of Members.

~~95.~~96.
In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

~~96.~~97.
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

~~97.~~98.
No Member shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting.

~~98.~~99.
No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

~~99.~~100.
Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

PROXIES

~~100.~~101.
The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Articles under this heading of "PROXIES".

~~101.~~102.
(1)    Every Member ~~or Beneficial Owner~~ entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form consistent with the Companies Acts which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

    (2)
    Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member. A proxy need not be a Member of the Company. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if not such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Acts, if not so delivered the appointment shall not be treated as valid.

~~102.~~103.
The instrument appointing a proxy ~~may~~ shall be in ~~any usual or common~~the form prescribed by the Companies Acts and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

~~103.~~104.
Subject to the foregoing, a Member may appoint a proxy by means of an "omnibus" or "enduring" proxy with or without a power of substitution. Such "omnibus" or "enduring" proxy may provide that all persons who appear in a specified register maintained by the Depositary Trust Company ("DTC") (each a "specified holder") may act as proxy for so long as the name of the specified holder appears in the specified DTC register in respect of the relevant number of shares which appear opposite the name of the specified holder in the DTC register from time to time in respect of all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Member may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Member's proxy in respect of all meetings of the Company.

CORPORATE MEMBERS

~~104.~~105.
Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

 DIRECTORS

~~105.~~106.
(1)    There shall be a Board consisting of not less than two or more than twelve persons, provided however that the Company may from time to time by Ordinary Resolution increase or reduce the upper limit. So long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

~~(2)~~	If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors ~~which~~ who receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. lf, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

REMUNERATION OF DIRECTORS

~~106.~~107.
The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

~~107.~~108.
The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

~~108.~~109.
The Board may approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also legal counsel to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

 NO MINIMUM SHAREHOLDING

~~109.~~110.
No shareholding qualification is required to be held by a Director.

DIRECTORS' ~~AND OFFICERS'~~ INTERESTS

~~110.~~111.
A Director ~~or an officer~~ of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with ~~section 194 of~~ the ~~1963~~Companies Acts, declare the nature of his interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director ~~or officer~~ of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he is or has become so interested or (b) by providing a general notice to the Directors declaring that he is a director ~~or an officer~~ of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

112.
A Director may hold any other office or place of profit under the Company (other than the office of its Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

113.
A Director is expressly permitted (for the purposes section 228(1)(d) of the Companies Acts) to use the property of the Company pursuant to or in connection with the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director's own benefit or for the benefit of another person.

~~111.~~114.
As recognised by section 228(1)(e) of the Companies Acts, the directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the board of directors of the Company.

~~112.~~115.
A Director may act by himself or his firm in a professional capacity for the Company (other than as its Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

~~113.~~116.
A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or ~~other officer or~~ member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager ~~or other officer~~ or member of such other company; provided that he has declared the nature of his position with, or interest in, such company to the Board in accordance with Article 112~~111111112~~.

~~114.~~117.
No person shall be disqualified from the office of Director ~~or from being an officer~~ of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director ~~or officer~~ of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director ~~or officer~~ of the Company holding office or of the fiduciary relation thereby established; provided that:

    (a)
    he has declared the nature of his interest in such contract or transaction to the Board in accordance with Article 112~~111112~~; and

    (b)
    the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

~~115.~~118.
A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he is interested and he shall be at liberty to vote in respect of any contract, transaction or arrangement in which he is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him in accordance with Article 112~~111112~~, at or prior to its consideration and any vote thereon.

~~116.~~119.
For the purposes of Article 112~~111112~~:~~-~~

  (a)
  a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

  (b)
  an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

  (c)
  a copy of every declaration made and notice given under Article 112~~111112~~ shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

~~117.~~120.
Subject to the provisions of the Companies Act, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Board.

~~118.~~121.
In addition to any other duties the Directors may owe to the Company or the Members under applicable law, the Directors shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, they will act in good faith, in a manner that they believe to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of Ireland and the state of Delaware, in the United States of America. A Director, by agreeing to serve, or to continue to serve, on the Board, will be deemed to have agreed to owe the duties to the Company and the Members specified in this Article ~~120~~122~~2~~.

~~119.~~122.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine.

~~120.~~123.
The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

~~121.~~124.
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

~~The Company may exercise the powers conferred by section 41 of the 1963 Act with regard to having an official seal for use abroad and such powers shall be vested in the Directorshave for use in any place abroad, an official seal.~~

MINUTES

~~123.~~125.
The Board shall cause written minutes (whether in electronic form or otherwise) to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD'S POWERS

~~124.~~126.
The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

~~125.~~127.
The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

~~126.~~128.
The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

EXECUTIVE OFFICERS; DUTIES OF OFFICERS

~~127.~~129.
The Board may from time to time appoint one or more Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and such other officers as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles. Such officers need not also be a Director.

~~128.~~130.
Every person appointed to an office under Article ~~129~~130~~1311~~ shall, without prejudice to any claim for damages that such person may have against the Company (or the Company may have against such person for any breach of any contract of service between him and the Company) be liable to be dismissed or removed at any time from such executive office by the Board. A Director appointed to an office under the above Article ~~129~~130~~1311~~ shall ipso facto and immediately cease to hold such executive office if he shall cease to hold the office of Director for any cause.

~~129.~~131.
The Company agrees to require any person who serves as an officer of the Company to agree that, in addition to any other duties such officer may owe to the Company or the Members under applicable law, such officer shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, he will act in good faith, in a manner that he believes to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of the Ireland and the state of Delaware, in the United States of America.

PROCEEDINGS OF DIRECTORS

~~130.~~132.
Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote. In case of an equality of votes, the Chairman shall have a second or casting vote.

~~131.~~133.
Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

~~132.~~134.
A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

~~133.~~135.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office. In no event shall the Board fix a quorum that is less than one-third (1/3) of the total number of Directors or that is less than two Directors.

~~134.~~136.
The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

~~135.~~137.
The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a Chairman of the meeting.

~~136.~~138.
All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

~~137.~~139.
Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman is at the start of the meeting.

~~138.~~140.
A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

VACATION OF OFFICE OF DIRECTOR

~~139.~~141.
The office of a Director shall be vacated:

  (a)
  if he gives notice in writing to the Company that he resigns the office of Director;

  (b)
  if he absents himself from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

  (c)
  if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

  (d)
  if he is found a lunatic or becomes of unsound mind; or

  (e)
  on his being prohibited, restricted or disqualified by any applicable law, or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange, from being a Director.

APPOINTMENT AND REMOVAL OF DIRECTORS

~~140.~~142.
The Company may by Ordinary Resolution appoint any person to be a Director and may by Ordinary Resolution, ~~of which extended notice has been given~~ in accordance with ~~section 142 of~~ the ~~1963~~Companies Acts, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

~~141.~~143.
The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total amount of Directors shall not at any time exceed the number fixed in accordance with these Articles and provided further, that any such Director so appointed shall be approved or removed by a resolution of the Members at the next annual general meeting.

~~142.~~144.
Directors shall hold office for such term as the Members may determine by Ordinary Resolution or, in the absence of such determination, until the next annual general meeting and until their successors are elected and qualified, or until their office is otherwise earlier vacated.

~~143.~~145.
(1)    At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

  (2)
  Every Director shall be eligible to stand for re-election at an annual general meeting.

  (3)
  If a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution or plurality vote in accordance with Article 106 for the re-election of such Director has been defeated.

PRESUMPTION OF ASSENT

~~144.~~146.
A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

~~145.~~147.
The Company may, if the Board so determines, have a Seal which shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

~~146.~~148.
The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word "Securities" and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

149.
A Director, Secretary, Assistant Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Companies Registration Office in Ireland or elsewhere wheresoever.

~~147.~~150.
The Company may have an official seal for use in any place abroad.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

~~148.~~151.
The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

~~149.~~152.
Subject to the Companies Acts, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

~~150.~~153.
The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

~~151.~~154.
No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of ~~Part IV of~~ the ~~1983~~ Companies Acts.

~~152.~~155.
Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

~~153.~~156.
The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him to the Company in relation to the Shares of the Company.

~~154.~~157.
The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

~~155.~~158.
Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company's account in respect of the relevant amount shall be evidence of good discharge of the Company's obligations in respect of any payment made by any such methods.

~~156.~~159.
No dividend or distribution shall bear interest against the Company.

~~157.~~160.
If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

~~158.~~161.
The ~~Company may, upon the recommendation of the Board, by Ordinary Resolution authorise the Board~~ Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any sum standing to the credit of any of the Company's reserve accounts (including, but not limited to, the s~~S~~hare premium account, ~~and~~ the capital redemption reserve and ~~fund~~ the capital conversion reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT; RIGHTS OF INSPECTION

~~159.~~162.
The Directors shall cause the Company to ~~be kept~~keep ~~proper books of~~adequate accounting records, which are sufficient to~~, whether in the form of documents, electronic form or otherwise, that~~:

  (a)
  correctly record and explain the transactions of the Company;

  (b)
  ~~will~~ enable at any time ~~enable the~~ the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

  (c)
  ~~will~~ enable the Directors to ensure that any ~~balance sheet, profit and loss account or income and expenditure account~~ financial statements of the Company and any directors' report, required to be prepared under the Companies Acts, comply~~ies~~ with the requirements of the Companies Acts and, where applicable, Article 4 of the IAS Regulation; and

  ~~(d)~~
  ~~will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and~~

  ~~(e)~~(d)
  ~~will~~ enable ~~the accounts~~ those financial statements of the Company to be ~~readily and properly~~ audited.

~~160.~~163.
~~Books of account~~Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Acts. The Company may send ~~by post, electronic mail or any other means of electronic communication~~ a summary financial statement to its Members or persons nominated by any Member~~. T~~ and the Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies ~~of its full report and accounts or~~the documents required to be sent to Members by the Companies Acts or any summary financial statement or other communications with its Members.

~~161.~~164.
The ~~books of~~ accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

~~162.~~165.
~~Proper books~~Accounting records shall not be deemed to be kept, if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

~~163.~~166.
In accordance with the provisions of the Companies Acts, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

167.
~~A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.~~

  (1)
  The Company may send by post, electronic mail or any other means of electronic communication:

  (a)
  the Company's statutory financial statements,

  (b)
  the directors' report, and

  (c)
  the ~~statutory~~ A~~a~~uditors' report

      and copies of those documents shall also be treated for the purposes of the Companies Acts, as sent to a person where:

        (i)
        the Company and that person have agreed to his or her having access to the documents on a website (instead of being sent to him or her);

        (ii)
        the documents are documents to which that agreement applies; and

        (iii)
        that person is notified, in a manner for the time being agreed for the purpose between that person and the Company, of:

          (A)
          the publication of the documents on a website,

          (B)
          the address of that website, and

          (C)
          the place on that website where the documents may be accessed and how they may be accessed.

    (2)
    The documents listed at 168~~170 66~~(1) (a) to (c) shall be treated as sent to a person not less than 21 days before the date of a meeting if, and only if:

    (a)
    the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

    (b)
    the notification given for the purposes of paragraph (c) is given not less than 21 days before the date of the meeting.

    (3)
    Nothing shall invalidate the proceedings of a meeting where:

    (a)
    any documents that are required to be published are published for a part, but not all, of the 21 day period mentioned above; and

    (b)
    the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the company to prevent or avoid.

      Where copies of documents are sent out pursuant to this Article 168~~66~~ over a period of days, references elsewhere in the Companies Act to the day on which those copies are sent out shall be read as references to the last day of that period.

    ~~(1)~~(4)

 AUDIT

~~164.~~168.
Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

~~165.~~169.
Subject always to the provisions of the Companies Acts, in the event that no such code, rules and regulations referred to in the above Article ~~167~~ 169~~69~~ apply, the appointment of and provisions relating to Auditors shall be in accordance with the following provisions:

  (1)
  The Board may appoint the Auditor of the Company, who shall hold office until removed from office by the Company, and the Board may fix his or their remuneration.

  (2)
  The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

  (3)
  Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

  (4)
  Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next extraordinary general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

~~166.~~170.
Notices shall be in writing (whether in electronic form or otherwise) and shall be given by the Company in accordance with applicable law, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and these Articles.

~~167.~~171.
Except to the extent inconsistent with such company law, code, rules and regulations referred to in the above Article ~~169~~171~~1~~, notice shall be given in accordance with the following provisions:

  (a)
  notices to any Member shall be given either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (where the notice is given by e-mail by sending it to the e-mail address provided by such Member subject to each Members' individual consent to electronic communications being sent to them by the Company), or by publication of an electronic record of it on a website and notification of such publication by post, cable, telex, fax or email as permitted by these Articles.

  (b)
  where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient. Where a notice was published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly published on a website in accordance with and provisions of these Articles.

    (c)
    for the purposes of these Articles and the Companies Acts, any document or notice shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document or notice.

    (d)
    a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

~~168.~~172.
Any requirement in these Articles for the consent of a Member in regard to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company's audited accounts and the Directors' and Auditor's reports thereon shall be deemed to have been satisfied where the Company has written to the Member informing him of its intention to use electronic communication for such purposes and the Member has not within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his consent to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in documented form; provided however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

~~169.~~
~~The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.~~

WINDING UP

~~170.~~173.
If the Company shall be wound up the liquidator may, subject to any sanction required by applicable law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

~~171.~~174.
If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the nominal value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the nominal value of the Shares held by them at the commencement of the winding up. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

~~172.~~175.
(1) In case of a sale by the liquidator ~~under~~ section ~~2~~601 of the ~~1963~~ Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

  (2)
  The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

UNTRACED SHAREHOLDERS

~~173.~~176.
The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that;

  (1)
  for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his address on the Register or other last known address entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

  (2)
  on or after expiry of that period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (1) of Article ~~176~~177~~7~~ is located of its intention to sell such Share or stock; and

  (3)
  the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

  (4)
  if so required by the roles of any securities exchange upon which the Shares in question are listed for the time being, notice has been given to that exchange of the Company's intention to make such sale.

~~174.~~177.
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than Shares of the Company or its holding company if any) as the Directors may from time to time think fit.

~~175.~~178.
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations ("Applicable Escheatment Laws"), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including (but not limited to) transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

~~176.~~179.
The Company may only exercise the powers granted to it in Article ~~177177176~~177 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant Member of the Company.

~~177.~~180.
Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to Article 177~~177176~~ may be executed in accordance with Article ~~27(2)~~26~~27~~(1).

INDEMNITY

~~178.~~181.
Subject to the provisions of and so far as may be admitted by the Companies Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a Director, Secretary or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

~~179.~~182.
To the fullest extent permitted by law, the Company shall indemnify any current or former officer of the Company, or any person who is serving or has served at the request of the Company as an officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (other than any Director and the Secretary of the Company) (each individually, a "Covered Person"), against any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company), to which he was, is, or is threatened to be made, a party or in which he is otherwise involved, (a "proceeding") by reason of the fact that he is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person's duty to the Company, or (b) such Covered Person's conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Acts or to any person holding the office of auditor in relation to the Company.

~~180.~~183.
In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against expenses, including attorneys' fees, but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company, or for conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, unless and only to the extent that the Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Companies Acts or to any person holding the office of auditor in relation to the Company.

~~181.~~184.
To the fullest extent permitted by law, expenses, including attorneys' fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to Articles 183~~183182~~ and 184~~184183~~ shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to these Articles.

~~182.~~185.
Any indemnification under Articles 183~~183182~~ to and including 185~~185184~~ (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Articles 183~~183182~~ or 184~~184183~~, as the case may be. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Company at the time of such determination, (a) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the Members by Ordinary Resolution. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Notwithstanding the provisions of Articles 183~~183182~~ to and including 185~~185184~~, the Company shall be required to indemnify or advance expenses to a Covered Person in connection a proceeding commenced by such Covered Person only if the commencement of such proceeding by such person was authorized by the Board.

~~183.~~186.
It being the policy of the Company that indemnification of the persons specified in Articles 183~~183182~~ and 184~~184183~~ shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by Articles 183~~183182~~ to and including 185~~185184~~ shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the

  Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

~~184.~~187.
The Board may, notwithstanding any interest of the Covered Persons in such action, authorize the Company to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Articles. As used in Articles 182~~182181~~ to and including 188~~188187~~, references to the "Company" include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

FINANCIAL YEAR

~~185.~~188.
The financial year of the Company shall be as prescribed by the Board from time to time.

SALE, LEASE OR EXCHANGE OF ASSETS

~~186.~~189.
(1) The Board may authorise and direct the Company to sell, lease or exchange all or substantially all of its property and assets, including the Company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board in its discretion thinks fit, provided that the Members shall have approved such sale, lease or exchange by Ordinary Resolution, in addition to any other resolution or sanction required by applicable law.

  (2)
  Notwithstanding such resolution or consent to a proposed sale, lease or exchange of the Company's property and assets by the Members, the Board may abandon such proposed sale, lease or exchange without further action by the Members, subject to the rights, if any, of third parties under any contract relating thereto.

  (3)
  For purposes of this Article 190~~190189~~, the property and assets of the Company include the property and assets of any subsidiary of the Company and "subsidiary" means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

  (4)
  Notwithstanding subsection (1) of this Article 190~~190189~~ no resolution by the Members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary.

CONSENT TO JURISDICTION; CHOICE OF LAW

~~187.~~190.
For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company hereby submits to the jurisdiction of the courts of the state of Delaware, in the United States of America and to the jurisdiction of the United States District Court for the District of Delaware in the United States of America and the appellate courts having jurisdiction thereover (each, a "Delaware-Based Court"), for the purposes of any action, suit or proceeding brought by or on behalf of any Member or Beneficial Owner with respect to his rights as a Member or Beneficial Owner, or in relation to claims brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company. The Company waives any right to challenge personal jurisdiction when sued in these courts. The Company further agrees that if sued in these jurisdictions, it will agree to the application of that court's rules of procedure and will not argue, under choice of law principles, that procedural rights granted by the laws of Ireland should be applied in these fora.

~~188.~~191.
For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall appoint and maintain an authorised agent in the state of Delaware, in the United States of America, to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in the state of Delaware.

~~189.~~192.
For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

  (a)
  maintain unencumbered assets in the United States of America, which assets may include equity or debt investments in U.S. companies, with a book value in excess of fifty million U.S. dollars ($50,000,000), and will deliver, or cause to be delivered, to the Secretary of State of the State of Delaware an opinion of an attorney licensed in the United States of America that judgments rendered against the Company may be satisfied by using these assets;

  (b)
  post a bond or similar security with a Delaware—Based court in an amount of at least fifty million U.S. dollars ($50,000,000); or

  (c)
  purchase and maintain insurance on behalf of its Directors and officers of the Company, against any liability asserted against them and incurred by them in any such capacity, in an amount of at least fifty million U.S. dollars ($50,000,000), and in the event that any action, suit or proceeding of the type described in Article ~~191190~~191 is brought against the Company in any Delaware-Based Court, the Company will provide a notice to such court specifying with which of the three foregoing provisions of this Article ~~193192~~193 the Company has complied.

193.
For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, in relation to any action, suit or proceeding against the Company brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company in any Delaware-Based Court, the Company hereby agrees that the law of the forum in which such action, suit or proceeding is brought, not the law of Ireland, will govern the sufficiency of the pleadings and such Member's or Beneficial Owner's standing to bring such action, suit or proceeding.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of Shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of Shares taken by each subscriber
For and on behalf of Seagate Technology P.O. Box 309, Ugland House, Grand Cayman KY1-1104 Cayman Island	Thirty nine thousand nine hundred and ninety four Ordinary Shares
Corporate Body
Stephen J. Luczo Address kept with the Company's records. Chairman, President and CEO	One Ordinary Share
Patrick J. O'Malley III Address kept with the Company's records. Executive Vice President and CFO	One Ordinary Share
Robert W. Whitmore Address kept with the Company's records. Executive Vice President and CTO	One Ordinary Share
Kenneth M. Massaroni Address kept with the Company's records. Senior Vice President, Corporate Secretary and General Counsel	One Ordinary Share
Stephen P. Sedler Address kept with the Company's records. Senior Vice President and Assistant Secretary	One Ordinary Share
David H. Morton Jr. Address kept with the Company's records. Vice President, Treasurer and Principal Accounting Officer	One Ordinary Share

Dated the 21 day of January 2010

Witnesses to the above signatures:

Georgia Brint 920 Disc Drive, Scotts Valley CA 95066, USA	Saralyn D. Brown 920 Disc Drive, Scotts Valley CA 95066, USA	Robert Wenner 1280 Dis Drive, Shakopee, MN 55379, USA
Demetrios N. Mavrikis 920 Disc Drive, Scotts Valley CA 95066, USA	Jenny Wood 920 Disc Drive, Scotts Valley CA 95066, USA	Kevin Cope 920 Disc Drive, Scotts Valley, CA 95066 USA

 Companies Acts, 1963 to 2014~~2~~

MEMORANDUM AND ARTICLES OF
ASSOCIATION
OF

SEAGATE TECHNOLOGY
PUBLIC LIMITED COMPANY

 Appendix E

APPENDIX E

Part I

Summary of Optional Provisions in the Companies Act 2014 from which the Company Proposes to Opt-Out

Sections of the Companies Act 2014 from which the Company proposes to opt-out	Relevant section of current Articles of Association	Company's reason for opting-out of the section
43(2) and 43(3)	126 and 149 to 151	Sections 43(2) and (3) deal with the use of the common seal of a company. We propose to opt-out of these sections as equivalent provisions for the use of the Company's common seal are set out in Article 149 to 151 and in Article 126, which is being amended accordingly and moved to a new Article 150.
65(2) to 65(7)	N/A
Sections 65(2) to 65(7) deal with the power of a company to convert shares into stock and reconvert stock into shares. We propose to opt-out of these sections as they are not contemplated in the Company's existing Articles of Association and the intention is to preserve the status quo.
66(4)	7 and 32	Section 66(4) deals with the allotment of redeemable shares. We propose to opt-out of this section as such matter is already provided for in Article 7 and Article 32.
77 to 81	39 to 58
Sections 77 to 81 deal with the making of calls in respect of unpaid amounts due on shares issued by a company, liens on shares and forfeiture of shares. We propose to opt-out of these sections as such matters are already provided for in Articles 39 to 58.
94(8)	27
Section 94(8) deals with the instrument of transfer for shares and the regulation of such instruments under the Stock Transfer Act 1963. We propose to opt-out of this section as such matter is already provided for in Article 27.
95(1)	28 to 31	Section 95(1) deals with restrictions on the transfer of shares. We propose to opt-out of this section as such matter is already provided for in Articles 28 to 31.

Sections of the Companies Act 2014 from which the Company proposes to opt-out	Relevant section of current Articles of Association	Company's reason for opting-out of the section
96(2) to 96(11) and 97(3)	61 to 64	Sections 96(2) to 96(11) and 97(3) deal with transmission of shares in a company. We propose to opt-out of these sections as such matter is already provided for in Articles 61 to 64.
124 and 125	152 to 161	Sections 124 and 125 deal with the declaration and payment of dividends by a company. We propose to opt-out of these sections as such matters are already provided for in Articles 150 to 159.
126	162	Section 126 deals with the capitalisation of a company's reserves for the purposes of making bonus issues of shares. We propose to opt-out of this section and Article 160 is being amended accordingly.
144(3)	107 and 144 to 147	Section 144(3) deals with the appointment of directors. We propose to opt-out of this section as such matter is already provided for in Article 107 and Articles 144 to 147.
148(2)	143	Section 148(2) deals with how the office of a director may be vacated before the end of the appointed term. We propose to opt-out of this section as such matter is already provided for in Article 143.
157 to 165 (excluding 161(7) which is not applicable to the Company)	121 to 126 and 128 to 142
Sections 157 to 165 deal with a board's power of management and delegation, the appointment of a managing director, the establishment of board committees, matters relating to board procedure and the appointment of alternate directors. We propose to opt-out of these sections as such matters are already provided for in Articles 121 to 126 and Articles 128 to 142.
178(1) and (2)	N/A
Section 178(1) and (2) deal with the convening of extraordinary general meetings by shareholders. We propose to opt-out of these sections as such matter is not contemplated in the Company's existing Articles of Association and the intention is to preserve the status quo.

Sections of the Companies Act 2014 from which the Company proposes to opt-out	Relevant section of current Articles of Association	Company's reason for opting-out of the section
180(5), 181(1) and 181(6)	74 to 79	Sections 180(5), 181(1) and 181(6) deal with how notices of general meetings are given, the timing of such notices and who is entitled to receive such notices. We propose to opt-out of these sections as such matter is already provided for in Articles 74 to 79.
182(2), (4) and (5)	81 and 82
Sections 182(2), (4) and (5) deal with the quorum requirements for a general meeting of a company. We propose to opt-out of these sections as such matters are already provided for in Articles 81 and 82.
183(3)	102	We propose to opt-out of Section 183(3) as the appointment of multiple proxies is already provided for in Article 102.
183(6)	103(2)
Article 103(2) is being amended to cater for changes introduced by sections 183 and 184 of the Companies Act 2014 relating to the time and place for delivery of proxies. Article 103(2) is being amended to provide that an instrument or other form of communication appointing a proxy may be returned to the address or addresses stated in the notice of meeting by such time as may be specified in the notice of meeting, or (if no such time is specified) at any time prior to the holding of the relevant meeting at which the appointee proposes to vote, and subject to the Companies Act 2014, if not so delivered the appointment shall not be treated as valid.
186(c)	80	Section 186(c) deals with certain aspects of the business of the annual general meeting. We propose to opt-out of this section and Article 80 is being amended accordingly.
187 and 188	81 to 91
Sections 187 and 188 deal with the conduct of general meetings and voting at such meetings. We propose to opt-out of these sections as provision for such matters are already provided for in Articles 81 to 91.
218(1), 218(3), 218(4) and 218(5)	171 to 173	Sections 218(1), (3), (4) and (5) deal with the service of notice on members of a company. We propose to opt-out of these sections as such matter is already provided for in Articles 171 to 173.

Sections of the Companies Act 2014 from which the Company proposes to opt-out	Relevant section of current Articles of Association	Company's reason for opting-out of the section
229(1), 230 and 1113	112 to 120	Sections 229(1), 230 and 1113 deal with potential conflicting interests of directors. We propose to opt-out of these sections such matters are provided for in Articles 112 to 120.
338(5), 338(6) and 339(7)	New Article 168
Sections 338(5) and (6) and 339(7) deal with delivery of financial statements via the website of a company. We propose to opt-out of these sections and such matter will be provided for in a new Article 168.
618(1)(b)	174 to 176	Section 618(1)(b) deals with the distribution of property on a winding up of a company. We propose to opt-out of this section as such matter is already provided for in Articles 174 to 176.
620(8)	161	Section 620(8) stipulates the timeframe for claiming dividends. We propose to opt-out of this section as such matter is already provided for in Article 161.
1090	107 and 144 to 147	Section 1090 deals with the rotation of directors. We propose to opt-out of this section as such matter is provided for in Article 107 and Articles 144 to 147.
1092	108 to 110	Sections 1092 deals with the remuneration of directors. We propose to opt-out of this section as this matter is already provided for in Articles 108 to 110.

 Part II

Summary of Optional Provisions in the Companies Act 2014 From Which the Company Does Not Propose to Opt-Out

Sections of the Companies Act 2014 from which the Company does not propose to opt-out	Reason the Company does not propose to opt-out of the section
83 and 84	Sections 83 and 84 are being retained as they contain the powers necessary for a company to implement capital reductions and capital variations under the Companies Act 2014.

 Part III

Summary of other amendments being made relating to the passing of the Companies Act 2014 or for administrative or housekeeping reasons

Amendment	Reason for amendment
All references to the old Irish company law statutes, which were repealed when the Companies Act 2014 became effective on June 1, 2015 are replaced by references to the Companies Act 2014	To ensure that our Memorandum and Articles of Association are consistent with the statutory references in the Companies Act 2014.
Moving the subscription clause from the end of our memorandum of association to the end of our articles of association	As provided for in Schedule 9 of the Companies Act 2014, the subscription clause is being moved from the end of our memorandum of association to the end of our articles of association.
Deletion of clause 4(1)(e) of the memorandum of association	Clause 4(1)(e) is being deleted as it is an historic power and no longer required by the Company.
Amendment to Article 2(1)	The definition of "Auditors" in Article 2(1) is being amended to refer to "statutory auditor" to ensure consistency with the terminology of the Companies Act 2014.
Deletion of Article 8 and Article 9
Articles 8 and 9 are being deleted as they concern the authority of our Board to allot shares and the disapplication of statutory pre-emption rights as the renewal of those authorities is now sought on a regular basis outside of our Articles of Association at our annual general meetings.
Amendment to Article 9A	Article 9A is being amended to ensure consistency with the provisions of the Companies Act 2014.
Amendment to Article 12	Article 12 is being updated to ensure the Company can effect acquisitions of its own shares in accordance with the provisions of the Companies Act 2014.
Amendments to Article 12 and Article 19	Articles 12 and 19 are being amended to reflect the provisions of section 99(7) of the Companies Act 2014 which provides that a shareholder shall be entitled to request a share certificate.
Amendment to Article 27 and Article 28
Articles 27 and 28 are being amended to allow other persons nominated by the Secretary or Assistant Secretary to prepare, execute and deliver instruments of transfer on behalf of a transferor, as provided by the Companies Act 2014.
New Article 71
The proposed new Article 72 will allow the Board to postpone any general meeting of the Company (which has been called by the Board) for a particular period or indefinitely before the meeting actually takes place.

Amendment	Reason for amendment
Amendment to Article 72 and Deletion of Article 73	Article 72 is being amended to reflect the position under the Companies Act 2014 in respect of holding general meetings outside Ireland. Article 73 has been deleted and its provisions in respect of meetings held outside of the United States are being included in Article 72.
Amendment to Article 80
Article 80 is being updated in order to ensure that it is consistent with section 186 of the Companies Act 2014 (which codifies and updates the common law position as to what constitutes the ordinary business of an annual general meeting) while still reflecting what the Company usually regards as ordinary business.
Amendment to Article 87
The Companies Act 2014 introduces a mandatory provision which provides that a demand for a poll may be made by "at least three members present in person or by proxy" and Article 87 is being amended accordingly.
Amendment to Article 103(1) and Article 104	The Companies Act 2014 now specifies a form of instrument of proxy, therefore this Article now states that the form of instrument of the proxy as being "consistent with the Companies Acts".
Amendments to Articles 112, 117 and 118
Articles 112 to 120 apply to directors and officers (being any executive of the Company that is being designated by the Company the title "officer" and for the avoidance of doubt does not have the meaning given to such term under the Companies Act). Only the directors of a company are required to declare their interest in contracts made by the Company. Articles 112, 117 and 118 have therefore been amended to reflect the current position under the Companies Act 2014.
New Article 114
Section 228(1)(d) of the Companies Act 2014 codifies the common law restriction on the use of company property by directors save to the extent permitted by a company's constitution. A new Article 114 is being adopted so that our directors may continue to use Company property pursuant to or in connection with the exercise of performance of their duties, functions and powers as directors or employees; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorized by our Board from time to time.

Amendment	Reason for amendment
New Article 115	Sections 228(1)(e) and 228(2) of the Companies Act 2014 codify the common law rules on directors fettering their independent judgement and the new Article 115 makes it clear that section 228(1)(e) will not restrict anything which may be done by our directors in accordance with the prior authorization of our Board.
Amendment to Article 125	Article 125 is being amended to provide that written minutes of the Board in respect of the matters set out may be in electronic form or otherwise.
Amendment to Article 144
The words "of which extended notice has been given" is being removed in Article 144 as "extended" notice is not a term used in the Companies Act 2014 in relation to the removal of directors (it was a term used in the statute replaced by the Companies Act 2014).
Amendments to Articles 163 to 167 in addition to a new Article 168 and deletion of Article 172
Articles 163 to 167 are being amended and an additional Article 168 is being added to take account of the new requirements regarding the maintenance of accounting records set out in the Companies Act 2014.

Appendix F

Plurality Voting in Contested Elections and Board Size Amendments to Articles of Association

Note: the amendments set out in this Appendix F are reflected as a comparison to the Articles of Association of the Company as of the date of this proxy statement. Additional amendments will be made to the provisions of the Articles of Association included in this Appendix if shareholders approve Proposals 5A and 5B.

Part A—Plurality Voting in Contested Election Amendments

106.
(1)
There shall be a Board consisting of not less than two or more than twelve persons, provided however that the Company may from time to time by Ordinary Resolution increase or reduce the upper limit. So long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

(2)
If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. lf, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

(3)
The Company at the annual general meeting in each year or the Company at any extraordinary general meeting called for the purpose may appoint any eligible person as a Director. Each Director shall be elected by an Ordinary Resolution at such meeting, provided that if, as of, or at any time prior to, 120 days in advance of the anniversary of the immediately preceding annual general meeting (or, if the annual general meeting is changed by more than 30 days from the anniversary of the immediately preceding annual general meeting, as of, or at any time prior to the later of the 120th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made) the number of Director nominees exceeds the number of Directors determined by the Board in accordance with this article (a "contested election"), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

F-1

  ~~(2)~~(4)
  For the purposes of this article 106(3), "elected by a plurality" means the election of those Director nominees, equal in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes in the contested election.

145.
(1)
At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution or plurality vote in accordance with article 106 at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

(2)
Every Director shall be eligible to stand for re-election at an annual general meeting.

(3)
If a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution or plurality vote in accordance with article 106 for the re-election of such Director has been defeated.

Part B—Board Size Amendments

106.
(1)
There shall be a Board consisting of not less than two or more than twelve persons and the number of directors shall be determined by the Board, provided however that the Company may from time to time by Ordinary Resolution increase or reduce the upper limit. So long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

(2)
If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. lf, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

F-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on October 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SEAGATE TECHNOLOGY PLC 38/39 FITZWILLIAM SQUARE DUBLIN 2, IRELAND ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials, including notices of shareholder meetings, electronically in future years. SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on October 16, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by October 16, 2016. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E13293-P81659 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SEAGATE TECHNOLOGY PLC (the "Company") The Board of Directors recommends you vote FOR the following proposals: Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. 1. Election of Directors Nominees: For ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Stephen J. Luczo For ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! 5. To ratify, in an advisory, non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors' remuneration. To amend the Company’s Articles of Association to make certain administrative amendments. (Special Resolution) To amend the Company’s Memorandum of Association to make certain administrative amendments. (Special Resolution) To amend the Company’s Articles of Association to provide for a plurality voting standard in the event of a contested director election. (Special Resolution) To amend the Company’s Articles of Association to grant the Board sole authority to determine its size. (Special Resolution) To grant the Board the authority to issue shares under Irish law. 1b. Frank J. Biondi, Jr. 6A. 1c. Michael R. Cannon 6B. 1d. Mei-Wei Cheng 7A. 1e. William T. Coleman 7B. 1f. Jay L. Geldmacher 8. 1g. Dr. Dambisa F. Moyo 9. To grant the Board the authority to opt-out of statutory pre-emption rights under Irish law. (Special Resolution) 1h. Dr. Chong Sup Park 10. To determine the price range at which the Company can re-allot shares that it holds as treasury shares. (Special Resolution) 1i. Stephanie Tilenius You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. 1j. Edward J. Zander 2. To approve, in an advisory, non-binding vote, the compensation of the Company's named executive officers. To approve an amendment and restatement of the Seagate Technology plc 2012 Equity Incentive Plan to increase the number of shares available for issuance. To approve the Rules of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan for Share Awards Granted to Participants in France. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting. 3. Yes ! No ! 4. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice and Proxy Statement, Form 10-K and Irish Statutory Financial Statements for Fiscal Year 2016 are available at www.proxyvote.com. E13294-P81659 SEAGATE TECHNOLOGY PLC Annual General Meeting of Shareholders October 19, 2016 9:30 AM Local Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) C.S. Park and Regan J. MacPherson, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology plc that the shareholder(s) is/are entitled to vote at the 2016 Annual General Meeting of Shareholders, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting of Shareholders and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2016 Annual General Meeting of Shareholders, C.S. Park and Regan J. MacPherson, or each of them, shall be entitled to vote the undersigned's shares, as designated on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5, 6A, 6B, 7A, 7B, 8, 9 AND 10, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE The signer(s) hereby acknowledge(s) receipt of the Notice of the 2016 Annual General Meeting of Shareholders and accompanying proxy statement. Continued and to be signed on reverse side V.1.1